Exhibit 2

Documento di Economia e Finanza

2022
Minstero dell’Economica e delle Finanze	Sezione I Programma di Stabilità

Documento di Economia e Finanza

2022

Sezione I Programma di Stabilità

Presentato dal Presidente del Consiglio dei Ministri

Mario Draghi

e dal Ministro dell’Economia e delle Finanze

Daniele Franco

Minstero dell’Economica e delle Finanze	Deliberato dal Consiglio dei Ministri il 6 aprile 2022

PREMESSA
Nel 2021 l’economia italiana ha messo a segno un buon recupero, con una crescita del PIL pari al 6,6 per cento in termini reali e una discesa del deficit e del debito della Pubblica amministrazione (PA) in rapporto al PIL più accentuata del previsto, rispettivamente al 7,2 per cento e al 150,8 per cento del PIL (dal 9,6 per cento di deficit e 155,3 per cento di debito del 2020).
La crescita del PIL registrata in corso d’anno dall’Italia (quarto trimestre 2021 su quarto trimestre 2020) è risultata la più elevata tra quella delle grandi economie europee, grazie anche alle politiche adottate dal Governo per sostenere famiglie e imprese e al successo della campagna di vaccinazione anti-Covid.
Negli ultimi mesi dell’anno, il quadro economico si è deteriorato, non solo per l‘impennata dei contagi da Covid-19 causata dalla diffusione della variante Omicron, ma anche per l’eccezionale aumento del prezzo del gas naturale, che ha trainato al rialzo le tariffe elettriche e i corsi dei diritti di emissione (ETS). La conseguente crescita del tasso di inflazione, comune a tutte le economie avanzate, seppure con diversa intensità, ha portato le principali banche centrali a rivedere l’orientamento della politica monetaria in direzione restrittiva o, nel caso della Banca Centrale Europea, a segnalare l’approssimarsi di tale inversione di tendenza. Conseguentemente, i tassi di interesse sono saliti e il differenziale del rendimento sui titoli di Stato italiani nei confronti di quello sul Bund tedesco si è allargato. Le prospettive di crescita, sebbene riviste lievemente al ribasso, prima dello scoppio della guerra restavano comunque ampiamente favorevoli.
A febbraio, facendo seguito a una escalation militare, la Russia ha avviato la sua invasione dell’Ucraina, alla quale l’Unione Europea (UE), il G7 e numerosi altri Paesi hanno risposto con una serie di sanzioni economiche. Agli eventi bellici è conseguita un’ulteriore impennata dei prezzi dell’energia, degli alimentari, dei metalli e di altre materie prime e si è accentuata la flessione della fiducia di imprese e famiglie. In Italia, a marzo l’inflazione al consumo è salita al 6,7 per cento e anche l’inflazione di fondo (al netto dei prodotti energetici e alimentari freschi), seppure assai più moderata, ha raggiunto il 2 per cento.
A fronte di questi sviluppi, le prospettive di crescita dell’economia appaiono oggi più deboli e assai più incerte che a inizio anno. Nell’aggiornamento della previsione ufficiale del presente documento, il peggioramento del quadro economico è determinato dall’andamento delle variabili esogene - dai prezzi dell’energia ai tassi d’interesse, dal tasso di cambio ponderato dell’euro alla minor crescita prevista dei mercati di esportazione dell’Italia. Tali variabili sono oggi tutte meno favorevoli di quanto fossero in settembre, in occasione della pubblicazione della precedente previsione ufficiale nella Nota di Aggiornamento del DEF (NADEF).
Anche in conseguenza di un livello di partenza del PIL trimestrale più elevato a fine 2021 rispetto a quanto precedentemente stimato, nonché dell’impatto

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economico del conflitto e delle sanzioni imposte nei confronti della Russia, la previsione tendenziale di crescita del PIL per quest’anno scende dal 4,7 per cento dello scenario programmatico della NADEF al 2,9 per cento; quella per il 2023 dal 2,8 per cento al 2,3 per cento, mentre per il 2024 si ha solo una lieve riduzione, dall’1,9 per cento all’1,8 per cento. La previsione per il 2025 viene posta all’1,5 per cento, seguendo l’approccio secondo cui il tasso di crescita su un orizzonte a tre anni converge verso il tasso di crescita ‘potenziale’ dell’economia italiana, attualmente stimato pari all’1,4 per cento. Tale stima presuppone l’attuazione del programma di investimenti e riforme previsto dal Piano Nazionale di Ripresa e Resilienza (PNRR).
Alla luce delle tante incognite dell’attuale situazione, la previsione tendenziale è caratterizzata da notevoli rischi al ribasso. Tra questi spicca la possibile interruzione degli afflussi di gas naturale dalla Russia, che nel 2021 hanno rappresentato il 40 per cento delle nostre importazioni. Sebbene questo rischio sia già parzialmente incorporato negli attuali prezzi del gas e del petrolio, è plausibile ipotizzare che un completo blocco del gas russo causerebbe ulteriori aumenti dei prezzi, che influirebbero negativamente sul PIL e spingerebbero ulteriormente al rialzo l’inflazione. In tale scenario, la crescita media annua del 2022 potrebbe scendere sotto il 2,3 per cento ereditato dal 2021.
Il Governo già dallo scorso anno ha risposto al repentino aumento dei prezzi dei prodotti energetici con misure di contenimento dei costi per gli utenti di gas ed energia elettrica. Gli interventi - attuati in misura rilevante dal terzo trimestre del 2021 - sono stati pari, in termini di indebitamento della PA, a 5,3 miliardi nel 2021 e a 14,7 miliardi per il primo semestre di quest’anno, quando si sono aggiunte misure in favore anche delle grandi imprese, incluse le ‘energivore’, per il contenimento del costo dei carburanti e a beneficio del settore dell’autotrasporto. Si può, inoltre, stimare che per effetto di tali misure l’aumento della bolletta energetica pagata da imprese e famiglie nel primo semestre si riduca di almeno un quarto rispetto a uno scenario senza gli interventi del Governo.
A queste misure si aggiungono ulteriori interventi adottati nei primi mesi dell’anno in favore di specifiche categorie (contributi a fondo perduto e sostegno della liquidità delle imprese), quelli per coprire parte dei costi di Regioni ed enti locali e quelli per il settore della sanità (nel complesso, per ulteriori 4,1 miliardi nel 2022).
Il Governo sta anche operando per una risposta più ampia e strutturale alla crisi energetica, sia con azioni a livello nazionale che con l’attiva partecipazione alla formulazione delle politiche europee. Sul fronte nazionale, di concerto con le imprese del settore, è in corso uno sforzo di ampliamento e diversificazione degli approvvigionamenti di gas tramite un maggior ricorso alle forniture attraverso i gasdotti meridionali, nonché di aumento delle importazioni di GPL e della capacità di rigassificazione. Sarà inoltre promosso un incremento della produzione nazionale di gas naturale e di biometano.
All’impegno del Governo e delle società del settore per diversificare le fonti di approvvigionamento di gas si accompagnano sforzi crescenti per ridurre rapidamente la dipendenza dalle fonti fossili di energia attraverso l’impulso all’istallazione di capacità produttiva di elettricità da fonti rinnovabili. Questa linea è coerente con la recente comunicazione REPowerEU della Commissione europea,

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PREMESSA

la quale pone l’enfasi sullo sviluppo della produzione di biocombustibili e su una politica concertata a livello europeo per l’acquisizione di gas e l’imposizione di livelli minimi di stoccaggio, oltre ad invitare gli Stati membri a contenere i consumi di energia tramite il potenziamento dell’efficienza energetica degli edifici e misure di risparmio, per esempio sulla temperatura degli ambienti interni.
La Commissione propone anche, in linea con la posizione espressa dall’Italia, di rivisitare in chiave migliorativa i meccanismi di funzionamento del mercato del gas e di quello elettrico, senza pregiudicare i principi di trasparenza e concorrenzialità su cui essi poggiano.
L’obiettivo principale nella risposta all’attuale crisi energetica è di accelerare la transizione ecologica assicurando al contempo le forniture di gas, che costituiscono il ponte verso un’economia decarbonizzata e sostenibile, e migliorando i meccanismi di funzionamento e la trasparenza dei mercati dell’energia.
Più in generale, è necessario che la difficile fase che stiamo attraversando non distolga l’attenzione, ma anzi rafforzi l’impegno di tutte le amministrazioni e di tutti i livelli di governo ad attuare efficacemente il Piano Nazionale di Ripresa e Resilienza (PNRR), di cui la transizione ecologica è il capitolo più corposo in termini di investimenti programmati. Il completamento a fine 2021 della prima tappa del PNRR, con l’erogazione dei relativi fondi da parte della Commissione, rappresenta un primo importante risultato.
L’ultimo anno è stato anche caratterizzato da strozzature nei trasporti internazionali e nella logistica, nonché dalla carenza di prodotti d’importanza cruciale nelle moderne filiere industriali quali i semiconduttori. Ne ha particolarmente risentito l’industria dell’auto, che soffre non solo di un’insufficiente disponibilità di componenti elettroniche e dell’incertezza percepita dai consumatori circa la tempistica di dismissione delle auto tradizionali, ma anche delle difficoltà di riconversione della filiera dell’auto convenzionale.
Per quanto riguarda la politica industriale, sono stati destinati nuovi fondi al sostegno dell’industria dell’auto (sia dal lato delle vendite di veicoli non inquinanti che da quello del supporto all’innovazione e alla riconversione della filiera produttiva) e di sostegno agli investimenti dell’industria dei semiconduttori.
Ulteriori provvedimenti saranno emanati in aprile. Ma prima di descrivere quali saranno i prossimi passi, è opportuno considerare quali siano le basi di partenza in termini di finanza pubblica.
Come detto, il 2021 ha registrato un deficit della PA nettamente inferiore alle attese. I dati relativi al fabbisogno di cassa del settore statale indicano che nel primo trimestre dell’anno in corso l’andamento della finanza pubblica è rimasto favorevole. Le nuove proiezioni mostrano disavanzi della PA inferiori a quanto previsto per il 2022-2024 nello scenario programmatico della NADEF, soprattutto per quanto riguarda il 2022. Ciò riflette una dinamica delle entrate tributarie e contributive sostenuta e superiore alle previsioni e una dinamica della spesa sotto controllo. I recenti provvedimenti di calmierazione del costo dell’energia sono stati compensati in modo tale da non influire sull’indebitamento netto.
A fronte di una previsione di deficit tendenziale della PA del 5,1 per cento del PIL quest’anno e in discesa fino al 2,7 per cento del PIL nel 2025, il Governo ha

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deciso di confermare gli obiettivi di deficit nominale della NADEF, con un sentiero che partendo dal 5,6 per cento del PIL quest’anno scende fino al 2,8 per cento nel 2025, creando uno spazio per nuove misure espansive pari a 0,5 punti percentuali di PIL quest’anno, 0,2 nel 2023 e 0,1 nel 2024 e 2025.
Utilizzando tali margini finanziari, il Governo predisporrà un nuovo decreto-legge per ripristinare alcuni fondi che erano stati utilizzati a copertura del recente decreto-legge n.17, integrare le risorse destinate a compensare l’aumento del costo delle opere pubbliche a fronte della dinamica del prezzo dell’energia e delle materie prime, intervenire ancora per contenere il costo dei carburanti e dell’energia. Si appronteranno inoltre strumenti per sostenere le imprese più danneggiate dalle sanzioni nei confronti della Russia e a tale scopo si rifinanzierà anche il fondo di garanzia per le PMI. Infine, ulteriori risorse saranno messe a disposizione per fornire assistenza ai profughi ucraini.
Tenuto conto di queste misure, lo scenario programmatico si caratterizza per una crescita del PIL lievemente più elevata del tendenziale, soprattutto nel 2022 e nel 2023, quando il PIL è previsto crescere, rispettivamente, del 3,1 per cento e del 2,4 per cento, con riflessi positivi sulla crescita dell’occupazione.
Come detto, lo scenario programmatico per l’indebitamento netto è invariato rispetto alla NADEF per quanto riguarda gli anni 2022-2024 e fissa un deficit inferiore al 3 per cento per il 2025. Il sentiero del saldo strutturale è solo lievemente superiore a quello della NADEF a causa di una diversa quantificazione delle misure di carattere temporaneo (one-off) e prevede comunque miglioramenti di tale saldo in ciascuno dei prossimi tre anni, oltre che, più limitatamente, quest’anno. Il rapporto debito/PIL scenderà dal 150,8 per cento del 2021 fino al 141,4 per cento nel 2025.
La decisione di confermare gli obiettivi programmatici di disavanzo fissati in un quadro congiunturale più favorevole testimonia l’attenzione dell’esecutivo verso la sostenibilità della finanza pubblica. Anche in questo momento difficile, in cui la finanza pubblica è chiamata a rispondere a molteplici esigenze di natura sia congiunturale sia strutturale, si conferma la sostenibilità dei conti pubblici. Le proiezioni di più lungo termine mostrano, infatti, che il progressivo miglioramento del saldo di bilancio negli anni successivi al 2025 e la piena attuazione del programma di riforma delineato nel PNRR consentiranno di portare il rapporto debito/PIL al disotto del livello precedente alla crisi pandemica (134,1 per cento) entro la fine del decennio.
Al contempo, per il Governo resta imprescindibile continuare ad operare per promuovere una crescita economica più elevata e sostenibile. Già lo scorso anno, con ripetuti interventi il Governo ha posto le basi per un innalzamento del potenziale di crescita dell’economia. Per gli investimenti pubblici sono stati stanziati fondi per oltre 320 miliardi, affiancando alle risorse previste con il PNRR quelle del Fondo complementare e quelle reperite con la Legge di bilancio per 2022. Sono stati estesi nel tempo, per dare maggiore certezza della programmazione temporale, gli incentivi agli investimenti privati e, in particolare, gli incentivi alla ricerca. Sono stati inoltre creati nuovi strumenti di sostegno alla ricerca di base e applicata.

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PREMESSA

La riforma dell’Irpef e il taglio dell’Irap determinano una riduzione degli oneri fiscali su famiglie e imprese che potrà avere effetti positivi sull’occupazione e sul mercato del lavoro. Inoltre, l’attuazione della riforma dell’Assegno Unico e Universale per i figli, il potenziamento della rete di asili nido, le misure di vantaggio per i giovani che acquistano casa sono esempi della più ampia azione che il Governo sta conducendo a favore delle famiglie e della natalità, anche alla luce delle tendenze demografiche.
L’attuale contingenza non deve farci distogliere l’attenzione dalle politiche strutturali già avviate nei settori strategici della transizione ecologica e digitale, della competitività del sistema economico, della sanità e del welfare, con particolare riguardo all’assetto del sistema pensionistico per il quale, nel pieno rispetto dell’equilibrio dei conti pubblici, della sostenibilità del debito e dell’impianto contributivo del sistema, occorrerà trovare soluzioni che consentano forme di flessibilità in uscita ed un rafforzamento della previdenza complementare. Occorrerà, altresì, approfondire le prospettive pensionistiche delle giovani generazioni.
In conclusione, gli obiettivi programmatici del Documento si fondano su uno scenario in cui l’economia rallenta fortemente ma registra comunque una crescita annua significativa. I margini di bilancio derivanti dalla conferma degli obiettivi fissati nella NADEF saranno utilizzati per sostenere ulteriormente il sistema produttivo, le famiglie e per realizzare gli investimenti programmati.
L’incertezza è tuttavia molto ampia, in relazione a fattori politici ed economici internazionali. Se lo scenario globale dovesse ulteriormente deteriorarsi, vi è il rischio che la crescita annua risulti inferiore a quella derivante dal trascinamento del risultato del 2021.
Il Governo non esiterà a intervenire con la massima decisione e rapidità a sostegno delle famiglie e delle imprese italiane.
Il Governo è impegnato ad accelerare fortemente la diversificazione delle fonti energetiche e il conseguimento di una maggiore autonomia energetica nazionale.
I tanti problemi contingenti che ci troviamo a fronteggiare non devono distogliere la nostra attenzione dagli obiettivi di medio e lungo termine. Va data piena attuazione al PNRR e a tutte le iniziative necessarie per innalzare e rendere più sostenibile la crescita della nostra economia: dobbiamo accrescere gli investimenti in capitale umano e fisico, l’occupazione e il tasso di aumento della produttività.

Daniele Franco
Ministro dell’Economia e delle Finanze

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VIII	MINISTERO DELL’ECONOMIA E DELLE FINANZE

INDICE
I.	QUADRO COMPLESSIVO E POLITICA DI BILANCIO
I.1	Tendenze recenti dell’economia e della finanza pubblica
I.2	Quadro macroeconomico tendenziale
I.3	Finanza pubblica tendenziale
I.4	Quadro macroeconomico e di finanza pubblica programmatico
I.5	Scenari di rischio per la previsione
I.6	Collegati alla decisione di bilancio

II.	QUADRO MACROECONOMICO
II.1	L’economia internazionale
II.2	Economia italiana: tendenze recenti
II.3	Economia italiana: prospettive
II.4	Scenario programmatico

III.	INDEBITAMENTO NETTO E DEBITO PUBBLICO
III.1	Indebitamento netto: dati di consuntivo e previsioni tendenziali
III.2	Percorso programmatico di finanza pubblica
III.3	Impatto finanziario delle riforme adottate da aprile 2021
III.4	Evoluzione del rapporto debito/PIL
III.5	La regola del debito e gli altri fattori rilevanti

IV.	SENSITIVITÀ E SOSTENIBILITÀ DELLE FINANZE PUBBLICHE
IV.1	Analisi di sensitività e rischio di breve periodo
IV.2	Analisi di sostenibilità del debito pubblico

V.	AZIONI INTRAPRESE E LINEE DI TENDENZA
V.1	La manovra di finanza pubblica 2022
V.2	I principali provvedimenti adottati nel 2022

VI.	ASPETTI ISTITUZIONALI DELLE FINANZE PUBBLICHE
VI.1	Il rafforzamento del processo di revisione e valutazione della spesa pubblica
VI.2	La regola dell’equilibrio di bilancio per le amministrazioni locali
VI.3	Il patto per la salute e i tetti alla spesa farmaceutica

APPENDICE
Tavola A1	Effetti netti della manovra di finanza pubblica sull’indebitamento netto della PA

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INDICE DELLE TAVOLE

Tavola I.1	Quadro macroeconomico tendenziale sintetico
Tavola I.2	Quadro macroeconomico programmatico sintetico
Tavola I.3	Indicatori di finanza pubblica
Tavola II.1	Quadro macroeconomico tendenziale
Tavola II.2	Ipotesi di base
Tavola II.3a	Prospettive macroeconomiche
Tavola II.3b	Prezzi
Tavola II.3c	Mercato del lavoro
Tavola II.3d	Conti settoriali
Tavola III.1	Evoluzione dei principali aggregati delle Amministrazioni pubbliche
Tavola III.2	Impatto del RRF sulle previsioni – Sovvenzioni
Tavola III.3	Impatto del RRF sulle previsioni – Prestiti
Tavola III.4	Scenario a politiche invariate
Tavola III.5	Spese da escludere dalla regola di spesa
Tavola III.6	Differenze rispetto al precedente Programma di Stabilità
Tavola III.7	Saldi di cassa
Tavola III.8	La finanza pubblica corretta per il ciclo
Tavola III.9	Deviazioni significative
Tavola III.10	Tendenze della spesa corrente rispetto al benchmark di spesa
Tavola III.11a	Impatto sull’indebitamento netto delle riforme adottate in risposta alle Raccomandazioni 2021
Tavola III.11b	Impatto sull’indebitamento netto delle riforme adottate in risposta alle Raccomandazioni 2020
Tavola III.12	Determinanti del rapporto debito/PIL
Tavola III.13	Debito delle Amministrazioni pubbliche per sottosettore
Tavola III.14	Rispetto della regola del debito
Tavola IV.1	Heat map sulle variabili sottostanti a S0 per il 2022
Tavola IV.2	Sensitività alla crescita
Tavola IV.3	Spesa per pensioni, sanità, assistenza agli anziani, istruzione e indennità di disoccupazione (2010-2070)
Tavola V.1	Effetti della manovra di finanza pubblica 2022 e del D.Lgs. n. 230/2021 sull’indebitamento netto della P.A.
Tavola V.2	Effetti netti dei principali provvedimenti adottati nel 2022 sull’indebitamento netto della PA

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INDICE

INDICE DELLE FIGURE

Figura I.1	Prodotto interno lordo e produzione industriale
Figura I.2	Prezzi all’ingrosso del gas naturale e dell’energia elettrica
Figura I.3	Prezzi al consumo (intera collettività nazionale – NIC)
Figura I.4	Indici di fiducia delle imprese italiane
Figura I.5	Indebitamento netto e debito lordo della PA in rapporto al PIL
Figura II.1	Indici dei prezzi delle principali commodities
Figura II.2	Inflazione al consumo dei maggiori paesi
Figura II.3	Prezzi Brent e gas naturale
Figura II.4	Contributi alla crescita del PIL
Figura II.5	Tasso di disoccupazione e partecipazione
Figura II.6	Esportazioni di beni e servizi in volume nel 2021
Figura II.7	Esportazioni di beni per i principali settori di attività economica nel 2021
Figura II.8	Prestiti al settore privato
Figura II.9	Sofferenze del settore privato
Figura II.10	Andamento dei contagi da Covid-19
Figura III.1	Indebitamento netto e saldo primario a legislazione vigente
Figura III.2	Investimenti fissi lordi della PA e risorse del RRF
Figura III.3	Determinanti del debito pubblico
Figura III.4	Andamento del rapporto debito/PIL al lordo e al netto degli aiuti europei
Figura IV.1	Dinamica del rapporto debito/PIL negli scenari di sensitività
Figura IV.2a	Proiezione stocastica del rapporto debito/PIL con shock ad alta volatilità
Figura IV.2b	Proiezione stocastica del rapporto debito/PIL con shock a volatilità limitata
Figura IV.3	Proiezione di medio termine del rapporto debito/PIL
Figura IV.4	Rapporto debito/PIL nello scenario di riferimento
Figura IV.5	Sensitività del debito pubblico a un aumento della speranza di vita e una riduzione del tasso di fertilità
Figura IV.6	Sensitività del debito pubblico a un aumento/riduzione del flusso netto di immigrati
Figura IV.7	Sensitività del debito pubblico ad una variazione della produttività totale dei fattori
Figura IV.8	Impatto della maggior crescita legata alle riforme
Figura IV.9	Impatto della maggiore tax compliance
Figura IV.10	Impatto delle riforme pensionistiche
Figura V.1	Effetti netti della manovra di finanza pubblica 2022 per principali settori di intervento sull’indebitamento netto della PA
Figura VI.1	Risparmio lordo e indebitamento netto enti territoriali 2017-2020
Figura VI.2	Variazione assoluta 2020-2019 principali grandezze conto economico della PA – Enti territoriali
Figura VI.3	Contributi alla crescita degli investimenti fissi lordi della PA (dati a prezzi 2015), indebitamento netto e debito delle Amministrazioni locali

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INDICE DEI BOX

Capitolo II	Le sanzioni dell’Unione Europea nei confronti della Russia
La recente evoluzione delle relazioni commerciali tra Italia e Russia
Recenti iniziative del Governo italiano in risposta all’emergenza sanitaria Covid-19
Gli errori di previsione sul 2021 e la revisione delle stime per il 2022 e gli anni seguenti
Un’analisi di rischio (o di sensibilità) sulle variabili esogene
Capitolo III	La pressione fiscale effettiva nel 2021 e nel 2022
Confronto con le previsioni di finanza pubblica della Commissione europea
Linee guida della Commissione Europea per la politica fiscale 2023
La revisione della governance economica europea
L’orientamento della Commissione sul debito pubblico degli Stati Membri
Capitolo IV	Garanzie pubbliche
Le tendenze di medio-lungo periodo del sistema pensionistico italiano
Capitolo V	Contrasto all’evasione fiscale
Aiuto Pubblico allo Sviluppo (APS)

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I.	QUADRO COMPLESSIVO E POLITICA DI BILANCIO
I.1	TENDENZE RECENTI DELL’ECONOMIA E DELLA FINANZA PUBBLICA
Nel 2021 l’Italia ha conseguito un forte recupero del prodotto interno lordo e un notevole miglioramento della finanza pubblica. Il prodotto interno lordo (PIL) è cresciuto del 6,6 per cento in termini reali, dopo l’eccezionale caduta del 9,0 per cento registrata nel 2020 in connessione con lo scoppio della pandemia. L’indebitamento netto della Pubblica amministrazione (PA) è sceso al 7,2 per cento del PIL, dal 9,6 per cento del 2020. Grazie alla sostenuta crescita del prodotto in termini nominali (7,2 per cento), il rapporto tra debito pubblico e PIL a fine 2021 è sceso al 150,8 per cento, dal picco del 155,3 per cento toccato nel 20201.
Tuttavia, dopo la notevole ripresa registrata nei due trimestri centrali del 2021, negli ultimi mesi dell’anno scorso il ritmo di crescita del PIL è stato rallentato dalla quarta ondata dell’epidemia da Covid-19, da carenze di materiali e componenti, nonché dall’impennata dei prezzi del gas naturale e dell’energia elettrica, che peraltro avevano già registrato forti aumenti a partire dalla tarda primavera.

FIGURA I.1: PRODOTTO INTERNO LORDO E PRODUZIONE INDUSTRIALE

Fonte: Istat.

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1 Queste stime differiscono dai dati ufficiali pubblicati dall’Istat il 1°marzo 2022 in seguito al successivo comunicato stampa Istat del 24 marzo 2022, in cui l’istituto ha rivisto al ribasso il PIL nominale del 2021 a causa di una rettifica di valore per le importazioni di gas naturale e i relativi prezzi all’importazione.

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Nel primo bimestre di quest’anno gli indicatori del ciclo internazionale si sono indeboliti, pur rimanendo moderatamente positivi. In Italia, l’impatto del rialzo dei prezzi energetici sui costi delle imprese e sui bilanci familiari si è aggravato, sebbene gli interventi finanziati dalla Legge di bilancio 2022 e da successivi provvedimenti del Governo2 lo abbiano ridotto di oltre un quarto per quanto riguarda il primo semestre del 2022. A gennaio, la produzione dell’industria e delle costruzioni ha segnato una decisa battuta d’arresto, mentre il tasso di inflazione segnava nuovi rialzi, in Italia così come negli altri Paesi europei.

FIGURA I.2: PREZZI ALL’INGROSSO DEL GAS NATURALE E DELL’ENERGIA ELETTRICA

Fonte: GME - Gestore Mercati Energetici.

Il forte impulso inflazionistico proveniente dall’energia e dalle materie prime ha anche causato una revisione al rialzo delle aspettative di mercato sulla futura politica monetaria della Banca Centrale Europea (BCE). Di conseguenza, i tassi di interesse hanno registrato aumenti significativi e il differenziale di rendimento tra i titoli di Stato italiani e il Bund si è ampliato.
Su questo già complesso quadro economico, a fine febbraio si è inserito l’attacco militare della Russia all’Ucraina. L’aggressione ha portato all’immediata imposizione di sanzioni economiche nei confronti della Russia da parte dell’Unione Europea (UE), dei G7 e di molti altri Paesi. Le sanzioni UE sono state inizialmente rivolte a banche e individui; in seguito, sono state allargate all’esportazione di beni di lusso e ad alta tecnologia e alle importazioni siderurgiche. Sebbene gas e petrolio siano per ora esclusi dalle sanzioni, i prezzi del gas naturale e del petrolio hanno registrato ulteriori aumenti, raggiungendo un nuovo massimo l’8 marzo, a cui è poi seguita una correzione, favorita dall’annuncio di un pacchetto di misure UE, tra cui la Comunicazione REPowerEU, e dalla continuazione dei normali afflussi di gas russo.

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2 Decreti-legge n.4 del 27 gennaio 2022, n.17 del 1°marzo 2022 e n.21 del 21 marzo 2022.

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La crisi militare in Ucraina ha anche causato un marcato aumento dei prezzi delle materie prime alimentari, che potrà avere ulteriori impatti sull’inflazione in un contesto in cui in Italia, secondo i dati preliminari dell’Istat, i prezzi al consumo a marzo risultano in crescita tendenziale del 6,7 per cento secondo l’indice nazionale (NIC), dal 5,7 per cento di febbraio, con la componente di fondo anch’essa in salita al 2,0 per cento, dall’1,7 per cento3.

FIGURA I.3: PREZZI AL CONSUMO (INTERA COLLETTIVITÀ NAZIONALE – NIC), % A/A

Fonte: Istat.

Negli stessi mesi, i contagi da Covid-19 hanno registrato un massimo settimanale intorno al 20 gennaio, per poi scendere rapidamente fino all’inizio di marzo, quando si sono registrati nuovi aumenti, anche in corrispondenza con una maggiore diffusione del sotto lignaggio BA.2 della variante Omicron. A fine marzo, l’andamento dei contagi appare in fase di stabilizzazione e la tendenza dei ricoveri e del tasso di occupazione delle terapie intensive è tale che tutte le regioni italiane sono attualmente classificate a basso rischio. Circa il 90 per cento della popolazione di età superiore ai 12 anni e quasi il 33 per cento dei bambini di età fra i 5 e gli 11 anni hanno completato il ciclo di vaccinazione di base. Tenendo conto di questo quadro complessivo, il Governo ha deciso di porre fine allo stato di emergenza il 31 marzo e ha adottato una roadmap per la rimozione delle restrizioni anti-Covid in vigore4.
Ciononostante, la pandemia è ancora in corso e rimane un ostacolo all’attività economica a livello globale, sia per l’impatto sull’offerta di lavoro e i comportamenti dei consumatori, sia per gli effetti avversi sulle catene globali del valore e sui costi di trasporto.
In questo contesto di grande incertezza, la fiducia delle famiglie italiane, già in fase di lieve discesa da ottobre, è scesa marcatamente in marzo a causa della

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3 La componente di fondo dell’indice NIC esclude l’energia, i carburanti e i generi alimentari freschi.
4 Le disposizioni sono contenute nel decreto-legge n. 24/2022 del 17 marzo 2022.

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guerra in Ucraina. In particolare, le famiglie sono risultate assai più pessimiste sulle prospettive economiche dell’Italia e meno orientate a effettuare acquisti di beni durevoli, mentre la loro valutazione sulle proprie condizioni economiche non è sensibilmente peggiorata.
Il peggioramento della fiducia delle imprese secondo l’indagine congiunturale Istat è risultato più contenuto, con un moderato calo per l’industria manifatturiera e dei servizi e un peggioramento più sensibile del commercio al dettaglio. Nelle costruzioni, invece, l’indice di fiducia ha toccato un nuovo massimo sebbene un’elevata quota di imprese riporti pressioni al rialzo sui prezzi.

FIGURA I.4: INDICI DI FIDUCIA DELLE IMPRESE ITALIANE

Fonte: Istat e stime MEF per il mese di aprile 2020, in cui l’indagine non è stata pubblicata.

In base agli ultimi dati disponibili, sebbene si stimi un rimbalzo della produzione industriale in febbraio, i modelli di nowcasting indicano che all’incremento congiunturale dello 0,6 per cento registrato nel quarto trimestre del 2021 sia seguita una contrazione del PIL dello 0,5 per cento nel primo trimestre di quest’anno, attribuibile principalmente a una contrazione del valore aggiunto dell’industria. Per il secondo trimestre si prevede una moderata ripresa della crescita trimestrale del PIL, trainata principalmente dai servizi. Va tuttavia segnalato che nell’indagine Istat di marzo le aspettative delle imprese manifatturiere su ordinativi e produzione sono nettamente peggiorate, il che segnala rischi al ribasso per il secondo trimestre.
Passando alla finanza pubblica, la discesa dell’indebitamento netto della PA al 7,2 per cento nel 2021 costituisce un risultato assai migliore della stima presentata nel DEF dell’anno scorso (11,8 per cento) e di quella della Nota di Aggiornamento del DEF (NADEF) e del Documento Programmatico di Bilancio (DPB) (9,4 per cento). Tale riduzione è avvenuta nonostante l’entità straordinaria degli interventi di sostegno a famiglie, imprese, lavoro, sanità, scuola, università e ricerca attuati durante l’anno in risposta alla pandemia (pari complessivamente a 71 miliardi) e

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delle misure di contenimento dei costi dell’energia per famiglie e imprese (5,3 miliardi).
Il minor disavanzo nel 2021 rispetto alle previsioni è derivato da una migliore performance sia della spesa che delle entrate della PA. Infatti, quasi tutte le componenti della spesa corrente primaria sono risultate inferiori alle previsioni, in particolare le retribuzioni, i consumi intermedi e le prestazioni sociali diverse dalle ensioni. Gli investimenti pubblici sono stati in linea con le previsioni (raggiungendo quasi 51 miliardi, equivalenti al 2,9 per cento del PIL), mentre i pagamenti per interessi hanno lievemente ecceduto le stime di settembre, soprattutto a causa dell’aumento dell’inflazione italiana ed europea, che ha fatto salire i pagamenti sui titoli indicizzati all’inflazione. Dal lato delle entrate, sia le entrate tributarie che i contributi sociali hanno superato le stime del DPB per complessivi 26,4 miliardi (1,5 per cento del PIL).

FIGURA I.5: INDEBITAMENTO NETTO E DEBITO LORDO DELLA PA IN RAPPORTO AL PIL

Fonte: Istat, Banca d’Italia.

I dati più recenti indicano che il buon andamento della finanza pubblica è continuato nel primo trimestre del 2022, giacché il fabbisogno di cassa del settore statale è sceso a 30,0 miliardi, da 41,1 miliardi nel corrispondente periodo dell’anno scorso. La discesa del fabbisogno appare dovuta soprattutto alla crescita delle entrate tributarie e contributive, che a gennaio sono aumentate, rispettivamente, del 13,8 per cento e del 7,8 per cento rispetto allo stesso mese dell’anno scorso.

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I.2	QUADRO MACROECONOMICO TENDENZIALE
Partendo da una stima Istat di crescita del PIL reale nel 2021 più elevata di quanto previsto a settembre nella Nota di Aggiornamento del DEF (NADEF), 6,6 per cento contro 6,0 per cento, la previsione tendenziale per il 2022 scende al 2,9 per cento, dal 4,7 per cento della NADEF, sebbene il profilo trimestrale del PIL nel 2021 crei un effetto di trascinamento del 2,3 per cento su quest’anno.
Oltre al fatto che il livello del PIL reale trimestrale ereditato dal 2021 è nettamente più elevato, la revisione al ribasso della previsione per il 2022 è dovuta principalmente al peggioramento delle variabili esogene della previsione. Risultano infatti riviste al ribasso le previsioni di crescita del commercio mondiale e delle importazioni dei Paesi più rilevanti quali mercati di esportazione dell’Italia. Inoltre, i livelli attesi dei prezzi delle materie prime e dell’energia sono nettamente più elevati, così come sono più alti i tassi di interesse correnti e attesi. Anche il tasso di cambio ponderato dell’euro risulta meno competitivo sebbene l’euro resti debole nei confronti del dollaro. Nel complesso, stime effettuate con il modello ITEM in uso al Tesoro indicano che i cambiamenti delle esogene rispetto al settembre scorso comportino un taglio alla previsione di crescita reale per il 2022 di almeno 1,4 punti percentuali.
Alla minore crescita delle importazioni dei partner commerciali dell’Italia, che già incorpora in qualche misura l’insorgere della crisi Ucraina, si deve sommare l’impatto specifico dei minori flussi di commercio bilaterale tra Italia e Russia dovuti alla situazione bellica e alle sanzioni. La quota della Russia sulle esportazioni italiane si è notevolmente ridotta dal 2013 in poi per via delle sanzioni che furono adottate nel 2014 dopo l’annessione della Crimea e l’occupazione di parte del Donbass da parte della Russia. Nel 2021 tale quota è stata pari all’1,5 per cento. I principali settori esportatori verso la Russia sono la meccanica, il mobilio, l’abbigliamento, le calzature, l’alimentare e i mezzi di trasporto
L’export verso la Russia è superiore al 3 per cento delle esportazioni settoriali solamente per l’abbigliamento e l’industria del mobile e al 2 per cento per macchinari e apparecchi. In base ad un’interpretazione molto ampia dei provvedimenti, si stima che i settori soggetti a divieti di esportazione contino per circa la metà dell’export italiano verso la Russia. L’azzeramento di tali esportazioni a partire dal mese di marzo causerebbe un calo del PIL Italiano di circa 0,2 punti percentuali nel 2022 e un ulteriore impatto di 0,1 punti nel 2023.
Il peso della Russia nel commercio estero italiano è maggiore dal lato delle importazioni: nel 2021, anche per via del rialzo dei prezzi, è risultato pari al 3,0 per cento e comprende principalmente il gas naturale, il petrolio, i metalli e i prodotti siderurgici. Non si sono per ora registrate riduzioni nelle forniture di gas e petrolio, mentre come detto le importazioni di prodotti siderurgici dalla Russia sono state vietate e quelle dall’Ucraina sono fortemente limitate dal conflitto in atto e dalla distruzione di importanti siti produttivi. Ciò causerà difficoltà di reperimento di alcuni semilavorati e un loro aumento di prezzo, che impatterà negativamente sul PIL per un importo che si stima inferiore ad un decimo di punto percentuale.
Come già menzionato, il conflitto in Ucraina ha anche avuto un impatto negativo sulla fiducia di famiglie e imprese, oltre ad aver causato una forte correzione nei mercati finanziari, peraltro parzialmente rientrata. L’effetto di

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questi fattori sul PIL è stato quantificato in ulteriori 0,2 punti percentuali di minor crescita nel 2022.
D’altro canto, l’aggiornamento della previsione di crescita per il 2022 tiene anche conto della diversa distribuzione temporale delle spese relative al Piano Nazionale di Ripresa e Resilienza (PNRR) in confronto a quanto ipotizzato nella NADEF, nonché dei provvedimenti più recenti adottati dal Governo per contenere il rialzo dei costi di gas ed energia elettrica nel secondo trimestre e per sostenere le imprese energivore e alcune filiere produttive di punta, quali l’auto, la componentistica e i semiconduttori5. Si stima che la diversa distribuzione temporale delle spese connesse al PNRR impatti positivamente sulla crescita 2022 per 0,2 punti percentuali circa, mentre gli altri provvedimenti, essendo compensati da un temporaneo minor finanziamento di alcune spese e da aumenti di entrate, abbiano impatti limitati sulla crescita del PIL di quest’anno (nel caso del DL 17 hanno effetti ritardati di un qualche rilievo sul 2023).
La nuova previsione macroeconomica si caratterizza anche per un tasso di inflazione assai più elevato di quanto previsto a settembre scorso nella NADEF. Il deflatore dei consumi delle famiglie, che nel 2021 è cresciuto dell’1,7 per cento, è previsto aumentare del 5,8 per cento nel 2022, contro una previsione dell’1,6 per cento nella NADEF. La previsione di crescita del deflatore del PIL, anch’essa dell’1,6 per cento nella NADEF, sale al 3,0 per cento. Ciò porta la nuova previsione di crescita del PIL nominale al 6,0 per cento, solo leggermente più bassa del 6,4 per cento previsto nella NADEF.
A fronte dell’impennata dell’inflazione, si prevede un’accelerazione più moderata delle retribuzioni e dei redditi da lavoro, sebbene il rinnovo dei contratti pubblici (e di alcuni altri settori) causerà un’accelerazione delle retribuzioni contrattuali. Anche grazie a una crescita dell’occupazione, in rallentamento rispetto al 2021 ma pur sempre significativa (2,6 per cento in termini di ore lavorate), i redditi da lavoro dipendente quest’anno crescerebbero del 5,5 per cento in termini nominali, dal 7,7 per cento dell’anno scorso. Il tasso di disoccupazione scenderebbe dal 9,5 per cento del 2021 all’8,7 per cento.
Dal lato dei rapporti con l’estero, come è già avvenuto nella seconda metà del 2021, il forte aumento dei prezzi all’importazione porterà ad un restringimento del surplus commerciale e di partite correnti. Quest’ultimo scenderebbe al 2,3 per cento del PIL quest’anno, dal 3,7 per cento del PIL registrato nel 2020 e dal 3,3 per cento del 2021.
Per quanto riguarda i prossimi anni, anche la previsione di crescita del PIL per il 2023 scende in confronto alla NADEF (al 2,3 per cento, dal 2,8 per cento) per via del peggioramento delle variabili esogene della previsione – in particolare livelli attesi dei prezzi dell’energia e dei tassi di interesse più elevati e una minor crescita prevista del commercio mondiale. La previsione per il 2024 è quasi invariata (1,8 per cento contro 1,9 per cento), mentre la previsione per il 2025, non considerata nell’orizzonte della NADEF, è posta all’1,5 per cento anche in base al consueto approccio di far convergere la previsione a tre anni verso il tasso di crescita potenziale dell’economia italiana. Quest’ultimo, ipotizzando l’attuazione del programma di investimenti e riforme previsto dal PNRR, è cifrato all’1,4 per cento.

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5 Il riferimento è ai decreti-legge n.17 del 1°marzo 2022 e n.21 del 21 marzo 2022.

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TAVOLA I.1: QUADRO MACROECONOMICO TENDENZIALE SINTETICO (1) (variazioni percentuali, salvo ove non diversamente indicato)
	2021	2022	2023	2024	2025
PIL	6,6	2.9	2,3	1,8	1,5
Deflatore PIL	0,5	3,0	2,1	1,8	1,8
Deflatore consumi	1,7	5,8	2,0	1,7	1,8
PIL nominale	7,2	6,0	4,4	3,6	3,3
Occupazione (ULA) (2)	7,6	2,5	2,2	1,6	1,3
Occupazione (FL) (3)	0,8	1,8	1,7	1,2	1,0
Tasso di disoccupazione	9,5	8,7	8,3	8,1	8,0
Bilancia partite correnti (saldo in % PIL)	3,3	2,3	2,7	2,8	2,8
(1) Eventuali imprecisioni derivano dagli arrotondamenti.
(2) Occupazione espressa in termini di unità standard di lavoro (ULA).
(3) Numero di occupati in base all’indagine campionaria della Rilevazione Continua delle Forze Lavoro (RCFL).

La previsione sconta un rientro dell’inflazione già nel 2023 dopo il picco previsto per quest’anno. Il deflatore dei consumi crescerebbe intorno al 2 per cento nei prossimi anni. I fattori più importanti sono gli andamenti attesi dei prezzi dell’energia e dei salari. Per i primi, si segue il consueto approccio di utilizzare i prezzi dei contratti futures sul gas e il petrolio, i quali prefigurano livelli molto elevati fino alla primavera del 2023 e quindi una graduale discesa verso livelli che, nel caso del gas, sarebbero pari a meno della metà dei prezzi attuali.
Per quanto riguarda le retribuzioni contrattuali, lo scenario tendenziale ipotizza che, al netto delle componenti legate al welfare aziendale e ai premi di produttività, gli adeguamenti dei minimi contrattuali continueranno a prendere come riferimento il tasso di inflazione al netto dei prodotti energetici importati. Si consideri, ad esempio, che a marzo l’indice nazionale dei prezzi al consumo (NIC) al netto dell’energia ha registrato una crescita tendenziale del 2,5 per cento, mentre come detto l’indice generale è cresciuto del 6,7 per cento. Ipotizzando che il tasso di inflazione al netto dell’energia non salga in misura molto significativa rispetto al livello raggiunto a febbraio, i futuri aumenti delle retribuzioni dovrebbero risultare più elevati rispetto agli anni scorsi, ma relativamente moderati e compatibili con un tasso di inflazione intorno al 2 per cento nel medio termine. I lavoratori dipendenti recupereranno potere d’acquisto quando i prezzi dell’energia scenderanno e il tasso di inflazione totale scenderà al disotto del tasso al netto degli energetici6.
Guardando alle altre principali variabili macroeconomiche, la previsione tendenziale prefigura un’ulteriore crescita dell’occupazione nel triennio 2023-2025 e una discesa del tasso di disoccupazione all’8 per cento nel 2025 pur in presenza di una ripresa del tasso di partecipazione al lavoro. Il surplus di partite correnti della bilancia dei pagamenti si riallargherebbe dal 2023 in poi grazie alla prevista discesa dei prezzi energetici e ad una crescita delle esportazioni di merci in linea con quella dei principali mercati di sbocco, nonché alla ripresa del turismo straniero in Italia.

La previsione macroeconomica tendenziale è stata validata dall’Ufficio Parlamentare di Bilancio con nota del 24 marzo 2022.

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6 Si consideri, ad esempio, che nel 2020 il tasso di inflazione secondo il NIC è stato del -0,1 per cento, mentre quello al netto dell’energia è stato pari al +0,6 per cento. Con la salita dei prezzi energetici, nel 2021 il NIC è aumentato dell’1,9 per cento mentre quello netto energia dello 0,8 per cento. Quando i prezzi energetici scenderanno la forbice si invertirà nuovamente.

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I.3	FINANZA PUBBLICA TENDENZIALE
Partendo dai positivi risultati di finanza pubblica conseguiti nel 2021, la previsione dell’indebitamento netto a legislazione vigente per il 2022 è rivista al ribasso rispetto allo scenario programmatico della NADEF, dal 5,6 per cento al 5,1 per cento del PIL. Il conto della PA tendenziale include le misure di calmierazione delle bollette per famiglie e imprese che il Governo ha introdotto con la Legge di Bilancio 2022 e i decreti-legge adottati negli scorsi tre mesi, che ammontano complessivamente a circa 0,7 punti percentuali di PIL in termini lordi, a cui vanno sommati interventi di politica industriale pari a un decimo di punto di PIL, sempre in termini lordi. A copertura degli interventi sono stati, fra l’altro, disposti tagli alle spese dei ministeri per 4,5 miliardi e introdotta un’imposta straordinaria sugli utili delle imprese dell’energia per 3,9 miliardi.
Inoltre, come già menzionato, nel 2022 il PIL è ora previsto crescere del 6,0 per cento in termini nominali, contro il 6,4 per cento prefigurato nella NADEF. A parità di altre condizioni, ciò darebbe luogo ad un impatto negativo sulle entrate della PA. Tuttavia, la revisione al rialzo della previsione di inflazione, pur comportando maggiori pagamenti per interessi sui titoli di Stato indicizzati ai prezzi al consumo e per le spese indicizzate all’inflazione, spinge d’altro canto al rialzo le entrate da imposte indirette.
Nel complesso, la revisione al ribasso della stima di indebitamento netto del 2022 è principalmente ascrivibile a maggiori entrate tributarie, contributive e altre entrate correnti, che più che compensano stime più elevate di spesa corrente e in conto capitale rispetto alla NADEF. Tuttavia, la pressione fiscale calcolata secondo i criteri della contabilità nazionale è attesa scendere dal 43,5 per cento del 2021 al 43,1 per cento del PIL quest’anno. Inoltre, correggendo i dati per tenere conto della classificazione di svariati sgravi fiscali e contributivi come misure di spesa, la pressione fiscale effettiva è in realtà più bassa e scende in misura lievemente maggiore, dal 41,7 l’anno scorso al 41,2 quest’anno.
Per quanto riguarda il prossimo triennio, il conto della PA a legislazione vigente beneficia di una sensibile riduzione in rapporto al PIL sia della spesa primaria corrente (dal 45,0 per cento del 2022 al 42,0 per cento del 2025), sia della spesa per interessi (dal 3,5 per cento al 3,0 per cento, grazie anche alla prevista discesa dell’inflazione al consumo), mentre gli investimenti fissi lordi della PA dovrebbero salire dal 3,1 per cento al 3,6 per cento del PIL. Dal lato delle entrate, la pressione fiscale scenderebbe al 42,2 per cento del PIL nel 2025, mentre le entrate finali calerebbero dal 48,5 per cento del PIL nel 2022 al 46,9 per cento nel 2025.
Come risultato di queste variazioni, l’indebitamento netto tendenziale della PA è previsto ridursi dal 5,1 per cento del PIL nel 2022 al 3,7 per cento nel 2023 e quindi al 3,2 per cento nel 2024 e al 2,7 per cento nel 2025.

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I.4	QUADRO MACROECONOMICO E DI FINANZA PUBBLICA PROGRAMMATICO
La politica di bilancio per il 2022 delineata un anno fa nel Programma di Stabilità, successivamente precisata nel Documento Programmatico di Bilancio e poi attuata con la Legge di Bilancio, si basa sulla considerazione che il rilancio dell’economia italiana dopo anni di lenta crescita e l’inedito crollo del 2020 richieda una politica di bilancio oculata ma espansiva – pur nell’aspettativa che il PNRR produca un impulso via via crescente allo sviluppo sostenibile del Paese.
Pertanto, l’approccio adottato nella Legge di Bilancio 2022 prevede che la politica di bilancio dell’Italia rimanga espansiva fino a quando non si sia pienamente chiuso il gap di PIL rispetto al trend precrisi. L’intonazione progressivamente meno espansiva della politica di bilancio si accompagna ad una graduale discesa del deficit, ad un significativo abbattimento del rapporto debito/PIL, al miglioramento della qualità della spesa pubblica e al recupero di gettito tramite il contrasto all’evasione fiscale.
Gli spazi di bilancio ricavati grazie all’adozione di un sentiero di rientro del deficit più graduale in confronto a quello tendenziale sono stati destinati alla riforma dell’imposta sui redditi delle persone fisiche e dell’IRAP, alla riforma degli ammortizzatori sociali, alla copertura delle garanzie sul credito, all’incremento degli investimenti pubblici e all’ampliamento delle risorse destinate al Reddito di cittadinanza. Si sono inoltre incrementati i fondi per la sanità e il contrasto alla pandemia e si è attuato un corposo intervento di abbattimento del costo dell’energia per famiglie e imprese. È stata data attuazione all’assegno unico per i figli.
Come già ampiamente descritto, a inizio d’anno il rincaro dei prezzi dell’energia ha impattato più duramente sulle imprese e sui bilanci familiari. Di conseguenza, il Governo è intervenuto con ulteriori provvedimenti di contenimento dei prezzi. Sono inoltre stati finanziati e sono in corso di definizione interventi per sostenere il settore dell’auto ed in particolare le vendite di auto a basso impatto ambientale, nonché il settore dei semiconduttori.
I recenti interventi attuati dal Governo sono allineati con gli orientamenti espressi dalla Commissione Europea, che riconoscono da un lato la necessità di attutire l’impatto sull’economia dei rialzi di prezzo del gas naturale e del petrolio causati dalla guerra in Ucraina, dall’altro l’importanza di sostenere filiere industriali strategiche a fronte di una concorrenza extra-europea che si basa anche su ingenti aiuti di Stato.
In questo contesto, alla luce dell’abbassamento della previsione di indebitamento netto tendenziale al 5,1 per cento del PIL, il Governo ha deciso di confermare l’obiettivo di rapporto tra deficit e PIL del DPB (5,6 per cento del PIL) e di utilizzare il risultante margine di circa 0,5 punti percentuali di PIL per finanziare un nuovo provvedimento, da finalizzare nel mese di aprile. Il nuovo decreto-legge ripristinerà anzitutto i fondi di bilancio temporaneamente definanziati a parziale copertura del decreto-legge n. 17/2022, pari a 4,5 miliardi in termini di impatto sul conto della PA. Le restanti risorse saranno destinate ai seguenti ordini di interventi:

●	l’incremento dei fondi per le garanzie sul credito;

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●	l’aumento delle risorse necessarie a coprire l’incremento dei prezzi delle opere pubbliche;
●	ulteriori interventi per contenere i prezzi dei carburanti e il costo dell’energia;
●	ulteriori misure che si rendano necessarie per assistere i profughi ucraini e per alleviare l’impatto economico del conflitto in corso in Ucraina sulle aziende italiane;
●	continuare a sostenere la risposta del sistema sanitario alla pandemia e i settori maggiormente colpiti dall’emergenza pandemica.

Vengono inoltre confermati gli obiettivi di indebitamento netto del 2023 e 2024 rivisti in chiave migliorativa nella NADEF e nel Documento Programmatico di Bilancio 2022 dell’anno scorso, ovvero 3,9 per cento del PIL nel 2023 e 3,3 per cento del PIL nel 2024. Per il 2025 il nuovo obiettivo di deficit è posto pari al 2,8 per cento del PIL. In base alle proiezioni di finanza pubblica a legislazione vigente illustrate in precedenza, ciò crea uno spazio per finanziare misure espansive pari allo 0,2 per cento del PIL nel 2023 e allo 0,1 per cento nel 2024 e nel 2025.
L’impatto sul PIL delle misure che saranno adottate in aprile è stimato pari a 0,2 punti percentuali di PIL nel 2022 e 0,1 nel 2023. Di conseguenza, il tasso di crescita del PIL previsto nel quadro programmatico è pari al 3,1 per cento nel 2022 e al 2,4 per cento nel 2023, mentre le previsioni di crescita per i due anni successivi rimangono invariate al primo decimale. Per il resto, le differenze fra scenario programmatico e tendenziale sono limitate giacché il differenziale di deficit è ampio quest’anno ma si riduce nel 2023, per poi quasi annullarsi nel 2024-2025.

TAVOLA I.2: QUADRO MACROECONOMICO PROGRAMMATICO SINTETICO (1) (variazioni percentuali, salvo ove non diversamente indicato)
	2021	2022	2023	2024	2025
PIL	6,6	3,1	2,4	1,8	1,5
Deflatore PIL	0,5	3,0	2,2	1,9	1,8
Deflatore consumi	1,7	5,8	2,1	1,8	1,8
PIL nominale	7,2	6,3	4,6	3,7	3,3
Occupazione (ULA) (2)	7,6	2,6	2,3	1,6	1,3
Occupazione (FL) (3)	0,8	1,9	1,8	1,2	1,0
Tasso di disoccupazione	9,5	8,6	8,1	8,0	7,9
Bilancia partite correnti (saldo in % PIL)	3,3	2,3	2,6	2,7	2,7
(1) Eventuali imprecisioni derivano dagli arrotondamenti.
(2) Occupazione espressa in termini di unità standard di lavoro (ULA).
(3) Numero di occupati in base all’indagine campionaria della Rilevazione Continua delle Forze Lavoro (RCFL).

La proiezione di finanza pubblica a legislazione vigente non comprende le cosiddette politiche invariate, che coprono una serie di spese cui si potrebbe dover dar corso nei prossimi anni in considerazione di impegni internazionali o fattori legislativi, dal rifinanziamento di missioni internazionali al finanziamento di futuri rinnovi contrattuali nella PA. Le amministrazioni centrali dello Stato concorreranno al finanziamento di tali esigenze e dei nuovi interventi che il Governo deciderà di adottare con la manovra di fine anno, attraverso una rinnovata attività di revisione della spesa. Ciò tenuto anche conto che per il triennio 2023-2025, la ripresa della

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procedura prevista dall’articolo 22-bis della legge n.196 del 2009 è configurata come una delle riforme abilitanti del PNRR (riforma 1.13).

TAVOLA I.3: INDICATORI DI FINANZA PUBBLICA (in percentuale del PIL) (1)
	2020	2021	2022	2023	2024	2025
QUADRO PROGRAMMATICO
Indebitamento netto	-9,6	-7,2	-5,6	-3,9	-3,3	-2,8
Saldo primario	-6,1	-3,7	-2,1	-0,8	-0,3	0,2
Interessi passivi	3,5	3,5	3,5	3,1	3,0	3,0
Indebitamento netto strutturale (2)	-5,0	-6,1	-5,9	-4,5	-4,0	-3,6
Variazione strutturale	-3,0	-1,1	0,2	1,4	0,5	0,4
Debito pubblico (lordo sostegni) (3)	155,3	150,8	147,0	145,2	143,4	141,4
Debito pubblico (netto sostegni) (3)	151,8	147,6	144,0	142,3	140,7	138,8

QUADRO TENDENZIALE
Indebitamento netto	-9,6	-7,2	-5,1	-3,7	-3,2	-2,7
Saldo primario	-6,1	-3,7	-1,6	-0,6	-0,2	0,2
Interessi passivi	3,5	3,5	3,5	3,1	3,0	3,0
Indebitamento netto strutturale (2)	-5,0	-6,1	-5,3	-4,3	-3,8	-3,4
Variazione strutturale	-3,0	-1,1	0,8	1,1	0,5	0,3
Debito pubblico (lordo sostegni) (3)	155,3	150,8	146,8	145,0	143,2	141,2
Debito pubblico (netto sostegni) (3)	151,8	147,6	143,8	142,1	140,5	138,6

MEMO: NADEF 2021/ DEF 2022 (QUADRO PROGRAMMATICO)
Indebitamento netto	-9,6	-9,4	-5,6	-3,9	-3,3
Saldo primario	-6,1	-6,0	-2,6	-1,2	-0,8
Interessi passivi	3,5	3,4	2,9	2,7	2,5
Indebitamento netto strutturale (2)	-4,7	-7,6	-5,4	-4,4	-3,8
Variazione del saldo strutturale	-2,9	-2,9	2,1	1,0	0,6
Debito pubblico (lordo sostegni)	155,6	153,5	149,4	147,6	146,1
Debito pubblico (netto sostegni)	152,1	150,3	146,4	144,8	143,3
PIL nominale tendenziale (val. assoluti x 1000)	1657,0	1775,4	1882,7	1966,2	2037,6	2105,7
PIL nominale programmatico (val. assoluti x 1000)	1657,0	1775,4	1887,0	1974,5	2048,3	2116,8
(1) Eventuali imprecisioni derivano da arrotondamenti.
(2) Al netto delle misure una tantum e della componente ciclica.
(3) Al lordo ovvero al netto delle quote di pertinenza dell’Italia dei prestiti a Stati membri dell'UEM, bilaterali o attraverso l'EFSF, e del contributo al capitale dell'ESM. A tutto il 2021 l'ammontare di tali quote è stato pari a circa 57,3 miliardi, di cui 43,0 miliardi per prestiti bilaterali e attraverso l'EFSF e 14,3 miliardi per il programma ESM (cfr. Banca d’Italia, ‘Bollettino statistico Finanza pubblica, fabbisogno e debito di marzo 2022). Si ipotizza una riduzione delle giacenze di liquidità del MEF di circa -0,2 per cento del Pil nel 2022 e di circa -0,1 per cento del Pil per ciascun anno successivo, con l'obiettivo di riportare il saldo al livello di fine 2019. Inoltre, le stime tengono conto del riacquisto di SACE, degli impieghi del Patrimonio destinato, delle garanzie BEI, nonché dei prestiti dei programmi SURE e NGEU. Lo scenario dei tassi di interesse utilizzato per le stime si basa sulle previsioni implicite derivanti dai tassi forward sui titoli di Stato italiani del periodo di compilazione del presente documento.

A tal fine, i risparmi di spesa che le amministrazioni centrali dello Stato dovranno assicurare per il triennio di programmazione sono indicati, secondo un profilo crescente, in 800 milioni di euro per l’anno 2023, 1.200 milioni di euro per l’anno 2024 e 1.500 milioni di euro per l’anno 2025. La ripartizione tra i Ministeri e le aree di intervento sarà individuata con decreto del Presidente del Consiglio dei ministri (entro il 31 maggio) su proposta del Ministro dell'economia e delle finanze, previa deliberazione del Consiglio dei ministri.

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In sintesi, il deficit della PA scenderà dal 5,6 per cento previsto per quest’anno fino al 2,8 per cento del PIL nel 2025. Il rapporto debito/PIL nello scenario programmatico diminuirà al 147,0 per cento quest’anno e poi via via fino al 141,4 per cento nel 2025, un livello lievemente superiore allo scenario tendenziale. Si tratta di una diminuzione coerente con l’obiettivo già enunciato nei precedenti documenti programmatici di riportare il rapporto debito/PIL al livello precrisi (134,1 per cento nel 2019) entro la fine del decennio.
Va infine ricordato che le previsioni economiche ufficiali sono di natura prudenziale. Il Governo continua a operare per promuovere un forte rilancio della crescita sostenibile nel nostro Paese, utilizzando al meglio le risorse del PNRR e degli altri fondi di investimento già programmati. Da una crescita più elevata deriverebbe anche una riduzione ancor più rilevante del rapporto debito/PIL nel prossimo decennio.
I.5	SCENARI DI RISCHIO PER LA PREVISIONE
Nel Capitolo II si analizzano come di consueto diversi scenari di rischio per le principali variabili esogene della previsione, fra cui la possibilità di una recrudescenza della pandemia, di rialzi dei tassi di interesse e di apprezzamento del tasso di cambio dell’euro superiori a quanto ipotizzato nel quadro tendenziale.
In questo capitolo di sintesi appare opportuno evidenziare uno scenario di rischio legato alla guerra in Ucraina ed in particolare all’eventualità che un ulteriore inasprimento delle sanzioni porti all’interruzione degli afflussi di gas e petrolio dalla Russia.
L’impatto di un eventuale blocco delle esportazioni russe di gas e petrolio sulle attività produttive e sui prezzi delle fonti fossili di energia e dell’elettricità dipenderebbe da una serie di fattori, tra cui la tempistica di tale evento, il livello degli stoccaggi di gas in Italia e in Europa al momento dell’interruzione e il contesto geopolitico e militare in cui ciò si verificasse.
Come caso limite, si è ipotizzato un blocco delle esportazioni a partire da fine aprile 2022 che perduri per tutto il 2023. Valutazioni effettuate con il contributo di esperti del settore portano a ipotizzare, con riferimento all’anno solare anziché a quello termico, un consumo annuo in Italia di 74 miliardi di metri cubi standardizzati nel 2022 (contro i 77,1 miliardi del 2021) e di 72,5 miliardi nel 2023.
Partendo da tali valutazioni, un primo scenario ipotizza che le aziende del settore sarebbero in grado di assicurare le forniture di gas necessarie al Paese grazie ad un incremento delle importazioni dai gasdotti meridionali, un maggior utilizzo di LNG (la capacità di rigassificazione aumenterebbe sensibilmente già nel 2023) e un aumento, inizialmente modesto ma crescente nel tempo, della produzione nazionale di gas naturale e biometano.
Tuttavia, in presenza di analoghi sforzi di diversificazione degli approvvigionamenti da parte degli altri Paesi europei, si assisterebbe a un rialzo dei prezzi molto superiore a quello incorporato nelle esogene del quadro macroeconomico tendenziale. Il prezzo del gas sul mercato all’ingrosso nazionale, che a fine marzo trattava a circa 100 €/MWh, seguirebbe un sentiero più elevato rispetto agli attuali prezzi a termine, portandosi in media al di sopra di 200 €/MWh del periodo novembre 2022-febbraio 2023 (contro una media di 90,8 €/MWh nel

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periodo novembre 2021-febbraio 2022). Nei mesi successivi e fino alla fine del 2023, il prezzo sarebbe pari a circa il doppio degli attuali livelli dei futures sulle scadenze corrispondenti.
Il prezzo dell’elettricità è stato proiettato in coerenza con l’andamento di quello del gas: ad esempio nel periodo novembre 2022-febbraio 2023 il prezzo di riferimento (PUN) sarebbe pari a 379 €/MWh, contro un livello attuale di circa 250 €/MWh. Anche in considerazione del fatto che il blocco delle importazioni dalla Russia interesserebbe anche il petrolio, si è inoltre ipotizzato un aumento del prezzo del petrolio Brent in confronto allo scenario tendenziale.
La valutazione dell’impatto sul PIL dello shock di prezzo qui descritto è stata effettuata con il modello CGE in uso al Tesoro, MACGEM-IT. Si è anche considerato che l’aumento dei prezzi dell’energia farebbe diminuire la crescita dei Paesi partner commerciali dell’Italia, particolarmente di quelli europei. La simulazione indica che i più elevati prezzi dell’energia ipotizzati sottrarrebbero complessivamente 0,8 punti percentuali alla crescita del PIL italiano nel 2022 e 1,1 punti percentuali nel 2023 in confronto allo scenario tendenziale (che già riflette le ripercussioni della guerra in Ucraina attraverso le variabili esogene della previsione); il deflatore dei consumi sarebbe più elevato di 1,2 punti percentuali nel 2022 e 1,7 nel 2023. L’occupazione si abbasserebbe di 0,6 punti percentuali quest’anno e 0,7 nel 2023.

Il secondo scenario di rischio considerato ipotizza che non tutte le azioni intraprese per diversificare gli approvvigionamenti di gas producano i risultati desiderati per via di problemi tecnici, climatici e geopolitici, e che anche gli altri Paesi UE si trovino a fronteggiare carenze di gas. Per l’Italia si ipotizza una carenza di gas pari al 18 per cento delle importazioni in volume nel 2022 e al 15 per cento delle importazioni nel 20237.
In questo scenario, i prezzi del gas e dell’elettricità sono ipotizzati ancor più elevati in confronto al primo scenario di rischio, in misura pari in media al 10 per cento. Gli impatti sul PIL sono stati stimati tramite una simulazione a due stadi. Nel primo stadio si è stimato, come nel primo scenario, l’impatto del rialzo dei prezzi di gas, elettricità e petrolio sull’attività dei settori economici, il PIL e i consumi di gas. Nel secondo stadio, una volta ottenuta una stima della conseguente caduta della domanda nazionale di gas, si è calcolata la quota parte di consumi di gas da razionare per arrivare al calo complessivo delle importazioni ipotizzato e si è quindi stimata l’ulteriore discesa del PIL necessaria a generare tale calo. Come nella precedente simulazione, si è inoltre tenuto conto del calo di attività nei Paesi di destinazione dell’export italiano.
I risultati della simulazione mostrano una caduta del PIL in confronto allo scenario tendenziale di 2,3 punti percentuali nel 2022 e 1,9 nel 2023. L’occupazione sarebbe più bassa di 1,3 punti percentuali quest’anno e 1,2 nel 2023. Il deflatore dei consumi crescerebbe di 1,8 punti percentuali in più quest’anno e 2,4 nel 2023. Ipotizzando un rientro dei prezzi energetici nei due anni successivi e il ritorno del

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7Il confronto fra 2022 e 2023 è coerente con l’ipotesi di notevoli progressi nel diversificare le fonti di approvvigionamento di gas, giacché nel 2022 si sarà comunque importato gas russo per quattro mesi, mentre nel 2023 gli afflussi dalla Russia sarebbero pari a zero. Va peraltro rilevato che, in coerenza con la previsione macroeconomica, l’analisi delle forniture di gas è stata svolta sull’anno solare. Il mercato del gas, invece, si basa sull’anno termico che inizia il 1°di ottobre. Nello scenario ipotizzato, sarebbe l’anno termico 2022-2023 a presentare le maggiori difficoltà di approvvigionamento.

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PIL al livello tendenziale nel 2025, il tasso di crescita del PIL sarebbe superiore di 1,9 punti percentuali nel 2024 e 2,3 nel 2025.
Pertanto, nello scenario più sfavorevole la crescita del PIL in termini reali nel 2022 sarebbe pari a 0,6 per cento e nel 2023 a 0,4 per cento. Giacché il 2022 eredita 2,3 punti percentuali di crescita dal 2021, la crescita del PIL nel corso del 2022 sarebbe nettamente negativa, mentre il deflatore dei consumi crescerebbe del 7,6 per cento. Queste valutazioni si riferiscono al quadro tendenziale, giacché è evidente che a un simile scenario si risponderebbe con una manovra di sostegno all’economia più robusta di quella ipotizzata nel programmatico del presente documento.
Infine, va sottolineato che il modello utilizzato per le simulazioni è a coefficienti fissi e pertanto non può cogliere i cambiamenti tecnici e comportamentali indotti da shock di prezzo della dimensione e durata considerata.Tali cambiamenti potrebbero avere riflessi sia in aumento che in riduzione sul prodotto aggregato il cui saldo netto è di difficile quantificazione ex ante.

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I.6	COLLEGATI ALLA DECISIONE DI BILANCIO
A completamento della manovra di bilancio 2023-2025, il Governo dichiara quali collegati alla decisione di bilancio:

●	DDL "Disposizioni per l'attuazione dell'autonomia differenziata di cui all'articolo 116, comma 3, Cost.".
●	DDL di revisione del Testo Unico dell'ordinamento degli enti locali.
●	DDL delega riforma fiscale.
●	DDL delega riforma giustizia tributaria.
●	DDL riordino settore dei giochi.
●	DDL su revisione organica degli incentivi alle imprese e potenziamento, razionalizzazione, semplificazione del sistema degli incentivi alle imprese del Mezzogiorno".
●	DDL su disposizioni per lo sviluppo delle filiere e per favorire l'aggregazione tra imprese.
●	DDL di revisione del d. lgs. 10 febbraio 2010, n. 33 (codice della proprietà industriale).
●	DDL per l'aggiornamento e il riordino della disciplina in materia di salute e sicurezza nei luoghi di lavoro.
●	DDL "Delega al Governo e altre disposizioni in materia di spettacolo", AS2318.
●	DDL recante misure di attuazione del Patto per la salute 2019-2021 e per il potenziamento dell'assistenza territoriale.
●
DDL "delega recante principi e criteri direttivi per il riordino della disciplina degli Istituti di ricovero e cura a carattere scientifico di diritto pubblico, di cui al decreto legislativo 16 ottobre 2003, n. 288".

●
DDL "Delega al Governo per il coordinamento e il graduale aggiornamento della fascia anagrafica di riferimento delle politiche giovanili nonché misure per la promozione dell'autonomia e dell'emancipazione dei giovani".

●
DDL di delega per la riforma del decreto legislativo 29 marzo 2004, n. 102 ("Interventi finanziari a sostegno delle imprese agricole, a norma dell'articolo 1, comma 2, lettera i), della legge 7 marzo 2003, n. 38").

●	DDL "Sistema degli interventi a favore degli anziani non autosufficienti".
●	DDL "Legge sulla montagna".
●	DDL "Valorizzazione del sistema della formazione superiore e della ricerca".
●	DDL "Legge annuale sulla concorrenza 2021".
●	DDL di adeguamento delle pensioni di invalidità.
●	DDL recante disposizioni per lo sviluppo e la valorizzazione delle isole minori.

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II.1	L’ECONOMIA INTERNAZIONALE
Dopo la forte contrazione registrata nel 2020, pari al 3,1 per cento secondo il Fondo Monetario Internazionale (FMI), il PIL mondiale è cresciuto di circa il 6 per cento nel 2021, salendo quindi ampiamente sopra ai livelli precrisi grazie alla crescente disponibilità di vaccini contro il Covid-19. Sebbene la cooperazione internazionale sia molto migliorata in questo campo, l’accesso ai vaccini ha presentato profonde differenze tra i Paesi avanzati e quelli emergenti o in via di sviluppo1. Ciononostante, le economie meno sviluppate hanno continuato a registrare un tasso di crescita superiore a quello delle economie avanzate (6,5 per cento contro 5 per cento, secondo le stime più recenti del FMI).
La performance delle attività produttive nel 2021 si è mantenuta su ritmi di crescita elevati fino ai mesi finali dell’anno, quando è stata rallentata dal diffondersi di nuove varianti del virus e dalle conseguenti limitazioni ai contatti sociali e da lockdown selettivi in alcuni Paesi.
Nell’ultimo trimestre del 2021, la crescita del PIL degli Stati Uniti ha riaccelerato (all’1,8 per cento t/t dallo 0,6 per cento del trimestre precedente), raggiungendo così un incremento del 5,6 per cento nel complesso dell’anno. Ha invece decelerato il ritmo di crescita dell’Eurozona (allo 0,3 dal 2,3 per cento t/t), con un aumento del PIL del 5,4 per cento nell’intero anno, che consente di recuperare in larga parte la contrazione dell’anno precedente. All’esterno dell’UE, il prodotto del Regno Unito registra un incremento dell’1,0 per cento t/t, in linea con il trimestre precedente, raggiungendo una crescita annua del 7,5 per cento (dal -9,4 per cento del 2020).
Nel continente asiatico, la Cina e il Giappone si espandono nell’ultimo trimestre del 2021 al ritmo più sostenuto dall’inizio dell’anno (rispettivamente dell’1,1 per cento t/t e dell’1,6 per cento t/t). Complessivamente, il prodotto giapponese torna a crescere nel 2021 (1,7 per cento), dopo due anni di contrazione. La ripresa della Cina risulta robusta (8,8 per cento), con un tasso di crescita superiore a quelli registrati negli ultimi dieci anni.

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1 Alla fine del 2021, circa il 50 per cento della popolazione mondiale aveva completato un ciclo vaccinale. Nell’Unione Europea la percentuale toccava circa il 70 per cento, con un intervallo tra l’81 e 70 per cento per i maggiori Paesi europei (Francia, Germania, Italia e Spagna). Tra le maggiori economie avanzate, la popolazione vaccinata era circa il 63 per cento negli Stati Uniti e poco al di sopra del 78 per cento in Giappone. In Asia, la rapida campagna vaccinale promossa in Cina ha raggiunto oltre l’83 per cento della popolazione, mentre in India la copertura era poco al di sopra del 43 per cento. Al contrario, nel complesso dei Paesi a basso reddito la quota sfiorava appena il 4 per cento (Fonte: Our World in Data, https://ourworldindata.org/covid-vaccinations, dati al 28 Marzo 2022).

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Alla ripresa della crescita globale nel 2021 si è accompagnata un’espansione del commercio mondiale rilevata dal CPB olandese del 10,3 per cento2. Allo stesso modo, gli Investimenti diretti esteri (IDE) globali hanno superato i livelli pre-pandemia, aumentando del 77 per cento, concentrandosi soprattutto nelle aree avanzate e negli investimenti in infrastrutture, sostenuti dalle politiche di stimolo all’economia adottati dai maggiori Paesi3.

La rapidità della crescita della domanda ha, tuttavia, determinato difficoltà dal lato dell’offerta nel soddisfare le maggiori richieste di beni e servizi, anche in relazione ai cambiamenti dello stile di vita e delle modalità di lavoro indotti dalla pandemia. In particolare, la robusta richiesta di dispositivi elettronici ha accresciuto la necessità di materie prime e di input intermedi specifici (quali i semiconduttori) divenuti essenziali nelle catene produttive mondiali. I maggiori Paesi produttori sono tre (Cina, Taiwan e Corea del Sud) e la scarsa disponibilità di tali risorse ha creato rallentamenti in diversi settori, come quello dell’auto e degli apparati tecnologici4. Per tale motivo, le maggiori economie hanno elaborato strategie per ridurre la dipendenza dall’estero5.
Le difficoltà di approvvigionamento di materie prime, i maggiori costi dei trasporti internazionali (sia marittimi sia su strada) e la forte domanda di beni durevoli rispetto a quella per i servizi si sono tradotti in pressioni inflazionistiche, accentuatesi a partire dalla seconda metà del 2021, soprattutto nelle economie avanzate. L’aumento dei costi delle materie prime si è tradotto in forti pressioni inflattive sui prezzi alla produzione e al consumo, dovute anche al trasferimento del maggior onere da parte delle imprese sui consumatori per salvaguardare i margini di profitto.

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2 CPB Netherlands Bureau for Economic Analysis, CPB World Trade Monitor, 25 marzo 2022.
3 In termini settoriali, gli IDE nella manifattura sono risultati più contenuti, ad eccezione dei comparti a maggior contenuto tecnologico e digitale. Tra le aree geo-economiche, gli Stati Uniti (+114 per cento, derivante soprattutto da fusioni e acquisizioni) e la Cina (+20 per cento, in particolare nei servizi) hanno registrato notevoli incrementi nell’afflusso di IDE, mentre questi sono risultati di entità inferiore nell’Unione Europea (8 per cento); nelle maggiori economie europee, gli IDE sono risultati poco al di sotto del livello pre-pandemia (Fonte: UNCTAD, ‘Investment Trade Monitor’, N. 40, Gennaio 2022, https://unctad.org/system/files/official-document/diaeiainf2021d3_en.pdf).
4 A. M. Santacreu, J. LaBelle, "Global Supply Chain Disruptions and Inflation During the COVID-19 Pandemic," Federal Reserve Bank of St. Louis Review, Forthcoming 2022,
https://research.stlouisfed.org/publications/review/2022/02/07/global-supply-chain-disruptions-and-inflation-during-the-covid-19-pandemic .
5 Negli Stati Uniti il CHIPS Act finanzia gli investimenti per sostenere la produzione e la ricerca in tale comparto. Nel marzo del 2022 ulteriori finanziamenti sono stati approvati per 52 miliardi di dollari.
Nell’UE, a seguito del discorso della Presidente della Commissione Europea, Ursula Von der Leyen, del 15 settembre 2021, è stato approvato lo European Chips Act, che mira a potenziare le competenze e la produzione dell’UE in tale ambito, con l’obiettivo di portare la quota di presenza dell’Unione sul mercato globale al 20 per cento entro il 2030 (Fonti: Semiconductor Industry Association per gli Stati Uniti,
https://www.semiconductors.org/sia-echoes-president-bidens-call-for-enactment-of-investments-in-semiconductor-technology/; European Commission, ‘European Chips Act: Communication, Regulation, Joint Undertaking and Recommendation’, 8 Febbraio 2022, https://digital-strategy.ec.europa.eu/en/library/european-chips-act-communication-regulation-joint-undertaking-and-recommendation ).
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FIGURA II.1: INDICI DEI PREZZI DELLE PRINCIPALI COMMODITIES (indici 2016=100, dati aggiornati al 28 marzo 2022)

Fonte: IMF, Commodity Data Portal.

L'inflazione globale ha continuato a crescere dall’autunno, inizialmente riflettendo soprattutto un marcato rincaro di carburanti, gas ed elettricità. La componente energetica ha influito per oltre la metà dell’inflazione complessiva registrata nei mesi autunnali. Dalla fine del 2021, si è accentuata la crescita del prezzo del petrolio, superando i 130 dollari al barile e sfiorando i livelli massimi raggiunti nell’estate del 2008, per poi collocarsi intorno ai 110 dollari. Le quotazioni del gas naturale hanno superato i 200 dollari per megawattora, per poi ridimensionarsi tra i 100 e i 120 dollari.
Prima dello scoppio della guerra in Ucraina, si riteneva che le pressioni inflazionistiche sarebbero state temporanee. Nel corso del 2022, si attendeva una stabilizzazione dei prezzi dell’energia e una normalizzazione dei consumi, unitamente all’attenuazione delle strozzature dal lato dell’offerta con minori pressioni sui prezzi. Peraltro, si riconosceva che il graduale ritorno dell’economia al pieno utilizzo della capacità produttiva e gli ulteriori miglioramenti del mercato del lavoro avrebbero potuto innescare una più rapida crescita salariale, con il rischio di rendere più persistente un’inflazione inizialmente considerata come temporanea.
Tuttavia, la tendenza al rialzo dell’inflazione è proseguita, determinata principalmente dai più elevati costi dell’energia che spingono al rialzo i prezzi di beni e servizi in molti settori, nonché dai rincari dei beni alimentari.
Le tensioni geopolitiche prima e l’invasione militare dell’Ucraina da parte della Russia poi, hanno esacerbato la volatilità dei prezzi che si è estesa a tutte le materie prime. Incrementi rilevanti si sono registrati anche nel settore alimentare, in particolare per il grano, fortemente sensibile alle evoluzioni del conflitto per il ruolo dell’Ucraina come esportatore di grano, per il mais e per il cotone. Anche il segmento dei metalli ha subìto forti rialzi, soprattutto il prezzo del nickel, molto

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importante nella siderurgia e per le batterie, ma anche quelli del ferro, dell’alluminio e del palladio.

A seguito delle tensioni belliche diviene più incerto stabilire quando le pressioni inflazionistiche globali si allenteranno. Un prolungamento dell’azione militare russa in Ucraina avrebbe forti ripercussioni negative sull’inflazione, oltre che sulla crescita economica.
Una prima valutazione dell’impatto del conflitto russo-ucraino è stata formulata dalla Banca centrale europea (BCE), che ha delineato due scenari alternativi rispetto a quello di base, reso noto in occasione della riunione di marzo del Consiglio direttivo6. Nello scenario più negativo, l’inflazione nell’area dell’euro arriverebbe al 7,1 per cento nel 2022, per poi scendere al 2,7 nel 2023 e tornare al di sotto del 2 per cento nel 2024. In tale scenario, il tasso d’inflazione risulta due punti più alto rispetto a quello base e l’effetto è guidato da un incremento maggiore e più prolungato dei prezzi delle materie prime, con l’assunzione di una più elevata elasticità dei prezzi rispetto ai tagli dell’offerta e minori compensazioni.
Nell’area dell’euro l’inflazione ha raggiunto il 5,9 per cento in febbraio, spinta principalmente dal comparto energetico, che ha risentito degli incrementi del gas e delle tariffe dell’elettricità. Anche il comparto alimentare ha registrato sensibili rialzi, salendo a febbraio del 4,2 per cento. L’inflazione di fondo risulta sopra il target della BCE, al 2,7 per cento.
Negli Stati Uniti, ha continuato ad accentuarsi la crescita dei prezzi, con l’indice di quelli al consumo che si è attestato al 7,9 per cento a/a in febbraio, toccando il livello più alto dai primi anni ‘80; analogo incremento si riscontra per la componente di fondo (al 6,4 per cento a/a). Prevale l’apporto della componente dell’energia, cui si affianca quello dei beni alimentari7.
Nel Regno Unito l’inflazione ha toccato il 6,2 per cento in febbraio, il livello più elevato degli ultimi trent’anni, per effetto degli aumenti dei beni alimentari e dell’energia.

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6 BCE, ‘Previsioni macroeconomiche degli esperti’, marzo 2022.
7 Uno studio della BCE (Gerrit Koester, Jakob Nordeman and Michel Soudan, Comparing recent inflation developments in the United States and the euro area, pubblicato nel Bollettino economico della BCE n. 8 del 2021) aveva messo in luce le differenze tra l’andamento dell’inflazione negli Stati Uniti e l’Eurozona. L'inflazione complessiva è aumentata notevolmente sia negli Stati Uniti sia nell'area dell'euro nei mesi recenti, ben prima dello scoppio della guerra, dopo essere diminuita nel 2020. Gli effetti legati alla ripresa dei prezzi dell'energia dopo la caduta del 2020 hanno svolto un ruolo importante in questo aumento. Tuttavia, l’inflazione complessiva è stata molto più sostenuta negli Stati Uniti rispetto all’Eurozona. L'inflazione CPI al netto di generi alimentari ed energia negli Stati Uniti era già nella scorsa estate sopra i livelli del febbraio 2020, a differenza della corrispondente dinamica nell’area dell’euro. I prezzi delle auto usate, i costi dei trasporti e gli aumenti degli affitti sono alcuni degli elementi che concorrono a spiegare tali differenze. Oltre ai costi dell’energia, hanno continuato a incidere i rialzi dei prezzi delle auto usate, sospinti dalla mancanza di microprocessori e dal conseguente ritardo nella consegna di auto nuove, e i rincari degli affitti. In prospettiva, i recenti aumenti salariali potrebbero contribuire a mantenere elevata l’inflazione statunitense.

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FIGURA II.2: INFLAZIONE AL CONSUMO DEI MAGGIORI PAESI (variazioni percentuali A/A)

Fonte: Refinitiv.

Le pressioni sulle materie prime hanno interessato anche le maggiori economie del continente asiatico. In Cina, i prezzi alla produzione sono aumentati dell'8,8 per cento a/a in febbraio, mentre l’inflazione al consumo non sembra ancora risentirne: l’indice dei prezzi al consumo è rimasto invariato, rispetto a gennaio, allo 0,9 per cento. Il governo cinese ha fissato al 3 per cento l’inflazione per il 2022. Tuttavia, considerando che il Paese importa oltre il 70 per cento del petrolio e il 40 per cento di gas naturale, la crisi russo-ucraina potrebbe influenzare la dinamica dei prezzi nei prossimi mesi. In Giappone accelerano i prezzi alla produzione: l’indice aumenta del 9,3 per cento a/a, risultando questo l’incremento più elevato dall’inizio della rilevazione (dal 1981). L’apporto maggiore è fornito dai carburanti. L’inflazione al consumo è risalita dai livelli molto bassi in autunno (0,6 per cento a febbraio). L’attuale conflitto in Ucraina potrebbe portare l’inflazione al consumo più vicina all’obiettivo del 2 per cento della BoJ, ma incidere allo stesso tempo sui consumi privati.
Gli eventi più recenti hanno quindi accresciuto il grado di persistenza dell’inflazione rispetto a quanto previsto, inducendo le banche centrali a rivedere l’orientamento della politica monetaria.
Il percorso di rientro verso politiche meno espansive varia tra le diverse aree: Stati Uniti e Regno Unito hanno avviato il processo di normalizzazione delle rispettive politiche monetarie alla fine del 2021, a fronte di un atteggiamento più cauto assunto in Europa, e di un orientamento ancora espansivo in Giappone.
Negli Stati Uniti, la Federal Reserve ha mantenuto in essere i programmi di sostegno alle transazioni nei mercati finanziari, all’erogazione di prestiti alle piccole e medie imprese (PMI) e alle autorità statali e locali. Dal giugno del 2020 fino al novembre del 2021, la Fed aveva ampliato il programma di acquisti mensili dei titoli di Stato fissando questi a 80 miliardi di dollari e quelli di titoli garantiti da ipoteche su immobili a 40 miliardi di dollari. Il rafforzamento dell’economia e il sostanziale raggiungimento degli obiettivi di massima occupazione e stabilità dei

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prezzi hanno portato alla decisione di ridurre l’entità dei programmi mensili di acquisto. Dal dicembre del 2021, l’ammontare degli acquisti è stato ridotto di 20 miliardi di dollari per i titoli di Stato e di 10 miliardi per i titoli garantiti da ipoteche. Al contempo, la Fed ha mantenuto i tassi di riferimento tra lo 0-0,25 per cento.
Nell’ultima riunione del 2021 è stato stabilito l’innalzamento dei tassi di interesse nel corso del 2022. Tale decisione si è concretizzata nella riunione di metà marzo, con l’aumento dei tassi di riferimento allo 0,25-0,5 per cento, per la prima volta dal 2018, per il persistere delle forti pressioni inflazionistiche8. Nello stesso mese, la Fed ha stabilito di terminare i programmi di acquisti netti di titoli.
La Banca d’Inghilterra ha avviato il rialzo del tasso di interesse nelle riunioni di dicembre del 2021 e di febbraio (+0,25pp in ciascuna), comunicando la possibilità di ulteriori incrementi nei prossimi mesi allo scopo di riportare il tasso di inflazione al target del 2 per cento; si è inoltre concluso il programma di acquisto di titoli, che ha raggiunto la soglia stabilita di 895 miliardi di sterline. L’Istituto ha inoltre votato all’unanimità la successiva riduzione del portafoglio di titoli pubblici e privati, che avverrà interrompendo il reinvestimento dei titoli che giungono progressivamente a scadenza. Nella riunione di marzo9, la Bank of England ha aumentato il tasso di policy per la terza volta, portandolo allo 0,75 per cento (+25 punti base), il livello pre-pandemia10, segnalando inoltre che ulteriori incrementi potrebbero essere opportuni nei prossimi mesi.
La BCE ha mostrato di voler normalizzare la politica monetaria in maniera più graduale. Nella riunione di marzo11, il Consiglio direttivo ha deciso di accelerare la fine degli acquisti netti di titoli sul mercato aperto nell’ambito del programma APP, aprendo la strada ad una conclusione entro il terzo trimestre. Modificando le indicazioni prospettiche (forward guidance), l’Istituto ha annunciato un rialzo dei tassi successivamente alla fine degli acquisti, preferendo una maggiore gradualità. Il Consiglio Direttivo ha previsto che i tassi di interesse di riferimento rimarranno ai livelli attuali fino a quando l'inflazione non raggiungerà il 2 per cento nell’orizzonte di previsione. Già in dicembre aveva stabilito la fine degli acquisti di attività del piano pandemico alla fine di marzo del 2022.
L’orientamento espresso dalle banche centrali dei maggiori Paesi dell’Asia rimane espansivo. La politica monetaria giapponese ha continuato ad essere accomodante, mantenendo tassi di interesse a breve negativi e il rendimento sui titoli di Stato decennali intorno allo zero. Alla fine del 2021, la Banca del Giappone ha deciso di continuare i programmi di acquisto fino al primo trimestre del 2022, iniziando a ridurli a partire da aprile. Sono, inoltre, stati estesi all’autunno le misure di supporto al finanziamento delle imprese. L’indirizzo espansivo della politica monetaria è considerato adeguato anche alla luce delle attuali pressioni inflazionistiche, in quanto queste ultime sono principalmente legate alla componente energetica.
La Banca popolare cinese ha anch’essa attuato interventi fortemente espansivi, effettuando diverse iniezioni di liquidità nel sistema bancario e finanziario. La

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8 Federal Reserve, ‘Monetary Policy Report’, 25 Febbraio 2022; Federal Reserve, Press Release, 16 Marzo 2022.
9 Bank of England, ‘Monetary Policy Summary’, 16 Marzo 2022.
10 La decisione è stata presa con il voto favorevole di otto dei nove membri del Comitato di Politica Monetaria, perché un membro avrebbe preferito mantenere i tassi invariati.
11 ECB, ‘Monetary policy decisions’, 10 Marzo 2022, ECB Press release.

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riduzione dei tassi di interesse di riferimento per i prestiti a uno e a cinque anni, unitamente alla diminuzione dei requisiti di riserva per gli istituti bancari, hanno favorito il contenimento dei costi di finanziamento delle imprese. I principali obiettivi perseguiti hanno riguardato la fluidità dell’erogazione del credito alle imprese, in particolare a quelle piccole e medie nei settori innovativi, e la correzione dell’eccessiva esposizione nel settore immobiliare. Nel corso del 2022, l’intonazione della politica monetaria sarà ancora accomodante e orientata a sostenere la stabilità della domanda interna. Dal lato dell’inflazione, la Banca centrale si attende una riduzione nella crescita dei prezzi alla produzione in relazione al ridursi degli squilibri tra la domanda e l’offerta globali12.

La dinamica complessiva dei mercati finanziari nel 2021 è stata positiva ed in grado di supportare la crescita. Le politiche delle autorità monetarie in tutti i maggiori Paesi avanzati hanno garantito liquidità sufficiente per il contenimento del rischio default e, conseguentemente, dei tassi di finanziamento per le autorità fiscali e il settore privato. Le buone condizioni economiche hanno, quindi, favorito una riduzione del rapporto debito/PIL globale al 351 per cento (nel 2019 era pari al 323 per cento), in riduzione di 9 punti percentuali rispetto al valore massimo raggiunto nel 2020, con un contemporaneo aumento dell’indebitamento di 10 trilioni di dollari, per un valore complessivo di 303 trilioni di dollari. Con riferimento alla stabilità finanziaria, la percentuale di emissioni in valuta estera dei Paesi emergenti nel 2021 è stata pari al 13 per cento, in una dinamica che conferma una riduzione del rischio legato ai rialzi dei tassi d’interesse americani13.
Il moderato premio al rischio nel mercato obbligazionario e i piani di spesa pubblica, in un contesto di diffusa ripresa economica, hanno contribuito ad un aumento stabile delle quotazioni azionarie nei maggiori Paesi avanzati, con una volatilità contenuta se considerata alla luce del protrarsi della situazione pandemica14.
Più recentemente, la fase rialzista dei mercati azionari si è indebolita a seguito delle aspettative di stretta monetaria (specialmente negli Stati Uniti) e poi interrotta all’inizio del 2022 con il sopraggiungere delle informazioni sui piani di invasione dell’Ucraina da parte della Russia. L’instabilità geopolitica, con conseguenze sui mercati delle materie prime e sulle previsioni di crescita, ha prodotto significative correzioni al ribasso per tutti gli indici azionari.
Nel mercato valutario la tendenza al deprezzamento dell’euro nei confronti del dollaro, in anticipazione delle differenti politiche monetarie delle rispettive banche centrali e dei differenziali di crescita, si è consolidata nei primi mesi del 2022 a causa della domanda di dollari come valuta rifugio e delle asimmetriche esposizioni dei Paesi verso il conflitto.
L’inizio del conflitto tra Russia e Ucraina, unitamente al perdurare della pandemia, orientano maggiormente al ribasso gli elementi di rischio dello scenario globale. Gli effetti della guerra in corso potrebbero influire sulla prosecuzione della

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12 People’s Bank of China (PBoC), ‘China Monetary Policy Implementation Report Q4 2021’, 11 Febbraio 2022, http://www.pbc.gov.cn/en/3688229/3688353/3688356/4271098/4515014/2022032411414559365.pdf .
13 Institute of International Finance, “Global Debt Monitor: EM Debt: The Good, the Green, and the Ugly”, 2022.
14 Un’importante eccezione è rappresentata dal Giappone, con indici azionari relativamente costanti a causa della bassa crescita come effetto delle frequenti restrizioni anti-Covid.

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normalizzazione della politica monetaria, intrapresa dalle diverse banche centrali, dopo le misure eccezionalmente espansive adottate nel periodo 2020-2021 per fronteggiare la crisi pandemica.
La ripresa economica e la transizione ecologica hanno incrementato la domanda di materie prime nella filiera della elettrificazione dei trasporti. I prezzi dell’energia e delle commodity, cresciuti rapidamente nella seconda parte del 2021, hanno accelerato ulteriormente dopo lo scoppio del conflitto. Trattandosi di spinte inflazionistiche dal lato dell’offerta, i rischi per la crescita associati al perdurare del conflitto aumenterebbero qualora le banche centrali decidessero di intervenire in modo più deciso per contenere gli aumenti dei prezzi al consumo, soprattutto nelle economie ancora distanti dalla piena occupazione.
In quest’ottica la situazione nei mercati petroliferi mondiali è stata caratterizzata dalle decisioni dell'OPEC+ di incrementare con cautela la produzione di greggio (circa 400.000 barili al giorno ogni mese), mentre la ripresa economica trainava la domanda. Le stime dell’International Energy Agency15 suggeriscono che nei prossimi trimestri la domanda mondiale potrebbe aumentare di altri 1,3 milioni di barili al giorno, tornando definitivamente al livello pre-Covid di 99,7 milioni di barili al giorno alla fine del 2022. Le limitazioni all’offerta di natura tecnica e decisionale riscontrate nel 2021 e nei primi mesi del 2022 pongono un rischio sull’effettiva capacità di assorbire le tensioni nel mercato del gas.
L’attuale contesto internazionale ha indotto l’OCSE a rivedere al ribasso le stime di crescita globale per il 2022. Nelle previsioni rilasciate all’inizio di marzo, l’OCSE assume che le tensioni nei mercati finanziari e dell’energia si protrarranno per un anno. Rispetto alla valutazione pubblicata a dicembre, l’Istituto prevede un tasso di crescita dell’economia mondiale del 3,4 per cento (-1,1pp) e un incremento di 2,5pp dell’inflazione16. In particolare, il tasso di crescita degli Stati Uniti viene corretto al 2,8 per cento (dal 3,7 per cento), in linea con la stima pubblicata dalla FED il 16 marzo. La previsione per l’Eurozona è stata tagliata di circa 1,4pp, portandola al 2,9 per cento. Le stime del 10 marzo pubblicate dalla BCE, invece, prefigurano la crescita dell’area dell’euro del 3,7 per cento nello scenario base e del 2,5 in quello avverso. Anche le previsioni per gli altri maggiori Paesi saranno modificate alla luce degli eventi in corso.
Nel complesso, l’economia internazionale è chiamata a fronteggiare un’inflazione da materie prime con possibili interruzioni nelle catene di approvvigionamento. Inoltre, gli effetti del conflitto potrebbero condurre ad una maggiore fragilità dei mercati emergenti, all’estromissione dell’undicesima economia mondiale dai canali commerciali e finanziari e ad un’ulteriore volatilità nei mercati.

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15 IEA, ‘Oil Market Report’, Marzo 2022, https://www.iea.org/reports/oil-market-report-march-2022 .
16 OCSE, ‘OECD Economic Outlook, Interim Report March 2022: Economic and Social Impacts and Policy Implications of the War in Ukraine’, Marzo 2022, https://www.oecd-ilibrary.org/sites/4181d61b-en/index.html?itemId=/content/publication/4181d61b-en ; OCSE, ‘OECD Economic Outlook, Volume 2021 Issue 2’, Dicembre 2021, https://doi.org/10.1787/66c5ac2c-en.

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FIGURA II.3: PREZZI BRENT E GAS NATURALE

Fonte: EIA, elaborazioni MEF e Refinitiv.

FOCUS	Le sanzioni dell’Unione Europea nei confronti della Russia
Le sanzioni dell’Unione Europea (UE) nei confronti della Federazione Russa, non nascono in concomitanza dell’attacco all’Ucraina del 24 febbraio scorso, ma sono state estese e rese gradualmente più incisive dal 2014 in poi, originariamente in reazione all’annessione non riconosciuta della Crimea e all’occupazione di parti del Donbass. L’UE ha risposto con misure che sono alla base dell’attuale sistema sanzionatorio: il congelamento dei beni di 21 individui ritenuti responsabili dell’annessione, il blocco del commercio e degli investimenti in Crimea in settori strategici dell’economia (infrastrutture, trasporti, telecomunicazioni e energia), l’embargo sulla componentistica ad uso militare e misto (civile/militare) da e verso la Russia, e varie limitazioni al rifinanziamento a favore di cinque banche a partecipazione statale. Il successivo allungamento della lista di individui a cui è vietato l’ingresso nell’UE, e i cui beni sono congelati, è avvenuto in risposta all’avvelenamento di Sergei Skripal (2018) in Gran Bretagna e all’avvelenamento dell’attivista russo Aleksej Navalnyj (2020), nonché ad attacchi cibernetici contro l’OPAC (2017) e il Bundestag (2015), alle violazioni dei diritti umani in Cecenia e alla recente condanna di Aleksej Navalnyj.

Dall’inizio del conflitto in Ucraina, l’impianto di restrizioni agli scambi con la Russia è stato esteso a livelli precedentemente inimmaginabili. Al 28 febbraio, il totale dei soggetti sanzionati era di 696 individui – incluse figure di spicco del governo russo e membri della Duma – e 56 entità, lista che si è ulteriormente allungata, nella prima metà di marzo, con l’inclusione dei 160 imprenditori e membri del Consiglio della Federazione che hanno votato a favore del riconoscimento delle repubbliche separatiste di Donetsk e Luhansk, di altri 15, tra oligarchi, dirigenti d’azienda e giornalisti, e di ulteriori 9 imprese operanti nei settori dell’aviazione, cantieristica navale e armamenti.

In ambito commerciale, il blocco a scambi e investimenti precedentemente varato per la sola Crimea (nel giugno 2014) è stato esteso, sin dal 23 febbraio, alle due nuove repubbliche separatiste; l’embargo sui componenti a doppio uso (militare e civile) varato a luglio 2014 si applica, da fine febbraio, anche nei confronti di utenti finali non militari e viene esteso, a metà marzo, ad una selezione di prodotti siderurgici, oltre che a tutti i beni di lusso. Viene inoltre vietato l’impiego di finanziamenti pubblici nel commercio con la Federazione (25 febbraio) e l’effettuazione di operazioni commerciali con partecipate statali russe (oltre il 50%, 9 marzo).

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Anche il settore dei servizi è coinvolto nell’impianto sanzionatorio, specialmente in ambiti strategici. Nell’aeronautica, oltre al divieto di vendere vettori e pezzi di ricambio varato il 25 febbraio, le imprese europee sono tenute a non fornire equipaggiamenti, manutenzione, revisione o assicurazione, così come pure nei settori spaziale e marittimo (sanzioni del 9 marzo), e della produzione energetica (15 marzo). Nei servizi finanziari, da metà aprile in poi sarà vietato fornire rating del credito a tutte le persone fisiche e giuridiche russe o residenti in Russia.

Tra le misure più efficaci, sono da annoverarsi quelle rivolte al settore bancario. Oltre all’impossibilità di completare transazioni su nuovi titoli e strumenti finanziari con la Federazione, il governo, la Banca Centrale e le controllate statali russe, è anche vietato, da fine febbraio, il finanziamento ad alcuni istituti di credito (ad esempio Alfa Bank), imprese a controllo pubblico (come Russian Railways) e società già incluse nelle sanzioni. Alle banche europee è proibito accettare depositi superiori a EUR 100.000 da persone fisiche o giuridiche russe (residenti o cittadini) o seguirne la gestione titoli. Con la Decisione del Consiglio 2022/335 e il Regolamento 2022/334 del 28 febbraio è stato introdotto il divieto di transazioni relative alla gestione delle riserve e degli asset della Banca Centrale Russa e di ogni altra entità che opera per suo conto o sotto la sua direzione determinandone, a tutti gli effetti, il congelamento delle riserve. Il giorno successivo, sette tra le principali banche russe sono state escluse dal sistema di pagamenti internazionale SWIFT.

Da sottolineare, infine, le limitazioni agli scambi in ambito tecnologico e al settore dell’informazione. Oltre al già citato embargo in ambito militare, a metà marzo viene esteso al settore energetico il bando, già in vigore per aviazione e spazio, al trasferimento di beni e tecnologie che possano contribuire al rafforzamento o allo sviluppo della difesa della Federazione. Per contrastare la propaganda russa, invece, a inizio marzo sono state oscurate le trasmissioni di Russia Today e Sputnik.

II.2	ECONOMIA ITALIANA: TENDENZE RECENTI
Dopo il calo dell’attività causato dalla pandemia, nel 2021 l’economia italiana ha registrato un deciso recupero: il PIL è cresciuto del 6,6 per cento in termini reali, superando la previsione della NADEF (6,0 per cento). Pur in presenza di una marcata ripresa dell’attività, a fine 2021 il PIL trimestrale si collocava 0,3 punti al di sotto della fase pre-crisi. Durante l’anno la dinamica del PIL ha seguìto l’evoluzione della pandemia, beneficiando, a partire dai mesi estivi, dell’entrata a regime della campagna di immunizzazione e del progressivo allentamento delle restrizioni alla mobilità.
In un quadro di ripresa, la solo parziale riattivazione della produzione non ha assecondato il robusto recupero della domanda, innescando pressioni sulla capacità esistente. Tale fenomeno si è accompagnato a interruzioni nelle catene di fornitura e conseguenti scarsità di materiali, alimentando tendenze inflazionistiche che, dapprima circoscritte ai beni energetici, si sono poi gradualmente estese ad altri prodotti. Per limitare le conseguenze provocate dall’aumento dei prezzi energetici sui bilanci di famiglie e imprese, il Governo ha adottato diversi provvedimenti17 a sostegno dei settori produttivi e dei nuclei familiari più esposti.

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17 Legge 106/2021 per 1,2 miliardi; L.171/2021 per 3,5 miliardi e L.234/2021 per circa 5,5 miliardi. Il 18 febbraio è stato approvato dal Consiglio dei ministri un decreto-legge che ha introdotto misure urgenti per il contenimento dei costi dell’energia elettrica e del gas naturale per circa 5,5 miliardi.

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Produzione e domanda aggregata
Dopo un primo trimestre moderatamente positivo (0,3 per cento t/t), l’attività ha registrato un forte incremento nel secondo (2,7 per cento t/t) e nel terzo trimestre (2,5 per cento t/t), decelerando nell’ultimo quarto d’anno (0,6 per cento t/t). La crescita annuale del PIL è stata trainata dalla domanda finale (con un contributo di 6,3 punti percentuali). Il contributo delle scorte è stato pari a 0,3 punti percentuali, mentre è risultato nullo quello del commercio estero netto.

FIGURA II.4: CONTRIBUTI ALLA CRESCITA DEL PIL (p.p. del PIL, scala sx; variazioni % t/t scala dx)

Fonte: ISTAT.

Nel dettaglio delle componenti della domanda, i consumi delle famiglie hanno registrato una ripresa particolarmente significativa (5,2 per cento), tuttavia ancora insufficiente a recuperare i livelli pre-crisi. Dopo la flessione del primo trimestre, connessa al timore del contagio e alle misure di restrizione alla mobilità18, la spesa delle famiglie ha segnato robusti incrementi nei trimestri centrali dell’anno, per poi registrare una variazione lievemente negativa nel quarto trimestre.
La crescita della spesa per consumi è risultata maggiore di quella del reddito disponibile lordo delle famiglie consumatrici (3,9 per cento), determinando una riduzione della propensione al risparmio delle famiglie al 13 per cento circa, che - seppure inferiore rispetto al livello registrato nello stesso periodo del 2020 - riflette comunque livelli eccezionalmente elevati. Nonostante l’incremento della domanda e le maggiori occasioni di socialità, il cospicuo ammontare di risparmi accumulato nel 2020 si è tradotto solo parzialmente in maggiori consumi nel 202119. Secondo

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18 “Principali risultati della quarta edizione dell’indagine straordinaria sulle famiglie italiane”, Note covid-19, Banca d’Italia. https://www.bancaditalia.it/pubblicazioni/note-covid-19/2021/Nota_Covid_ISF4_210521.pdf.
19 “I risparmi accumulati durante la pandemia e le proiezioni sui consumi”, in Bollettino Economico 3/2021, Banca d’Italia. https://www.bancaditalia.it/pubblicazioni/bollettino-economico/2021-3/boleco-3-2021.pdf.

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l’“Indagine sul Risparmio e sulle scelte finanziarie degli italiani 2021”20 le famiglie avrebbero accumulato risparmi principalmente per motivi precauzionali. Durante lo scorso anno è aumentata infatti la quota di risparmiatori costretta a posticipare i programmi di spesa a causa delle restrizioni per il contenimento dei contagi.
Con il venir meno delle limitazioni, la propensione a spendere nei comparti più colpiti dalla pandemia - tra cui alberghi, bar e ristoranti - è cresciuta, anche se in modo eterogeneo tra i diversi nuclei familiari. Ulteriori informazioni sull’entità del risparmio delle famiglie sono desumibili dai dati sui depositi: nel corso della pandemia i depositi bancari delle famiglie residenti sono cresciuti, complessivamente, di circa 126 miliardi, ovvero circa 7 punti di PIL. I prestiti hanno segnato un aumento più contenuto (33,6 miliardi, 5,3 per cento in più rispetto al 2019)21. In particolare, si è osservata una tendenza ad allungare la vita media del debito, con una riduzione di 4,5 miliardi per i debiti con scadenza entro i 5 anni e un aumento di 38 miliardi per i prestiti a lunga durata.
Per quanto riguarda la tipologia di credito, mentre quello al consumo è rimasto ancora al di sotto del livello di dicembre 2019, i mutui e gli altri prestiti sono aumentati, rispettivamente, del 7,0 e del 5,0 per cento. La situazione patrimoniale delle famiglie, pur confermandosi solida, si è deteriorata: il debito delle famiglie nel terzo trimestre del 2021 si attestava al 65,2 per cento del reddito disponibile, un livello tuttavia nettamente inferiore alla media dell’area euro (98,3 per cento). Nonostante il permanere di bassi tassi di interesse, favorito dall’accomodamento monetario garantito dalla BCE, il peso degli oneri per il servizio del debito sul totale del reddito disponibile è risultato in crescita.
Con riferimento alle imprese non finanziarie, nei primi tre trimestri dell’anno si è rilevata una lieve crescita della quota di profitto e una flessione del tasso di investimento. I dati relativi al terzo trimestre indicano che il debito delle imprese in percentuale del PIL si è ridotto su base congiunturale, collocandosi al 73,3 per cento, un livello comunque inferiore rispetto alla media dell’area euro (110,8 per cento).
Gli investimenti hanno registrato un notevole rimbalzo (17,0 per cento): dopo la sorprendente ripresa del primo trimestre (4,4 per cento t/t), la dinamica è risultata positiva anche nei trimestri estivi, seguita da un’accelerazione nel quarto (2,8 per cento t/t). Nel complesso dell’anno tutte le componenti hanno mostrato una crescita, sebbene di entità eterogenea. Gli investimenti in costruzioni hanno sperimentato l’incremento più ampio, sostenuto anche dai provvedimenti governativi a favore del settore22, seguiti da quelli in macchinari e attrezzature. Lo slancio degli investimenti in costruzioni si è accompagnato all’andamento positivo del mercato immobiliare, testimoniato dall’aumento dei volumi di compravendita e dalla crescita dei prezzi delle abitazioni.

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20 “Economia, reddito, risparmio: l’anno orribile della pandemia per le famiglie italiane” in “Indagine sul Risparmio e sulle scelte finanziarie degli italiani 2020”, Intesa San Paolo & Centro di Ricerca e Documentazione Einaudi.
https://group.intesasanpaolo.com/content/dam/portalgroup/repository-documenti/research/it/indagine-risparmio/2021/21_620_BRO_EINAUDI_2021.pdf.
21 Consistenze dei depositi e dei prestiti per le famiglie consumatrici residenti in Italia.
https://www.bancaditalia.it/pubblicazioni/moneta-banche/2022-moneta/statistiche_BAM_20220309.pdf
22 “Osservatorio congiunturale sull’industria delle costruzioni”, ANCE, febbraio 2022.

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Nel complesso del 2021 l’andamento dell’interscambio estero è stato positivo, nonostante il prevalere di un quadro macroeconomico segnato dalle interruzioni nelle catene globali del valore e dal forte rialzo dei prezzi energetici. L’export è aumentato del 13,3% (dopo il pesante crollo del -13,4%), mentre le importazioni hanno visto una crescita del 14,2% (dal -12,1%), trainate dalla domanda interna. L’avanzo commerciale per il 2021 si è quindi ridotto rispetto al 2020 (passando da 63,3 milioni a 44,2 milioni), influenzato dalla componente energetica, depurato dalla quale risulterebbe superiore (89,3 milioni). Il surplus di conto corrente della bilancia dei pagamenti nel 2021 è sceso al 3,3 per cento del PIL, dal picco del 3,7 per cento del PIL raggiunto nel 2020.
Dal lato dell’offerta, le misure di contenimento del contagio hanno determinato andamenti settoriali differenziati nel primo trimestre, con l’industria che ha mostrato un dinamismo marcatamente superiore rispetto ai servizi, direttamente interessati dalle restrizioni. Tuttavia, con il graduale ripristino delle normali condizioni di operatività, anche il settore dei servizi ha sperimentato una ripresa considerevole, recuperando soprattutto nei trimestri centrali dell’anno. Secondo un’indagine condotta dall’ISTAT23, ad un anno dalla crisi pandemica il sistema delle imprese è risultato nel complesso resiliente rispetto alla portata dello shock, anche se in alcuni settori - come quello alberghiero, della ristorazione e dell’intrattenimento - una quota significativa di imprese ha interrotto definitivamente l’attività.
Il valore aggiunto dell’industria manifatturiera ha registrato un deciso aumento (13,2 per cento) in linea con la crescita della produzione industriale (12,2 per cento), che, dopo aver mostrato un incremento congiunturale marcato nel primo trimestre (2,9 per cento), ha rallentato nei trimestri successivi per via di crescenti ostacoli alla produzione, quali la difficoltà di approvvigionamento degli input produttivi e il rincaro dei beni energetici24.Tutti i principali raggruppamenti hanno fatto rilevare aumenti della produzione: il comparto dell’auto, dopo il profondo calo del 2020, ha segnato un aumento apprezzabile della produzione e del fatturato (rispettivamente 18,7 per cento e 15,9 per cento)25.
Particolarmente robusta è risultata l’espansione delle costruzioni, il cui valore aggiunto è cresciuto del 21,3 per cento. Il settore dei servizi, il più esposto ai provvedimenti di limitazione alla mobilità, ha registrato un recupero notevole nel corso dell’anno (4,5 per cento), risultando tuttavia l’unico comparto a non aver ancora recuperato i valori pre-crisi. Dopo un primo trimestre di contrazione, i raggruppamenti del commercio, trasporto e immagazzinaggio e servizi di alloggio e ristorazione hanno registrato un apprezzabile recupero nei mesi estivi, segnando una crescita del 10,8 per cento nell’anno. Le attività immobiliari e l’amministrazione pubblica hanno registrato un aumento del valore aggiunto, mentre le attività artistiche e di intrattenimento, hanno perso ancora terreno (-0,8 per cento).

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23 “Situazione e prospettive delle imprese dopo l'emergenza sanitaria Covid-19”, ISTAT, 4 febbraio 2022.
https://www.istat.it/it/archivio/266078#:~:text=Situazione%20e%20prospettive%20delle%20imprese%20dopo%20l'emergenza%20sanitaria%20Covid%2D19,-In%20chiusura%20d&text=Oltre%20l'80%25%20delle%20imprese,la%20prima%20met%C3%A0%20del%202022.
24 “Indagine sulle aspettative di inflazione e crescita - 4° trimestre 2021”, Banca d’Italia, 2021.
https://www.bancaditalia.it/pubblicazioni/indagine-inflazione/2021-indagine-inflazione/12/Statistiche_iai_2021Q4.pdf.
25 “Rapporto ANFIA, Focus Italia Produzione industriale – settore automotive”, dicembre 2021.
https://www.anfia.it/data/portale-anfia/comunicazione_eventi/comunicati_stampa/2022/12.2021-Approfondimento_ANFIA_Fatturato.pdf.

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Mercato del lavoro e tasso di disoccupazione
Nel corso del 2021, con l’attenuarsi dell’emergenza pandemica e la ripresa dell’economia il ricorso alla Cassa Integrazione Guadagni (CIG) e ad altri strumenti di supporto (come il Fondo di integrazione salariale) è diminuito. Dal primo luglio è stato rimosso il divieto di licenziamento per le grandi imprese del settore manifatturiero e delle costruzioni (tranne per il comparto tessile, dell’abbigliamento e della pelletteria). Da novembre il divieto di licenziamento è rimasto in vigore unicamente per le imprese utilizzatrici della CIG-covid.
Nel 2021 il numero di occupati, quale rilevato dalla contabilità nazionale, è cresciuto dello 0,6 per cento, dopo il calo del 2,1 per cento registrato nel 2020. Parallelamente, il minore ricorso alla CIG ha determinato un recupero del monte ore lavorate (8,0 per cento) e delle unità di lavoro - ULA (7,6 per cento). Per effetto delle misure di politica economica e della ripresa dell’attività, l’occupazione ha mostrato una maggiore stabilità rispetto alle ore lavorate, le quali, a partire dal primo trimestre 2021, hanno progressivamente ridotto il gap con i livelli pre-crisi, senza tuttavia colmarlo. In tale quadro, il monte ore lavorate pro-capite è cresciuto del 7,4 per cento. La produttività – calcolata come rapporto tra PIL e ULA – ha fatto rilevare dunque una lieve flessione (-0,9 per cento) dopo l’aumento dell’1,4 per cento registrato nel 2020.
In base ai risultati dell’indagine sulle forze lavoro, nel 2021 l’occupazione è cresciuta dello 0,8 per cento (+174 mila unità come media dei dati mensili). Dopo l’arretramento del primo trimestre, gli occupati hanno registrato aumenti congiunturali particolarmente significativi nel secondo e nel terzo trimestre, decelerando nell’ultimo quarto d’anno. Nonostante l’incremento nel corso dell’anno, il livello dell’occupazione è ancora inferiore rispetto ai livelli pre-crisi. Il tasso di occupazione si è collocato al 58,2 per cento.
A livello settoriale, la crescita dell’occupazione è stata generalizzata, mostrando tuttavia una maggiore reattività al ciclo nel comparto delle costruzioni e nei servizi. La crescita degli occupati si è accompagnata alla flessione dei lavoratori autonomi e all’incremento dei dipendenti, quest’ultima sintesi di una sostanziale stabilità di quelli permanenti e una decisa crescita degli addetti a termine (11,0 per cento), tornati sopra i livelli pre-crisi. Come durante il momento più critico dell’emergenza pandemica, anche in un quadro di ripresa i rapporti di lavoro a termine hanno trainato la dinamica dell’occupazione, assorbendo le fluttuazioni della domanda di lavoro.
Le misure di restrizione agli spostamenti hanno influenzato la partecipazione al mercato del lavoro: dopo una forte contrazione della disoccupazione nel 2020, nel complesso del 2021 si è registrata una crescita dei soggetti in cerca di occupazione (2,9 per cento, +65 mila). Ciò ha determinato un aumento del tasso di disoccupazione al 9,5 per cento (+0,2 punti rispetto al 2020). Nonostante il superamento del divieto di licenziamento, i dati delle Comunicazioni Obbligatorie indicano che, a partire da luglio, le cessazioni dei rapporti di lavoro risultano in linea con i valori pre-pandemia, mentre si rileva una crescita significativa delle

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dimissioni volontarie26, fenomeno diffuso anche in altri Paesi e conosciuto con il nome di “great resignation” 27. Specularmente, la riduzione del numero di inattivi (-3,3 per cento, -460 mila) ha determinato la flessione del tasso di inattività al 35,5 per cento.

FIGURA II.5: TASSO DI DISOCCUPAZIONE E PARTECIPAZIONE

Fonte: ISTAT.

È proseguita la crescita del tasso di posti vacanti, che nel quarto trimestre del 2021 è risultato pari al 2,1 per cento, il valore più alto dal 2016. Il tasso di posti vacanti - benché sia aumentato dal 2020 in tutti i settori - si colloca su valori solo lievemente superiori rispetto a quelli pre-crisi: nel quarto trimestre del 2021 nelle costruzioni risultava pari al 2,1 per cento (dall’1,8 per cento del quarto trimestre 2019); nelle attività di servizi e di ristorazione risultava pari al 2,7 per cento (dal 2,2 per cento). In altri settori - come manifattura, commercio all’ingrosso e trasporto – si collocava su valori inferiori (nell’ordine dell’1,5 per cento).
Retribuzioni e prezzi
Nel 2021 i redditi da lavoro dipendente hanno registrato un marcato rimbalzo (7,7 per cento), dovuto principalmente alla ripresa dell’occupazione e delle ore lavorate, nonché al minor ricorso alla CIG. Infatti, guardando alle retribuzioni contrattuali, nel 2021 si è rilevata una crescita media dello 0,9 per cento, più ampia per l’industria che per i servizi. Il potere d’acquisto delle retribuzioni contrattuali

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26 “Il mercato del lavoro: dati e analisi. Le comunicazioni obbligatorie – n°6”, Banca d’Italia e Ministero del lavoro e delle politiche sociali, novembre 2021. https://www.bancaditalia.it/pubblicazioni/comunicazioni-obbligatorie/comunicazioni-obbligatorie-2021/Comunicazioni-obbligatorie-2021.06.pdf.
27 “I mercati del lavoro negli Stati Uniti e nel Regno Unito durante la ripresa successiva alla pandemia” Forster van Aerssen et al., in Bollettino Economico BCE 8/2021, 2021

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ha risentito della dinamica dei prezzi al consumo, marcatamente più vivace di quella delle retribuzioni nominali.
Nel 2021 l’inflazione misurata dall’IPCA ha accelerato notevolmente (all’1,9 per cento, dal -0,1 per cento del 2020). Il rialzo dell’inflazione è stato dovuto in prevalenza dalla crescita dei prezzi dei beni energetici, in particolare del gas e dell’elettricità, i cui marcati rialzi hanno riflesso strozzature dal lato dell’offerta nel contesto di una ripresa della domanda mondiale di combustibili. Aumenti significativi hanno riguardato anche i prezzi dei carburanti: secondo uno studio della Commissione Europea, per l’Italia la velocità di trasmissione dell’aumento del prezzo del petrolio a quello del carburante è risultata maggiore di quella dell’aumento dei prezzi del gas sui prezzi retail28.
Parallelamente alla crescita dei prezzi dei beni energetici e dei servizi ad essi connessi si è rilevato un incremento - seppur più contenuto - anche per altri raggruppamenti di spesa: dal secondo semestre del 2021, infatti, si è osservata un’inversione di tendenza nella variazione annuale dei prezzi dei beni alimentari, dei servizi ricettivi e di ristorazione e dei servizi ricreativi. In ragione degli effetti indiretti dei rincari dei beni energetici sui prezzi degli altri beni, anche l’inflazione di fondo - depurata dagli energetici e dagli alimentari freschi - ha registrato un aumento in media d’anno (0,8 per cento, dallo 0,5 per cento del 2020).
La trasmissione del maggiore prezzo degli energetici ad altre voci di spesa si è tradotta in una crescita dei prezzi dei beni maggiore rispetto a quella dei servizi: ciò ha determinato effetti redistributivi significativi, che hanno interessato i nuclei familiari caratterizzati da minore capacità di spesa, per i quali la quota dei beni sulla spesa totale è maggiore rispetto a quella dei servizi29.
A fronte del marcato aumento dell’inflazione al consumo, il deflatore del PIL è cresciuto di solo uno 0,5 per cento, schiacciato da un forte incremento del deflatore delle importazioni (9,9 per cento), la cui portata riflette le elevate importazioni di energia dell’Italia.
Commercio Estero
La ripresa dell’economia mondiale si è tradotta nell’accelerazione degli scambi internazionali, in particolare negli ultimi mesi del 2021, con un tasso di crescita che ha recuperato largamente la contrazione del 202030. Le campagne vaccinali, diffuse soprattutto nei Paesi avanzati, hanno consentito il rilancio dell’attività dei servizi, soprattutto nei mesi estivi con la ripartenza del turismo internazionale.
Le statistiche del settore estero documentano tale evoluzione, mostrando la rinnovata vivacità del comparto dei servizi nei maggiori Paesi europei a prevalente vocazione turistica. Contrariamente a quanto avvenuto per la manifattura, le esportazioni dei servizi non hanno recuperato la contrazione dell’anno precedente.

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28 “An update on energy price developments: pass-through from wholesale to retail”, in Winter Forecasts 2022, European Commission.
https://ec.europa.eu/info/sites/default/files/economy-finance/ecfin_forecast_winter_2022_box-1-2_en.pdf.
29 “La misura dell’inflazione per classi di spesa nella famiglie”, in Prezzi al consumo, dicembre 2021 – dati definitivi, ISTAT. https://www.istat.it/it/files//2022/01/CS_Prezzi-al-consumo_Dic2021.pdf.
30 Central Planning Bureau, ‘World Trade Monitor’, 25 Marzo 2022, https://www.cpb.nl/en/worldtrademonitor

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FIGURA II.6: ESPORTAZIONI DI BENI E SERVIZI IN VOLUME NEL 2021 (variazioni percentuali)

Fonte: Eurostat

Considerando il comparto dei servizi dell’Italia, le esportazioni di servizi hanno riportato un forte aumento congiunturale nei mesi estivi, per poi registrare una crescita debole negli ultimi mesi dell’anno. Le importazioni di servizi hanno mostrato un andamento discendente, con un forte aumento su base congiunturale soprattutto nel primo trimestre, per poi decelerare nei due trimestri seguenti e chiudere l’anno con maggiore slancio grazie al prevalente contributo dei servizi informatici e di informazione.

Gli scambi commerciali di beni mostrano una crescita delle esportazioni in valore del 18,2 per cento nella media del 2021, in misura più ampia verso i mercati europei. Le importazioni di beni in valore sono aumentate in misura maggiore (26,4 per cento) anche per effetto del robusto aumento dei prezzi dei beni importati per il rapido incremento di quelli dei beni energetici. Di conseguenza, l’avanzo commerciale dell’Italia è stato pari a circa 44,2 miliardi (inferiore di circa 12 miliardi al 2019), confermandosi tuttavia tra i più alti in Europa in rapporto al PIL dopo Germania, Paesi Bassi e Irlanda.
Tenendo conto della quota sulle esportazioni complessive, la ripresa delle vendite di beni all’estero nel complesso dell’anno ha coinvolto tutti i principali partner commerciali, tra cui la Germania, la Francia e gli Stati Uniti. Il commercio di beni è tornato al di sopra dei livelli pre-pandemia con la maggioranza dei partner commerciali; le eccezioni di maggior rilievo, in termini di quote sulle vendite totali, riguardano il Regno Unito, su cui pesano anche le difficoltà doganali seguite alla Brexit, e l’OPEC. Di rilievo l’incremento delle esportazioni verso la Cina, la cui l’attività economica ha continuato a crescere a ritmo sostenuto.
Guardando alle performance settoriali, l’aumento delle vendite è esteso alla quasi totalità dei settori, con la sola eccezione degli articoli farmaceutici.

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FIGURA II.7: ESPORTAZIONI DI BENI PER I PRINCIPALI SETTORI DI ATTIVITÀ ECONOMICA NEL 2021 (variazioni percentuali)

Fonte: Istat

Le prospettive per il 2022 apparivano complessivamente favorevoli prima dell’inizio del conflitto in Ucraina, grazie alla ripresa della domanda mondiale. L’andamento del commercio estero italiano ha mostrato una buona tenuta delle esportazioni in gennaio, pressoché in egual misura verso i Paesi europei ed extra-UE. Su base annua, si rileva un incremento significativo delle esportazioni e delle importazioni verso e dal Regno Unito. Sono aumentate le importazioni dalla Cina, mentre si sono ridotte le esportazioni verso di essa. Per quanto riguarda la Russia, gli scambi commerciali sono risultati in crescita. L’indice PMI degli ordini dall’estero per la manifattura permane al di sopra della soglia di espansione dei 50 punti, raggiungendo i 54,1 punti a febbraio.
L’impatto del conflitto in corso sugli scambi commerciali dell’Italia non è ancora colto dalle statistiche più recenti, ma dovrebbe rimanere contenuto. La quota sulle esportazioni italiane di quelle verso la Russia risulta limitata (1,5 per cento), mentre è più elevata quella sulle importazioni (3,7 per cento), soprattutto per l’acquisto di prodotti energetici. Tale aspetto potrà essere ulteriormente influenzato dalla strategia di diversificazione energetica in corso di attuazione a livello europeo.

FOCUS	La recente evoluzione delle relazioni commerciali tra Italia e Russia
Le relazioni commerciali tra Italia e Russia hanno vissuto tre periodi distinti durante gli ultimi anni. Nel primo periodo (riferibile ad anni di rilevante espansione del commercio internazionale), l’export verso la Russia è cresciuto notevolmente (da 3,8 a 10,5 miliardi di euro), con un’incidenza sul totale delle esportazioni italiane raddoppiata (dall’1,4% del 2002 al 2,8% del 2008). Allo stesso tempo, anche le importazioni di merci russe in Italia sono cresciute sensibilmente (da 8 a 16 miliardi di euro), pur se con un effetto meno pronunciato in termini di quote sul totale delle importazioni italiane (dal 3,0% al 4,2%).

Successivamente, negli anni della crisi economico finanziaria (2008-2013), la quota di import italiano dalla Russia ha continuato a crescere, portandosi fino al 5,6% del 2013. L’export

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italiano, invece, dopo la brusca frenata del 2009 (-20,9% a livello globale; -38,6% quelle verso la Russia), è lentamente tornato sui livelli precrisi, così come la quota destinata al mercato russo (2,8%).

La terza fase (dal 2013 al 2021), infine, è quella caratterizzata dall’intervento militare russo in Crimea, a cui l’Unione europea ha riposto con un pacchetto di sanzioni crescenti nel tempo che ha inciso sui livelli di interscambio. L’import italiano di merci russe è crollato nel giro di tre anni (dai 20,2 ai 10,6 miliardi di euro del 2016), scendendo anche in termini di incidenza sul totale delle importazioni nazionali (dal 5,6% al 2,9%, per poi orbitare su valori poco superiori al 3% negli anni successivi). Anche il mercato russo è apparso sempre meno centrale per le imprese italiane, con una quota di assorbimento quasi dimezzata durante gli otto anni, dal 2,8% del 2013 all’1,5% del 2021. Da evidenziare come, proprio nel 2021, i 17,6 miliardi di importazioni dalla Russia abbiano prodotto quasi 10 miliardi di disavanzo commerciale, in virtù di un ammontare di esportazioni dall’Italia pari ad appena 7,7 miliardi di euro.

EVOLUZIONE DEL RUOLO DELLA RUSSIA NELL’INTERSCAMBIO COMMERCIALE CON L’ITALIA Anni 2002-2021 (incidenze percentuali sull’interscambio globale italiano)

Fonte: elaborazioni su dati Istat

A livello settoriale, le sanzioni in risposta alla crisi in Crimea del 2014 hanno inciso soprattutto sull’import di petrolio greggio (--3,7 miliardi di euro) e di prodotti petroliferi raffinati (-2,2 miliardi). Diverso è il caso del gas naturale, in cui l’Italia ha aumentato il proprio approvvigionamento dalla Russia (+1,5 miliardi di euro tra il 2013 e il 2021, un incremento del 19,7%), in presenza di un analogo aumento della dipendenza relativa (dal 37,1% al 46,6%). Un risultato esclusivamente ascrivibile al 2021, quando le importazioni di gas naturale dalla Russia sono aumentate di oltre 3 miliardi di euro rispetto al 2019 (5,3 rispetto al 2020, come noto caratterizzato da un brusco rallentamento del commercio internazionale per via della crisi pandemica), quasi interamente da associare all’ultimo trimestre (+2,9 miliardi di euro). Guardando al periodo 2013-2019, invece, le importazioni di gas russo sono scese del -2,3%, stante un valore assoluto poco al di sotto dei 6 miliardi di euro in entrambi gli anni.

In considerazione degli obiettivi di diversificazione nell’approvvigionamento di gas, appare utile ricordare i principali competitor della Russia sul mercato italiano. In particolare, i dati Istat evidenziano il ruolo dell’Algeria, unico paese a mostrare valori comparabili con quelli russi (4,5 miliardi di euro, pari al 22,8% dell’import settoriale italiano); a seguire, l’Azerbaijan, il Qatar (1,8 miliardi di euro ciascuno) e la Libia (circa 600 milioni di euro), altri potenziali mercati da cui attingere per diversificare gli approvvigionamenti.

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EVOLUZIONE DELL’INTERSCAMBIO COMMERCIALE DELL’ITALIA CON LA RUSSIA PER SETTORI Anni 2013 e 2021 (differenze in valori assoluti e quote di mercato sul totale settoriale)
		ESPORTAZIONI			IMPORTAZIONI
Nace	Descrizione attività	Differenze in v.a. (milioni di euro)	Quote % sul totale settoriale		Differenze in v.a. (milioni di euro)	Quote % sul totale settoriale
		2013 - 2021	2013	2021	2013 - 2021	2013	2021
A	AGRICOLTURA	-59,9	1,6	0,4	32,3	0,9	0,9
B	ATTIVITÀ ESTRATTIVE	-0,5	0,6	0,4	-1.919,4	23,4	24,6
	di cui: petrolio greggio	0,0	0,0	0,0	-3.735,8	17,1	8,8
	di cui: gas naturale	0,0	0,0	0,0	1.496,2	37,1	46,6
C	INDUSTRIA MANIFATTURIERA	-2.998,0	2,8	1,6	-725,2	2,2	1,4
CA	Alimentari, bevande e tabacchi	24,5	2,2	1,4	-71,9	0,7	0,4
CB	Tessile, abbigliamento e calzature	-967,7	5,1	2,5	-68,0	0,4	0,1
CC	Legno carta e stampa	-122,6	2,6	0,8	96,0	1,5	2,0
CD	Prodotti petroliferi raffinati	-1,3	0,1	0,1	-2.231,8	29,2	15,1
CE	Chimica	139,8	2,3	2,0	-438,0	2,2	0,7
CF	Farmaceutica	-11,5	1,0	0,6	-1,5	0,0	0,0
CG	Gomma, plastica, lav. metalliferi	-126,6	2,2	1,3	71,5	0,2	0,5
CH	Metallurgia e prodotti in metallo	-163,8	1,6	0,9	1.973,1	3,5	5,4
CI	Elettronica	-9,5	1,3	0,8	5,4	0,0	0,0
CJ	Apparecchi elettrici	-194,0	3,2	1,7	8,1	0,2	0,1
CK	Meccanica	-745,2	4,0	2,6	1,8	0,1	0,1
CL	Mezzi di trasporto	-412,1	2,2	0,8	-72,1	0,3	0,0
CM	Mobili e altre manifatturiere	-408,0	4,2	1,7	2,2	0,1	0,1
D-V	ALTRE ATTIVITÀ	-17,0	0,3	0,1	12,9	0,1	0,1
	TOTALE	-3.075,3	2,8	1,5	-2.599,4	5,6	3,7
Fonte: elaborazione su dati Istat

Le sanzioni degli anni passati hanno ridotto anche la presenza delle imprese italiane sul mercato russo (oltre 3 miliardi di vendite nel 2021 rispetto al 2013; -28,6%). Tra i comparti manifatturieri, il sistema moda ha perso quasi un milione di euro di export durante gli ultimi otto anni, con una quota di importazioni dalla Russia sul totale delle vendite oltreconfine del settore più che dimezzata (dal 5,1% al 2,5%). Anche la meccanica e il mobilio sono stati duramente colpiti dalle sanzioni (oltre 400 milioni di euro ciascuno), pur se con effetti differenziati in termini di quote (-1,5 p.p. per la meccanica e -2,5 p.p. per i mobili e le altre attività manifatturiere). Nel complesso, tutti i comparti manifatturieri italiani hanno sperimentato un evidente contraccolpo, associando ad una riduzione delle vendite un ridimensionamento del mercato russo rispetto agli altri mercati di destinazione. Unica eccezione è data dall’alimentare e dalle bevande, dove alla crescita dell’export in valore (24 milioni di euro) ha corrisposto una riduzione della quota di import (dal 2,2% all’1,4%).

Andamento del credito
Dopo l’eccezionale incremento registrato lo scorso anno in ragione degli interventi posti in essere dal Governo per agevolare l’accesso al credito, la dinamica complessiva dei prestiti ad imprese e famiglie ha segnato un netto rallentamento nel 2021. Tale decelerazione rispetto al primo anno di pandemia (+1,6 per cento su base annua contro il +3,5 per cento nel 2020) ha riflesso in particolare la significativa decelerazione dei prestiti alle imprese, a cui si è contrapposta l’intensa crescita registrata da quelli alle famiglie. La dinamica del credito alle famiglie ha

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infatti confermato per tutto il corso dell’anno un andamento fortemente espansivo (+4,5 per cento dal +0,8 per cento nel primo anno di pandemia), giustificato dall’incremento sia della componente del credito al consumo sia di quella dei prestiti per l’acquisto delle abitazioni. Per quest’ultima, l’accelerazione è ascrivibile in particolare alla netta ripresa del mercato immobiliare, dove nel complesso dell’anno l’incremento delle compravendite è risultato pari al 34,0 per cento. Su quest’ultimo hanno inciso anche gli interventi del Governo per migliorare le condizioni di accesso al credito, in particolare per le coorti più giovani, nonché le opportunità offerte dall’incentivazione fiscale per gli interventi edilizi nell’ambito del programma Superbonus e Ecobonus.
I prestiti alle società non finanziarie, invece, dopo la vivace dinamica realizzata nel 2020 (+5,8 per cento su base annua), hanno registrato una inversione di tendenza, contraendosi del -0,7 per cento nel 2021. Sulla base dei dati disponibili nonché delle indagini condotte dalla Banca di Italia presso gli intermediari finanziari e presso le imprese, emergono elementi che portano a ricondurre tale flessione principalmente a fattori di domanda, in gran parte connessi alla stabilizzazione della domanda di credito delle imprese per via delle ampie disponibilità di liquidità accumulate durante la pandemia dalle società non finanziarie grazie alle misure del Governo per agevolare l’accesso al credito (moratorie e garanzie sul credito), nonché alle misure di ristoro e sostegno alle imprese.

FIGURA II.8: PRESTITI AL SETTORE PRIVATO (variazioni percentuali a/a)

Fonte: Banca di Italia.

Dal lato dell’offerta, le condizioni di accesso al credito rimangono nel complesso distese, anche per effetto della conferma da parte del Consiglio direttivo della BCE di mantenere inalterati i tassi di policy nella revisione della strategia monetaria nel corso del 2022.
Le ultime rilevazioni dell’indagine Bank Lending Survey (BLS) della Banca d’Italia confermano l’allentamento per tutto il corso dell’anno dei criteri di accesso al credito, cui tuttavia si accompagna, nell’ultimo trimestre, un lieve irrigidimento

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delle condizioni dei prestiti già approvati risultante dal maggiore margine richiesto dagli istituti creditizi per i finanziamenti più rischiosi, riconducibile all’indebolimento congiunturale dell’ultimo trimestre dell’anno. Tale tendenza risulta confermata anche dalle indagini sulle aspettative di inflazione e crescita condotte dalla Banca d’Italia, dalle quali emerge un lieve peggioramento delle valutazioni sulle condizioni generali dell’economia da parte delle imprese e dei giudizi sulle condizioni per investire in chiusura dello scorso anno.
Infine, la qualità del credito ha continuato a migliorare, anche beneficiando degli interventi posti in essere dal Governo in campo di moratorie e garanzie pubbliche sui nuovi prestiti. Sebbene in leggero ridimensionamento rispetto all’anno precedente, le ultime rilevazioni mostrano che il processo di dismissione degli NPL è proseguito nel corso del 2021, portando ad una diminuzione delle sofferenze del 24,3 per cento (contro il -29,6 per cento realizzato nel 2021), mantenendosi ben al di sotto dei picchi raggiunti negli anni delle crisi finanziaria e dei debiti sovrani. Sulla qualità del credito hanno contributo positivamente anche il miglioramento della condizione patrimoniale degli istituti di credito confermata dalla ripresa della redditività31 dei bilanci bancari.

FIGURA II.9: SOFFERENZE DEL SETTORE PRIVATO in % del totale dei prestiti)

Fonte: Banca di Italia.

In prospettiva, il graduale venir meno delle misure di sostegno all’economia potrà comportare nei prossimi mesi un aumento del flusso di crediti deteriorati, con la conseguente necessità di contabilizzare le relative perdite. Tuttavia, secondo Banca d’Italia il tasso di ingresso in default dovrebbe mantenersi ben al di sotto dei picchi raggiunti nei precedenti episodi di recessione. Le proiezioni circa la possibile

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31 In un’audizione del Governatore della Banca di Italia Ignazio Visco, viene rilevato che nei primi nove mesi del 2021 il rendimento annualizzato del capitale e delle riserve (ROE) risulterebbe più che raddoppiato rispetto allo stesso periodo dell’anno precedente, attestandosi intorno all’8 per cento.

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dinamica futura delle sofferenze sono peraltro soggette ad un elevato grado di incertezza in relazione all’intensità della ripresa, alla traiettoria di normalizzazione della politica monetaria, nonché all’impulso effettivo che sarà fornito dal programma Next Generation EU.
Le principali tendenze del credito al settore privato rilevate nel corso del 2021 sono sostanzialmente confermate dall’analoga dinamica tracciata dalle rilevazioni più recenti a inizio del 2022. I dati preliminari per il mese di gennaio, diffusi dalla Banca d’Italia, mostrano una debole crescita su base tendenziale dei prestiti alle imprese (+0,9 per cento), a fronte della sostenuta espansione dei prestiti alle famiglie (+4,0 per cento). Le politiche accomodanti adottate per favorire il credito e gli investimenti continuano a contenere l’andamento dei tassi d’interesse: a inizio 2022, quelli praticati alle famiglie per l’acquisto di abitazioni si attestano all’1,78 per cento, solo in lieve aumento rispetto al mese di dicembre (1,74 per cento), così come quelli applicati al credito al consumo, pari all’8,09 per cento (dal 7,64 per cento). Per quanto riguarda i nuovi prestiti alle imprese, i tassi praticati alle società non finanziarie sono risultati pari all’1,12 per cento (dall’1,18 per cento di dicembre), con il tasso medio relativo alle concessioni al di sotto della soglia del milione di euro all’1,74 per cento, mentre al di sopra di tale soglia il tasso è pari allo 0,76 per cento.
Infine, in gennaio le esposizioni deteriorate nei confronti delle società non finanziarie si sono ridotte fino a rappresentare solo il 3,7 per cento del totale dei prestiti (ritornando sui valori di fine 2009), mentre le sofferenze sui crediti alle famiglie corrispondono a circa il 2,1 per cento dei prestiti, una quota paragonabile a quella del 2008.
II.3	ECONOMIA ITALIANA: PROSPETTIVE
Le prospettive economiche, condizionate negli ultimi due anni dall’andamento della pandemia, sono ora segnate dall’incertezza sull’evoluzione del conflitto tra Russia e Ucraina e dal conseguente aumento dei prezzi delle materie prime e dalle oscillazioni osservate nei mercati finanziari. Prima del conflitto, l’economia italiana era attesa in forte ripresa anche nel 2022 grazie al miglioramento del quadro sanitario, alle politiche fiscali espansive e alle condizioni finanziarie favorevoli.
Tuttavia, i dati congiunturali di inizio anno, precedenti all’insorgere del conflitto, segnalavano già un indebolimento della crescita. Da un lato, infatti, gennaio è stato condizionato dalla quarta ondata di casi Covid, dall’altro erano evidenti le maggiori pressioni inflazionistiche, con l’indice IPCA in aumento del 6,2% in febbraio e l’inflazione core dell’1,9%. Gli ultimi dati sulla fiducia fanno emergere ulteriori segnali di rallentamento legati all’insorgere del conflitto. La produzione industriale, dopo la flessione di dicembre (-1,1% m/m), ha rilevato una nuova, decisa riduzione (-3,4% m/m) in gennaio. L’entità del calo porta l’indice destagionalizzato a collocarsi 1,9 pp al di sotto dei livelli pre-crisi pandemica. Le stime interne indicano un rimbalzo della produzione industriale in febbraio, ma le ultime indagini congiunturali di marzo denotano un netto peggioramento della fiducia degli operatori.

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FIGURA II.10: ANDAMENTO DEI CONTAGI DA COVID-19

Fonte: Protezione Civile.

Per i servizi, dopo i dati poco favorevoli di inizio anno sulle vendite al dettaglio, a marzo l’Istat rileva un consistente peggioramento sugli ordini e sulle vendite per le imprese dei servizi di mercato e del commercio al dettaglio. Il clima di fiducia dei consumatori, in riduzione da dicembre del 2021, arretra sensibilmente in marzo (a 100,8 dal 112,4 di febbraio), collocandosi al livello più basso da gennaio del 2021. Il deterioramento del quadro prospettico, riflettendo anche gli esiti incerti della guerra in Ucraina, induce un deciso peggioramento delle attese sulle condizioni economiche delle famiglie e sulla disoccupazione, in concomitanza con il marcato aumento del saldo tra le risposte che indicano aspettative di rialzo dell’inflazione e quelle che indicano attese di segno opposto.
Per quanto riguarda le costruzioni, la produzione ha subìto una flessione congiunturale (-0,9% m/m) in gennaio, la prima da luglio 2021. Le prospettive del settore restano tuttavia favorevoli nel settore: in marzo la fiducia delle imprese del settore raggiunge un nuovo massimo storico.
La domanda estera risulta in recupero in apertura d’anno (5,3 per cento m/m) per i flussi commerciali sia all’interno dell’Unione Europea sia al di fuori, mentre le importazioni si sono ridotte del 2,0% m/m per effetto della debolezza della domanda interna.

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FOCUS	Recenti iniziative del Governo italiano in risposta all’emergenza sanitaria Covid-19

Qui di seguito le decisioni più rilevanti adottate per il contenimento dell’emergenza epidemiologica successivamente all’approvazione della Nota di Aggiornamento al Documento di Economia e Finanza 2021, nel quale erano riportati i provvedimenti presi nel periodo aprile – settembre 2021.

8 ottobre 2021. Approvato il D.L. n. 139/2021 che allenta le restrizioni in tema di accessi contingentati, nelle regioni in zona bianca. È consentita la capienza al 100 per cento per teatri, sale da concerto, cinema, musei, locali di intrattenimento e musica dal vivo. Per gli eventi sportivi la capienza autorizzata sale al 75 per cento all’aperto e 60 per cento al chiuso. Per discoteche e locali assimilati la capienza consentita è del 75 per cento all’aperto e 50 per cento al chiuso. In tutti i suddetti locali o eventi, l’accesso è consentito solo ai possessori del Green Pass. Alla seconda violazione delle regole si commina la chiusura del locale.

12 ottobre 2021. Firmati due DPCM contenenti le linee guida per le modalità di esibizione e verifica del possesso del Green Pass nelle sedi di lavoro, in vista dell’entrata in vigore dell’obbligo, prevista per il 15 ottobre.

10 novembre 2021. Diramata una Direttiva del Ministro dell’Interno ai Prefetti e ai Comitati Provinciali per individuare aree del territorio di competenza in cui limitare la possibilità di svolgere manifestazioni pubbliche, suscettibili di provocare un aumento del contagio.

24 novembre 2021. Approvato il D.L. n. 172/2021, che introduce ulteriori misure per contenere l’epidemia, a seguito dell’evolversi della cd. quarta ondata. Il decreto dispone l’obbligo di sottoporsi alla terza dose di vaccino per le categorie già soggette all’obbligo vaccinale ed estende queste categorie per includere il personale amministrativo della sanità, il personale della scuola, i militari e le forze di polizia. La validità del Green Pass vaccinale è ridotta da 12 a 9 mesi, mentre l’obbligo è esteso ad alberghi, spogliatoi per attività sportiva, servizi di trasporto ferroviario regionale e interregionale, servizi di trasporto pubblico locale. Inoltre, il decreto introduce il Green Pass rafforzato, valido solo in caso di vaccinazione o guarigione dalla malattia. Nelle regioni in zona gialla o arancione, il Green Pass rafforzato è obbligatorio per accedere a spettacoli, eventi sportivi, ristorazione al chiuso, feste, discoteche, cerimonie pubbliche. Tuttavia, dal 6 dicembre 2021 al 15 gennaio 2022, l’obbligo è esteso anche alle regioni in zona bianca.

26 novembre 2021. Firmata un’Ordinanza del Ministro della Salute che impone il divieto di ingresso in Italia da Sudafrica, Lesotho, Botswana, Zimbabwe, Mozambico, Namibia, Eswatini e Malawi, in ragione del diffondersi della nuova variante ‘Omicron’.

1° dicembre 2021. Approvata dall’AIFA la somministrazione del vaccino ‘Comirnaty’ (Pfizer) anche ai bambini di età compresa tra i 5 e gli 11 anni. Le vaccinazioni partiranno il 16 dicembre, pur restando il non obbligo del Green Pass per i bambini sotto i 12 anni.

9 dicembre 2021. Approvato il Decreto Fiscale bis[32], che, in tema di pandemia, stanzia 1,85 miliardi per il 2021 per l’acquisto di vaccini e farmaci anti Covid-19, e 49,1 milioni per le attività di pubblica sicurezza svolte dalle Forze dell’Ordine connesse al contenimento del contagio.

14 dicembre 2021. Il Consiglio dei Ministri delibera la proroga dello Stato di Emergenza fino al 31 marzo 2022, nonché la proroga al 31 marzo 2022 del termine per la disposizione di cui al precedente D.L. n. 172/2021, secondo la quale per le regioni in zona bianca valgono gli stessi obblighi di Green Pass in vigore in zona gialla. Tali disposizioni saranno incluse nel successivo D.L. n. 221/2021.

23 dicembre 2021. Approvato il D.L. n. 221/2021 che introduce nuove misure per il contenimento del contagio. Dal 1° febbraio 2022 la durata del Green Pass vaccinale è ridotta da 9 a 6 mesi. Si prevede l’obbligo di mascherina all’aperto anche in zona bianca, e l’obbligo di mascherina FFP2 sui mezzi di trasporto. Obbligo di mascherina FFP2 anche per l’accesso a spettacoli, cinema, teatri, locali di intrattenimento e musica dal vivo, eventi e competizioni sportivi, in cui è anche vietato il consumo di cibi e bevande al chiuso. Fino al 31 gennaio 2022

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32 D.L. n. 209/2021, confluito nella Legge di bilancio 2022 n. 234/2021.

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sono vietati eventi, feste e concerti che comportino assembramenti, e chiuse sale da ballo, discoteche e locali assimilati. Esteso l’obbligo di Green Pass rafforzato ad ulteriori attività anche in zona gialla.

29 dicembre 2021. Approvato il D.L. n. 229/2021 che amplia l’obbligo di Green Pass rafforzato, a partire dal 10 gennaio 2022, per l’accesso ad alberghi, feste, sagre, fiere, centri congressi, ristoranti anche all’aperto, impianti di risalita, piscine, centri benessere, sport di squadra, centri culturali, sociali e ricreativi, mezzi di trasporto pubblico. I soggetti che hanno completato il primo ciclo vaccinale entro 4 mesi, o che hanno ricevuto la dose booster non sono tenuti all’obbligo di quarantena precauzionale in caso di contatti diretti con soggetti positivi al virus. Infine, il decreto riduce la capienza massima consentita per gli eventi in zona bianca, al 50 per cento per gli impianti all’aperto, al 35 per cento per gli impianti al chiuso.

30 dicembre 2021. Approvata la Legge di Bilancio 2022-2024, che include, tra gli altri, alcuni interventi di rifinanziamento di fondi connessi all’emergenza Covid-19.

5 gennaio 2022. Approvato il D.L. n. 1/2022 per fronteggiare l’aumento dei contagi. Il decreto introduce l’obbligo vaccinale per chi ha almeno 50 anni di età e per il personale delle università. Dal 15 febbraio, per gli ultracinquantenni, l’accesso al luogo di lavoro, pubblico o privato, sarà subordinato al possesso del Green Pass rafforzato. L’obbligo di Green Pass è esteso anche per l’accesso a pubblici uffici, servizi postali, bancari e finanziari, attività commerciali, ad eccezione di quelle per esigenze essenziali e primarie. Infine, il decreto prevede le regole per la gestione dell’attività didattica nelle scuole, in presenza o a distanza, in caso di studenti positivi.

21 gennaio 2022. Firmato un DPCM che stabilisce una deroga all’obbligo di Green Pass per i servizi e attività in cinque ambiti: alimentare e prima necessità; sanitario; veterinario; di giustizia; di sicurezza personale. Inoltre, approvato il D.L. n. 4/2022 (cd. ‘Sostegni ter’) che, in particolare, prevede ulteriori sostegni per i settori colpiti dalle recenti misure di restrizione.

31 gennaio 2022. Firmata un’Ordinanza del Ministro della Salute che proroga l’obbligo di mascherina all’aperto fino al 10 febbraio.

2 febbraio 2022. Approvato il D.L. n. 5/2022 che allenta le norme di isolamento, quarantena e sospensione dell’attività didattica in caso di studenti positivi. Per coloro in possesso del Green Pass rafforzato sono eliminate anche le restrizioni previste in zona rossa.

8 febbraio 2022. Firmata un’Ordinanza del Ministro della Salute che proroga l’obbligo di mascherina nei luoghi chiusi fino al 31 marzo.
15 febbraio 2022. Ai sensi del D.L. n. 1/2022, entra in vigore l’obbligo per gli ultracinquantenni di possesso del Green Pass rafforzato per accedere al luogo di lavoro.

18 febbraio 2022. Approvata la L. n. 11/2022, di conversione del D.L. n. 221/2021. La legge conferma la riapertura di sale da ballo e discoteche e rimuove il divieto di concerti e feste private. Inoltre, aumenta la capienza massima consentita per gli impianti sportivi, al 75 per cento per gli impianti all’aperto, al 60 per cento per quelli al chiuso. Infine, dispone l’obbligo di Green Pass base per l’accesso agli istituti scolastici e università.

17 marzo 2022. Approvato il D.L. n. 24/2022, che, in seguito all’attenuamento della diffusione del contagio, dispone una road map per la rimozione delle restrizioni in vigore. Il Decreto prevede la cessazione dello stato di emergenza il 31 marzo, con conseguente decadenza del Comitato tecnico scientifico, della struttura del Commissario straordinario e del sistema dei colori per le Regioni (Figura R.1). Il 1° aprile cessa l’obbligo di Green Pass rafforzato sui luoghi di lavoro per gli over 50; cessa l’obbligo di Green Pass sui mezzi pubblici e per l’accesso a uffici pubblici, negozi, banche, poste, tabaccai e ristoranti all’aperto; decadono i limiti alle capienze; decade l’obbligo di quarantena in caso di contatto con positivi, dunque la DaD rimane per i soli studenti contagiati. Il 1° maggio cessa l’obbligo di Green Pass rafforzato per accedere a ristoranti, centri benessere, sale gioco, discoteche, congressi, eventi sportivi; cessa l’obbligo di Green Pass per mense, concorsi pubblici, colloqui in carcere, treni a lunga percorrenza; decade l’obbligo di mascherina al chiuso. Il 15 giugno decade l’obbligo vaccinale per tutte le categorie per le quali è previsto, eccetto il personale sanitario e delle RSA. Il 30 giugno termina il regime semplificato per lo smart working nel settore privato. Il 31 dicembre decade l’obbligo vaccinale per il personale sanitario e delle RSA e l’obbligo di Green Pass rafforzato per i visitatori di ospedali e RSA.

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FIGURA R.1: RIPARTIZIONE DELLE REGIONI NELLE AREE DI RISCHIO SECONDO LE ORDINANZE DEL MINISTRO DELLA SALUTE. PERIODO 5 NOVEMBRE 2020 – 31 MARZO 2022 (1)

nov-20
dic-20
gen-21
feb-21
mar-21
apr-21
mag-21
giu-21
lug-21
ago-21
set-21
ott-21
nov-21
dic-21
gen-22
feb-22
mar-22
Abruzzo
Basilicata
Calabria
Campania
E. Romagna
Friuli VG
Lazio
Liguria
Lombardia
Marche
Molise
PA Bolzano
PA Trento
Piemonte
Puglia
Sardegna
Sicilia
Toscana
Umbria
V. Aosta
Veneto

(1) Facoltà delle Regioni di istituire aree all’interno del proprio territorio in cui applicare misure più restrittive rispetto a quelle previste dal colore di appartenenza.
Misure in vigore in area bianca (2):
Obbligo di mascherina al chiuso. Dal 23 dicembre 2021 all'11 febbraio 2022 obbligatoria anche all'aperto.
Fino all'11 ottobre 2021 e di nuovo dal 23 dicembre 2021 al 18 febbraio 2022: chiusura di sale da ballo e discoteche e divieto di feste e concerti.
Obbligo di Green Pass rafforzato esteso gradualmente per: trasporto aereo e ferroviario, impianti sciistici, luoghi di lavoro (per gli ultracinquantenni), personale e visitatori di strutture sanitarie e RSA, ristorazione, strutture ricettive, palestre, piscine e centri sportivi, teatri, cinema, locali, concerti, stadi, impianti sportivi, sagre, fiere, congressi, convegni, feste, sale da ballo, discoteche, centri benessere e termali, parchi tematici, sale gioco, scommesse e casinò. Obbligo di Green Pass base limitato gradualmente a: accesso a negozi, centri commerciali, uffici pubblici, scuole, università, prove di concorsi pubblici, luoghi di lavoro.
Scuola completamente in presenza; DaD solo in caso di studenti positivi o in isolamento.
Capienze: teatri, cinema, musei 100%; impianti sportivi all’aperto 75%; al chiuso 60%.
Dal 29 dicembre 2021 al 15 febbraio 2022: rispettivamente, 50%, 50%, 35%.

Misure in vigore in area gialla (2):
Obbligo di mascherina anche all'aperto; dall’11 febbraio 2022 solo al chiuso.
Capienze ridotte al 50% per teatri, cinema, locali, 50% per gli impianti sportivi all'aperto, 35% per gli impianti sportivi al chiuso. Dal 15 febbraio 2022: rispettivamente 100%, 75%, 60%.
Su chiusure, Green Pass e scuola, stesse misure in vigore in zona bianca.

Misure in vigore in area arancione (2):
Dal 6 dicembre 2021 per diverse attività per le quali in zona gialla è previsto l'obbligo di Green Pass, si prevede l'obbligo di Green Pass rafforzato. Inoltre, obbligo di Green Pass base per spostamenti al di fuori del proprio Comune e della propria Regione.

Misure in vigore in area rossa (2):
Divieto di ogni spostamento, anche all'interno del comune; chiusura attività ricreative; chiusura negozi eccetto alimentari, farmacie, edicole, tabaccherie, lavanderie, parrucchieri; ristorazione solo di asporto; coprifuoco dalle 22.00 alle 05.00.
Dal 2 febbraio 2022, la zona rossa è di fatto eliminata.

(2) Riferimento alle misure in vigore nel periodo ottobre 2021 - marzo 2022

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Scenario a legislazione vigente
Le prospettive per il 2022, che a inizio anno apparivano più moderate rispetto alla NADEF di settembre per il protrarsi dell’elevata inflazione, sono condizionate dal mutato contesto internazionale. L’impatto del rialzo dei prezzi energetici su imprese e famiglie si è aggravato, nonostante gli interventi finanziati con la Legge di bilancio 2022 e successivi provvedimenti del Governo33. Conseguentemente, la previsione è basata sulla stima di una riduzione del PIL nel primo trimestre, cui seguirà un recupero a partire dal 2T. Nel corso dei mesi estivi l’attività tornerebbe a crescere a ritmi sostenuti, ma meno intensi rispetto a quelli registrati nel corso del 2021. Nel 2022, inoltre, un sostegno alla crescita degli investimenti proverrebbe dalla piena attuazione del PNRR. Il livello del PIL è atteso tornare ai livelli pre-pandemici nel 3T 2022.
Nel complesso del 2022, pertanto, si stima che il PIL aumenterà del 2,9 per cento. L’espansione economica è attesa poi essere più moderata nel 2023 (al 2,3 per cento), seguita da un aumento dell’1,8 e dell’1,5 per cento, rispettivamente, nel 2024 e 2025. In un contesto caratterizzato da ampia incertezza e analogamente a quanto avvenuto nella NADEF, il presente documento contiene uno scenario di rischio costruito sull’ipotesi di una temporanea interruzione di fornitura di gas e petrolio dalla Russia.
Nel dettaglio della previsione, il recupero del PIL atteso per l’anno in corso risulta guidato esclusivamente dalla domanda interna al netto delle scorte, che si stima contribuire per 3,2 punti percentuali alla crescita economica. La dinamica dei consumi delle famiglie è attesa in linea con quella del PIL. L’aumento dei prezzi inciderebbe sul potere d’acquisto delle famiglie e vi sarebbe una riduzione del tasso di risparmio, che si attesterebbe quest’anno intorno ai livelli pre-crisi. Le famiglie, infatti, faranno leva sul risparmio precauzionale e involontario accumulato nel corso della pandemia.
Nell’anno successivo, il recupero dei consumi sarebbe più modesto, in linea con il rallentamento del PIL, per poi registrare un incremento ancora più contenuto nel biennio successivo. Il reddito disponibile reale tornerebbe in territorio positivo già dal 2023, sospinto dal venir meno delle pressioni inflazionistiche. Il tasso di risparmio quindi si attesterebbe su livelli analoghi a quelli del 2019 a fine periodo.
L’accumulazione di capitale dovrebbe risultare particolarmente intensa per tutto l’orizzonte previsivo, beneficiando delle risorse a sostegno degli investimenti pubblici e privati previste nel PNRR e nella manovra di bilancio. Nel quadriennio 2022-25 gli investimenti si espanderebbero in media di circa il 4,6 per cento all’anno, trainati principalmente dalla componente dei macchinari e attrezzature e dalle costruzioni. Il rapporto tra investimenti totali e PIL salirebbe in misura significativa, fino a poco sopra il 21 per cento a fine periodo, in linea con il picco del 2007. Per la componente delle costruzioni, nel 2025 il rapporto si attesterà poco sotto l’11 per cento del PIL, un valore ancora inferiore al picco del 2007.
Il contributo della domanda estera netta risulterebbe invece lievemente negativo nel 2022, per poi annullarsi nei due anni successivi e ritornare in territorio positivo nell’anno finale della previsione. Nell’orizzonte previsivo le esportazioni

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33 Il riferimento è ai decreti-legge n.17 del 1°marzo 2022 e n.21 del 21 marzo 2022.

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crescerebbero in linea con la domanda mondiale pesata per l’Italia, in concomitanza con un significativo incremento delle importazioni, dovuto alla ripresa economica, e della domanda interna, sospinta in modo particolare dai maggiori investimenti in programma su tutto il quadriennio. L’avanzo di parte corrente della bilancia dei pagamenti in percentuale del PIL subirebbe una riduzione nel 2022, ponendosi al 2,3 per cento. La riduzione dell’avanzo corrente in rapporto al PIL è ascrivibile in parte all’aumento dei prezzi dei beni importati e al saldo negativo dei servizi che, a inizio anno, sono stati condizionati dall’elevato numero di contagi. Nel triennio successivo l’avanzo di parte corrente è atteso in lieve recupero, al 2,8 per cento.
Dal lato dell’offerta, le costruzioni continuerebbero ad espandersi a ritmi sostenuti grazie all’attuazione dei piani di spesa del PNRR e alle misure di incentivazione fiscale per l’edilizia. L’industria in senso stretto segnerebbe un rallentamento anche per effetto delle strozzature nelle catene globali del valore. I servizi proseguirebbero il loro recupero beneficiando delle riaperture a partire dalla primavera.
Per quanto riguarda il mercato del lavoro, nel quadriennio 2022-25 proseguirebbe la crescita dell’occupazione, che alla fine del 2022 si attesterebbe sui valori pre-pandemici relativamente al numero sia degli occupati sia delle ore lavorate. Il tasso di disoccupazione scenderebbe dal 9,5 per cento nella media del 2021, all’8,7 nell’anno in corso per poi attestarsi all’8,0 per cento a fine periodo. La dinamica prevista dell’occupazione in termini di input è più contenuta di quella del PIL. Si profila pertanto un moderato aumento della produttività (0,4 per cento), dopo le anomalie statistiche degli ultimi due anni generate dalla crisi. La dinamica della produttività resta lievemente positiva lungo tutto l’orizzonte di previsione e si accompagna a una crescita moderata del costo del lavoro.
Il deflatore dei consumi aumenterebbe del 5,8 per cento quest’anno, per gli effetti del rincaro delle materie prime e, in particolare, dei rialzi senza precedenti delle quotazioni del gas. La crescita del deflatore si attenuerebbe già nel 2023, al 2,0 per cento, per poi registrare una crescita dell’1,7 per cento nel 2024 e dell’1,8 nel 2025. Il costo del lavoro per unità di lavoro dipendente, dopo una crescita modesta nel 2021 (0,3 per cento) mostrerebbe un’accelerazione (2,6 per cento) grazie anche ai rinnovi contrattuali e al pagamento degli arretrati del settore pubblico per poi registrare tassi di crescita più contenuti negli anni successivi. Lo scenario si fonda sull’ipotesi che i futuri aumenti delle retribuzioni contrattuali del settore privato, basati sull’indice IPCA al netto dei beni energetici importati, saranno più elevati di quelli registrati in passato ma in linea con un tasso di inflazione del suddetto indice intorno al 2 per cento. La dinamica del costo del lavoro per unità di prodotto, dopo il picco del 2022, si ridurrebbe negli anni successivi. Di conseguenza, l’inflazione interna, misurata dal deflatore del PIL, sarebbe pari al 3,0 per cento nell’anno in corso e scenderebbe al 2,1 nel 2023 per poi ridursi all’1,8 per cento nel biennio 2024-25.

La previsione macroeconomica tendenziale è stata validata dall’Ufficio Parlamentare di Bilancio con nota del 24 marzo 2022, al termine delle interlocuzioni previste dal Protocollo di intesa UPB-MEF del 15 settembre 2014.

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FOCUS	Gli errori di previsione sul 2021 e la revisione delle stime per il 2022 e gli anni seguenti[34]

Il presente riquadro è volto a fornire un approfondimento sui cambiamenti introdotti in sede di aggiornamento della previsione con il duplice scopo di i) valutare l’errore di previsione sull’anno appena concluso; ii) analizzare in maggior dettaglio i fattori che hanno condotto ad una revisione delle stime di crescita per il 2022 e gli anni seguenti. In entrambi i casi il confronto avviene con le previsioni formulate nella Nota di aggiornamento del DEF dello scorso settembre.

La tavola R1, colonna Delta 2021, mostra l’errore di previsione per il 2021 ovvero gli scostamenti tra la previsione elaborata a settembre e i dati di consuntivo pubblicati dall’ISTAT in marzo. Le previsioni per il 2021 formulate a settembre includevano i dati di Contabilità nazionale solo fino al secondo trimestre dello scorso anno mentre i dati pubblicati dall’ISTAT a marzo includono anche le informazioni relative alla seconda parte dello scorso anno e la revisione delle serie storiche relativa ai trimestri precedenti.

Con riferimento al PIL, i dati di consuntivo ISTAT sono risultati superiori (0,6 punti percentuali) alle attese, rilevando una crescita annuale del 6,6 per cento. I dati confermano il profilo trimestrale di crescita definito in sede NADEF, che prevedeva una ulteriore espansione del terzo trimestre seguita da un rallentamento nell’ultimo trimestre dell’anno. Infatti, anche nel 3T la crescita dell’attività economica è proseguita con ritmi elevati e in linea con quelli registrati nel secondo trimestre. La crescita ha beneficiato dell’allentamento delle restrizioni reso possibile dall’accelerazione della campagna vaccinale. Nell’ultimo segmento del 2021, l’attività economica ha rallentato per via dell’incremento dei prezzi dei beni energetici e per gli effetti della quarta ondata Covid.

Nel dettaglio delle componenti, i consumi delle famiglie sono risultati in linea con la previsione, mentre le esportazioni e gli investimenti, in particolare quelli in macchinari e attrezzature, hanno registrato incrementi maggiori rispetto alle stime; il divario è significativamente positivo per la crescita delle importazioni. Sul fronte dei prezzi, è evidente l’aumento dei prezzi all’import, nettamente superiore alle attese, innescato dai rincari della componente energetica verificatisi nella seconda metà dell’anno. La variazione del deflatore dei consumi è stata lievemente più alta rispetto alla previsione (0,2 per cento), al contrario il deflatore del PIL, la cui effettiva variazione è risultata più bassa rispetto alle stime di 1,0 punti percentuali.

Nell’analisi della revisione di crescita per il 2022 si procede come segue: si analizzano in primo luogo le motivazioni statistiche derivanti dal cambiamento riguardo l’effetto trascinamento dal 2021, si prosegue con i delta derivanti dalle nuove ipotesi sullo scenario internazionale per concludere poi con la revisione della previsione.

La colonna “a” indica la differenza dell’effetto statistico di trascinamento del 2021 sul 2022 tra il valore stimato nell’ultimo aggiornamento ufficiale e il valore di consuntivo. Per il PIL la variazione dell’effetto di trascinamento è positiva e pari a 0,2 punti percentuali. Sull’effetto trascinamento pesa il risultato superiore alle attese della seconda metà del 2022 come rilevato in precedenza.

La componente dovuta alla revisione del quadro internazionale rispetto a ottobre viene esplicitata nella colonna (“b”), dove si mostra l’impatto sulle principali variabili stimato con il modello econometrico del Dipartimento del Tesoro. L’impatto sul PIL risulta sensibilmente negativo riflettendo il deterioramento del contesto internazionale legato al conflitto russo-ucraino. Quest’ultimo ha esacerbato le condizioni critiche presenti nel mercato dell’energia, aumentando ulteriormente i costi di approvvigionamento, e ha contribuito a un deterioramento degli scambi internazionali.

La colonna c, indica la revisione della previsione, la quale, riguardo alla variazione percentuale del PIL, è quantificata in -0,4 punti percentuali.

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34 In questo riquadro si fa riferimento ai dati dei conti economici trimestrali pubblicati il 4 marzo 2022 che risultano corretti per i giorni lavorativi.

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TAVOLA R1 - PRINCIPALI VARIABILI DEL QUADRO MACROECONOMICO (media dei dati trimestrali destagionalizzati)
	Previsione 2021			Previsione 2022			di cui: Revi-sione tra-scinamento sul 2022 ri-spetto alla NADEF 2021	di cui: Im-patto Eso-gene ri-spetto alla NADEF 2021	di cui: Revi-sione della previsione
	Update 2021	ISTAT	Delta 2021	Update 2021	SP 2022	Delta 2022	(1)	(2)	(3)
MACRO ITALIA
PIL	6,0	6,6	0,6	4,8	3,0	-1,8	0,2	-1,6	-0,4
Spesa delle famiglie	5,2	5,2	0,0	5,0	2,9	-2,1	-0,5	-1,7	0,1
Spesa della PA	0,7	0,6	-0,1	1,7	1,2	-0,5	0,2	-0,1	-0,6
Investimenti fissi lordi	15,5	17,0	1,5	6,8	7,0	0,2	1,8	-2,4	0,8
macchinari, attrezzature e vari	10,0	12,9	2,9	6,6	6,5	-0,1	2,0	-2,9	0,9
Costruzioni	20,9	22,3	1,4	6,5	8,7	2,1	3,0	-1,7	0,9
Esportazioni di beni e servizi	11,4	13,4	1,9	6,1	4,4	-1,6	0,7	-1,8	-0,6
Importazioni di beni e servizi	11,6	14,3	2,7	6,8	5,5	-1,3	2,2	-1,2	-2,4
Deflatori
Deflatore PIL	1,5	0,5	-1,0	1,6	3,0	1,4	-1,0	0,2	2,2
Deflatore consumi	1,5	1,6	0,2	1,6	5,8	4,3	0,5	2,4	1,4

La avola R2 offre una sintesi dell’impatto sulla crescita del PIL dell’evoluzione del contesto internazionale, ponendolo a confronto con quanto ipotizzato nella Nota di aggiornamento di settembre 2021. Tale impatto, stimato tramite il modello econometrico ITEM, risulta più sfavorevole rispetto a quanto prospettato in settembre e rispettivamente pari a -1,6 punti percentuali nel 2022, -1,1 punti percentuali nel 2023 e -0,4 punti percentuali nel 2024.

Nel dettaglio, rispetto alla previsione sottostante la NADEF 2021 il commercio internazionale ha subìto una forte revisione al ribasso per il biennio 2022-23, con una flessione più marcata nel primo anno, per poi recuperare nel 2024. Di conseguenza l’effetto della revisione delle previsioni sulla domanda mondiale sul tasso di variazione del PIL risulta negativo sia nel 2022 (-0,3 per cento) sia nel 2023 (-0,1 per cento) e leggermente positivo nel 2024 (0,1 per cento).

TAVOLA R2: EFFETTI SUL PIL DELLO SCENARIO INTERNAZIONALE RISPETTO ALLO SCENARIO DELLA NADEF 2020 (impatto sui tassi di crescita)
	2022	2023	2024
1. Commercio mondiale	-0,3	-0,1	0,1
2. Prezzo del petrolio e gas	-0,8	-0,5	0,0
3. Tasso di cambio nominale effettivo	-0,1	-0,2	0,0
4. Ipotesi tassi d'interesse ed effetti finanziari	-0,2	-0,3	-0,6
5. Sanzioni verso la Russia	-0,2	-0,1	0,1
Totale	-1,6	-1,1	-0,4
Fonte: Elaborazioni MEF.

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Nei primi mesi dell’anno in corso i prezzi del petrolio hanno mantenuto la tendenza al rialzo già emersa a conclusione del 2021, accentuata però dalle tensioni derivanti dal conflitto russo-ucraino. La proiezione attuale, basata sui contratti futures, prevede livelli del prezzo del petrolio più alti su tutto il triennio. In particolare, si prevede un picco di 99,8$ al barile nel 2022, cui segue una moderazione nel 2023 e nel 2024[35]. Rispetto a quanto prospettato a settembre, il livello dei prezzi è più alto in media di circa 26 dollari nel triennio. Alla luce dei recenti sviluppi sul fronte ucraino, si è delineata la necessità di considerare tra le variabili esogene anche il prezzo del gas che ha subìto incrementi molto rilevanti. Le ipotesi avanzate riguardano il profilo del prezzo del gas TTF e sono basate sui contratti futures. Nello specifico, il prezzo nel 2022 raggiungerebbe livelli quattro volte superiori a quelli estrapolati dai contratti temporalmente coerenti con il documento di settembre, per poi ridursi negli anni successivi pur rimanendo su livelli molto superiori rispetto ai livelli registrati nel passato recente. Cumulando gli effetti dei rincari di petrolio e gas ne deriverebbe un impatto negativo di 8 decimi di punto per il tasso di variazione del PIL nel 2022, di 5 decimi di punto nel 2023 e un impatto nullo nel 2024.

Sul fronte dei tassi di cambio, per la proiezione delle valute è stata adottata un’ipotesi tecnica che implica che il tasso di cambio resti invariato nel tempo e risulti pari alla media degli ultimi 10 giorni lavorativi terminanti il 10 marzo. L’aggiornamento del tasso di cambio nominale effettivo rispetto a settembre vede un apprezzamento dell’euro rispetto alle altre valute dello 0,3 per cento nel 2022 e di 0,1 nel 2023. L’impatto macroeconomico di questo aggiornamento delle previsioni sul tasso di cambio risulta negativo di un decimo di punto percentuale sulla crescita del PIL del 2022 e di due decimi nel 2023.

Il profilo dei tassi d’interesse sui titoli di Stato risulta più sfavorevole in maniera crescente sul triennio, coerentemente con le aspettative di politiche meno accomodanti da parte delle autorità monetarie per contrastare le pressioni inflazionistiche. Inoltre, già dall’anno in corso si prospettano un rendimento del BTP e un differenziale tra BTP e Bund decennale più elevati, combinati con livelli più alti del costo del credito bancario. Secondo le stime del modello econometrico questi fattori comportano effetti negativi sulla crescita del triennio, rispettivamente pari a -0,2 punti percentuali nel 2022, -0,3 punti nel 2023 e -0,6 punti nel 2024.

Infine, si è ritenuto opportuno considerare tra le revisioni del quadro internazionale che hanno indotto modifiche nel profilo di crescita anche l’imposizione di sanzioni alla Russia a seguito dell’inizio delle ostilità con l’Ucraina. Tali restrizioni indebolirebbero gli scambi commerciali deteriorando la domanda estera di beni nazionali in maniera proporzionale all’esposizione diretta delle esportazioni verso la Russia. L’impatto stimato sul tasso di variazione del PIL è di -0,2 e -0,1 punti percentuali, rispettivamente, nel 2022 e 2023 e di 0,1 nel 2024.

Le previsioni di crescita della NADEF sono state validate dall’ufficio Parlamentare di Bilancio. Quest’ultimo a febbraio, successivamente alla pubblicazione della stima flash dell’Istat per il PIL del quarto trimestre, ha pubblicato una previsione di crescita del PIL pari al 3,9 per cento nel 2022 e all’1,9 per cento nel 2023.

Rispetto alle stime più recenti della Commissione Europea (Winter Forecast), la crescita del PIL tendenziale per il 2022 risulta meno accentuata (2,9 per cento rispetto a 4,0 per cento), mentre per il 2023 la crescita tendenziale è pari in entrambi i casi al 2,3 per cento. Nel 2022 la stima della Commissione Europea non incorpora i più recenti sviluppi internazionali. Nel 2022 non ci sono disallineamenti tra la crescita stimata dalla NADEF e quella della Commissione europea e in generale con quelle di altri previsori.

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35 Si fa riferimento alla media delle quotazioni dei futures negli ultimi dieci giorni lavorativi terminanti il 10 marzo 2022.

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TAVOLA R3: PREVISIONI DI CRESCITA PER L'ITALIA
PIL reale (per cento a/a)	Data previsione	2022	2023
DEF 2022	mar-22	2,9	2,3
OSCE	dic-21	4,6	2,6
UPB	feb-22	3,9	1,9
FMI (WEO)	gen-22	3,8	2,2
Commission europea	feb-22	4,1	2,3
(*) Per OCSE dati corretti per i giorni lavorativi.

TAVOLA II.1: QUADRO MACROECONOMICO TENDENZIALE (variazioni percentuali, salvo ove non diversamente indicato)
	2021	2022	2023	2024	2025
ESOGENE INTERNAZIONALI
Commercio internazionale	9,8	5,8	4,8	3,8	3,2
Prezzo del petrolio (Brent, USD/barile, futures)	70,8	99,8	87,6	81,2	77,2
Cambio dollaro/euro	1,183	1,110	1,105	1,105	1,105
MACRO ITALIA (VOLUMI)
PIL	6,6	2,9	2,3	1,8	1,5
Importazioni	14,2	5,4	3,7	3,3	2,8
Consumi finali nazionali	4,0	2,5	1,6	1,3	1,2
Consumi famiglie e ISP	5,2	2,9	2,1	1,6	1,6
Spesa della PA	0,6	1,2	0,1	0,3	0,1
Investimenti	17,0	7,0	5,1	3,9	2,3
- macchinari, attrezzature e beni immateriali	12,9	6,5	5,3	4,2	2,3
- mezzi di trasporto	10,2	-3,2	6,4	5,1	3,6
- costruzioni	22,3	8,7	4,7	3,5	2,2
Esportazioni	13,3	4,4	3,4	3,1	2,9

pm. saldo corrente bil. pag.in % PIL	3,3	2,3	2,7	2,8	2,8
CONTRIBUTI ALLA CRESCITA DEL PIL (1)
Esportazioni nette	0,0	-0,2	0,0	0,0	0,1
Scorte	0,3	-0,1	0,1	0,0	0,0
Domanda nazionale al netto delle scorte	6,3	3,2	2,3	1,8	1,5
PREZZI
Deflatore importazioni	9,9	7,6	1,4	1,2	1,1
Deflatore esportazioni	4,9	4,9	1,3	1,2	1,1
Deflatore PIL	0,5	3,0	2,1	1,8	1,8
PIL nominale	7,2	6,0	4,4	3,6	3,3
Deflatore consumi	1,7	5,8	2,0	1,7	1,8

LAVORO
Costo lavoro	0,3	2,6	1,6	1,4	1,8
Produttività (misurato su PIL)	-0,9	0,4	0,1	0,1	0,2
CLUP (misurato su PIL)	1,1	2,2	1,5	1,3	1,6
Occupazione (ULA)	7,6	2,5	2,2	1,6	1,3
Tasso di disoccupazione	9,5	8,7	8,3	8,1	8,0
Tasso di occupazione (15-64 anni)	58,2	59,5	60,8	61,8	62,8
pm. PIL nominale (valori assoluti in milioni euro)	1775436	1882720	1966210	2037629	2105664
(1) Eventuali imprecisioni derivano dagli arrotondamenti.
(2) Fonte: ISTAT.
Nota: Il quadro macroeconomico relativo alle esogene internazionali è stato elaborato sulla base delle informazioni di-sponibili al 10 marzo.
PIL e componenti in volume (valori concatenati anno di riferimento 2015), dati non corretti per i giorni lavorativi.

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FOCUS	Un’analisi di rischio (o di sensibilità) sulle variabili esogene

Sebbene la previsione di crescita dello scenario tendenziale già incorpori le conseguenze negative sul piano economico dell’invasione russa del territorio ucraino, l’evolversi del conflitto avviene in una cornice di incertezza riguardo sia la durata sia gli esiti. Ciò suggerisce l’opportunità di prendere in esame incognite ed elementi di rischio insiti nel quadro economico internazionale e valutare come il loro materializzarsi possa ripercuotersi sull’economia italiana.

Le ipotesi alternative analizzate riguardano difficoltà per l’approvvigionamento e le importazioni di gas. Il profilo delle variabili esogene del quadro internazionale è stato modificato anche riguardo ai tassi di cambio e alle condizioni dei mercati finanziari. Utilizzando sia il modello econometrico ITEM sia il modello computazionale di equilibrio generale MACGEM-IT, sono stati presi in considerazione quattro diversi scenari, due dei quali riferiti all’interruzione nelle forniture di gas dalla Russia a seguito di un inasprimento delle sanzioni e ognuno degli altri riguardanti un altro specifico fattore di rischio dello scenario tendenziale.

Per i due scenari di embargo sul gas russo si suppone che il blocco delle importazioni di gas si verifichi a partire dalla fine del mese di aprile 2022 e perduri per tutto il 2023. Il primo scenario assume che le aziende del settore riescano ad assicurare il soddisfacimento del fabbisogno grazie alla diversificazione degli approvvigionamenti, anche se l’embargo provoca un ulteriore rialzo dei prezzi del gas, dell’elettricità e del petrolio rispetto a quello prefigurato nel quadro tendenziale. In particolare, si è ipotizzato che il prezzo del gas risulti nel 2022 più elevato rispetto allo scenario del DEF del 37 per cento (69 per cento nel 2023), il prezzo del petrolio del 9 per cento (4,5 per cento nel 2023) e quello dell’elettricità del 30 per cento (58 per cento nel 2023). Mediante il modello MACGEM-IT si è determinato l’impatto del rialzo dei prezzi sui livelli di produzione, tenendo conto dell’utilizzo di materie energetiche nei diversi settori e dei legami intersettoriali. Inoltre, poiché l’embargo riguarda anche gli altri Paesi europei, lo scenario considera anche gli effetti di un calo delle loro attività dovuto al forte rialzo dei prezzi energetici, che si manifestano attraverso una minore domanda estera.

Nel secondo scenario si ipotizza che gli sforzi di diversificazione nell’approvvigionamento non producano i risultati attesi a causa di difficoltà di varia natura. L’interruzione nelle forniture di gas dalla Russia si accompagna, quindi, oltre che a un ancor più marcato incremento dei prezzi del gas, dell’elettricità e del petrolio (+10 per cento in media rispetto a quanto già ipotizzato nel primo scenario), anche ad una carenza di gas, stimata pari al 18 e al 15 per cento delle importazioni in volume, rispettivamente, nel 2022 e nel 2023. Anche in questo scenario si considerano gli effetti dell’analoga caduta di attività nei partner commerciali europei[36].

La terza simulazione riguarda i tassi di cambio. Nello scenario alternativo essi sono stati fissati, nell’orizzonte di previsione, ai livelli corrispondenti alle quotazioni medie dei tassi di cambio a termine (forward exchange rates) registrate nel periodo più recente (nei 10 giorni a partire dal 3 marzo 2021). Nel 2022 risulterebbe un minore apprezzamento del dollaro nei confronti dell’euro rispetto allo scenario di base (del 4,8 per cento invece che del 6,3). Inoltre, a fronte di una sostanziale invarianza del tasso di cambio nominale effettivo nello scenario di riferimento, si registrerebbe un apprezzamento medio dell’euro rispetto alle altre valute di circa lo 0,3 per cento nel 2022 e del 2,3 nel 2023. Nel 2024 e 2025 l’apprezzamento sarebbe, rispettivamente, del 3,2 e 0,8 per cento.

La quarta e ultima simulazione si riferisce a fattori di rischio connessi alle condizioni finanziarie dell’economia. Rispetto allo scenario di riferimento, si è ipotizzato un livello del tasso di rendimento del BTP a dieci anni più elevato di 100 punti base. Queste condizioni

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36 Per la descrizione della strategia di simulazione si rimanda alla descrizione degli scenari di rischio del Capitolo I.

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meno favorevoli per il finanziamento del debito pubblico non riguardano l’anno in corso ma soltanto gli anni successivi, a motivo del programma di acquisti di titoli finanziari da parte della banca centrale tuttora in corso, che concorre a limitare il rischio di tensioni nei mercati finanziari. In questo scenario alternativo, i livelli più elevati dello spread BTP-Bund dall’anno 2023 si traducono in condizioni meno favorevoli per l’accesso al credito, con l’applicazione di tassi di interesse più elevati sui prestiti alle famiglie e le imprese.

La valutazione dell’impatto sui livelli di attività economica degli elementi di rischio appena esposti è documentata nella Tavola R4. Nell’ipotesi di interruzione dei flussi di gas dalla Russia secondo il primo scenario, il tasso di crescita del PIL sarebbe inferiore rispetto a quello dello scenario tendenziale di 0,8 punti percentuali nel 2022 e di 1,1 punti nel 2023. La ripresa negli anni successivi, con tassi di crescita superiori a quelli dello scenario di base (rispettivamente dell’1,1 e dello 0,8 per cento), fa sì che, all’inizio del 2025, il livello del PIL risulti in linea con quello corrispondente dello scenario di base. Nell’altro scenario di embargo sul gas russo, quello in cui si prospettano sviluppi ancor più sfavorevoli, l’incremento dei prezzi delle materie energetiche, la minore disponibilità di gas per le utenze domestiche e la riduzione della domanda estera concorrerebbero a determinare una contrazione del tasso di crescita del prodotto rispetto allo scenario tendenziale di 2,3 punti percentuali nel 2022 e di 1,9 punti percentuali nel 2023. Il tasso di crescita del PIL sarebbe, invece, superiore rispetto al quadro tendenziale di 1,9 punti percentuali nel 2024 e di 2,3 punti nel 2025.

Riguardo ai tassi di cambio, il maggiore apprezzamento dell’euro rispetto a quanto prospettato nel quadro tendenziale ridurrebbe il tasso di crescita del PIL rispetto allo scenario tendenziale dello 0,4 per cento nel 2023, dello 0,8 per cento nel 2024 e dello 0,6 per cento nel 2025. In questa simulazione non si incorpora alcuna ipotesi circa il blocco di parte dell’interscambio commerciale tra l’Italia e la Russia e, dunque, gli effetti sia sulle esportazioni sia sul prodotto di un apprezzamento dell’euro (dovuto, in gran parte, all’apprezzamento rispetto al rublo) potrebbe contenere elementi di sovrastima. Nell’ipotesi di peggiori condizioni finanziarie dal 2023 in poi, si assisterebbe a un impatto negativo sul profilo di crescita dell’economia italiana. In particolare, il tasso di variazione del prodotto risulterebbe inferiore nel 2023 di 0,1 punti percentuali rispetto al quadro tendenziale e, nel 2024 e 2025, rispettivamente, di 0,4 e 0,5 punti.

TAVOLA R1: EFFETTI SUL PIL DEGLI SCENARI DI RISCHIO (impatto sui tassi di crescita percentuale rispetto al quadro macroeconomico tendenziale)
	2022	2023	2024	2025
1. Interruzione afflussi di gas dalla Russia: I° scenario	0,8	-1,1	1,1	0,8
2. Interruzione afflussi di gas dalla Russia: II° scenario	-2,3	-1,9	1,9	2,3

3. Tasso di cambio nominale effettivo	0,0	-0.4	-0.8	-0.6
4. Ipotesi di peggiori condizioni finanziarie	0,0	-0,1	-0,4	-0,5
Fonte: Elaborazioni MEF-DT; modelli ITEM e MACGEM-IT.
II.4	SCENARIO PROGRAMMATICO
Nello scenario programmatico il Governo ha deciso di confermare l’obiettivo di rapporto tra deficit e PIL del Documento Programmatico di Bilancio del 5,6 per cento del PIL per l’anno in corso, del 3,9 per cento nel 2023 e del 3,3 per cento nel 2024. Per il 2025 il nuovo obiettivo di deficit è posto pari al 2,8 per cento del PIL.
Tuttavia, le proiezioni più favorevoli di indebitamento netto a legislazione vigente per il 2022, pari a 5,1 punti percentuali di PIL, consentono un margine di

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circa 0,5 punti percentuali di PIL per finanziare un nuovo provvedimento già nel mese di aprile. Gli interventi di politica di bilancio annunciati dal Governo continueranno ad essere moderatamente espansivi anche per il 2023, in misura pari allo 0,2 per cento del PIL.

Il Governo ha già adottato ad inizio anno ulteriori provvedimenti di contenimento dei prezzi dell’energia per contrastarne il rincaro che ha gravato sui bilanci di famiglie ed imprese. Inoltre, sono stati finanziati ed in corso di definizione interventi di sostegno per il settore dell’auto e per il settore dei semiconduttori. In questo contesto, nel 2022, attraverso un nuovo decreto-legge, verranno ripristinati anzitutto i fondi di bilancio temporaneamente de-finanziati a parziale copertura del decreto-legge n. 17/2022 (riguardante, tra l’altro, misure per il contenimento dei costi dell'energia elettrica e del gas naturale), con un onere di finanza pubblica pari a 4,5 miliardi. Le restanti risorse saranno destinate a interventi espansivi nelle seguenti aree:
●	l’incremento dei fondi per le garanzie sul credito;
●	l’aumento delle risorse necessarie a coprire l’incremento dei prezzi delle opere pubbliche;
●	ulteriori interventi per contenere i prezzi dei carburanti e il costo dell’energia;
●	ulteriori misure che si rendano necessarie per assistere i profughi ucraini e per alleviare l’impatto economico del conflitto in corso in Ucraina sulle aziende italiane.
●	continuare a sostenere la risposta del sistema sanitario alla pandemia e i settori maggiormente colpiti dall’emergenza pandemica.

Le misure che verranno adottate ad aprile hanno un effetto espansivo sull’economia italiana e accrescerebbero la variazione del PIL prevista nel quadro programmatico al 3,1 per cento nel 2022 (dal 2,9 del quadro tendenziale) e al 2,4 per cento nel 2023 (dal 2,3 del quadro tendenziale). Le maggiori risorse stanziate sostengono famiglie e imprese e contribuiscono ad aumentare (rispetto allo scenario tendenziale) gli investimenti dello 0,3 per cento e i consumi delle famiglie di circa 0.1 punti percentuali nell’anno in corso. Nell’anno seguente i consumi delle famiglie nel quadro macroeconomico programmatico crescono del 2,1 per cento (in linea con il quadro tendenziale) e gli investimenti fissi lordi totali del 5,5 per cento (di 0.4 punti percentuali in più rispetto allo scenario tendenziale). La migliore performance della domanda attiva da un lato maggiori importazioni nel 2023 e dall’altro favorisce la crescita dell’input di lavoro. Lo scenario programmatico prevede un maggior numero di occupati e un minor tasso di disoccupazione rispetto al quadro tendenziale, che si attesta al 8,1 per cento nel 2023, per poi ridursi ulteriormente all’ 8,0 per cento nel 2024 e al 7,9 per cento nel 2025.

Le previsioni di crescita del PIL per il 2024 e il 2025 rimangono sostanzialmente invariate rispetto a quelle riportate nello scenario a legislazione vigente. Per il resto, le differenze fra scenario programmatico e tendenziale risultano limitate in quanto il differenziale di deficit è ampio quest’anno ma si riduce nel prossimo triennio fino a sostanzialmente annullarsi nel 2024-2025.

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TAVOLA II.2 IPOTESI DI BASE
	2021	2022	2023	2024	2024
Tasso di interesse a breve termine [1]	n.d.	-0,4	0,9	1,4	1,5
Tasso di interesse a lungo termine (media annuale)1	0,8	1,8	2,3	2,4	2,5
Tassi di cambio dollaro/euro (media annuale)	1,18	1,11	1,11	1,11	1,11
Variazione del tasso di cambio effettivo nominale	1,0	0,0	0,1	0,0	0,0
Tasso di crescita dell'economia mondiale, esclusa UE	5,1	3,3	2,9	2,8	2,8
Tasso di crescita del PIL UE	5,2	3,2	2,8	2,1	1,5
Tasso di crescita dei mercati esteri rilevanti per l'Italia	11,3	4,8	3,4	3,3	2,8
Tasso di crescita delle importazioni in volume, esclusa UE	6,3	4,5	3,9	3,0	2,5
Prezzo del petrolio (Brent, USD/barile)	70,8	99,8	87,6	81,2	77,2
(1) Per tasso di interesse a breve termine si intende la media dei tassi previsti sui titoli di Stato a 3 mesi in emissione durante l'anno. Per tasso di interesse a lungo termine si intende la media dei tassi previsti sui titoli di Stato a 10 anni in emissione durante l'anno.

TTAVOLA II.3.A. PROSPETTIVE MACROECONOMICHE
	2021	2021	2022	2023	2024	2025
	livello (1)	var. %	var. %	var. %	var. %	var. %
PIL reale	1677568	6,6	3,1	2,4	1,8	1,5
PIL nominale	1775436	7,2	6,3	4,6	3,7	3,3
COMPONENTI DEL PIL REALE
Consumi privati (2)	984117	5,2	3,0	2,1	1,6	1,6
Spesa della PA (3)	320512	0,6	2,3	0,3	0,6	0,2
Investimenti fissi lordi	334086	17,0	7,3	5,5	4,0	2,2
Scorte (in percentuale del PIL)		0,3	-0,2	0,1	0,0	0,0
Esportazioni di beni e servizi	537573	13,3	4,4	3,4	3,1	2,9
Importazioni di beni e servizi	502575	14,2	5,4	4,0	3,3	2,9
CONTIRIBUTI ALLA CRESCITA DEL PIL REALE
Domanda interna	-	6,3	3,5	2,5	1,9	1,5
Variazione delle scorte	-	0,3	-0,2	0,1	0,0	0,0
Esportazioni nette	-	0,0	-0,2	-0,1	0,0	0,1
(1) Milioni.
(2) Spesa per consumi finali delle famiglie e delle istituzioni sociali private senza scopo di lucro al servizio delle famiglie (I.S.P.).
(3) PA= Pubblica Amministrazione.
Nota: eventuali imprecisioni derivano da arrotondamenti.

TAVOLA II.3.B. PREZZI
	2021	2021	2022	2023	2024	2025
	Livello	var. %	var. %	var. %	var. %	var. %
Deflatore del PIL	105,8	0,5	3,0	2,2	1,9	1,8
Deflatore dei consumi privati	104,2	1,7	5,8	2,1	1,8	1,8
IPCA	105,0	1,9	5,8	2,1	1,8	1,8
Inflazione programmata			5,4
Deflatore dei consumi pubblici	109,7	1,6	4,3	-0,8	-1,1	0,1
Deflatore degli investimenti	105,8	2,2	2,9	2,0	1,5	1,6
Deflatore delle esportazioni	108,1	4,9	4,9	1,3	1,2	1,1
Deflatore delle importazioni	107,1	9,9	7,6	1,4	1,2	1,1

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TAVOLA II.3.C. MERCATO DEL LAVORO
	2021	2021	2022	2023	2024	2025
	Livello	var. %	var. %	var. %	var. %	var. %
Occupati di contabilità nazionale	25125	0,6	1,3	1,7	1,3	1,1
Monte ore lavorate	41920103	8,0	2,7	2,3	1,6	1,3
Tasso di disoccupazione		9,5	8,6	8,1	8,0	7,9
Produttività del lavoro misurata sugli occupati	66769	6,0	1,8	0,7	0,5	0,5
Produttività del lavoro misurata sulle ore lavorate	40	-1,3	0,5	0,1	0,2	0,2
Redditi da lavoro dipendente	724629	7,7	5,6	4,0	3,0	3,1
Costo del lavoro	43338	0,3	2,7	1,7	1,4	1,8
(1) Unità di misura: migliaia di unità per gli occupati di contabilità nazionale e il monte ore lavorate; euro a valori costanti per la produttività del lavoro; milioni di euro a valori correnti per i redditi da lavoro dipendente ed euro per il costo del lavoro.

TAVOLA II.3.D. CONTI SETTORIALI
	2021	2022	2023	2024	2025
	% del PIL	% del PIL	% del PIL	% del PIL	% del PIL
Accreditamento/indebitamento netto con il resto del mondo	2,4	1,6	1,5	1,5	1,6
- Bilancia dei beni e servizi	2,4	1,4	1,2	1,1	1,2
- Bilancia dei redditi primari e trasferimenti	0,4	0,4	0,4	0,3	0,3
- Conto capitale	-0,1	-0,1	-0,1	0,0	0,1
Indebitamento/surplus del settore privato	9,6	7,2	5,4	4,8	4,4
Indebitamento/surplus delle Amministrazioni Pubbliche	-7,2	-5,6	-3,9	-3,3	-2,8

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III.1	INDEBITAMENTO NETTO: DATI DI CONSUNTIVO E PREVISIONI TENDENZIALI
Risultati conseguiti nel 2021
Le recenti stime preliminari diffuse dall’ISTAT collocano il rapporto tra l’indebitamento netto delle Amministrazioni pubbliche e il PIL nel 2021 al 7,2 per cento, in netta discesa rispetto al 9,6 per cento del 20201. In termini assoluti, l’indebitamento netto è stato di 128,3 miliardi, un livello inferiore di 30,7 miliardi rispetto al 2020.
Il miglioramento dell’indebitamento netto del 2021 rispetto al 2020 riflette la riduzione del deficit primario, sceso a 65,5 miliardi dai 101,7 miliardi del 2020, in parte compensata dall’aumento di 5,5 miliardi della spesa per interessi, che si attesta a 62,9 miliardi.
L’aumento della spesa per interessi registrato nel 2021 è dovuto all’andamento dell’inflazione, che comporta una maggiore spesa per interessi passivi legata alla rivalutazione dei titoli indicizzati (cd. inflation uplift). D’altro canto, grazie alle condizioni distese dei mercati finanziari, nel 2021 il costo medio all’emissione dei titoli di Stato ha raggiunto il minimo storico dello 0,10 per cento, dallo 0,59 per cento del 2020.
In rapporto al PIL, la stima del deficit del 7,2 per cento è migliore di circa 2,2 punti percentuali in confronto all’obiettivo programmatico per il 2021, aggiornato in chiave migliorativa al 9,4 per cento dalla Nota di Aggiornamento del DEF 2021 (NADEF) e successivamente confermato nel Documento Programmatico di Bilancio 2022 (DPB) inviato alle istituzioni europee in ottobre 2021. Nel precedente Programma di Stabilità, l’obiettivo di deficit era stato posto all’11,8 per cento del PIL.
Il deficit primario cala al 3,7 per cento del PIL dal 6,1 per cento del 2020. Anch’esso si colloca significativamente al di sotto dell’obiettivo programmatico, il quale era rivisto al 6,0 per cento del PIL lo scorso autunno. La spesa per interessi, nonostante l’aumento nominale, si mantiene stabile in rapporto al PIL, collocandosi al 3,5 per cento, un livello lievemente superiore all’obiettivo del 3,4 per cento.
I principali fattori che spiegano il rientro del deficit nel 2021 sono la ripresa economica che ha sostenuto l’aumento del gettito fiscale e un andamento contenuto della spesa primaria corrente, conseguente anche ad un minor tiraggio delle misure discrezionali adottate per contrastare l’impatto economico-sociale della crisi pandemica.

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1 ISTAT, ‘Conto trimestrale delle Amministrazioni pubbliche, reddito e risparmio delle famiglie e profitti delle società’, 5 aprile 2022.

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Le entrate della PA segnano una crescita tendenziale del +9,2 per cento rispetto al 2020. Alla base di questa tendenza positiva vi è l’aumento di imposte indirette (+13,8 per cento), contributi sociali (+6,7 per cento) e imposte dirette (+6,5 per cento). Tra le imposte indirette, il gettito IVA sugli scambi interni mostra la maggiore dinamicità per effetto sia dell’aumento dell’inflazione, sia della domanda interna. Il gettito IVA sulle importazioni torna a registrare tassi di variazione fortemente positivi, come conseguenza della ripresa dei volumi di acquisti dall’estero e della forte salita dei prezzi all’importazione.
L’aumento dei contributi sociali e delle imposte dirette, in particolare del gettito IRPEF da ritenute sui redditi dei dipendenti privati ed autonomi, è riconducibile al progressivo miglioramento delle condizioni del mercato del lavoro.
Infine, nel 2021 anche la variazione tendenziale di altre tipologie di tributi, quali accise, imposte sostitutive, tasse automobilistiche, imposte sul Lotto e le lotterie è tornata ad essere nuovamente positiva.
Per effetto degli andamenti descritti, la pressione fiscale nel 2021 si è attestata al 43,5 per cento, in aumento sia rispetto al 2020, in cui era stata del 42,8 per cento, sia rispetto alle previsioni tendenziali del DPB che la collocavano al 41,8 per cento. Come illustrato più avanti nell’apposito Focus, la pressione fiscale effettiva nel 2021 è stata più bassa di quella risultante dalla contabilità nazionale, essendo pari al 41,7 per cento.
Dal lato della spesa, nel 2021 la componente primaria corrente cresce ad untasso del +2,2 per cento, a fronte di una crescita nominale dell’economia del +7,2 per cento. Conseguentemente, tale spesa in rapporto al PIL scende di circa 2,2 punti percentuali, al 46,0 per cento dal picco del 48,2 per cento del 2020.
Con riferimento alla spesa per prestazioni sociali in denaro, si osserva una sostanziale invarianza nominale rispetto al 2020, a fronte di una ricomposizione interna all’aggregato. Le prestazioni diverse dalle pensioni registrano un calo del - 4,7 per cento, a fronte della significativa riduzione della spesa per ammortizzatori sociali solo parzialmente compensata dagli incrementi di spesa per altre prestazioni, tra cui quella per trattamenti di famiglia2. Le prestazioni pensionistiche sono, invece, in aumento del +2,0 per cento. Nel complesso, la spesa per prestazioni sociali in denaro si colloca al 22,5 per cento del PIL, in riduzione di 1,6 punti percentuali rispetto al 2020, mantenendosi comunque 2,4 punti percentuali superiore al livello del 2019.
Per contro, nel 2021 tutte le componenti della spesa in conto capitale sono risultate molto dinamiche. Gli investimenti pubblici si sono mostrati sostanzialmente in linea con gli obiettivi, segnando una crescita nominale del +19,5 per cento rispetto al 2020 e collocandosi al 2,9 per cento del PIL, in salita dal 2,6 per cento del 2020.
A fronte di tali andamenti, la spesa primaria nel suo complesso è aumentatadel +4,1 per cento su base annua; pertanto, la sua incidenza sul PIL si è ridotta al 52 per cento dal picco del 53,5 per cento del 2020.
L’evoluzione dei saldi, delle entrate e della spesa pubblica descritta indica l’avvio di un percorso di normalizzazione della finanza pubblica dopo gli effetti della

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2 Si fa riferimento, in particolare, all’assegno temporaneo per i figli minori e per nuclei familiari con figli disabili (ANF) previsto dal D.L. n. 79/2021.

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crisi pandemica, in cui l’impatto sui conti pubblici delle misure eccezionali a sostegno alla crisi sanitaria ed economico-sociale inizia ad affievolirsi.
Il percorso di rientro del deficit e il riequilibrio della composizione del bilancio pubblico hanno peraltro seguito un ritmo più veloce di quanto prefigurato in autunno. Le entrate della PA sono risultate superiori rispetto alle previsioni tendenziali del DPB di circa 26,4 miliardi (1,5 punti percentuali di PIL), grazie principalmente al gettito tributario; mentre dal lato della spesa, nel 2021 vi sono stati circa 12 miliardi (0,7 punti percentuali del PIL) in meno rispetto alleprevisioni, ascrivibili principalmente alla spesa corrente primaria. Nello specifico, vi sono stati circa -7,5 miliardi per redditi da lavoro e consumi intermedi della PA, -4,8 miliardi per prestazioni sociali in denaro e -3,7 miliardi per altre uscite correnti.
Previsioni per il 2022 e il triennio 2023-2025
L’aggiornamento del quadro di finanza pubblica a legislazione vigente per l’anno in corso e il biennio successivo, e la formulazione delle nuove previsioni per il 2025 è effettuato utilizzando le informazioni più aggiornate disponibili al momento della predisposizione di questo Documento, inclusive delle stime preliminari per il 2021 diffuse dall’ISTAT e delle previsioni macroeconomiche illustrate nel Capitolo II.
Le previsioni tendenziali del Conto della PA tengono altresì conto dell’effetto trascinamento derivante dall’andamento positivo del 2021 e degli elementi emersi nell’ambito dell’attività di monitoraggio sull’andamento di entrate e uscite della PA, in particolare sul tiraggio effettivo delle misure urgenti introdotte in risposta all’emergenza sanitaria e degli altri interventi normativi adottati.
Oltre ai provvedimenti considerati nel DPB, si considerano la Legge di Bilancio 2022 e il relativo decreto fiscale3, le misure emergenziali aggiuntive rese necessarie ad inizio 2022 dalla quarta ondata di diffusione del Coronavirus e quelle introdotte per mitigare l’impatto sulle famiglie e le imprese derivante dall’incremento dei prezzi energetici. I recenti eventi che stanno sconvolgendo il panorama geopolitico, economico e finanziario internazionale hanno reso necessaria l’adozione di ulteriori misure d’urgenza, per il contrasto delle ripercussioni economiche e umanitariederivanti dalla crisi ucraina (cd. decreto ‘Energia’)4.
Le misure introdotte per fronteggiare l’emergenza Covid-19 hanno riguardato agevolazioni e sostegni (estensioni di crediti di imposta e contributi a fondo perduto) destinati alle imprese operanti nei settori maggiormente colpiti dalle misure di restrizione. Inoltre, sono previsti specifici interventi per il settore sanitario, per le scuole e per contributi agli enti locali.
In tema di rincari di costi energetici, i provvedimenti adottati a seguito del DPB hanno comportato maggiori spese e minori entrate lorde per circa lo 0,7 per cento del PIL sul 2022, per interventi di contenimento dei prezzi di gas, energia elettrica

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3 L. n. 234 del 30 dicembre 2021 e D.L. n.146 del 21 ottobre 2021, convertito dalla L. n. 215 del 17 dicembre 2021.
4 D.L. n. 4 del 27 gennaio 2022, convertito dalla L. n. 25 del 28 marzo 2022 (cd. decreto ‘Sostegni ter’), D.L. n. 14 del 25 febbraio 2022, D.L. 17 del 1° marzo 2022, D.L. n. 21 del 21 marzo 2022 (cd. decreto ‘Energia’) e D.L. n. 24 del 24 marzo 2022.

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e carburanti, focalizzati sui primi due trimestri dell’anno. Queste risorse si aggiungono a quelle pari a circa lo 0,3 per cento del PIL del 20215.
È bene ricordare che i decreti legge introdotti nei primi mesi del 2022 non hanno comportato un incremento del deficit tendenziale, in quanto finanziati attraverso riduzioni di autorizzazioni di spesa non utilizzate (tra cui le risorse destinate ad alcuni ristori e Fondi a favore degli operatori economici e delle aree territoriali maggiormente colpiti dall’emergenza epidemica) e da contestuali incrementi di gettito richiesti alle aziende del comparto energetico, come avvenuto per il decreto ‘Energia’6.
L’aggiornamento delle previsioni del Conto della PA sconta, infine, il riallineamento delle ipotesi sottostanti l’utilizzo dei fondi del Next Generation EU e del React-EU per finanziare gli interventi programmati nel PNRR7. L’impatto del PNRR sulla spesa pubblica nel 2021 risulta lievemente inferiore al DPB, a fronte di un posticipo dei progetti di spesa per investimenti all’anno in corso e agli anni successivi.
Alla luce degli elementi sopra esposti, il sentiero dell’indebitamento netto è rivisto in termini migliorativi rispetto al DPB lungo tutto l’orizzonte di previsione. Nel 2022, il rapporto deficit/PIL a legislazione vigente scenderà al 5,1 per cento, un livello inferiore di circa 0,5 punti percentuali rispetto all’obiettivo del 5,6 per cento già rivisto al ribasso lo scorso autunno. L’obiettivo per l’anno in corso era stato, infatti, fissato al 5,9 per cento del PIL nel precedente Programma di Stabilità.

FIGURA III.1: INDEBITAMENTO NETTO E SALDO PRIMARIO A LEGISLAZIONE VIGENTE (% del PIL)

Fonte: ISTAT. Dal 2022, previsioni a legislazione vigente di questo Documento.

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5 Si fa riferimento all’impatto sull’indebitamento delle misure previste dai diversi provvedimenti di legge, al lordo delle coperture, secondo le stime ex-ante della RGS. Si rimanda alla Tavola V.2 e a quella in Appendice per gli impatti netti.
6 Per maggiori dettagli sui decreti legge adottati nei primi tre mesi del 2022, si veda il Paragrafo V.2
7Il PNRR è disponibile al link: https://italiadomani.gov.it/it/home.

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TAVOLA III.1: EVOLUZIONE DEI PRINCIPALI AGGREGATI DELLE AMMINISTRAZIONI PUBBLICHE (1)
	2021		2022	2023	2024	2025
	Livello (2)	In % PIL	In % PIL
Indebitamento netto secondo i settori della Pubblica Amministrazione
1. Amministrazioni pubbliche	-128.327	-7,2	-5,6	-3,9	-3,3	-2,8
Differenza fra programmatico e tendenziale (3)			-0,5	-0,2	-0,1	-0,1
2. Amministrazioni centrali	-128.540	-7,2	-5,1	-3,7	-3,2	-2,8
3. Stato
4. Amministrazioni locali	585	0,0	0,0	-0,1	-0,1	-0,1
5. Enti previdenziali	-372	0,0	0,0	0,1	0,1	0,1
Amministrazioni pubbliche
6. Totale entrate	857.634	48,3	48,5	48,8	47,3	46,9
7. Totale spese	985.961	55,5	53,6	52,5	50,5	49,6
8. Indebitamento netto	-128.327	-7,2	-5,1	-3,7	-3,2	-2,7
9. Spesa per interessi	62.863	3,5	3,5	3,1	3,0	3,0
10. Saldo primario	-65.464	-3,7	-1,6	-0,6	-0,2	0,2
11. Misure una tantum (4)	7.213	0,4	0,7	0,3	0,1	0,1
Componenti del lato delle entrate
12. Totale entrate tributarie	527.050	29,7	29,1	28,8	28,4	28,4
12a. Imposte indirette	258.308	14,5	14,.5	14,7	14,6	14,5
12b. Imposte dirette	267.140	15,0	14,4	14,0	13,7	13,7
12c. Imposte in c/capitale	1.602	0,1	0,3	0,1	0,1	0,1
13. Contributi sociali	245.025	13,8	14,0	14,0	13,9	13,8
14. Redditi da proprietà	17.036	1,0	0,8	0,8	0,8	0,8
15. Altre entrate	68.523	3,9	4,6	5,2	4,2	3,9
15a. Altre entrate correnti	62.892	3,5	3,8	4,0	3,7	3,4
15b. Altre entrate in c/capitale	5.631	0,3	0,7	1,2	0,5	0,5
16. Totale entrate	857.634	48,3	48,5	48,8	47,3	46,9
p.m.: pressione fiscale		43,5	43,1	42,8	42,3	42,2
Componenti del lato della spesa
17. Redditi. lavoro dipendente. + Consumi intermedi	286.747	16,2	16,2	15,4	14,7	14,3
17a. Redditi da lavoro dipendente	176.309	9,9	10,0	9,5	9,1	8,8
17b. Consumi intermedi	110.438	6,2	6,1	5,9	5,6	5,4
18. Totale trasferimenti sociali	446.252	25,1	23,8	24,1	23,8	23,5
di cui: Sussidi di disoccupazione	19.579	1,1	0,9	0,8	0,8	0,8
18a. Trasferimenti sociali in natura	47.060	2,7	2,5	2,4	2,3	2,3
18b. Prestazioni sociali non in natura	399.192	22,5	21,3	21,7	21,4	21,2
19. Interessi passivi	62.863	3,5	3,5	3,1	3,0	3,0
20. Contributi alla produzione	35.756	2,0	2,4	2,1	1,9	1,9
21. Investimenti fissi lordi	50.709	2,9	3,1	3,6	3,5	3,6
22. Trasferimenti in c/capitale	55.096	3,1	2,0	1,7	1,1	1,1
23. Altre spese	48.538	2,7	2,6	2,5	2,4	2,4
23a. Altre spese correnti	47.511	2,7	2,6	2,5	2,4	2,3
23b. Altre spese in conto capitale	1.027	0,1	0,1	0,1	0,1	0,1
24. Totale spese	985.961	55,5	53,6	52,5	50,5	49,6
Memo: Spesa corrente primaria	816.266	46,0	45,0	44,1	42,8	42,0
Memo: Spesa totale primaria	923.098	52,0	50,1	49,4	47,5	46,6
(1) La prima riga della tavola espone i valori programmatici, i restanti valori espongono gli andamenti a legislazione vigente. Eventuali imprecisioni derivano da arrotondamenti.
(2) Valori in milioni.
(3) La differenza quantifica l’effetto del decreto legge annunciate dal Governo.
(4) Il segno positivo indica misure una tantum a riduzione del deficit.

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Negli anni successivi, il rapporto deficit/PIL tendenziale segnerà ulteriori riduzioni, collocandosi al 3,7 per cento nel 2023, al 3,2 per cento nel 2024 e al 2,7 per cento nel 2025. Il deficit primario segnerà ulteriori ridimensionamenti, scendendo allo 0,6 per cento del PIL nel 2023, per poi attestarsi allo 0,2 per cento del PIL nel 2024. Nel 2025 è previsto un avanzo primario a legislazione vigente dello 0,2 per cento del PIL.
La spesa per interessi passivi subirà un aumento in termini nominali nell'anno in corso, cui seguiranno progressive riduzioni nel 2023 e 2024, grazie alle quali l'incidenza degli interessi passivi sul PIL scenderà al 3,0 per cento del PIL nel 2024 e si manterrà su tale livello anche alla fine dell'orizzonte di previsione.
Dal lato delle entrate, il gettito tributario a legislazione vigente in rapporto al PIL è atteso scendere progressivamente nell'anno in corso e nei tre successivi, passando dal 29,1 per cento del 2022 al 28,4 per cento nel 2025. Il trend riflette, fra l'altro, la revisione dell'Irpef operata dalla Legge di Bilancio 2022, la quale comporta un alleggerimento del carico fiscale per tutti i contribuenti, con conseguente aumento del reddito disponibile e riduzione del cuneo fiscale sul fattore lavoro, in linea con le raccomandazioni della Commissione.
Anche per effetto di queste misure, le imposte dirette in rapporto al PIL sono attese scendere, collocandosi al 14,4 per cento del PIL nel 2022 e al 14,0 per cento nel 2023, per poi attestarsi su un livello del 13,7 per cento già nel 2024 e a fine periodo. Le imposte indirette in rapporto al PIL sono previste rimanere al 14,5 per cento nel 2022, salire al 14,7 per cento nel 2023 come effetto dell'attesa ripresa economica, e quindi tornare a scendere fino al 14,5 per cento nel 2025.
I contributi sociali in rapporto al PIL saliranno al 14,0 per cento nel 2022, si manterranno stabili nel 2023 e quindi scenderanno fino al 13,8 per cento nel 2O258. L'andamento riflette una crescita media annua dei contributi del 2,9 per cento nel biennio 2024-2025, in linea con la dinamica degli occupati e dei redditi da lavoro del quadro macroeconomico sottostante alle previsioni.
Coerentemente agli andamenti descritti, nel 2022 la pressione fiscale scenderà rispetto al 2021, collocandosi al 43,1 per cento del PIL. Per gli anni seguenti è atteso un calo medio di circa 0,3 punti di PIL all'anno, fino a raggiungere il 42,2 per cento del PIL nel 2025. Come già menzionato, la pressione fiscale effettiva è inferiore a quanto indicato dai dati di contabilità nazionale e nel 2022 scenderà al 41,2, dal 41,7 per cento nel 2O219.

FOCUS	La pressione fiscale effettiva nel 2021 e nel 2022
La pressione fiscale, ovvero l’incidenza del prelievo tributario e contributivo sul prodotto, è calcolata come rapporto tra l’ammontare delle entrate fiscali (sia tributarie sia contributive) e il livello del Pil.

Tale indicatore, utilizzando gli aggregati ufficiali di contabilità nazionale, si è attestato al 43,5 per cento nel 2021, in aumento di 0,7 punti di PIL rispetto all’anno precedente. Nelle previsioni contenute in questo Documento, la pressione fiscale cala di quasi mezzo punto percentuale del prodotto nel 2022 (al 43,1 per cento).

Il dato che emerge dal rapporto tra gli aggregati di contabilità nazionale, tuttavia, non è rappresentativo dell’effettivo onere fiscale che grava sui contribuenti. Le regole statistiche

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8 L’andamento previsto per l’anno in corso sconta, in particolare, gli effetti economici delle misure a normativa vigente, che determinano un rimbalzo dei contributi pari a +7,4 per cento rispetto al 2021.
9 Cfr. riquadro “La pressione fiscale effettiva nel 2021 e nel 2022”.

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internazionali della contabilità pubblica impongono, infatti, di trattare alcune agevolazioni fiscali come misure di spesa. A tale gruppo di agevolazioni appartengono in particolare le seguenti misure: i) il trattamento integrativo in busta paga (ex "bonus 100 euro"), che comporta una riduzione del carico fiscale a favore dei lavoratori dipendenti con determinati requisiti; ii) i crediti d'imposta concessi a famiglie e imprese a vario titolo e utilizzati in compensazione di tributi e contributi; iii) talune detrazioni fiscali riconosciute ai contribuenti anche oltre il limite della capienza in dichiarazione. Ne consegue che le entrate fiscali vengano registrate nei conti pubblici al lordo delle predette agevolazioni, facendo risultare la pressione fiscale superiore all'effettivo carico fiscale sui contribuenti.

Contribuiscono alla riduzione dell'onere fiscale effettivo anche gli sgravi contributivi "selettivi", ovvero misure di esonero contributivo a favore di specifiche categorie di contribuenti o aree geografiche. Tra questi rilevano principalmente le misure di agevolazione introdotte dalla Legge di Bilancio 2021-2023 per favorire l'assunzione di giovani e donne e l'occupazione nelle regioni del Sud[10]. Tali agevolazioni sono assimilate a interventi di sostegno ai produttori e, in quanto tali, registrate tra le spese sotto la voce "contributi alla produzione" (ad esempio, gli esoneri contributivi a favore di giovani e donne o gli sgravi a favore delle regioni del Sud). Va ricordato che l'onere delle suddette misure è comunque registrato fra le spese nel conto della PA, nonostante esse determinino una riduzione dei versamenti tributari e contributivi da parte dei contribuenti.

L'indicatore della pressione fiscale ricalcolato per tener conto delle misure di riduzione dell'onere fiscale effettivo elencate sopra si sarebbe attestato nel 2021 al 41,7 per cento, quasi 2 punti percentuali in meno del dato statistico ufficiale e in aumento rispetto al 2020 di soli 0,4 punti di PII in luogo degli 0,7 punti sopra indicati (Tavola R1).

TAVOLA R. 1: ENTRATE TRIBUTARIE E PRESSIONE FISCALE (milioni di euro e percentuali del pil)
Entrate fiscali (CN)	2020	2021	2022
Entrate tributarie	478.750	527.050	548.596
Contributi sociali	229.732	245.025	263.186
Entrate fiscali totali	708.482	772.075	811.782
Pressione fiscale (% PIL)	42,8	43,5	43,1
D pressione fiscale	0,5	0,7	-0,4
Agevolazioni fiscali classificate in spesa	23.180	30.835	31.827
Correzione per effetti AUU (Assegno Unico Universale)	-	-	3.700
Entrate fiscali al netto di riclassificazioni e correzione per AUU	685.302	741.240	776.256
Pressione fiscale corretta (% PIL)	41,4	41,7	41,2
D pressione fiscale corretta	0,2	0,4	-0,5
Per memoria: prelievo straordinario settore energia, gas e prodotti petroliferi	-	-	3.980
p.m. PIL ai prezzi di mercato	1.656.961	1.775.436	1.882.720

Per valutare la dinamica della pressione fiscale nell'anno in corso, insieme alle correzioni descritte sopra, occorre considerare anche gli effetti della riforma che ha portato all'introduzione dell'Assegno Unico Universale (AUU) per i figli a partire da marzo del 2022.

La riforma, nell'introdurre un beneficio universale per tutti i figli di età inferiore a 21 anni, ha abrogato le corrispondenti detrazioni fiscali e, quindi, ha determinato un incremento "meccanico" della pressione fiscale al quale, però, non corrisponde alcuna riduzione del reddito disponibile dei contribuenti. La pressione fiscale ricalcolata sterilizzando l'effetto di questa riforma nell'anno in corso cala di circa 0,5 punti percentuali del prodotto, al 41,2 per cento.

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10 Legge n. 178 del 30 dicembre 2020, articolo 1, comma 10 (sgravio giovani), comma 16 (esonero donne), comma 161 (sgravio Sud).

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Va anche notato che la pressione fiscale del 2022 cresce, per circa 0,2 punti di Pil, per effetto del prelievo straordinario sui settori dell’energia, del gas e dei prodotti petroliferi. Tale prelievo ha natura transitoria e non incide sul livello di medio periodo dell’imposizione.

La riduzione della pressione fiscale tra il 2021 e il 2022 riflette gli interventi contenuti nell’ultima Legge di bilancio che hanno previsto: 1) la revisione dell’Irpef (modifica delle aliquote e degli scaglioni, riduzione da 28.000 a 15.000 euro della soglia di reddito complessivo al di sopra della quale il trattamento integrativo non spetta, revisione delle detrazioni da lavoro dipendente e da pensione) che determina uno sgravio quantificabile in circa 6 miliardi nel 2022 (circa 7 a regime); 2) la cancellazione dell’Irap per i lavoratori autonomi (con uno sgravio pari a oltre 1 miliardo dal 2022) e 3) la riduzione temporanea dei contributi a carico dei lavoratori dipendenti con retribuzione inferiore a 35 mila euro (con uno sgravio pari a oltre 1 miliardo per il 2022). A questi si aggiungono le misure adottate recentemente dal Governo per contenere l’effetto dell’aumento dei prezzi energetici, che hanno complessivamente ridotto le entrate tributarie per circa 6,7 miliardi.

Dal lato della spesa pubblica, il sentiero di riduzione dell’incidenza della spesa totale primaria sul PIL prevede un calo dal 52,0 per cento registrato nel 2021 al 50,1 per cento del PIL nell’anno in corso, fino al raggiungimento del 46,6 per cento nel 2025.
La spesa corrente primaria seguirà un andamento simile. L’incidenza sul PIL nel 2025 è prevista in riduzione di circa 4 punti percentuali rispetto alla stima di preconsuntivo del 2021; ciò consentirà il raggiungimento di un livello pari al 42,0 per cento del PIL a fine periodo.
La dinamica mostra chiaramente come l’impulso fiscale espansivo dato alla spesa pubblica in risposta alla crisi Covid-19 si attenui progressivamente negli anni, a fronte del venir meno degli effetti delle misure temporanee previste a favore di famiglie e imprese, e come la spesa primaria torni a convergere, alla fine del periodo di previsione, verso un livello prossimo a quello registrato negli anni precedenti la crisi11.
Nel dettaglio, i redditi da lavoro dipendente in rapporto al PIL sono attesi rimanere pressocché stabili al 10,0 per cento nel 2022 e tornare a ridursi in modo più evidente negli anni successivi, fino a toccare l’8,8 per cento del PIL nel 2025. La crescita nominale dei redditi da lavoro dipendente nel 2022, pari al +7,1 per cento, riflette soprattutto le ipotesi sui rinnovi contrattuali del pubblico impiego ed il pagamento dei relativi arretrati.
Dopo la sostanziale invarianza del 2021 rispetto al 2020, la spesa per prestazioni sociali in denaro è attesa aumentare lievemente nell’anno in corso (+0,6 per cento su base annua), assumere un più sostenuto ritmo di crescita del +6,0 per cento nel 2023, che risente dell’indicizzazione ai prezzi delle prestazioni basata sul tasso di inflazione dell’anno precedente, e del +2,5 per cento in media d’anno nel biennio 2024-2025. A fronte di tale andamento, le prestazioni sociali in denaro in rapporto al PIL caleranno lievemente, dal 21,3 per cento del 2022 al 21,2 per cento nel 2025.
Per gli investimenti fissi lordi si prevede un forte ritmo di crescita nel 2022 e 2023, pari rispettivamente al +14,4 per cento e +21,1 per cento, seguito da una crescita annua del +2,4 per cento nel 2024 e +4,7 per cento nel 2025.

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11 Nel periodo 2017-2019, la spesa totale primaria è stata pari, in media, al 45,0 per cento del PIL, mentre quella corrente primaria al 41,4 per cento del PIL.

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FIGURA III.2: INVESTIMENTI FISSI LORDI DELLA PA E RISORSE DEL RRF (% sul PIL)

Fonte: Elaborazioni MEF su dati ISTAT. Dal 2022 previsioni a legislazione vigente di questo Documento.

A fronte di questa dinamica, gli investimenti fissi lordi della PA in rapporto al PIL aumenteranno dal 2,9 per cento del 2021 al 3,6 per cento nel 2025, una percentuale di poco inferiore al picco toccato nel 2009 (3,7 per cento).
Il Dispositivo per la Ripresa e Resilienza (cd. Recovery and Resilience Facility, RRF) contribuisce in maniera decisiva al rilancio della spesa per investimenti fissi lordi della PA, soprattutto dal 2022 in poi. Se nel 2021 gli investimenti finanziati con le risorse del RRF ammontano a circa lo 0,1 per cento del PIL, nel 2024 saliranno fino all’1,7 per cento del PIL (circa il 48 per cento del totale degli investimenti previsti). Nel 2025, oltre il 45 per cento degli investimenti fissi della PA sarà sostenuto dalle risorse messe a disposizione dal RRF a condizioni agevolate.
Le spese (e gli altri oneri non contabilizzati come spesa secondo la contabilità nazionale) che si prevede di finanziare con le sovvenzioni e i prestiti del Dispositivo per la Ripresa e la Resilienza coerentemente con quanto indicato nel Piano Nazionale di Ripresa e Resilienza, sono esposte nelle tavole qui di seguito riportate, in ottemperanza al contenuto obbligatorio aggiuntivo richiesto dalla Commissione Europea per il Programma di Stabilità 2022.

TAVOLA III.2: IMPATTO DEL RRF SULLE PREVISIONI - SOVVENZIONI
	2020	2022	2023	2023	2024	2025
Entrate da sovvenzioni RRF (% PIL)
SOVVENZIONI RRF incluse nelle previsioni di entrata	0,0	0,1	0,7	1,1	0,8	0,5
Esborsi di cassa per SOVVENZIONI RRF dall’UE	0,0	0,5	1,1	0,6	0,4	0,4
Spese finanziate da sovvenzioni RRF (% PIL)
TOTALE SPESE CORRENTI	0,0	0,0	0,1	0,2	0,2	0,1
Investimenti fissi lordi P.51g	0,0	0,0	0,2	0,3	0,3	0,3
Trasferimenti in c/capitale D.9	0,0	0,1	0,3	0,5	0,1	0,0
TOTALE SPESE IN CONTO CAPITALE	0,0	0,1	0,5	0,7	0,3	0,3
Altri costi finanziati dalle sovvenzioni RRF (% PIL) (1)
Riduzione entrate tributarie	0,0	0,0	0,1	0,2	0,3	0,1
Altri costi con impatto sulle entrate	0,0	0,0	0,0	0,0	0,0	0,0
Transazioni finanziarie	0,0	0,0	0,0	0,0	0,0	0,0
(1) Si fa riferimento a voci di costo non registrate come spesa nella contabilità nazionale.

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TAVOLA III.3: IMPATTO DEL RRF SULLE PREVISIONI - PRESTITI
	2020	2021	2021	2023	2024	2025
Cash flow dei prestiti RRF previsto dal PNRR (% PIL)
Esborsi di PRESTITI RRF dall’UE	0,0	0,9	1,2	1,2	1,0	1,0
Restituzioni di PRESTITI RRF all’UE	0,0	0,0	0,0	0,0	0,0	0,0
Spese finanziate con prestiti RRF (% PIL)
TOTALE SPESE CORRENTI	0,0	0,0	0,1	0,1	0,1	0,1
Investimenti fissi lordi P.51g	0,1	0,1	0,7	0,9	1,4	1,4
Trasferimenti in c/capitale D.9	0,0	0,0	0,0	0,0	0,0	0,0
TOTALE SPESE IN CONTO CAPITALE	0,1	0,1	0,8	1,0	1,4	1,4
Altri costi finanziati con prestiti RRF (% PIL) (1)
Riduzione entrate tributarie	0,0	0,0	0,0	0,0	0,0	0,0
Altri costi con impatto sulle entrate	0,0	0,0	0,0	0,0	0,0	0,0
Transazioni finanziarie	0,0	0,0	0,0	0,0	0,0	0,0
(1) Si fa riferimento a voci di costo non registrate come spesa nella contabilità nazionale.

TAVOLA III.4: SCENARIO A POLITICHE INVARIATE (1)
	2021		2022	2023	2024	2025
	Livello(2)	In % del PIL	In % del PIL
Totale entrate a politiche invariate	857.634	48,3	48,5	48,9	47,4	47,0
Totale spesa a politiche invariate	985.961	55,5	53,6	52,8	50,8	50,0
Voci di dettaglio della spesa	879.129	49,5	48,5	47,5	46,1	45,2
Spese correnti
di cui:
Redditi da lavoro dipendente	176.309	9,9	10,0	9,7	9,3	9,0
Consumi Intermedi	157.498	8,9	8,6	8,4	8,0	7,7
Spese in c/capitale	106.832	6,0	5,1	5,3	4,7	4,8
di cui:
Investimenti fissi lordi	50.709	2,9	3,1	3,6	3,6	3,7
Contributi agli investimenti	20.829	1,2	1,3	1,3	0,9	0,9
(1) La tavola espone l’impatto del rifinanziamento di alcune misure cui si potrebbe dover dar corso in considerazione di impegni internazionali e fattori legislativi. (2) Valori in milioni.

TAVOLA III.5: SPESE DA ESCLUDERE DALLA REGOLA DI SPESA
	2021		2022	2023	2024	2025
	Livello(1)	In % del PIL	In % del PIL
Spese per programmi UE pienamente coperte da fondi UE (2)	4.093,0	0,2	1,1	1,8	0,8	0,6
di cui: spese per Investimenti pienamente coperte da fondi UE (3)	2.076,2	0,1	0,3	0,6	0,4	0,4
Componente ciclica della spesa per sussidi di disoccupazione (4)	202,6	0,0	0,0	-0,1	-0,1	-0,1
Entrate discrezionali (5)	-9.395,4	-0,5	-0,6	0,1	-0,4	0,8
Incrementi di entrata già individuati per legge	0,0	0,0	0,0	0,0	0,0	0,0
(1) Valori in milioni.
(2) La stima per il 2021 comprende sovvenzioni del Next Generation EU per 0,1% del PIL, 1% per il 2022, 1,7% per il 2023, 0,8% per il 2024 e 0,5% per il 2025.
(3) La stima per il 2022 comprende sovvenzioni del Next Generation EU per 0,2% del PIL, 0,5% per il 2023, 0,3% per il 2024 e 0,3% per il 2025.
(4) La componente ciclica della spesa per sussidi di disoccupazione è stata calcolata con la metodologia attualmente utilizzata dalla Commissione Europea, sulla base dell’unemployment gap.
(5) Sono comprese le entrate discrezionali contributive.

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FOCUS	Confronto con le previsioni di finanza pubblica della Commissione europea

Ai sensi della Legge 31 dicembre 2009, n. 196, e in ottemperanza alla Direttiva UE n. 85/2011, in questo riquadro è fornita una comparazione tra le previsioni di finanza pubblica a legislazione vigente contenute nel presente Documento e le ultime pubblicate dalla Commissione europea[12].

La previsione dell'indebitamento netto in percentuale del PIL per il 2021 stimata dalla Commissione per l'Italia nelle Autumn Forecast lo scorso novembre si attestava al 9,4 per cento, mentre i dati pubblicati il 5 aprile dall'ISTAT fissano il rapporto al 7,2 per cento. La differenza è imputabile all'effetto combinato delle maggiori entrate (per 1,5 punti percentuali di PIL) e delle minori spese (per 0,7 punti percentuali).

Per l'anno in corso, l'indebitamento netto in rapporto al PIL stimato in autunno dalla Commissione al 5,8 per cento risulta più elevato di 0,7 punti percentuali rispetto alla previsione contenuta nel presente Documento. Tale scostamento è riconducibile alla maggiore differenza tra le entrate previste dal Governo e quelle della Commissione (per 1,5 punti percentuali) rispetto a quella registrata per le spese (0,9 punti percentuali di PIL). Il saldo primario stimato dalla Commissione per il 2022 si discosta di 1,3 punti percentuali (-2,9 per cento a fronte del -1,6 per cento del DEF), mentre la spesa per interessi è inferiore a quella del Governo di 0,6 punti percentuali.

	TAVOLA R. 1: CONFRONTO TRA LE PREVISIONI DI FINANZA PUBBLICA (in percentuale del PIL)[13]
		2022					2023
		Data previsione	Totale entrate	Totale spese	Saldo primario	Accreditamento/Indebitamento netto	Totale entrate	Totale spese	Saldo primario	Accreditamento/Indebitamento netto
	CE (Autumn Forecast)	Nov—21	47,0	52,7	—2,9	—5,8	46,8	51,0	—1,4	—4,3
	DEF 2022	Apr—22	48,5	53,6	—1,6	—5,1	48,8	52,5	—0,6	—3,7

Il conflitto bellico in atto in Ucraina e l'aumento del costo dell'energia rappresentano un fattore di notevole incertezza nell'elaborazione delle stime e, in tale contesto, lo scarto temporale nel rilascio delle stime incide sul confronto in esame. Si evidenzia che le previsioni del DEF considerano, diversamente dalle "Autumn Forecast", anche i provvedimenti approvati nei primi mesi del 2022 finalizzati a sostenere gli operatori economici e le famiglie a fronte della quarta ondata della pandemia da Covid-19 e a contenere gli aumenti dei prezzi nel settore elettrico e del gas.

Per il 2023, l’indebitamento netto in rapporto al PIL stimato dalla Commissione risulta più elevato di 0,6 punti percentuali (4,3 per cento contro il 3,7 per cento del DEF). Le previsioni a politiche invariate della Commissione stimano il totale delle spese inferiore a quello previsto dal Governo (per 1,5 punti percentuali), mentre le previsioni delle entrate risultano più basse (per 2,0 punti percentuali) delle stime del Governo. Il saldo primario stimato dalla Commissione si attesta al -1,4 per cento del PIL contro il -0,6 per cento previsto dal Governo, mentre la spesa per interessi è inferiore di 0,3 punti percentuali (2,8 per cento del PIL contro il 3,1 per cento del DEF).

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12 European Economic Forecast Autumn 2021, rilasciate l'11 novembre 2021.
13 Eventuali imprecisioni derivano da arrotondamenti.

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III.2	PERCORSO PROGRAMMATICO DI FINANZA PUBBLICA
Orientamento europeo sulla politica fiscale dei prossimi anni
Il coordinamento delle politiche fiscali a livello europeo nel corso degli ultimi due anni ha consentito di affrontare la grave recessione economica innescata dalla pandemia di Covid-19 in modo risoluto creando le condizioni per una ripresa economica sostenibile e duratura.
Tra i primi atti della Commissione Europea vi è stata la decisione di attivare la clausola generale di salvaguardia (CGS) che ha permesso di creare spazi di manovra fiscale per fronteggiare l’emergenza sanitaria e attutire gli effetti delle necessarie misure di contenimento dell’epidemia. Stante la clausola, da marzo 2020 gli Stati Membri sono stati autorizzati ad allontanarsi temporaneamente dal loro percorso di aggiustamento verso l’obiettivo di bilancio a medio termine, a condizione di non comprometterne la sostenibilità.
In occasione della predisposizione dei Programmi di Stabilità e Convergenza la Commissione ha chiarito il suo orientamento sulla politica di bilancio per il 202314 ed i principi che guideranno la sorveglianza fiscale per l’anno appena concluso. Per maggiori dettagli si veda il Focus “Linee guida della Commissione Europea per la politica fiscale 2023”.

FOCUS	Confronto con le previsioni di finanza pubblica della Commissione europea
Il 2 marzo 2022 la Commissione Europea ha adottato la sua comunicazione con cui orienta la politica fiscale degli Stati Membri per il 2023 e definisce i criteri che guideranno la valutazione dei Programmi di stabilità e convergenza come previsto dal processo di sorveglianza fiscale europeo.

La Commissione ha enunciato cinque principi fondamentali che dovranno ispirare la politica fiscale a livello europeo: i) assicurare il coordinamento a livello europeo e realizzare un mix coerente di politiche tale da rispettare le esigenze di sostenibilità e quelle di stabilizzazione[15]; ii) garantire la sostenibilità del debito pubblico attraverso un aggiustamento di bilancio graduale, attento alla qualità della finanza pubblica ed alla crescita economica; iii) promuovere gli investimenti e la crescita sostenibile, dando priorità alla transizione verde e digitale - in particolare, l’aggiustamento di bilancio da parte degli Stati ad alto debito non dovrebbe gravare sugli investimenti ma essere piuttosto realizzato limitando la crescita della spesa corrente finanziata a livello nazionale; iv) promuovere strategie di bilancio coerenti con un approccio di medio termine volto al consolidamento tenendo conto degli impegni di riforma e investimento concordati nel PNRR e dei relativi stanziamenti assicurati dal RRF; infine, v) differenziare le strategie di bilancio e tenere conto della dimensione della zona euro.

Le strategie di bilancio nazionali dovranno essere opportunamente differenziate e tener conto di potenziali spillover. i) gli Stati membri con un debito pubblico elevato dovranno iniziare una graduale riduzione del debito, realizzando un aggiustamento di bilancio già nel

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14 COMMUNICATION FROM THE COMMISSION TO THE COUNCIL, Fiscal policy guidance for 2023, Brussels, 3.3.2022 COM (2022) 85 final. https://ec.europa.eu/info/business-economy-euro/economic-and-fiscal-policy-coordinationleu-economic-governance-monitoring-prevention-correctionIstability-and-growth-pact lliscal-policy-guidance-2023 en.
15 Nella sua comunicazione, la Commissione precisa che la normalizzazione della politica di bilancio dovrebbe tenere conto anche delle interazioni con le politiche monetarie e finanziarie e dell’impulso fiscale derivante dal dispositivo per la ripresa e la resilienza (RRF).

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2023, al netto dei contributi del dispositivo per la ripresa e la resilienza (RRF) e di altre sovvenzioni dall’UE; ii) gli Stati membri a basso e medio debito pubblico dovranno, invece, rafforzare gli investimenti necessari ad attuare la doppia transizioni verde e digitale, con l’obbiettivo di raggiungere un orientamento di politica fiscale neutro a livello aggregato.

La raccomandazione fiscale che la Commissione proporrà agli Stati membri per il 2023 sarà formulata in termini qualitativi. Date le condizioni specifiche di ciascun paese e le difficoltà nella stima del gap tra prodotto effettivo e potenziale e dei saldi strutturali, la Commissione intende riproporre l’approccio adottato lo scorso anno. La Commissione raccomanderà quindi di limitare la crescita della spesa corrente e di assicurare la qualità e la composizione della finanza pubblica. Come previsto dal semestre europeo, gli orientamenti di bilancio degli Stati membri per il 2023 saranno valutati in autunno sulla base dei documenti programmatici di bilancio.

La crisi geopolitica in Ucraina sta mettendo a rischio la sicurezza e la stabilità europee e mondiali, creando anche pesanti dividendi sulla ripresa economica dopo la pandemia. La Commissione si è detta pronta a reagire qualora necessario con misure adeguate, sottolineando che il coordinamento delle politiche economiche e di bilancio rimane essenziale.

La sospensione formale delle regole fiscali ad opera della CGS è confermata anche per il 2022. Gli orientamenti per il 2023, a livello aggregato, sono stati forniti avendo come punto di riferimento le previsioni economiche d’inverno. Sulla base di tale scenario la Commissione ritiene opportuno passare da un orientamento di bilancio favorevole tenuto, nel periodo 2020-2022, ad uno sostanzialmente neutrale. A livello dei singoli Stati, la Commissione ha invocato, invece, un graduale consolidamento fiscale già a partire dal 2023 per i paesi caratterizzati da un debito elevato; tuttavia, la Commissione riconosce che un aggiustamento troppo brusco potrebbe avere un impatto negativo sulla crescita economica e, di conseguenza, sulla sostenibilità fiscale. La raccomandazione si traduce dunque nella richiesta di comprimere, mantenendola sotto controllo, la tendenza alla crescita della spesa corrente; al contempo, si invita a continuare lo stimolo degli investimenti pubblici, inclusa la componente finanziata con risorse nazionali.
La Commissione si esprimerà sulla possibile disattivazione della clausola per il 2023 a maggio nel suo pacchetto di primavera del Semestre Europeo sulla base delle previsioni macroeconomiche e fiscali aggiornate, che incorporeranno una più informata valutazione sugli effetti della crisi ucraina16.
Il permanere della CGS non sospende il processo di sorveglianza multilaterale del Semestre Europeo. La Commissione si appresta dunque a valutare i Programmi di Stabilità e Convergenza presentati dagli Stati Membri ed in particolare l’andamento a consuntivo della finanza pubblica del 2021. Nella comunicazione di marzo la Commissione ha però ribadito l’inopportunità di assumere decisioni in merito all’apertura di procedure per i disavanzi eccessivi. Questo perché la pandemia di Covid-19 continua ad avere un impatto macroeconomico e di bilancio eccezionale a cui si aggiunge la delicata situazione geopolitica. Ciò rende estremante complicata la definizione di un percorso di aggiustamento fiscale

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16 Le previsioni d’inverno della Commissione, pubblicate a febbraio due settimane prima dell’aggressione militare all’Ucraina, certificavano che il PIL dell’Unione Europea era tornato al livello pre-crisi già a metà 2021, mentre per l’Italia il divario con il livello pre crisi si sarebbe chiuso nel corso del 2022. Tale previsione suggeriva dunque di disattivare la clausola a partire dal 2023.

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credibile che sarebbe alla base della procedura. Date tali considerazioni, la Commissione si riserva di effettuare una nuova valutazione del rispetto delle regole del PSC in occasione dei documenti programmatici di bilancio che gli Stati Membri dovranno sottomettere entro ottobre. Nella stessa occasione saranno valutati, come di consueto avviene nei mesi autunnali, gli orientamenti di bilancio per il 2023.

FOCUS	La revisione della governance economica europea

La comunicazione della Commissione al Consiglio del 2 marzo 2022 è stata anche l’occasione per fare il punto sullo stato di avanzamento della revisione della governance economica europea. Il processo di revisione era stato avviato dalla Commissione nel febbraio 2020 e quasi subito congelato a causa dell’emergenza sanitaria[17]. Nell’ottobre 2021 la Commissione ha riaperto il dibattito pubblico online, che si è chiuso il 31 dicembre 2021. La Commissione ha raccolto le opinioni di cittadini e parti sociali, rappresentanti del mondo accademico e istituzioni internazionali, governi e parlamenti nazionali. Il 28 marzo la Commissione ha presentato una relazione di sintesi sulle osservazioni ricevute[18].

In generale, le discussioni sulla revisione del Patto di Stabilità e Crescita hanno finora evidenziato una serie di questioni chiavi, tra cui: i) la necessità di garantire la sostenibilità del debito pubblico degli Stati Membri e di promuovere una crescita sostenibile attraverso investimenti finanziati con risorse nazionali e riforme strutturali; ii) la richiesta di una maggiore attenzione alla programmazione di medio termine anche nella sorveglianza fiscale; iii) l’opportunità di adattare alcuni elementi di successo dell’esperienza dell’RRF in tema di progettazione e governance nella nuova architettura fiscale europea; iv) la necessità di semplificazione, inclusa la possibilità di fare riferimento ad una sola regola operativa basata sul controllo dell’aggregato di spesa, una migliore applicabilità e maggiore titolarità nazionale delle regole concordate a livello europeo.

La Commissione ha dichiarato in più sedi che espliciterà i suoi orientamenti sulla riforma del quadro di governance economica in tempo utile a raggiungere un ampio consenso entro il 2023. La comunicazione del 2 marzo 2022 contiene già delle indicazioni in materia di politica di bilancio per il prossimo anno (si veda focus “Linee guida della Commissione Europea per la politica fiscale 2023”). Di rilievo per l’Italia è la differenziazione delle raccomandazioni di politica fiscale a seconda del livello di debito pubblico. Come ricordato, le linee guida saranno aggiornate nel pacchetto di primavera previsto dal semestre europeo.

Riprogrammazione degli obiettivi nel triennio 2022-2024 e nuovo obiettivo per il 2025
Come già ampiamente descritto, a inizio d’anno il rincaro dei prezzi dell’energia ha impattato più duramente sulle imprese e sui bilanci familiari. Di conseguenza, il Governo è intervenuto con ulteriori provvedimenti di calmierazione dei prezzi dell’energia. Sono inoltre stati finanziati e in corso di definizione interventi per sostenere il settore dell’auto ed in particolare le vendite di auto a basso impatto ambientale, nonché il settore dei semiconduttori.

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17 Per una trattazione più esaustiva si rimanda al Focus “La revisione della governance economica e fiscale dell’Unione Europea” nel DEF 2021, pg. 87.
18 European Commission, Online public consultation on the review of the EU economic govemance framework - Summary of responses, Final Report, SWD (2022) 104 final, Brussels 28.03.2022. Il documento è disponibile al link: https://ec.europa.eu/info/sites/default/files/economy-finance/swd 2022 104 2 en.pdf. Il sito ufficiale della Commissione relativo al processo di revisione della governance economica europea è il seguente: https: I /ec.europa. eu/info/ business-economy-euro/economic-and-fiscal-policy-coordinationleconomic-governance-review en.

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I recenti interventi attuati dal Governo sono allineati con gli orientamenti espressi dalla Commissione Europea, che riconoscono da un lato la necessità di attutire l’impatto sull’economia dei rialzi di prezzo del gas naturale e del petrolio causati dalla guerra in Ucraina, dall’altro l’importanza di sostenere filiere industriali strategiche a fronte di una concorrenza extra-europea che si basa anche su ingenti aiuti di Stato.
In questo contesto, alla luce dell’abbassamento della previsione di indebitamento netto tendenziale al 5,1 per cento del PIL, il Governo ha deciso di confermare l’obiettivo di rapporto tra deficit e PIL del DPB (5,6 per cento del PIL) e di utilizzare il risultante margine di 0,5 punti percentuali di PIL per finanziare un nuovo provvedimento, che vedrà la luce nel mese di aprile. Il nuovo decreto-legge ripristinerà anzitutto i fondi di bilancio temporaneamente de-finanziati a parziale copertura del decreto-legge n. 17/2022, pari a 4,5 miliardi in termini di impatto sul conto della PA. I restanti margini di bilancio saranno destinati ai seguenti ordini di interventi:
●	l’incremento dei fondi per le garanzie sul credito;
●	l’aumento delle risorse necessarie a coprire l’incremento dei prezzi delle opere pubbliche;
●	ulteriori interventi per contenere i prezzi dei carburanti e il costo dell’energia;
●	ulteriori misure che si rendano necessarie per assistere i profughi ucraini e per alleviare l’impatto economico del conflitto in corso in Ucraina sulle aziende italiane.
●	continuare a sostenere la risposta del sistema sanitario alla pandemia e i settori maggiormente colpiti dall’emergenza pandemica.

Vengono inoltre confermati gli obiettivi di indebitamento netto del 2023 e 2024 rivisti in chiave migliorativa nella NADEF e nel Documento Programmatico di Bilancio 2022 dell’anno scorso, ovvero 3,9 per cento del PIL nel 2023 e 3,3 per cento del PIL nel 2024. Per il 2025 il nuovo obiettivo di deficit è posto pari al 2,8 per cento del PIL. In base alle proiezioni di finanza pubblica a legislazione vigente illustrate in precedenza, ciò crea uno spazio per finanziare misure espansive pari allo 0,2 per cento del PIL nel 2023 e allo 0,1 per cento nel 2024 e nel 2025.

TAVOLA III.6: DIFFERENZE RISPETTO AL PRECEDENTE PROGRAMMA DI STABILITÀ (1)
	2021	2022	2023	2024
TASSO DI CRESCITA DEL PIL REALE
Programma di Stabilità 2021	4,5	4,8	2,6	1,8
Programma di Stabilità 2022	6,6	3,1	2,4	1,8
Differenza	2,1	-1,7	-0,2	0,0
INDEBITAMENTO NETTO (in % del PIL)
Programma di Stabilità 2021	-11,8	-5,9	-4,3	-3,4
Programma di Stabilità 2022	-7,2	-5,6	-3,9	-3,3
Differenza	4,6	0.3	0,3	0,1
DEBITO PUBBLICO (in % del PIL)
Programma di Stabilità 2021	159,8	156,3	155,0	152,7
Programma di Stabilità 2022	150,8	147,0	145,2	143,4
Differenza	-9,0	-9,2	-9,8	-9,3
1) Eventuali imprecisioni derivano dagli arrotondamenti.

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È opportuno menzionare che la proiezione di finanza pubblica a legislazione vigente non comprende le cosiddette politiche invariate, che coprono una serie di spese ‘obbligatorie’, dal finanziamento di futuri rinnovi contrattuali nella PA al rifinanziamento di missioni internazionali. Allo scopo di coprire adeguatamente tali esigenze, si opererà una revisione della spesa corrente che produca risparmi crescenti nel tempo senza pregiudicare l’erogazione di servizi pubblici e l’attuazione delle politiche sociali.

TAVOLA III.7: SALDI DI CASSA (1)
	2021		2022	2023	2024	2025
	Livello (2)	In % del PIL	In % del PIL
Saldo Settore pubblico	-109.022	-6,1	-4,7	-4,5	-3,7	-3,1
Amministrazioni centrali	-105.851	-6,0	-4,2	-4,3	-3,6	-3,0
Settore statale	-106.378	-6,0	-4,2	-4,3	-3,6	-3,0
Amministrazioni locali	-3.172	-0,2	0,0	0,0	0,0	0,0
Enti di previdenza	0	0,0	0,0	0,0	0,0	0,0
(1) La prima riga espone i valori programmatici, i restanti valori descrivono gli andamenti a legislazione vigente. (2) Valori in milioni.
Risultati e obiettivi in termini di saldo strutturale e di regola di spesa
L’attivazione della CGS non ha sospeso il processo di sorveglianza multilaterale del semestre europeo. Nelle sue raccomandazioni sui programmi di stabilità 2021, il Consiglio ha sottolineato che gli indicatori usuali di aggiustamento di bilancio di cui al regolamento (CE) n. 1466/97 devono essere letti nel contesto delle mutate circostanze. In particolare, è opportuno tenere presente da un lato l’urgenza di mitigare la crisi pandemica e dall’altro l’impegno di dare risposte strutturali attraverso l’iniziativa della NextGenerationEU. Per giudicare se la politica di bilancio intrapresa sia prudente e la sua composizione favorisca una ripresa sostenibile coerente con le transizioni verde e digitale, la Commissione ha rivolto la sua attenzione sull’evoluzione della spesa primaria corrente finanziata a livello nazionale e sugli investimenti. Di seguito si illustra l’evoluzione dei principali aggregati di finanza pubblica considerati dalle regole di bilancio del PSC e si offre un’analisi dell’orientamento della spesa corrente nell’orizzonte di programmazione del DEF.
Il consuntivo per il 2021, le previsioni aggiornate per il 2022 e l’orizzonte di programmazione di medio periodo
Come commentato nel paragrafo 111.1, a consuntivo il saldo di bilancio risulta notevolmente migliore rispetto alle stime fornite nella NADEF e confermate nel DPB; ciò in conseguenza di una minore spesa realizzata rispetto a quanto programmato ma anche grazie ad una velocità di ripresa dell’economia superiore alle attese. Il profilo del saldo programmatico per il 2022 e gli anni seguenti si conferma in linea con le previsioni del DBP, indicando una discesa al di sotto della soglia del 3 per cento del PIL nel 2025.
L’interpretazione dell’andamento degli indicatori legati alla sorveglianza fiscale negli ultimi anni, per altro in un contesto di attivazione della CGS, risulta

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particolarmente complessa sia in ragione della correzione del saldo per la componente ciclica (di dimensione estremamente rilevante e soggetta a notevole incertezza), sia per la presenza di una componente considerevole di spese (e in misura inferiore di riduzioni di entrate) di natura emergenziale.
Dalle nuove stime disponibili nel 2021 il saldo di bilancio in termini strutturali risulta peggiorato di circa un punto percentuale di PIL rispetto al 2020. Per il 2022 si prevede un miglioramento del saldo strutturale inferiore alla variazione indicata nella NADEF e nel DPB19. A partire dal 2023, la tendenza al miglioramento dei saldi nominali è confermata anche dalle variazioni annuali dei saldi strutturali, sebbene la correzione ciclica attenui l’intensità del miglioramento lungo il periodo di programmazione. Ne risulta un profilo diverso, in particolar modo nel 2022, rispetto a quello programmato nella NADEF e nel DPB in termini di velocità di convergenza verso l’obiettivo di medio periodo (OMT)20. Il Governo accompagna, pertanto, al presente documento una relazione al Parlamento ai sensi della Legge 243/2012.
I risultati e gli obiettivi di finanza pubblica in termini strutturali lungo tutto l’orizzonte del Programma di Stabilità sono presentati nella Tavola III.8, calcolati seguendo la metodologia concordata a livello europeo. La Tavola III.9 segnala il livello di compliance con le regole fiscali legate al braccio preventivo del PSC.

TAVOLA III.8: LA FINANZA PUBBLICA CORRETTA PER IL CICLO (in percentuale del PIL)
	2019	2020	2021	2022	2023	2024	2025
1. Tasso di crescita del PIL a prezzi costanti	0,5	-9,0	6,6	3,1	2,4	1,8	1,5
2. Indebitamento netto	-1,6	-9,6	-7,2	-5,6	-3,9	-3,3	-2,8
3. Interessi passivi	3,4	3,5	3,5	3,5	3,1	3,0	3,0
4. Misure una tantum (2)	0,1	0,1	0,4	0,7	0,3	0,1	0,1
di cui: Misure di entrata	0,1	0,2	0,4	0,6	0,3	0,1	0,0
Misure di spesa	-0,1	-0,1	0,0	0,1	0,0	0,0	0,0
5. Tasso di crescita del PIL potenziale	-0,1	0,1	0,3	1,0	1,2	1,3	1,3
Contributi dei fattori alla crescita potenziale::
Lavoro	-0,5	-0,1	-0,1	0,3	0,5	0,5	0,5
Capitale	0,0	-0,1	0,1	0,3	0,4	0,4	0,5
Produttività Totale dei Fattori	0,4	0,4	0,3	0,3	0,3	0,3	0,3
6. Output gap	0,6	-8,6	-2,8	-0,7	0,5	1,1	1,3
7. Componente ciclica del saldo di bilancio	0,4	-4,7	-1,5	-0,4	0,3	0,6	0,7
8. Saldo di bilancio corretto per il ciclo	-1,9	-4,9	-5,7	-5,2	-4,2	-3,9	-3,5
9. Saldo primario corretto per il ciclo	1,4	-1,5	-2,2	-1,7	-1,1	-0,9	-0,5
10. Saldo di bilancio strutturale (3	-2,0	-5,0	-6,1	-5,9	-4,5	-4,0	-3,6
11. Saldo primario strutturale (3)	1,3	-1,5	-2,6	-2,4	-1,4	-1,0	-0,6
12. Variazione saldo di bilancio strutturale	0,3	-3,0	-1,1	0,2	1,4	0,5	0,4
13. Variazione saldo primario strutturale	0,0	-2,9	-1,0	0,1	1,0	0,4	0,4
(1) Gli arrotondamenti alla prima cifra decimale possono determinare incongruenze tra i valori presentati in tabella
(2) Il segno positivo indica misure una tantum a riduzione del deficit.
(3) Corretto per il ciclo al netto delle misure una tantum e altre misure temporanee.

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19 Il minore miglioramento, oltre che da un diverso profilo di output gap, è in parte spiegato dalle maggiori entrate per il 2022 che sono contabilmente classificate come misure one-off e pertanto escluse dal calcolo del saldo strutturale. Sullo scostamento incidono anche nuove maggiori spese previste, in sede programmatica, per esigenze straordinarie.
20 Come evidenziato dalla Tavola III.8, l’output gap si chiude rapidamente per poi diventare positivo dal 2023 e di dimensione crescente nel tempo. Ciò è dovuto al fatto che lungo tutto l’arco temporale del Programma di Stabilità la crescita del PIL eccede quella del prodotto potenziale. La metodologia di stima ufficiale concordata a livello europeo (CAM), infatti, fa sì che la maggiore crescita effettiva sia incorporata soltanto gradualmente all’interno delle stime del prodotto potenziale.

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TAVOLA III.9: DEVIAZIONI SIGNIFICATIVE
Convergenza del saldo strutturale verso l'MTO	2019	2020	2021	2022	2023	2024	2025
Indebitamento netto	-1,6	-9,6	-7,2	-5,6	-3,9	-3,3	-2,8
Obiettivo di Medio Termine (MTO) (*)	0,0	0,5	0,5	0,5	0,3	0,3	0,3
Saldo Strutturale	-2,0	-5,0	-6,1	-5,9	-4,5	-4,0	-3,6
Variazione annuale del saldo strutturale	0,4	-1,2	-1,1	0,2	1,4	0,5	0,4
Variazione richiesta del saldo strutturale (**)	0,4	-0,2	0,5	0,6	0,6	0,6	0,6
Deviazione del saldo strutturale dalla variazio-ne annuale richiesta (<0,5 pp)	0,8	4,7	-1,6	-0,4	0,8	-0,1	-0,2
Variazione media del saldo strutturale (su due anni)	0,1	-0,4	-1,1	-0,5	0,8	1,0	0,5
Variazione media richiesta	0,4	0,1	0,2	0,6	0,6	0,6	0,6
Deviazione del saldo strutturale dalla variazio-ne media richiesta (<0,25 pp)	-0,2	-0,5	-1,3	-1,0	0,2	0,4	-0,1

Regola di spesa	2019	2020	2021	2022	2023	2024	2025
Tasso di crescita dell’aggregato di spesa di riferi-mento (%)	1,5	10,1	5,1	3,3	-0,2	1,9	0,4
Benchmark modulato sulle condizioni cicliche	0,7	1,9	0,4	1,8	1,8	1,5	1,6
prevalenti (***) (%)	-0,4	-4,1	-2,3	-0,7	0,9	-0,2	0,5
Deviazione dell’aggregato di spesa dalla variazione annuale richiesta (<0,5 p.p.)	-0,5	-2,2	-3,2	-1,5	0,1	0,4	0,2
(*) Nelle more della revisione della governance economica europea, la Commissione ha proweduto all’aggiornamento triennale dell’OMT sulla base dei dati aggiornati delle Autumn Forecast 2021 e dell’Ageing Report 2021.
(**) Peril 2020 si usufruisce della flessibilita concessa a causa degli interventi eccezionali di salvaguardia e messa in sicurezza del territorio. Si ricorda the per it periodo 2020 - 2022 si considera l’attivazione della clausola di salvaguardia generale del Patto di Stability e Crescita.
(***) II benchmark tiene conto della relativa variazione richiesta del saldo strutturale.

Con riferimento alla regola europea sulla convergenza all’obiettivo di bilancio di medio termine21, a partire dal 2023 le variazioni del saldo strutturale programmatico sono nel loro insieme sostanzialmente in linea con le correzioni richieste dalla matrice degli aggiustamenti del PSC. Nel 2023 si prevede un rilevante miglioramento strutturale di bilancio, mentre negli anni successivi si attende un aggiustamento prossimo a 0,6 p.p. del PIL, un valore che rappresenta la piena compliance con la regola europea.
In termini di regola della spesa emerge, a partire dal 2023, un quadro di moderazione in quanto la variazione dell’aggregato di spesa rilevante non si scosterebbe di molto dal benchmark di spesa22.
Come osservato nell’introduzione a questo paragrafo, nel contesto di sospensione del percorso di convergenza verso l’obbiettivo di medio termine (OMT), la Commissione ha concentrato la sua attenzione sul controllo della dinamica della spesa corrente finanziata con risorse nazionali e incoraggiato, invece, ad espandere la spesa per investimenti pubblici. Un tale approccio è stato promosso già a partire dall’autunno 2020; in base ad esso l’orientamento della politica di bilancio (cd. fiscal stance) è misurato escludendo sia la componente di spesa finanziata

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21 Nelle more della revisione della governance economica europea, la Commissione ha aggiornato come prassi l’OMT sulla base dei dati di previsione delle Autumn Forecast 2021 e dell’Ageing Report 2021: per l’Italia il valore minimo dell’OMT si è abbassato, passando da 0,50 per cento del PIL previsto nel triennio 2020-2022 a 0,25 per cento del PIL per il triennio 2023-2025.
22 Si noti che il comportamento altalenante dell’aggregato di spesa tra il 2023 e il 2025 è legato in buona parte al profilo dei trasferimenti dell’Unione Europea tramite il RRF e gli altri fondi europei.

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attraverso le sovvenzioni del Dispositivo per la Ripresa e la Resilienza e altri fondi europei, sia le misure temporanee di emergenza connesse alla crisi pandemica23.
Le raccomandazioni fiscali rivolte all’Italia nella primavera del 202124 andavano appunto in questa direzione. Successivamente, nel valutare il DPB 202225 sulla base delle previsioni autunnali, la Commissione osservava che l’impatto sulla domanda aggregata della spesa pubblica - come misurata dall’aggregato di spesa corrente sopra descritto - sarebbe risultato molto positivo (stimato a -1,526 per cento del PIL nel 2022 rispetto a -1,9 per cento di PIL nel 2021)27. Conseguentemente, la Commissione invitava l’Italia ad adottare misure necessarie a limitare la crescita delle spese correnti finanziate da risorse nazionali.
Lo stesso approccio è stato ribadito nella sopra citata comunicazione sull’orientamento della politica fiscale per il 2023 di inizio marzo, dove gli Stati Membri ad alto debito sono stati invitati dalla Commissione a far crescere la spesa corrente più lentamente del prodotto potenziale dal 2023, così da avviare un graduale percorso di consolidamento di bilancio. Gli investimenti pubblici, temporaneamente esclusi dal computo, dovrebbero invece continuare a sostenere la ripresa economica.
Prima di commentare le nuove stime disponibili sul comportamento dell’aggregato di spesa corrente, e sul suo tasso di crescita, occorre soffermarsi brevemente sulle spese di natura emergenziali legate al Covid-19, la cui individuazione risulta determinante. L’identificazione delle misure emergenziali e la quantificazione precisa dei loro importi è particolarmente complessa. In primo luogo, soltanto alcune delle spese programmate sono di chiara destinazione e attribuibili in toto a motivazioni emergenziali; in secondo luogo, il criterio di temporaneità non è facilmente codificabile; infine, su una base ex-post e a consuntivo, per alcune misure complesse che riguardano più livelli di spesa, risulta difficile tracciare la realizzazione effettiva28.

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23 Per una descrizione completa dell’aggregato di spesa oggetto di analisi e del calcolo dell’orientamento della politica fiscale si veda il Focus “L’orientamento della politica di bilancio e proposte di misurazione” a pag. 78 della NADEF 2021.
24 RACCOMANDAZIONE DEL CONSIGLIO del 18 giugno 2021 che formula un parere del Consiglio sul Programma di Stabilità 2021 dell’Italia (2021/O04/12), https://eur-lex.europa.eu/legal-content/fT/TXT/PDF/?uri=CELDC32021H0729(12)Etfrom=EN.  In quella sede l’Italia era stata invitata ad attenersi a limitare la crescita delle spese correnti finanziate a livello nazionale utilizzando il dispositivo di ripresa e resilienza per finanziare investimenti supplementari a sostegno della ripresa.
25 COMMISSION OPINION of 24.11.2021 on the Draft Budgetary Plan of Italy, SWD(2021)915 final, https://ec.aropa.eu/info/sites/default/files/economy-financial opinion on the 2022 draft budgetarv pian of itabb pdf
26 Un segno negativo dell’indicatore implica un contributo positivo all’economia, superiore al trend di spesa definito dal tasso medio di crescita potenziale nominale, c.d. benchmark. La Commissione dimensiona la maggiore crescita della spesa rispetto al trend di crescita potenziale dell’economia rapportandola al PIL, assimilando quindi questo scostamento ad un contributo alla crescita sul lato della domanda aggregata.
27 La componente di spesa corrente costituisce una parte rilevante dell’aggregato di spesa pubblica che contribuisce all’economia, ma non è l’unico. Tenendo conto anche degli investimenti finanziati con risorse nazionali ed europee ed escludendo le misure legate all’emergenza pandemica, il contributo alla crescita della spesa pubblica è stimato pari a -2,7 per cento del PIL nel 2021 e -3,0 nel 2022. Per maggiori dettagli si veda COMMISSION STAFF WORKING DOCUMENT - STATIST1CAL ANNEX - providing background data relevant for the assessment of the 2022 Draft Budgetary Plans, Brussels, 24.11.2021 - SWD(2021) 915 final, https://ec.aropa.eu/info/sites/default/files/eccnorrry-finance/svod 2021 915 1 en autre document traumi mrvice_part1 v1 0.pdf.
28 Le difficoltà riguardano, ad esempio, il dover combinare per i12020 e 2021 la consuntivazione del “tiraggio” delle misure prese nell’ambito dei diversi decreti “emergenziali” che si sono seguiti nel corso dei due anni e della Legge di Bilancio per il 2021, da effettuarsi su una base ex-post, con la valutazione degli effetti delle suddette misure per il 2022 e il 2023, da effettuarsi ancora su di una base ex-ante e tuttavia tenendo conto del suddetto tiraggio.

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Una descrizione, per grandi linee, delle nuove misure collegabili all’emergenza del Covid-19 per il 2022 è presente nel paragrafo V.229. Per quanto riguarda un’identificazione puntuale delle singole misure, il più possibile in linea con le indicazioni della Commissione, le strutture del Ministero hanno effettuato alcune stime provvisorie30 e soggette ad ulteriori verifiche ed aggiornamenti. Secondo le attuali valutazioni, basate su una prima consuntivazione per gli anni 2020 e 2021 e su un aggiornamento delle proiezioni per gli anni seguenti, nel 2022 la maggiore della crescita dell’aggregato di spesa corrente oggetto di monitoraggio risulterà molto più contenuta di quella stimata dalla Commissione lo scorso autunno. La forchetta stimata per questa componente della fiscal stance oscillerebbe tra - 0,5 e -1 per cento del PIL (rispetto al -1,5 per cento stimato). Si ribadisce inoltre che “l’eccesso di spesa” corrente è in buona misura legato all’introduzione di misure particolarmente qualificate dal punto di vista dell’equità, dell’inclusione sociale, della famiglia e della crescita demografica31. Inoltre, con riferimento al 2023, il comportamento della crescita dell’aggregato di spesa corrente sarebbe sostanzialmente in linea con la raccomandazione.
Il comportamento dell’aggregato di spesa corrente finanziato con risorse nazionali emerge più chiaramente negli ultimi anni di programmazione nei quali non esistono partite temporanee che possono alterare le variazioni annue della misura. La Tavola III.10 ha una funzione illustrativa e mostra la variazione annua dell’aggregato di spesa corrente, non corretto per le misure temporanee, e quella del benchmark (tasso di crescita del PIL potenziale nominale). In questa tabella gli anni dal 2020 al 2022 sono fortemente influenzati da spese temporanee, non corrette nella tabella. Il dato relativo al 2023 è marginalmente influenzato, mentre i due anni finali forniscono un’indicazione più affidabile.

TAVOLA III.10 TENDENZE DELLA SPESA CORRENTE RISPETTO AL BENCHMARK DI SPESA
	2020	2021	2022	2023	2024	2025
Crescita della spesa corrente prima-ria finanziata con risorse nazionali (*)	6,8	2,1	3,2	0,8	2,2	1,9
Variazione PIL potenziale	0,1	0,3	1,0	1,2	1,3	1,3
Benchmark reale (**)	0,2	0,4	0,5	0,7	0,8	0,8
Benchmark nominale (***)	1,6	0,8	3,6	2,9	2,6	2,6
Note: (*) L’aggregato di spesa include la componente temporanea delle spese legate all’emergenza Covid-19; (**) il benchmark reale è la media decennale del tasso di crescita del PIL potenziale stimato nello scenario programmatico del DEF 2022; (***) il benchmark nominale è pari al benchmark reale considerato il tasso d’inflazione, non corregge per la convergenza all’0MT come prevede la regola della spesa del PSC.

Nel medio periodo la tendenza di crescita della spesa corrente è dunque abbastanza contenuta e in linea con quanto già emerso in sede di commento dell’indicatore utilizzato per la regola della spesa tradizionale. Ciò risulta

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29 Per maggiori dettagli sulle misure per il 2021 si veda il Capitolo V del Programma di Stabilità 2021.
30 Secondo tali stime provvisorie, le misure emergenziali di natura corrente, adottate dopo il DBP e nei primi mesi dell’anno in corso, ammontano a circa lo 0,2 per cento del PIL nel 2022. Queste misure sono considerate tutte di natura temporanea, sulla base dei criteri di valutazione utilizzati dalla Commissione Europea.
31 Come affermato nella NADEF 2021, i principali stanziamenti di natura non temporanea erano legati ad importanti riforme per la famiglia, l’equità e l’inclusione sociale quali l’assegno unico per i figli, la riforma dell’imposta sui redditi delle persone fisiche e la revisione e l’ampliamento delle risorse destinate al Reddito di cittadinanza.

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confortante considerando anche il fatto che il benchmark, basato su una media mobile del prodotto potenziale stimato, risulta particolarmente prudenziale32.
Tornando alla questione della individuazione e quantificazione delle misure di natura emergenziale, in quanto presupposto di una corretta valutazione delle tendenze di fondo della spesa, non può sfuggire che con il 2022 si sono fatte avanti nuove emergenze. Occorrerebbe, infatti, tenere conto delle spese, al momento in buona misura eccezionali, legate all’esigenza di contenere gli effetti sull’economia della crescita dei prezzi energetici. Queste misure sono descritte nel paragrafo V.2 e richiamate nel paragrafo 111.1 per quanto riguarda la componente di spesa già presente nel tendenziale mentre, per la parte programmatica, sono indicate in questo paragrafo33.
III.3	IMPATTO FINANZIARIO DELLE RIFORME ADOTTATE DA APRILE 2021
In questa sezione, si illustra l’impatto sull’indebitamento netto delle Amministrazioni pubbliche a legislazione vigente derivante dai provvedimenti normativi adottati da aprile 2021 alla data di presentazione di questo Documento, alla luce delle raccomandazioni specifiche rivolte dal Consiglio all’Italia nel 2021 e 202034. Nel periodo di riferimento, l’adozione di misure di bilancio espansive è stata resa necessaria dalla recrudescenza della pandemia e dall’aumento dei prezzi energetici. Tali misure espansive sono ricondotte all’interno delle raccomandazioni 2020, le quali contemplavano l’adozione di misure di emergenza e di sostegno per le imprese e le famiglie per superare la pandemia e le conseguenze sanitarie ed economico sociali35.
Similmente ai due anni precedenti, le raccomandazioni del 2021 forniscono solo orientamenti di natura qualitativa sulla politica di bilancio, posticipando indicazioni quantitative, in considerazione del permanere di un elevato grado di incertezza. Le raccomandazioni specifiche del 2021 si focalizzano sulle seguenti aree di policy:
1.	Finanza pubblica, finalizzate a i) utilizzare il Dispositivo per la Ripresa e la Resilienza per finanziare nuovi investimenti a sostegno della ripresa nel 2022;

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32 Il benchmark è molto prudenziale per diversi ordini di motivi. In primo luogo, è costruito utilizzando una media mobile decennale delle stime di prodotto potenziale: nella attuale fase di rilancio strutturale della crescita la stima del prodotto potenziale tende gradualmente ad aumentare, ma la media mobile coglie con ritardo il miglioramento. In secondo luogo, si ricorda che la stima stessa del prodotto potenziale effettuata secondo la metodologia comune europea (CAM) riflette con un certo ritardo la maggiore crescita economica e non coglie i possibili impatti delle riforme strutturali, componente essenziale dei Programmi Nazionali di Ripresa e Resilienza. L’eventuale passaggio a regole fiscali che diano maggiore enfasi alla programmazione di medio periodo potrebbe condurre ad una più accurata valutazione della stima del prodotto potenziale su un orizzonte che vada al di là del breve termine.
33 In prospettiva e nel corso dei prossimi mesi verrà attentamente considerato, anche da parte della Commissione Europea se, o in che parte, queste spese possano essere considerate di natura permanente, o piuttosto legate ad eventi eccezionali e quindi, come da regole già esistenti, escluse dagli aggregati rilevanti per la sorveglianza fiscale.
34 Raccomandazioni del Consiglio del 18 giugno 2021 che formula un’opinione sul Programma di Stabilità 2021 dell’Italia e raccomandazioni del Consiglio del 20 luglio 2020.
35 Le Raccomandazioni del 2020 sono oggetto di valutazione anche del Programma Nazionale di Riforma 2022.

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ii) tutelare gli investimenti finanziati a livello nazionale; iii) contenere l’aumento della spesa corrente finanziata a livello nazionale36.
2.
Sostenibilità delle finanze pubbliche a medio termine, con l’obiettivo di i) condurre una politica di bilancio volta a raggiungere posizioni di bilancio prudenti e la sostenibilità nel medio termine, quando le condizioni economiche lo consentano; ii) aumentare gli investimenti necessari a stimolare il potenziale di crescita.

3.
Misure di bilancio per una ripresa sostenibile e riforme strutturali con una attenzione al miglioramento della composizione delle finanze pubbliche e alla qualità delle misure, finalizzate a privilegiare ii) investimenti sostenibili per la crescita, soprattutto quelli a favore della transizione verde e digitale; iii) riforme strutturali di bilancio che contribuiscano al finanziamento delle priorità delle politiche pubbliche e alla sostenibilità a lungo termine delle finanze pubbliche, anche rafforzando la copertura, l’adeguatezza e la sostenibilità dei sistemi sanitari e di protezione sociale.

Gli effetti finanziari sono valutati in termini di maggiori/minori entrate e maggiori/minori spese. La quantificazione degli impatti delle misure, ad eccezione di alcuni casi, mette in luce ‘costi’ e ‘benefici’ delle misure per la finanza pubblica, prescindendo dalle coperture reperite in ogni provvedimento.

TAVOLA Ill.11A: IMPATTO SULL’INDEBITAMENTO NETTO DELLE RIFORME ADOTTATE IN RISPOSTA ALLE RACCOMANDAZIONI 2021 (milioni)
	2021	2022	2023	2024
RACCOMANDAZIONE N.1 FINANZA PUBBLICA
Utilizzare il PNRR per il finanziamento e la tutela degli investimenti
Variazione netta entrate	10	24	23	21
Variazione netta spese	98	1.005	1.220	1.198
RACCOMANDAZIONE N.2 SOSTENIBILITÀ DELLE FINANZE PUBBLICHE A MEDIO TERMINE
Adottare una politica di bilancio prudente e perseguire la sostenibilità delle finanze pubbliche
Variazione netta entrate	0	16	8	12
Variazione netta spese	0	587	1.482	-334
RACCOMANDAZIONE N.3 MISURE DI BILANCIO PER UNA RIPRESA SOSTENIBILE E RIFORME STRUTTURALI
Promuovere gli investimenti sostenibili e utili alla crescita
Variazione netta entrate	0	0	0	0
Variazione netta spese	0	43	70	120
Privilegiare riforme strutturali per il rafforzamento della copertura, adeguatezza e sostenibilità dei sistemi sanitari e di protezione sociale
Variazione netta entrate	0	-16.429	-17.418	-17.139
Variazione netta spese	0	-8.940	-8.940	-8.940
TOTALE
Variazione netta entrate	10	-16.389	-17.388	-17.106
Variazione netta spese	98	-7.305	-6.168	-7.955
Fonte: Elaborazioni RGS su dati degli allegati 3, delle Relazioni Tecniche e delle informazioni riportate in documenti ufficiali. Per il 2022 sono state considerate le disposizioni dei D.L. n. 4/2022 e D.L. n. 13/2022.

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36 Le raccomandazioni del 2020 sul tema della Finanza pubblica miravano a: i) affrontare la pandemia e la ripresa nell’immediato; ii) rafforzare il sistema sanitario; iii) migliorare il coordinamento tra autorità nazionali e regionali.

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TAVOLA III.11B: IMPATTO SULL’INDEBITAMENTO NETTO DELLE RIFORME ADOTTATE IN RISPOSTA ALLE RACCOMANDAZIONI 2020 (milioni)
	2021	2022	2023	2024
RACCOMANDAZIONE N.1 FINANZA PUBBLICA
Misure per affrontare la pandemia e la ripresa, politiche di bilancio per la sostenibilità del debito
Variazione netta entrate	-734	4.133	2.257	2.430
Variazione netta spese	6.995	-657	487	467
Rafforzamento del Sistema Sanitario
Variazione netta entrate	103	166	-115	-172
Variazione netta spese	3.891	3.438	4.902	6.043
Miglioramento del coordinamento tra autorità nazionali e regionali
Variazione netta entrate	O	20	30	44
Variazione netta spese	O	400	300	220
RACCOMANDAZIONE N.2 MERCATO DEL LAVORO
Redditi sostitutivi e sistema di protezione sociale per lavoratori atipici
Variazione netta entrate	-4.884	-3.804	1.143	980
Variazione netta spese	5.075	5.599	3.068	2.674
Modalità di lavoro flessibilij
Variazione netta entrate	-301	-84	32	-13
Variazione netta spese	3.268	621	202	175
Sostegno attivo all’occupazione
Variazione netta entrate	0	-1.609	-116	-38
Variazione netta spese	467	1.968	1.845	1.822
Apprendimento a distanza e competenze digitali
Variazione netta entrate	0	260	175	340
Variazione netta spese	124	942	799	1.063
RACCOMANDAZIONE N.3 INVESTIMENTI E LIQUIDITA’ DELLE IMPRESE
Misure per garantire la liquidità delle imprese
Variazione netta entrate	-3.500	-750	-155	49
Variazione netta spese	34.942	3.499	838	485
Anticipo degli investimenti pubblici maturi
Variazione netta entrate	O	O	O	O
Variazione netta spese	7,2	0	0	103
Avvio degli investimenti privati
Variazione netta entrate	0	-4	-596	-1.291
Variazione netta spese	2.194	164	446	198
Attuazione degli investimenti sulla transizione verde e digitale
Variazione netta entrate	0	-14	-445	-2.426
Variazione netta spese	1.200	260	268	213
Investimenti su ricerca e innovazione
Variazione netta entrate	1	34	34	34
Variazione netta spese	16	159	946	2.154
Investimenti sul trasporto pubblico sostenibile
Variazione netta entrate	O	O	O	O
Variazione netta spese	1.650	240	270	355
Investimenti sulla gestione dei rifiuti e delle risorse idriche
Variazione netta entrate	0	0	0	0
Variazione netta spese	0	10	10	10
Investimenti su un’infrastruttura digitale rafforzata per garantire la fornitura di servizi essenziali
Variazione netta entrate	0	10	20	28
Variazione netta spese	2	41	70	84
RACCOMANDAZIONE N.4 SISTEMA GIUDIZIARIO E AMMINISTRAZIONE PUBBLICA
Miglioramento del sistema giudiziario
Variazione netta entrate	0	1	17	35
Variazione netta spese	0	3	36	73
TOTALE
Variazione netta entrate	-9.317	-1.642	2.281	-1
Variazione netta spese	59.830	16.687	14.485	16.137
Fonte: Elaborazioni RGS su dati degli allegati 3, delle Relazioni Tecniche e delle informazioni riportate in documenti ufficiali. Per il 2022 sono state considerate le disposizioni dei D.L. n. 4/2022 e D.L. n. 13/2022.

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III.4	EVOLUZIONE DEL RAPPORTO DEBITO/PIL
Nel 2021 il rapporto debito/PIL si riduce di circa 4,4 punti percentuali di PIL, scendendo al 150,8 per cento dal picco di 155,3 per cento raggiunto nel 202037.
Il miglioramento è guidato dalla ripresa economica, che ha fatto registrare un aumento del PIL nominale del 7,2 per cento, a fronte di un tasso di interesse implicito sul debito stabile al 2,4 per cento. Pertanto, la componente snow-ball, che quantifica l’impatto automatico della differenza tra gli interessi passivi e la crescita nominale del PIL sulla dinamica del rapporto debito/PIL, è tornata a contribuire alla riduzione del rapporto debito/PIL, per circa -6,8 punti percentuali.
Il significativo impulso alla riduzione proveniente dalla componente snow-ball ha più che compensato la spinta di segno opposto esercitata dal deficit primario, pari a circa 3,7 punti percentuali38.
Anche l’andamento della componente relativa all’aggiustamento stock-flussi ha contribuito al calo del rapporto debito/PIL nel 2021, per circa -1,3 punti percentuali. Il minore impatto sul fabbisogno di cassa derivante dai provvedimenti legislativi adottati nel 2021, rispetto a quello sull’indebitamento netto, insieme all’effetto derivante da scarti di emissione negativi dovuti alla fase di lieve discesa dei tassi di interesse dei primi otto mesi dell’anno, hanno più che compensato l’aumento, pari a circa 0,3 punti percentuali di PIL, delle disponibilità liquide del Tesoro presso la Banca d’Italia.
La stima preliminare del 2021 risulta significativamente inferiore (-2,7 punti percentuali) anche rispetto al livello previsto nella Nota di Aggiornamento del DEF 2021, confermato del Documento Programmatico di Bilancio 2022, in cui si prevedeva un rapporto debito/PIL del 153,5 per cento.
Nel dettaglio, il livello del PIL nel 2021 è risultato leggermente inferiore rispetto alla previsione della NADEF ed avrebbe comportato un aumento del rapporto debito/PIL, rispetto alla previsione di settembre 2021, di 0,3 punti percentuali del PIL. Tuttavia, la minore variazione dello stock del debito ha contribuito alla riduzione del rapporto debito/PIL per ben 3,0 punti percentuali, compensando quindi ampiamente il primo effetto. Tale risultato riflette principalmente un andamento dei saldi di cassa migliore delle attese. Il fabbisogno del settore pubblico a fine 2021 si è attestato infatti al 6,1 per cento del PIL, anziché all’8,9 per cento atteso a settembre 202139. Conseguentemente, nell’ultimo anno il tasso di crescita del debito pubblico è stato del 4,1 per cento a fronte del 6,2 per cento previsto.
Infine, si evidenzia come la stima preliminare del rapporto debito/PIL, pari al 150,8 per cento, nel 2021 sia marcatamente inferiore a quanto prefigurato nel

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37 Per effetto delle revisioni allo stock del debito e al livello del PIL nominale, il rapporto debito/PIL del 2020 si riduce lievemente al 155,3 per cento rispetto alla stima precedente del 155,6 per cento, mentre quello del 2019 scende al 134,1 per cento dal 134,3 per cento indicato in settembre.
38 Nonostante il saldo primario continui a permanere in una situazione deficitaria nel 2021, l’entità di tale deficit si è significativamente ridotta rispetto al 2020, anno in cui questa determinante aveva contribuito all’aumento del rapporto debito/PIL per ben 6,1 punti percentuali.
39 Va segnalato come in parte questo andamento del fabbisogno di cassa inferiore rispetto alle previsioni della NADEF sia da ricondursi al ridimensionamento o al posponimento di alcune operazioni finanziarie, quali ad esempio l’operatività del Patrimonio Destinato (di cui all’art. 27 del D.L. n. 34/2020 convertito con modificazioni dalla L. n. 77/2020), o l’acquisto della società SACE (ai sensi dell’art. 67 del D.L. n. 104/2020 convertito con modificazioni dalla L. 13 ottobre 2020, n. 126).

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precedente Programma di Stabilità, pari al 159,8 per cento secondo lo scenario programmatico di aprile 2021.

FIGURA III.3: DETERMINANTI DEL DEBITO PUBBLICO (in percentuale del PIL)

Fonte: ISTAT e Banca d’Italia. Dal 2022, previsioni dello scenario programmatico.

Si prevede che la riduzione del rapporto debito/PIL continui anche nell’anno corrente e nei tre successivi.
La crescita economica prevista per i prossimi anni, unitamente alla spinta inflazionistica legata ai prezzi energetici, che ha iniziato a intensificarsi dalla fine del 2021, continueranno a sostenere il contributo della componente snow-ball alla discesa del rapporto debito/PIL, più che compensando la componente di spesa per interessi. Infatti, è atteso un rialzo dei rendimenti dei titoli di Stato, conseguente agli annunci e alle decisioni di politica monetaria della BCE40 in risposta alle pressioni inflazionistiche di cui sopra, e alla maggiore volatilità dei mercati finanziari indotta sia dalle stesse scelte della BCE nonché dalle recenti vicende geopolitiche internazionali.
Il trend decrescente del rapporto debito/PIL beneficerà principalmente dell’impulso espansivo sul PIL derivante dalla manovra di bilancio per il 202241, e dall’attuazione del programma di investimenti e riforme del Piano Nazionale di Ripresa e Resilienza. Le previsioni programmatiche scontano l’impatto del decreto legge annunciato dal Governo per mitigare le conseguenze economiche derivanti dall’attuale crisi energetica.
Lo scenario previsivo si caratterizza, tuttavia, per una forte incertezza dovuta sia alla guerra in Ucraina, sia alla possibile persistenza delle pressioni inflazionistiche, che stanno interessando anche i beni non energetici.

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40 Riunione del Consiglio Direttivo del 10 marzo 2022.
41 Approvata a dicembre 2021.

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Nel 2022, l’obiettivo per il rapporto debito/PIL è rivisto al ribasso, al 147,0 per cento. La riduzione attesa deriverà dalla diminuzione del fabbisogno del settore pubblico (circa -1,4 punti percentuali rispetto al 2021) e dalla crescita del PIL nominale (+6,3 per cento).
Nel 2023, è prevista un’ulteriore discesa del rapporto debito/PIL al 145,2 per cento. Il ritmo di discesa sarà inferiore a quello dell’anno precedente, per effetto della crescita del PIL nominale di minore intensità, pari al +4,6 per cento, e per una sostanziale stabilità del fabbisogno del settore pubblico.
Nel 2024, la riduzione del rapporto tra indebitamento netto e PIL nello scenario programmatico ad un livello del -3,3 per cento consentirà un calo del rapporto debito/PIL al 143,4 per cento.
Infine, il nuovo obiettivo del rapporto debito/PIL per il 2025 è fissato al 141,4 per cento, con una riduzione annua di 2,0 punti percentuali.
A contribuire a questo percorso complessivo di riduzione del rapporto in questione è anche la previsione di una riduzione graduale, ma progressiva, delle giacenze liquide del Tesoro, che alla fine del 2025 vengono ricondotte ad un livello di poco superiore a quello della fine del 2019, ossia a valori antecedenti l’inizio della crisi pandemica.
Al netto delle quote di pertinenza dell’Italia dei prestiti a Stati Membri dell’UEM, bilaterali o attraverso l’EFSF, e del contributo al capitale dell’ESM, la stima di consuntivo 2021 del rapporto debito/PIL è stata pari al 147,6 per cento, mentre la previsione si colloca al 138,8 per cento nel 2025.

TAVOLA III.12 DETERMINANTI DEL RAPPORTO DEBITO/PIL (% DEL PIL) (1)
	2021	2022	2023	2024	2025
Livello (al lordo sostegni) (2)	150,8	147,0	145,2	143,4	141,4
Variazioni rispetto all’anno precedente	-4,4	-3,8	-1,9	-1,8	-2,0
Fattori che determinano le variazioni del debito pubblico:
Saldo primario (competenza economica)	3,7	2,1	0,8	0,3	-0,2
Effetto snow-ball	-6,8	-5,4	-3,4	-2,2	-1,6
di cui: Interessi (competenza economica)	3,5	3,5	3,1	3,0	3,0
Aggiustamento stock-flussi	-1,3	-0,5	0,7	0,1	-0,2
di cui: Differenza tra cassa e competenza	-1,1	-1,4	0,0	-0,4	-0,5
Accumulazione netta di asset finanziari (3)	0,0	1,0	0,6	0,5	0,4
di cui: Introiti da privatizzazioni	0,0	0,0	0,0	0,0	0,0
Effetti di valutazione del debito	-0,5	0,2	0,2	0,1	0,1
Altro (4)	0,3	-0,2	-0,1	-0,1	-0,1
p. m.: Tasso di interesse implicito sul debito (%)	2,4	2,5	2,2	2,1	2,2
1) Eventuali imprecisioni derivano dagli arrotondamenti.
2) Al lordo delle quote di pertinenza dell’Italia dei prestiti a Stati membri dell’UEM, bilaterali o attraverso l’EFSF, e del contributo al capitale dell’ESM. A tutto il 2021 l’ammontare di tali quote è stato pari a circa 57,3 miliardi, di cui 43,0 miliardi per prestiti bilaterali e attraverso l’EFSF e 14,3 miliardi per il programma ESM (cfr. Banca d’Italia, ‘Bollettino statistico Finanza pubblica, fabbisogno e debito di marzo 2022). Si ipotizza una riduzione delle giacenze di liquidità del MEF di circa -0,2 per cento del PIL nel 2022 e di circa -0,1 per cento del PIL per ciascun anno successivo, con l’obiettivo di riportare il saldo al livello di fine 2019. Inoltre, le stime tengono conto del riacquisto di SACE, degli impieghi del Patrimonio destinato, delle garanzie BEI, nonché dei prestiti dei programmi SURE e NGEU. Lo scenario dei tassi di interesse utilizzato per le stime si basa sulle previsioni implicite derivanti dai tassi forward sui titoli di Stato italiani del periodo di compilazione del presente documento.
3) Include gli effetti dei contributi per GLF e programma ESM.
4) La voce altro, residuale rispetto alle precedenti, comprende: variazioni delle disponibilità liquide del MEF; discrepanze statistiche; riclassificazioni Eurostat; contributi a sostegno dell’Area Euro previsti dal programma EFSF.

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TAVOLA III.13: DEBITO DELLE AMMINISTRAZIONI PUBBLICHE PER SOTTOSETTORE (milioni e % del PIL) (1)
	2021	2022	2023	2024	2025
Livello al lordo dei sostegni finanziari Area Euro (2)
Amministrazioni pubbliche	2.677.910	2.774.765	2.866.185	2.937.327	2.993.711
n % del PIL	150,8	147,0	145,2	143,4	141,4
Amministrazioni centrali (3)	2.601.834	2.698.522	2.789.987	2.861.196	2.917.689
Amministrazioni locali (3)	119.241	119.407	119.361	119.294	119.186
Enti di previdenza e assistenza (3)	95	95	95	95	95
Livello al netto dei sostegni finanziari Area Euro (2)
Amministrazioni pubbliche	2.620.585	2.717.941	2.809.861	2.881.503	2.938.621
in % del PIL	147,6	144,0	142,3	140,7	138,8
Amministrazioni centrali (3)	2.544.509	2.641.698	2.733.663	2.805.372	2.862.598
Amministrazioni locali (3)	119.241	119.407	119.361	119.294	119.186
Enti di previdenza e assistenza (3)	95	95	95	95	95
(1) Nota: Eventuali imprecisioni derivano da arrotondamenti.
(2) Al lordo ovvero al netto delle quote di pertinenza dell’Italia dei prestiti a Stati membri dell’UEM, bilaterali o attraverso I’EFSF, e del contributo al capitale dell’ESM. A tutto il 2021 l’ammontare di tali quote è stato pari a circa 57,3 miliardi, di cui 43,0 miliardi per prestiti bilaterali e attraverso I’EFSF e 14,3 miliardi per il programma ESM (cfr. Banca d’Italia, ‘Bollettino statistico Finanza pubblica, fabbisogno e debito di marzo 2022). Si ipotizza una riduzione delle giacenze di liquidità del MEF di circa -0,2 per cento del PIL nel 2022 e di circa -0,1 per cento del PIL per ciascun anno successivo, con l’obiettivo di riportare il saldo al livello di fine 2019. Inoltre, le stime tengono conto del riacquisto di SACE, degli impieghi del Patrimonio destinato, delle garanzie BEI, nonché dei prestiti dei programmi SURE e NGEU. Lo scenario dei tassi di interesse utilizzato per le stime si basa sulle previsioni implicite derivanti dai tassi forward sui titoli di Stato italiani del periodo di compilazione del presente documento.
(3) Al lordo delle passività nei confronti degli altri sottosettori.
(4) Include gli effetti del contributo italiano a sostegno dell’Area Euro: contributi programma Greek Loan Facility (GLF), EFSF e ESM.

FIGURA III.4: ANDAMENTO DEL RAPPORTO DEBITO/PIL AL LORDO E AL NETTO DEGLI AIUTI EUROPEI

Fonte: ISTAT e Banca d’Italia. Dal 2022, previsioni dello scenario programmatico.

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III.5	LA REGOLA DEL DEBITO E GLI ALTRI FATTORI RILEVANTI
Nell’attuale architettura fiscale definita dal Patto di Stabilità e Crescita (PSC) gli Stati Membri devono garantire un rapporto del debito sul PIL non superiore al 60 per cento. Nel caso tale soglia venga superata, il PSC prevede un percorso di riduzione dell’eccesso di debito pubblico rispetto a tale soglia ad un ritmo considerato adeguato. In tempi normali, dunque, la programmazione del bilancio per i paesi ad alto debito come l’Italia deve rispettare almeno uno dei seguenti criteri: i) la parte di debito in eccesso rispetto al valore di riferimento del 60 per cento del PIL deve essere ridotta su base annua di 1 /20esimo rispetto alla media dei valori dei tre anni antecedenti a quello in corso (criterio di tipo retrospettivo o backward-looking) o nei due anni successivi a quello di riferimento (criterio prospettico o di tipo forward-looking); ii) l’eccesso di debito rispetto al benchmark backward-looking è attribuibile al ciclo economico”.

TAVOLA III.14: RISPETTO DELLA REGOLA DEL DEBITO
	Scenario
	Programmatico			Tendenziale
	2021	2022	2023	2021	2022	2023
Debito nell’anno t+2 (% del PIL)	145,2	143,4	141,4	145,0	143,2	141,2
Gap rispetto al benchmark backward looking (% del PIL)	17,1	8,4	3,0	17,1	8,2	3,0
Gap rispetto benchmark forward looking (% del PIL)	3,0	12,7	11,9	3,0	12,5	11,6
Gap rispetto al debito corretto con il ciclo (% del PIL)	7,1	0,0	15,6	7,2	-0,4	15,2

Le proiezioni del rapporto debito/PIL nello scenario programmatico evidenziano un andamento decrescente. La Tavola III.14 mostra le deviazioni stimate rispetto ai diversi benchmark di riduzione previsti dalla regola del debito nell’orizzonte previsto dalla sorveglianza fiscale della Commissione.
Come già evidenziato nel DEF 2021, la configurazione del rapporto debito pubblico/PIL corretta per la congiuntura economica è quella che evidenzia il minor scostamento. Nel 2022 la riduzione del rapporto debito/ PIL prevista sulla base di questa configurazione è in linea con il percorso di convergenza richiesto dalla regola del debito. In sostanza, se venisse effettuata una correzione del rapporto debito/PIL per le minori entrate e maggiori spese indotte dalle condizioni economiche eccezionalmente sfavorevoli, secondo la metodologia concordata a livello europeo43, il valore conseguito sarebbe coerente con l’obiettivo retrospettivo previsto dal passo di riduzione di 1 /20 l’anno.
Nel 2023, invece, la configurazione basata sulla correzione per il ciclo economico non è la più favorevole, in quanto la riduzione prevista per il rapporto debito/PIL in base alla configurazione backward-looking è più vicina al percorso richiesto dalla regola del debito. Infatti, il benchmark retrospettivo prende in

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42 In tal caso si utilizza un indicatore che esprime il rapporto debito/PIL che si sarebbe ottenuto se nei precedenti tre anni i) il numeratore (ossia il debito pubblico) fosse stato corretto per l’impatto del ciclo economico e ii) il denominatore (ossia il PIL nominale) fosse cresciuto allo stesso ritmo del prodotto potenziale.
43 Si veda European Commission, Vademecum Stability and Growth Pact 2019, pag. 49.

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considerazione le stime del rapporto debito/PIL degli ultimi tre anni, beneficiando soprattutto del rilevante calo registrato nel 2021.
In linea con quanto espresso dalla Commissione nella sua comunicazione del 2 marzo44, il Governo conferma il percorso di graduale aggiustamento di bilancio programmato nella NADEF e nel DPB per continuare a ridurre l’elevato debito pubblico, cosciente che un risanamento troppo repentino potrebbe avere un impatto negativo sulla crescita. Pur nell’incertezza della situazione geopolitica attuale, il Governo si impegna ad un consolidamento pluriennale che, combinato con gli investimenti e le riforme strutturali definite nel PNRR, mira a sostenere il potenziale di crescita dell’economia e migliorare la sostenibilità del debito pubblico.

FOCUS	L’orientamento della Commissione sul debito pubblico degli Stati Membri

La comunicazione della Commissione al Consiglio del 2 marzo 2022 esplicita che l’aggiustamento di bilancio negli Stati membri ad alto debito dovrebbe essere graduale, non condurre a un orientamento di bilancio eccessivamente restrittivo ed essere sostenuto da investimenti e riforme strutturali che rilanciano il potenziale di crescita dell’economia, facilitando così il conseguimento di traiettorie credibili di riduzione del debito pubblico. Inoltre, la Commissione sottolinea che gli sforzi di consolidamento del bilancio dovrebbero andare di pari passo con una migliore composizione della finanza pubblica per conseguire una riduzione del debito a medio termine. La programmazione di bilancio a medio termine dovrebbe essere basata su riferimenti concreti agli investimenti e alle riforme programmati rispettando il calendario concordato per l’erogazione dei fondi dell’UE (comprese le sovvenzioni RRF).

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44 Per dettagli, si veda il Focus “L’orientamento della Commissione sul debito pubblico degli Stati Membri”.

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IV.1	ANALISI DI SENSITIVITÀ E RISCHIO DI BREVE PERIODO
La presente sezione contiene un’analisi di sensitività e del rischio di breve periodo relativamente agli obiettivi di finanza pubblica. Nella prima parte si valuta il rischio complessivo di stress fiscale per le finanze pubbliche utilizzando l’indicatore di rischio SO, appositamente elaborato dalla Commissione Europea. In particolare, tale indicatore fornisce indicazioni sulla probabilità di crisi di natura fiscale e macro-finanziaria nel breve periodo (relativamente all’anno in corso e a quello immediatamente successivo).
In aggiunta all’indicatore SO, l’analisi tocca alcuni aspetti rilevanti che contribuiscono a determinare la tenuta della finanza pubblica nel breve periodo, in coincidenza con l’orizzonte previsivo del Programma di Stabilità. In particolare, ci si sofferma sulle tendenze di graduale allungamento della vita media dei titoli, come risultato della politica di emissioni adottata dal Tesoro, e sulle sue implicazioni sulla resilienza della spesa per interessi rispetto a variazioni nella curva dei tassi.
La parte successiva si configura come una analisi di rischio della finanza pubblica partendo dalle conseguenze di un aumento dello spread dei titoli del debito pubblico ma analizzando anche gli impatti di uno scenario macroeconomico particolarmente avverso. Entrambi gli scenari di rischio sono coerenti con le valutazioni contenute nel capitolo II. Segue una analisi stocastica sul profilo del debito pubblico, particolarmente rilevante in questa fase di elevata incertezza.
La sezione si conclude con una ricognizione delle garanzie emesse dallo stato il cui ammontare, solitamente molto contenuto, è aumentato in maniera sostanziale a seguito dell’indispensabile sostegno fornito dallo Stato alle imprese nel corso della crisi economica.
Analisi complessiva dei rischi fiscali a breve termine
La prima parte di analisi del rischio di breve periodo per il debito pubblico parte da una valutazione informata dal valore dell’indicatore composito SO. Quest’ultimo è costruito per segnalare il grado di stress a cui è sottoposta la finanza pubblica in funzione di variabili di natura finanziaria e macroeconomica. Se il numero risultante supera una soglia, calcolata con metodi statistici dalla Commissione europea, allora viene segnalata una situazione di potenziale rischio1.

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1 L’indicatore SO è un indice composito di probabilità, costruito sulla base di un’ampia serie di variabili fiscali e finanziarie che in passato hanno dato prova di detenere un potere previsivo rispetto a episodi di stress. La

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Il nuovo valore dell’indicatore risultante dai dati del 2021 si colloca al di sopra della soglia (pari a 0,462), come nel caso dello scorso anno, pur riducendosi e passando da 0,96 a 0,68.
Resta stabile la lettura complessiva, anche in chiave qualitativa, da dare al segnale una volta analizzato il comportamento delle due variabili sottostanti il calcolo. L’indicazione di rischio proveniente dal sotto-indicatore di natura fiscale (al di sopra della propria soglia di riferimento) è attenuata da un valore basso proveniente dalla componente macro-finanziaria. Le indicazioni fornite dalla heat-map rappresentata dalla Tavola IV.1, che indica le variabili, espresse in termini di flussi o di livelli su cui si basano i due sotto-indicatori, restano simili al 2021 pur in un contesto di miglioramento.

TAVOLA IV.1 HEAT MAP SULLE VARIABILI SOTTOSTANTI AD S0 PER IL 2022
Rischio a breve da variabili fiscali	Indebitamento netto (%PIL)	Saldo primario (%PIL)	Saldo di bilancio corretto per il ciclo (%PIL)	Saldo primario stabilizzante (%PIL)	Debito pubblico lordo (%PIL)	Variazione del debito pubblico lordo (%PIL)
	Debito pubblico netto (%PIL)	Fabbisogno lordo (%PIL)	Differenziale interessi-crescita	Variazione della spesa pubblica (%PIL)	Variazione dei consumi finali della PA (%PIL)	Debito pubblico a breve termine (%PIL)

Rischio a breve da variabili macro-finanziarie	L1. Investimenti netti internazionali (%PIL)	L1. Risparmi netti delle famiglie (%PIL)	L1. Debito del settore privato (%PIL)	L1. Flusso di credito del settore privato (%PIL)	L1. Debito a breve delle società non finanziarie (%PIL)	L1. Debito a breve delle famiglie (%PIL) (*)
	L1. Valore aggiunto del settore edile (%VA totale)	L1. Saldo di parte corrente (media mob. a 3 termini) (%PIL)	L1. Variazione (3 anni) del REER (basato sul deflatore dell'export)	L1. Variazione del costo del lavoro unitario nominale	Curva dei rendimenti	Tasso di crescita del PIL reale	PIL pro-capite in PPP (%US$)
Nota: I colori rosso e verde segnalano rispettivamente le variabili sopra e sotto la soglia ottimale, calcolata periodicamente dalla Commissione Europea e pubblicate nel Debt Sustainability Monitor. La sigla LI. indica che la variabile si riferisce all’anno precedente.
Fonte: Elaborazione MEF.

Vigendo, anche in questo caso, un sistema di soglie restano in rosso molte delle variabili di finanza pubblica i cui valori, anche nel 2021, sono stati condizionati dalle

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metodologia è spiegata nel lavoro originario di Berti, K., Salto, M. e Lequien, M., (2012), “An early-detection index of fiscal stress for EU countries”, European Economy Economic Papers n. 475. Più precisamente, l’indicatore SO si basa su una tecnica statistica di estrazione del segnale applicata a 12 variabili fiscali e 13 variabili di competitività finanziaria. Per ciascuna di esse si stima un valore soglia il raggiungimento del quale massimizza la probabilità di prevedere l’evento di stress. L’indicatore SO è calcolato come una media ponderata delle variabili considerate (dove i pesi sono dati dalla rispettiva capacità predittiva); esistono due sotto-indici, uno fiscale ed uno finanziario. Il valore complessivo dell’indicatore SO insieme a quello dei sotto-indici, messi a confronto con le rispettive soglie, sono utilizzati per misurare la probabilità di un imminente shock. In particolare, per l’indicatore SO, un valore superiore alla soglia indica un potenziale rischio nel breve periodo, mentre valori dei sotto-indici superiori alle soglie indicano un rischio concentrato nelle rispettive aree (fiscale o macro-finanziaria).
2 Non essendo ancora stato pubblicato l’aggiornamento dell’analisi DSA della Commissione, il valore soglia viene mantenuto costante agli anni precedenti, ossia 0,46 per l’overall index, 0,36 per il fiscal index, e 0,49 per il financial index.

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esigenze di sostegno all’economia generate dalla crisi pandemica. Tuttavia, alcune - come ad esempio la variazione del debito pubblico lordo - sono ora segnalate come sotto la soglia. Restano in verde la maggioranza delle variabili macroeconomiche e finanziarie, e ormai solo una di esse è contraddistinta dal colore rosso; è dunque confermato il continuo miglioramento dei dati strutturali relativi all’economia italiana.
Quest’anno non è possibile fare riferimento ai risultati della Commissione, anche in termini di confronto con altri paesi europei, in quanto il Fiscal Sustainability Report del 2022 non era disponibile prima che il presente Programma di Stabilità fosse pubblicato.
Per commentare la significatività dell’indicatore restano comunque valide le considerazioni di fondo fatte all’interno del precedente Programma di Stabilità. L’indicatore è stato costruito per segnalare, sulla base di alcuni dati numerici riferiti all’ultimo anno per cui è disponibile informazione, l’esistenza di rischi nel breve termine (ovvero fino ad un anno in avanti); un valore elevato indicherebbe, ad esempio, possibili problemi di rifinanziamento. Le analisi effettuate dalla Commissione riconoscono sempre che la lettura del dato deve essere accompagnata da ulteriori analisi prospettiche e inserita nel contesto finanziario di riferimento. Il valore dell’indicatore e la sua capacità segnaletica vanno anche interpretati alla luce delle tendenze di finanza pubblica previste e di ulteriori strumenti di valutazione. Pertanto, il contenuto della parte restante del paragrafo svolge anche questa funzione.
La sensitività ai tassi di interesse
La composizione dello stock dei titoli di Stato a fine 2021 è costituita per il 97,9 per cento da titoli domestici e per il restante 2,1 per cento da titoli emessi sotto programmi esteri, sia in euro che in valuta. Sostanzialmente in linea con il 2020, lo stock di titoli di Stato domestici è formato per il 76,9 per cento da strumenti a tasso fisso, il 12 per cento da strumenti legati ai tassi di breve termine, mentre la componente dei titoli indicizzati all’inflazione, complessivamente considerati, rappresenta circa l’11,1 per cento (di cui 7,6 per cento sono quelli legati all’indice europeo HICP e il rimanente 3,5 per cento ai titoli legati all’indice domestico FOI).
Nel corso del 2021 le emissioni complessive sono state pari a circa 477,3 miliardi di euro, in diminuzione rispetto al 2020 per circa 73 miliardi di euro.
La spesa per interessi di tutte le Amministrazioni Pubbliche (PA), calcolata in base al criterio di competenza economica SEC 2010, nel 2021 ha raggiunto un livello di poco inferiore ai 63 miliardi di euro, in aumento rispetto al dato del 2020 con un conseguente lieve aumento del costo medio del debito passato dal 2,38 per cento al 2,44 per cento, nonostante un costo medio all’emissione in netto calo (dallo 0,59 per cento del 2021 allo 0,10 per cento del 2022). Questo si deve essenzialmente al più elevato livello dell’inflazione europea ed italiana, che ha comportato una maggiore spesa per interessi riconducibile allo stock dei titoli di Stato indicizzati a tali variabili. Infatti, in termini di percentuale sul PIL la spesa per interessi della PA è rimasta invariata al 3,5 per cento.
La politica di emissione e gestione del debito pubblico da parte del Tesoro ha garantito la copertura del fabbisogno del Settore Statale e il rifinanziamento dei

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titoli in scadenza, mirando ad una combinazione efficiente in termini di costo ed esposizione ai principali rischi. Questo approccio infatti, seguito nel corso degli anni, è stato ulteriormente confermato nell’ultimo biennio 2020-21 caratterizzato dalla pandemia, consentendo di raggiungere risultati significativi, in particolare, sotto il profilo dell’esposizione ai rischi di rifinanziamento e di variazione dei tassi interesse.
Grazie alle maggiori emissioni sulla parte lunga ed extra lunga della curva dei rendimenti, infatti, la vita media dello stock dei titoli di Stato al 31 dicembre 2021 è risultata essere pari a 7,11 anni, in aumento rispetto al dato al 31 dicembre 2020, pari a 6,95 anni, riducendo quindi ulteriormente il rischio di rifinanziamento del debito e di esposizione ad improvvisi incrementi dei tassi all’emissione. A conferma di ciò, anche l’Average Refixing Period, il principale indicatore impiegato per la misura del rischio di tasso, è aumentato da 6,02 anni della fine del 2020 a 6,19 anni della fine del 2021 (il dato comprensivo dei derivati è passato da 6,41 anni a 6,57 anni). In controtendenza si è mossa la durata media finanziaria (duration) dello stock di titoli di Stato che è passata da 6,26 anni di fine 2020 a 6,13 anni di fine 2021 (il dato comprensivo dei derivati è passato da 6,68 anni a 6,54 anni) per effetto dell’aumento dei tassi di interesse di mercato lungo il corso dell’intero anno.
La ridotta esposizione ai rischi di tasso viene confermata analizzando la sensitività del debito ai tassi di interesse, indicatore che analizza gli effetti sulla spesa per interessi dei prossimi quattro anni (calcolata con il criterio di competenza economica SEC2010), derivanti da uno shock significativo sulla curva dei rendimenti dei titoli governativi. L’esercizio è stato condotto considerando l’intero stock dei titoli di Stato domestici in circolazione. Tenendo conto sia della composizione attuale dello stock dei titoli che di quella futura, derivante dalle ipotesi circa emissioni e gestione coerenti con quelle sottostanti le stime per la spesa per interessi, è stato applicato uno shock permanente per i prossimi quattro anni di 100 punti base su tutta la curva dei rendimenti. Il risultato fa registrare un incremento della spesa per interessi in rapporto al PIL pari allo 0,13 per cento nel primo anno, allo 0,31 per cento nel secondo anno, allo 0,45 per cento nel terzo anno e allo 0,58 per cento nel quarto anno. Tali valori, peraltro inferiori a quelli pubblicati nel DEF 2021 (a dimostrazione che l’esposizione al rischio di tasso si è ulteriormente ridotta), continuano pertanto a delineare un quadro per cui l’impatto sulla spesa per interessi di uno shock di mercato rilevante e permanente è ampiamente diluito nel tempo.
Le stime programmatiche circa l’evoluzione futura della spesa per interessi, sono state elaborate sulla base di uno scenario dei tassi di interesse coerente con i tassi attesi impliciti nella curva dei rendimenti italiana (tassi forward) osservati nel periodo di predisposizione delle stime. Si è ipotizzato uno scenario che nell’arco temporale di previsione delinea una crescita graduale dei tassi su tutte le scadenze.
Le ipotesi sull’inflazione europea e italiana, necessarie per stimare l’impatto sulla spesa per interessi derivante dai titoli reali (BTP€i e BTP Italia), sono state assunte coerenti con il quadro macro programmatico.
Le previsioni sulle emissioni sono state elaborate in modo da garantire sia il rifinanziamento dei titoli in scadenza che la copertura del fabbisogno di cassa del Settore Statale, la cui dinamica ipotizzata è in decremento nel periodo di stima.
I risultati delle stime prefigurano un percorso di riduzione del rapporto tra interessi e PIL che nel 2022 dovrebbe ancora attestarsi al 3,5 per cento per poi scendere al 3 per cento nel 2025. Tuttavia nel confronto con la NADEF 2021 la

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discesa di questo rapporto è più lenta, mentre in livelli ci si attesta su valori superiori per un valore in media intorno allo 0,5 per cento del PIL. Questo risultato è riconducibile principalmente al livello e alla conformazione presente e attesa della curva di rendimenti sui titoli di Stato utilizzata nell’arco temporale dell’attuale stima che, nel confronto con quelli utilizzati per le stime della NADEF 2021,sono in media decisamente più elevati (nell’ordine dei 100 punti base) e mostrano una velocità di crescita negli anni dell’orizzonte previsionale, significativamente più sostenuta soprattutto sulle scadenze brevi e intermedie. Inoltre, soprattutto nel 2022, ma in misura inferiore anche negli anni successivi, la spesa per interessi risente anche di uno scenario di inflazione ben più elevato della NADEF 2021, che ha un impatto diretto sull’onere relativo ai titoli reali indicizzati al livello dei prezzi sia europeo che domestico.
Nonostante questo diverso scenario, tuttavia, per i prossimi anni e fino al 2025, il costo medio del debito atteso è comunque previsto in diminuzione, per via del fatto che il costo delle nuove emissioni, sebbene in salita, parte da un livello, quello dell’anno 2021, nettamente inferiore rispetto a quello medio sull’intero stock dei titoli in circolazione dello stesso anno. Infatti, considerata la struttura dello stock di debito in circolazione, caratterizzata da un tempo medio di recepimento dei tassi di mercato molto lungo, il costo crescente, ma molto basso, del nuovo indebitamento continuerà ad esercitare i suoi effetti positivi sul costo medio dell’intero stock dei titoli di Stato lungo l’intero orizzonte temporale di stima.
Scenari di rischio di finanza pubblica
Nella presente sezione sono simulati due scenari di rischio, in cui shock macroeconomici e finanziari si riflettono sull’andamento della finanza pubblica nel periodo 2022-2025, secondo ipotesi standard di sensitività3.
Lo scenario di riferimento (o baseline) coincide con il quadro programmatico del presente documento. L’analisi di sensitività è finalizzata a delineare il percorso del saldo di bilancio e la dinamica del debito ipotizzando due scenari alternativi basati sui risultati presentati nel capitolo II nel Focus “Un’analisi di rischio (o di sensibilità) sulle variabili esogene”.
Lo scenario “rischio finanziario” (corrispondente al quarto scenario del Focus sopracitato) si riferisce a fattori di rischio connessi alle condizioni finanziarie dell’economia, prevedendo, a partire dal 2023, una crescita dello spread BTP-Bund di 100 punti base e un conseguente impatto sulla crescita economica.
Lo scenario “rischio carenza gas” (corrispondente al secondo scenario del Focus) prevede una riduzione delle forniture di gas causato dal blocco delle importazioni dalla Russia, accompagnato da un ulteriore rialzo dei prezzi del gas e del petrolio con conseguente impatto sulla crescita a partire dal 2022; in questo secondo scenario nessuno shock è previsto sulla curva dei tassi di interesse.
Le risposte sul prodotto interno lordo e sulle sue componenti (a partire dalle quali si ricalcolano il prodotto potenziale e l’output gap) sono stimate congiuntamente da MACGEM-IT, il modello di equilibrio economico generale in dotazione alla Direzione I del Tesoro, e dal modello econometrico ITEM, come

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3 Si veda la Sezione 111.4 della Nota Metodologica sui criteri di formulazione delle previsioni tendenziali allegata al presente Documento di Economia e Finanza.

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esplicitato nel Focus. Le risposte sui tassi (per lo scenario “rischio finanziario”) e la variazione della spesa per interessi sono calcolati con il modello SAPE del Tesoro, che è alimentato dalla base dati dello stock dei titoli di stato attuale e previsionale.
La Tavola IV.2 riporta le stime delle principali variabili macroeconomiche e di finanza pubblica nei diversi scenari nell’orizzonte 2022-2025.

TAVOLA IV.2: SENSITIVITA' ALLA CRESCITA (valori percentuali)
		2021	2022	2023	2024	2025
	Baseline	7,2	6,3	4,6	3,7	3,3
Tasso di crescita del PIL nominale	Rischio finanziario	7,2	6,3	4,6	3,3	2,7
	Rischio carenza gas	7,2	4,4	3,6	4,7	5,2
	Baseline	6,6	3,1	2,4	1,8	1,5
Tasso di crescita del PIL reale	Rischio finanziario	6,6	3,1	2,3	1,5	1,0
	Rischio carenza gas	6,6	0,8	0,4	3,7	3,8
	Baseline	-7,2	-5,6	-3,9	-3,3	-2,8
Indebitamento netto	Rischio finanziario	-7,2	-5,6	-4,0	-3,9	-4,1
	Rischio carenza gas	-7,2	-6,9	-6,0	-4,6	-3,1
	Baseline	-3,7	-2,1	-0,8	-0,3	0,2
Avanzo primario	Rischio finanziario	-3,7	-2,1	-0,7	-0,6	-0,6
	Rischio carenza gas	-3,7	-3,3	-2,6	-1,5	0,0
	Baseline	2,4	2,5	2,2	2,1	2,2
Tasso di Interesse implicito	Rischio finanziario	2,4	2,5	2,3	2,4	2,5
	Rischio carenza gas	2,4	2,5	2,3	2,1	2,1
	Baseline	150,8	147,0	145,2	143,4	141,4
Debito Pubblico	Rischio finanziario	150,8	147,0	145,6	145,0	145,1
	Rischio carenza gas	150,8	151,0	152,6	150,4	145,8

La Figura IV.1 mostra la variazione del rapporto debito/PIL nei tre scenari. Il baseline, coincidente con la previsione programmatica ufficiale, indica una continua tendenza verso il basso.

FIGURA IV.1: DINAMICA DEL RAPPORTO DEBITO/PIL NEGLI SCENARI DI SENSITIVITÀ

Fonte: Elaborazione MEF.

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Data l’intensità degli shock considerati, la dinamica decrescente del rapporto debito/PIL viene attenuata in entrambi gli scenari di sensitività. Nello scenario “rischio carenza gas”, dopo un’interruzione della discesa nel biennio 2022-2023, il rapporto debito/PIL torna a scendere in coincidenza del ritorno a condizioni di crescita precedenti lo shock economico; nello scenario “rischio finanziario” la diversa ipotesi sulla curva dei tassi di interesse, caratterizzata da un prolungato innalzamento nella parte lunga, genera un effetto avverso crescente sulla dinamica del rapporto debito/PIL.
Simulazioni stocastiche della dinamica del debito
Al fine di integrare l’analisi di sensitività dell’andamento del rapporto debito/PIL nel breve periodo, sono state effettuate delle simulazioni stocastiche nell’orizzonte 2022-2025 che recepiscono la volatilità storica delle variabili rilevanti che incidono sulla finanza pubblica. Le analisi sono state condotte mediante il metodo Montecarlo, applicando degli shock stocastici alla dinamica del rapporto debito/PIL relativa allo scenario di riferimento sottostante il presente Documento di Economia e Finanza. Tali shock sono simulati sulla base della volatilità storica dei rendimenti (a breve e lungo termine), del tasso di crescita del PIL nominale e del saldo di bilancio primario, e sono ottenuti eseguendo 2000 estrazioni a partire da una distribuzione normale con media zero e matrice di varianze-covarianze osservata a partire dal primo trimestre del 1999.
Considerata la notevole volatilità nelle variabili di interesse osservata a partire dal primo trimestre del 2020, nel presente documento si presentano due modalità di simulazione degli shock. La prima modalità (ipotesi shock ad alta volatilità) tiene conto, ai fini della costruzione degli shock, della variabilità delle intere serie storiche disponibili, includendo i valori osservati fino al terzo trimestre del 2021; la seconda (scenario shock a volatilità limitata) non considera la variabilità delle serie storiche successiva al primo trimestre del 2020. In entrambi i casi, gli shock simulati sono simmetrici e hanno natura temporanea’.
Per ogni anno di previsione del quadro macroeconomico e per ogni tipologia di costruzione degli shock si rappresenta la distribuzione del rapporto debito/PIL attraverso dei fan chart (Figure IV.2A e IV.2B).
Nella simulazione con shock ad alta volatilità, il debito si distribuisce intorno a un valore mediano che è pari a circa il 142,3 per cento del PIL alla fine dell’orizzonte temporale, 8,2 punti percentuali superiore al dato del 2019 (134,1), ma di circa 13 punti percentuali inferiore al valore del 2020 (155,3). L’incertezza registrata sui risultati del 2025 riflette la variabilità dei dati di finanza pubblica utilizzati per la costruzione degli shock ed è quindi estremamente ampia, come mostrato da una differenza di circa 58 punti percentuali tra il decimo e il novantesimo percentile della distribuzione del debito previsto risultante. Dopo la discesa del rapporto debito/PIL avvenuta nel 2021, che ha fatto seguito al brusco

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4 Per approfondimenti sulla metodologia adottata, si veda Berti K., (2013), “Stochastic public debt projections using the historical variance-covariance matrix approach for EU countries”, Economic Papers 480 e European Commission, 2020, Debt Sustainability Monitor 2019, Institutional Papers 120, disponibile su: https://ec.europa.eu/info/sites/info/files/economy-finance/ip120 en.pdf.

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innalzamento nel 2020, il rapporto debito/PIL continuerebbe a ridursi nel sessanta per cento delle simulazioni.
Se si limita l’ampiezza degli shock alla variabilità registrata dalle serie storiche prima dell’inizio della pandemia (shock a volatilità limitata), i risultati dell’analisi sono visibilmente più concentrati attorno al debito di baseline del presente Documento di Economia e Finanza (Figura IV. 2B). In questo caso, l’incertezza registrata sui risultati del 2025 è più contenuta, e si evidenzia una differenza di circa 15 punti percentuali tra il decimo e il novantesimo percentile della distribuzione del debito risultante. In questo caso, in tutti gli scenari simulati la dinamica del rapporto debito/PIL risulta decrescente alla fine dell’orizzonte temporale.

FIGURA IV.2A: PROIEZIONE STOCASTICA DEL RAPPORTO DEBITO/PIL CON SHOCK AD ALTA VOLATILITÀ	FIGURA IV.2B: PROIEZIONE STOCASTICA DEL RAPPORTO DEBITO/PIL CON SHOCK A VOLATILITÀ LIMITATA

Nota: I grafici riportano il 10°, 20°, 40°, 50°, 60°, 80° e 90° percentile della distribuzione del rapporto debito/PIL ottenuta con la simulazione stocastica. Fonte: Elaborazione MEF.

Il “non-increasing debt cap”, ovvero il valore mediano del debito pubblico nel 2025 che assicura, con una probabilità del 90 per cento, che anche in casi avversi il rapporto debito/PIL non aumenterà rispetto al valore previsto dallo scenario programmatico è pari a 143,5, superiore di 2,1 p.p. al rapporto debito/PIL previsto per il 2025.
La simulazione stocastica mostra che il protrarsi del processo di discesa del rapporto debito/PIL nel corso dei prossimi anni sarebbe facilitato da un contesto di ritrovata stabilità. Nel caso di prolungata instabilità la discesa del rapporto debito/PIL potrebbe andare incontro a fasi di temporaneo arresto alle quali la policy dovrebbe reagire in modo adeguato, ma ulteriori considerazioni al riguardo esulano dalle analisi di sensitività e di rischio effettuate nella presente sezione.

FOCUS	Garanzie pubbliche
Al 31 dicembre 2021 le garanzie concesse dallo Stato ammontavano a 282,3 miliardi, pari al 15,9 per cento del PIL.

L’espansione delle garanzie pubbliche ha riguardato esclusivamente quelle concesse dallo Stato, mentre l’esposizione delle amministrazioni locali è calata di circa 0,3 miliardi, passando dallo 0,2 allo 0,1 per cento del PIL.

L’aumento dello stock di garanzie di quasi 67 miliardi rispetto al 2020 è spiegato principalmente dalle maggiori garanzie connesse all’emergenza Covid-19, in virtù dei nuovi provvedimenti che ne hanno sostenuto l’utilizzo. Le garanzie preesistenti alla crisi, e in

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particolare quelle a favore del settore finanziario, hanno subito un aumento contenuto in termini nominali, mantenendosi a un livello sostanzialmente stabile in rapporto al PIL.

TAVOLA R.1: STOCK DI GARANZIE PUBBLICHE (milioni dl euro)
	2020		2021
	Livello	% del PIL	Livello	% del PIL
Stock di garanzie	215.428	13,0	282.337	15,9
settore finanziario (1)	13.396	0,8	14.600	0,8
(1) Banche italiane, Cassa Depositi e Prestiti e GACS.

Garanzie legate all’emergenza COVID-19

Come è noto, a seguito dell’emergenza Covid-19 la concessione di garanzie pubbliche ha rappresentato uno strumento determinante per tutelare la liquidità e l’accesso al credito delle imprese, comportando un aumento dell’esposizione del settore pubblico.

Nel 2021 il Governo ha adottato due provvedimenti di politica economica, il Decreto Sostegni[5] e il Decreto Sostegni bis[6], i quali hanno disposto interventi a sostegno delle famiglie e delle imprese in crisi, all’interno del Temporary Framework della Commissione Europea in tema di aiuti di Stato.

Il Decreto Sostegni ha previsto nuovi contributi a fondo perduto e l’istituzione di un Fondo presso il MISE (art. 37), con dotazione di 200 milioni, per concedere finanziamenti diretti alle imprese in difficoltà, ma senza intervenire nell’ambito delle garanzie pubbliche.

Con il Decreto Sostegni bis, invece, il Governo ha provveduto a rafforzare gli strumenti di garanzia già introdotti nel corso del 2O2O7. In primo luogo, il Decreto ha prorogato, dal 30 giugno 2021 al 31 dicembre 2021, i termini per le richieste di garanzie al Fondo Centrale PMI[8] e di Garanza Italia di SACE (nonché per la moratoria sui prestiti). La durata massima dei finanziamenti garantiti è passata da 6 a 8 anni[9]. Per le garanzie del Fondo Centrale PMI, è stata ridotta la percentuale del finanziamento garantita: i) dal 100 al 90 per cento per le nuove operazioni fino a 30.000 euro; ii) dal 90 all’80 per cento per le nuove operazioni superiori a tale importo. Per le operazioni coperte da Garanzia Italia, invece, non è prevista alcuna riduzione della quota garantita.

Ancora nell’ambito del Fondo PMI, il Decreto ha esteso l’operatività delle garanzie su portafogli di finanziamenti a medio-lungo termine per progetti di ricerca e sviluppo e programmi di investimento. L’accesso alla garanzia è subordinato al rispetto di diversi requisiti: i) imprese con meno di 500 dipendenti; ii) ammontare del portafogli fino a 500 milioni; iii) durata dei finanziamenti compresa tra 6 e 15 anni; iv) finanziamenti finalizzati almeno per il 60 per cento a progetti di ricerca, sviluppo e innovazione e/o di programmi di investimenti.

Inoltre, un’importante novità ha riguardato le medie imprese (con un numero di dipendenti tra 250 e 499). Il Decreto ha disposto che queste imprese non possano più accedere alle garanzie del Fondo Centrale PMI (eccetto quelle sui portafogli), ma solo a quelle di Garanzia Italia di SACE, pur senza i vincoli, in termini di livelli occupazionali e di distribuzione dividendi, previsti per le grandi imprese.

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5 D.L. 22 marzo 2021 n. 41 cvt. dalla L. n. 69/2021.
6 D.L. 25 maggio 2021 n. 73 cvt. dalla L. n. 106/2021.
7 Per una disamina più dettagliata delle misure introdotte nel 2020 si rimanda al riquadro Garanzie pubbliche del DEF 2021.
8 Di cui all’art 13 del D.L. 8 aprile 2020 n. 23 cvt. dalla L. n. 40/2020 (cd. Decreto Liquidità).
9 Inizialmente la proposta era di portare il termine a 10 anni, ridotti a 8 a seguito delle interlocuzioni con la Commissione Europea.

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Infine, si segnala l’intervento che ha interessato il Fondo di garanzia per la prima casa che ha comportato (i) un’estensione della misura ai giovani fino ai 36 anni di età (ii) un incremento della percentuale della garanzia, fino all’80 per cento, in caso di finanziamenti attivati fino al 3O/O6/2O2210, da soggetti con ISEE massimo di 40.000 euro e in caso di rapporto tra l’importo del finanziamento e il prezzo d’acquisto dell’immobile (cd. Loan to Value), comprensivo degli oneri accessori, superiore all’80 per cento.

Per effetto delle misure descritte, al 31 dicembre 2021 le garanzie connesse all’emergenza Covid-19 hanno raggiunto un livello pari a 178,7 miliardi, con un aumento di 61,1 miliardi rispetto al 2020. Tali garanzie sono salite al 10,1 per cento del PIL (+3,0 punti percentuali rispetto al 2020).

In particolare, lo stock di garanzie legate all’emergenza Covid-19 è salito a 147,9 miliardi[11] (8,3 per cento del PIL) per il Fondo PMI, e 28,2 miliardi (1,6 per cento del PIL) per Garanzia Italia. A questi si aggiungono 2 miliardi (0,1 per cento del PIL) per la riassicurazione dei crediti commerciali assicurati[12] e 0,6 miliardi per il Fondo di garanzia per la prima casa.

TAVOLA R.2: STOCK DI GARANZIE PUBBLICHE AL 31 DICEMBRE 2021 (% del PIL)
	Misure	Data di adozione (1)	Ammontare massimo di passività potenziali (2)	Tiraggio (3)
In risposta al Covid-19	Fondo centrale di garanzia per le PMI	17/03/2020		8,3
	SACE- Garanzia Italia	08/04/2020	11,3	1,6
	Assicurazioni crediti commerciali	19/05/2020	0,1	0,1
	Fondo di garanzia prima casa	26/05/2021		0,0
	Subtotale			10,1
Altre	Fondo centrale di garanzia per le PMI			1,0
	TAV S.p.A.			0,0
	Garanzie delle amministrazioni locali			0,1
	Banche italiane			0,0
	GACS			0,7
	Emissioni obbligazionarie CDP S.p.A.		0,3	0,2
	Fondo di garanzia prima casa			0,6
	Fondo di garanzia per rischi non di mercato in favore di SACE	08/04/2020	6,8	3,1
	Garanzie Green New Deal	15/09/2020	0,1	0,1
	Garanzia dello Stato a favore di ILVA			0,0
	Subtotale			5,8
	TOTALE			15,9

1) La data fa riferimento al provvedimento legislativo o decreto ministeriale che ha introdotto o rivisto lo schema di garanzia.
2) Massimale teorico stabilito per legge (ove presente).
3) Ammontare effettivamente concesso.
Nota: eventuali imprecisioni derivano dagli arrotondamenti.

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10 Misura prorogata dalla Legge di Bilancio per il 2022 fino al 31 /12/2022.
11 Su uno stock totale del Fondo pari a 165,4 miliardi (9,3 per cento del PIL), all’interno del quale sono considerate solo le garanzie su cui sussiste un’esposizione dello Stato, mentre è esclusa la quota coperta dai fondi di garanzia dell’UE.
12 Ai sensi dell’art. 35 del D.L. 19 maggio 2020 n. 34, cvt. dalla L. n. 77/2020 (cd. decreto Rilancio).

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FOCUS	Garanzie preesistenti non direttamente legate all’emergenza COVID-19

Per quanto riguarda le forme di garanzia non direttamente legate all’emergenza Covid-19, nel 2021 si osserva una tendenza stabile in rapporto al PIL. Lo stock di garanzie preesistenti alla pandemia è salito a 103,6 miliardi, un livello corrispondente al 5,8 per cento del PIL, registrato anche nel 2020.

Il valore include l’effetto derivante dal ribilanciamento della riassicurazione dello Stato in favore di SACE in ambito export (art. 2 del D.L. n. 23/2020), che ammonta a circa 30,2 miliardi sui complessivi 55,7 miliardi del Fondo di garanzia per rischi non di mercato in favore di SACE.

Come emerge dalla Figura R.1, il nuovo sistema di riassicurazione per i rischi non di mercato ha contribuito all’incremento dello stock di garanzie nel 2020, mentre è sostanzialmente ininfluente nel passaggio al 2021. Se si esclude tale effetto, lo stock di garanzie non direttamente legate all’emergenza sanitaria scende al 4,1 per cento del PIL nel 2021, lo stesso livello del 2020. L’andamento rimane quindi in linea con quello degli ultimi anni.

FIGURA R.1: STOCK DI GARANZIE PUBBLICHE NEL PERIODO 2013-2021(% del PIL)

Nota: Con il termine effetto ribilanciamento si fa riferimento all’effetto derivante dalla riforma ai sensi dell’art. 2 del D.L. 23/2020, secondo la quale passa dal 10 al 90 per cento la quota assicurata dallo Stato degli impegni, in essere o nuovi, assunti da SACE nell’ambito del sostegno all’export e all’internazionalizzazione, con conseguente aumento del volume di esposizione dello Stato e contestuale miglioramento della qualità del portafoglio complessivo grazie alla diminuzione del rischio di concentrazione.
Fonte: Elaborazione MEF.

Nel dettaglio delle garanzie concesse ad istituti del settore finanziario, si conferma l’azzeramento dell’esposizione verso le banche, già emerso nel 2020; le garanzie relative alla Cassa Depositi e Prestiti non hanno mostrato variazioni, mentre le GACS sono aumentate di 1,2 miliardi. Come già evidenziato, in rapporto al PIL lo stock di garanzie del settore finanziario rimane stabile allo 0,8 per cento, un livello ancora significativamente inferiore rispetto al 2019 (1,4 per cento del PIL).

Le garanzie pubbliche non legate alla crisi pandemica, con il relativo ammontare di debito residuo garantito al 31 dicembre 2021, sono riepilogate qui di seguito:
• Fondo centrale di garanzia per le piccole e medie imprese: 17,5 miliardi (quota di debito residuo garantito che esula da quanto concesso in risposta alla crisi).
• TAV S.p.A: 0,8 miliardi. Il Ministero dell’Economia e delle Finanze garantisce l’adempimento degli obblighi derivanti alle Ferrovie dello Stato S.p.A. nei confronti della

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TAV S.p.A., in relazione alla concessione, realizzazione e gestione del sistema Alta Velocità.
•
GACS (Garanzia sulla cartolarizzazione delle sofferenze): 11,6 miliardi. È uno strumento che il Tesoro mette a disposizione degli operatori del credito e della finanza per favorire lo smaltimento delle sofferenze bancarie, nel rispetto della normativa europea sugli aiuti di Stato. Lo Stato garantisce soltanto le tranche senior dei portafogli di Non Performing Loans cartolarizzati, che devono essere integralmente rimborsate prima di poter procedere al rimborso delle tranche più rischiose

•
Garanzie assunte dalle amministrazioni locali: 2,3 miliardi. Dati forniti dalla Banca d’Italia, che li rileva attraverso le informazioni trasmesse, per mezzo delle segnalazioni di vigilanza, direttamente dagli istituti finanziari che ne beneficiano.

•
Emissioni obbligazionarie della Cassa Depositi e Prestiti S.p.A: 3,0 miliardi. Garanzia dello Stato sulle emissioni obbligazionarie della CDP S.p.A. per un ammontare massimo complessivo di 5 miliardi, al fine di assicurare il reperimento delle risorse per lo svolgimento dell’attività di finanziamento pubblico.

•
Fondo di garanzia per la prima casa: 11,1 miliardi. Lo strumento, in disparte il rafforzamento intervenuto nel 2O21[13], continua a garantire, in regime ordinario il 50 per cento dei mutui ipotecari per l’acquisto, la ristrutturazione e l’efficientamento energetico di immobili adibiti ad abitazione principale, nei casi di rapporto tra l’importo del finanziamento e il prezzo d’acquisto dell’immobile (cd Loan to Value), comprensivo degli oneri accessori, inferiore all’80 per cento.

•
Garanzie dello Stato a favore dell’ILVA: 0,4 miliardi. Le garanzie sono concesse su finanziamenti di importo fino a 400 milioni erogati dal sistema bancario in favore dell’organo commissariale di ILVA S.p.A., finalizzati a investimenti necessari al risanamento ambientale, e a interventi di ricerca, sviluppo e innovazione, formazione e occupazione.

•
Garanzie SACE Green New Deal: 1,2 miliardi. Strumento introdotto con il D.L. n. 76/2O2O, finalizzato al supporto di aziende per nuovi progetti o investimenti in grado di agevolare la transizione verso un’economia pulita e circolare, favorire l’integrazione dei cicli produttivi con tecnologie a basse emissioni e favorire la mobilità sostenibile, multimodale e intelligente al fine di ridurre l’inquinamento

Stanziamenti di legge assegnati ai fondi di garanzia al 31/12/2021

Già nel corso del 2020 i provvedimenti normativi sulle garanzie pubbliche avevano provveduto a stanziare fondi a copertura di possibili escussioni previste negli anni futuri. Di seguito, sono riportate in corsivo le ulteriori dotazioni stanziate nel 2021:

•	Fondo Centrale di garanzia per le PMI: 21,6 miliardi per il periodo 2O21/2O27[14], di cui:
	o	2,8 miliardi ai sensi della Legge di Bilancio per il 2020;
	o	7,3 miliardi ai sensi dell’articolo 64, comma 1, D.L. n. 104/2020 (cd. decreto Agosto);
	o	4,5 miliardi ai sensi dell’articolo 1, comma 246, della Legge di Bilancio per il 2021;
	o	0,9 miliardi ai sensi di altre disposizioni;
	o	1,9 miliardi ai sensi dell’articolo 13, comma 5, del D.L. n. 73/2021;

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13 Art. 64 del D.L. n. 73/2021 e art. 1. co. 152 della L. n. 234/2021.
14 Parte di questi fondi sono stati destinati alla Sezione speciale per le moratorie, inizialmente prevista di 1,4 miliardi per il 2020 e poi finanziata per 300 milioni per il 2021 dalla L. n. 178/2020 art. 1 co. 248-254. A questi fondi, sono stati aggiunti circa 358 milioni per il periodo 2021-2026, nell’ambito della missione M1 del PNRR, destinati alla Sezione speciale Turismo, a sostegno della nascita e consolidamento delle PMI operanti nel settore.

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	o	1,2 miliardi per le garanzie su portafogli di finanziamenti e di obbligazioni (artt. 12 e 15[15] del D.L. n. 73/2021);
	o	3 miliardi ai sensi della Legge di Bilancio 2022.
•	Garanzia Italia e Garanzia a Mercato[16]:
	o	29,3 miliardi.
•	Garanzia sulle assicurazioni sui crediti commerciali[17]:
	o	1,7 miliardi.
•	Fondo di Garanzia Prima casa:
	o	0,5 miliardi per il 2021 e il 2022, ai sensi dell’art. 64 D.L. n. 73/2021;
	o	0,2 miliardi ai sensi della Legge di Bilancio 2022.

IV.2	ANALISI DI SOSTENIBILITÀ DEL DEBITO PUBBLICO
Questo paragrafo si concentra sulla sostenibilità del debito pubblico italiano. Nella prima parte si presentano i risultati di simulazione di sostenibilità nel medio periodo, su un orizzonte di proiezione decennale, basati sulla metodologia attualmente adottata dalla Commissione Europea. La seconda parte si concentra sul lungo periodo costruendo degli scenari proiezione del debito fino al 2070; le ulteriori analisi sono effettuate con una duplice finalità: da un lato si verifica la sensitività del debito pubblico alle principali ipotesi demografiche ed economiche che influenzano il comportamento delle variabili di spesa, dall’altra si costruiscono scenari alternativi tesi ad evidenziare l’impatto delle politiche del governo sulla sostenibilità della finanza pubblica nel lungo periodo.
Proiezioni del rapporto debito/PIL di medio periodo
In questa sezione, il rapporto debito/PIL è proiettato fino al 2033, seguendo un approccio di analisi di sostenibilità del debito di medio periodo.
Nello scenario A, fino al 2025 il contesto macroeconomico e di finanza pubblica coincide del tutto con il quadro programmatico; nel medio periodo, a partire dal 2026, la crescita è allineata a quella del PIL potenziale, proiettato con la metodologia “t+10” sviluppata dal Output Gap Working Group. Il saldo primario strutturale è pari al valore previsto per il 2025 corretto per la variazione delle entrate associate ai ‘redditi proprietari’ della PA (Property Income, PI), ottenute come da metodologia illustrata nell’Ageing Report della Commissione Europea del 2021, e per le spese connesse all’invecchiamento (Age Related Expenditures, ARE), stimate dalla Ragioneria Generale dello Stato18. Gli interessi annuali, infine, sono calcolati tramite il modello SAPE del Dipartimento del Tesoro, assumendo, come

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15 Per quanto riguarda la garanzia su portafogli di obbligazioni istituita dall’art. 15 del D.L. n. 73/2021 è in fase di definizione il decreto del Ministro dello sviluppo economico, di concerto con il Ministero dell’economia e delle finanze, recante le modalità, i termini, i limiti e le condizioni per la concessione della garanzia.
16 Art. 1 e art. 2, comma 1, lettera c del D.L. n. 23/2020 e art. 31 del D.L. n. 34/2020.
17 Art. 31 del D.L. n. 34/2020.
18 Tali spese sono calcolate a partire dal quadro macroeconomico tendenziale sottostante il presente documento. Per i dettagli metodologici, si veda: “Le tendenze di medio-lungo periodo del sistema pensionistico e socio-sanitario - Rapporto n. 22”, redatto dalla Ragioneria Generale dello Stato, disponibile su: http://www.rgs.mef.g0V.it/VERSIONE-Wattivita istituzionali/monitoraggio/spesa pensionistica/.

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punto di partenza, la composizione e la struttura per scadenza dello stock di debito sottostante l’ultimo anno di previsione (2025).
Nello scenario B, il quadro macroeconomico e la struttura dei tassi d’interesse coincidono con lo scenario A, mentre il rapporto deficit/PIL nominale migliora gradualmente negli anni successivi al 2025 in ragione di variazioni del saldo primario, convergendo ad un saldo strutturale in pareggio nel 2033. L’ulteriore correzione fiscale (rispetto allo scenario A) implica un effetto di retroazione sul PIL reale in linea con la metodologia della Commissione Europea applicata nel Debt Sustainability Monitor del 2020.
Si tenga presente che la valutazione in termini di crescita economica di medio periodo per gli scenari A e B deve ritenersi prudenziale, in quanto gli effetti economici del vasto programma di investimenti e riforma avviato con il PNRR non sono pienamente considerati. In primo luogo, la proiezione di medio periodo non sconta gli effetti dei maggiori investimenti previsti per il 2026, poiché il quadro programmatico si ferma al 2025; inoltre, in coerenza con l’approccio seguito dalla Commissione Europea, non viene considerato l’impatto complessivo delle riforme strutturali sull’economia, potenzialmente molto rilevante.
Lo scenario C tiene conto del differenziale di crescita che si otterrebbe qualora si realizzassero pienamente gli effetti delle riforme avviate, stimati tramite il modello DSGE Quest, in uso alla Direzione I del Dipartimento del Tesoro19. Il sentiero di crescita è modificato già a partire dal 2022, ipotizzando anche che la maggiore crescita, in quanto legata a fattori strutturali, si trasferisca pienamente sul PIL potenziale. I livelli di entrate e uscite sono supposti invariati rispetto allo scenario A; per effetto della maggiore crescita, il rapporto tra saldo primario e PIL migliora lievemente nell’orizzonte di programmazione, mentre a partire dal 2026 è proiettato in linea con l’approccio seguito nello scenario A, ovvero il saldo primario strutturale in rapporto al PIL rimane fisso al livello del 2025 (al netto delle spese age related). Come per lo scenario B, i tassi d’interesse sono supposti invariati rispetto allo scenario A.
La Figura IV.3 illustra l’evoluzione del rapporto debito/PIL nei tre scenari simulati. Nello scenario A, che non prevede correzione fiscale oltre il 2025, né piena valutazione dell’impatto delle riforme, il rapporto debito/PIL cala fino al 2026, per poi rialzarsi e arrivare al 150 per cento nel 2033.
Nello scenario B, l’ulteriore aggiustamento fiscale a partire dal 2026 produce un sentiero decrescente fino al 2033, quando il dato raggiunge il 130,4 per cento. Nello scenario C, la piena attuazione delle riforme migliora il quadro macroeconomico, comportando un calo del rapporto debito/PIL rispetto allo scenario A lungo tutto l’arco della simulazione. Tuttavia, il rapporto debito/PIL risale negli anni finali del decennio e nel 2033 raggiunge quota 137,5 per cento.

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19 Il Programma Nazionale di Riforma rivede nel capitolo II e in un’apposita appendice le stime dell’effetto delle misure di spesa e delle riforme economiche contenute nel Piano Nazionale di Ripresa e Resilienza..

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FIGURA IV.3: PROIEZIONE DI MEDIO TERMINE DEL RAPPORTO DEBITO/PIL

Fonte: Elaborazioni MEF.

La tendenza alla risalita del rapporto debito/PIL nello scenario A è legata principalmente a due fattori che inducono, rispettivamente, un peggioramento del saldo primario e della spesa per interessi. Da un lato, la proiezione incorpora un aumento delle spese legate all’invecchiamento della popolazione (ageing costs), dall’altro le attuali proiezioni dei tassi forward, che rispecchiano le aspettative di mercato, comportando un aumento del tasso implicito pagato sui titoli del debito pubblico a partire dal 2026.
Gli scenari B e C sono utili a dimostrare come, nel medio periodo, la piena attuazione delle riforme e un ulteriore sforzo fiscale potranno assicurare una dinamica sostenibile del rapporto debito pubblico/PIL. I due scenari sono simulati separatamente, ma considerando che con elevata probabilità le riforme nei prossimi anni porteranno ad un profilo di crescita superiore a quello sottostante lo scenario A, si può immaginare che possa conseguire un soddisfacente ritmo di riduzione del debito anche in uno scenario in cui gli aggiustamenti di bilancio siano lievemente più graduali rispetto allo scenario B.
Scenari di lungo periodo
Da tempo le proiezioni ufficiali evidenziano una tendenza generalmente comune, anche se con intensità diverse nei paesi dell’Unione Europea, ad un rapido invecchiamento della popolazione. Ciò comporta, in primo luogo, una riduzione significativa della popolazione attiva e un maggiore carico su di essa delle spese di natura sociale. In generale le proiezioni colgono i maggiori costi per la finanza pubblica legati ai sistemi pensionistici e alle tendenze relative alle spese per l’assistenza sanitaria e l’assistenza a lungo termine, che sono solo in parte compensate dai minori esborsi per l’istruzione legati al calo delle nascite.

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Questo tipo di tematiche è oggetto di attenzione da parte della Commissione Europea, che effettua delle stime seguendo la metodologia elaborata nell’ambito del Comitato di Politica Economica - Gruppo di lavoro sull’invecchiamento demografico (Economic Policy Committee - Working Group Ageing o EPC-AWG). Le stime sono pubblicate all’interno dei c.d. Ageing Reports la cui più recente edizione risale a maggio 202120. Secondo le ultime proiezioni, il costo totale dell’invecchiamento della popolazione nell’Unione Europea è previsto aumentare di 1,9 p.p. di PIL nel lungo periodo raggiungendo il 25,9 per cento del PIL nel 2070.
Questa sezione è dedicata ad approfondire l’impatto delle dinamiche demografiche sulla sostenibilità delle finanze pubbliche del Paese nel lungo periodo. In particolare, si provvede a: i) proiettare le dinamiche della spesa age related aggiornate sulla base delle più recenti tendenze demografiche ed evoluzioni normative; ii) stimare la dinamica del debito pubblico nel lungo periodo; iii) effettuare alcune analisi di sensitività; iv) presentare delle stime di impatto di alcune misure di policy sulla sostenibilità di lungo periodo del debito. Le analisi svolte sono conformi alla suddetta metodologia, facendo riferimento per alcune ipotesi e proiezioni demografiche agli scenari elaborati dall’AWG.
L’impatto dell’invecchiamento della popolazione sulla sostenibilità fiscale
Questo paragrafo è dedicato alla descrizione degli andamenti delle principali voci di spesa sensibili all’invecchiamento della popolazione e che influenzano l’andamento del debito pubblico nel lungo periodo.
Le ipotesi alla base dell’esercizio previsivo
Le stime presentate recepiscono la metodologia e le assunzioni concordate in ambito del Comitato europeo di Politica Economica nel gruppo di lavoro sull’invecchiamento della popolazione (Economic Policy Committee -Working Group on Ageing) definite ai fini della predisposizione delle previsioni relative alle componenti di spesa pubblica age-related dell’esercizio previsionale 202121.
Nel breve periodo, le previsioni inglobano i dati di contabilità nazionale aggiornati al 2021 e il quadro macroeconomico tendenziale del presente documento di programmazione. Nel lungo periodo si fa riferimento allo scenario “baseline” EPC-WGA. A partire dall’ultimo anno di previsione del DEF 2022 sono stati, poi, predisposti alcuni aggiustamenti necessari per raccordare i dati del quadro macroeconomico di breve periodo ai valori strutturali di medio-lungo periodo definiti nello scenario EPC-WGA baseline 202122. Si ricorda che le ipotesi demografiche adottate sono quelle relative alla previsione centrale Eurostat, con

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20 European Commission (2021), The 2021 Ageing Report: Economic and Budgetary Projections for the EU Member States (2019-2070), European Economy, Institutional Paper 148 (si veda https: 1/ec.europa.eu /info/ publications/2021-ageing-report-economic-and-budgetary-proj ections-eu-member-states-2019-2070 en
21 Per una descrizione della metodologia europea si veda European Commission, The 2021 Ageing Report: Underlying Assumptions and Projection Methodologies, Institutional Paper 142, November 2020.
22 Nel dettaglio per il quadriennio 2022-2025, sono state adottate ipotesi di crescita, sia a prezzi costanti che a prezzi correnti, del quadro macroeconomico tendenziale di breve periodo definito per il DEF 2022. Per il periodo successivo, sono state recepite le ipotesi strutturali dello scenario EPC-WGA baseline 2021.

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base 201923, mentre le dinamiche strutturali delle variabili del quadro macroeconomico seguono le ipotesi concordate in ambito EPC WGA (chiamato in seguito scenario EPC-WGA baseline 2021)24.

Le previsioni di spesa pubblica age related riportate nella Tavola IV.3 sono aggiornate sulla base del quadro normativo vigente.
Per quanto riguarda la spesa pensionistica, le proiezioni tengono conto delle disposizioni contenute nella Legge di Bilancio per 2022 (L. n. 234/2021). La legge ha stabilito la proroga per il 2021 di “Opzione donna” e l’estensione del pensionamento anticipato per i soggetti che maturano i requisiti di 64 anni di età e 38 anni di contributi nel 2022 (c.d. Quota 102) con il relativo regime delle decorrenze. Per una descrizione estesa della normativa considerata si rimanda al Focus “Le tendenze di medio-lungo periodo del sistema pensionistico italiano”.
Per quanto concerne la spesa sanitaria, la previsione di lungo periodo sconta gli oneri legati al rinnovo del trattamento economico del personale dipendente e convenzionato con il SSN per il triennio 2019-2021, le spese per l’attuazione del Piano Nazionale di Ripresa e Resilienza (PNRR), nonché gli impegni pianificati per rafforzare la performance del SSN, anche in termini di tempestività di risposta rispetto alle emergenze sanitarie.
La spesa per Long-Term Care recepisce, sulla base di un’ipotesi tecnica di natura preliminare, i costi programmaticamente legati al finanziamento di alcuni progetti finanziati tramite il programma Next Generation EU (NGEU). Sono inclusi, in particolare, i costi connessi a favorire il processo di deistituzionalizzazione degli anziani, a rafforzare i servizi sociali domiciliari e garantire ulteriori servizi socioassistenziali in favore della disabilità e contro la marginalità. Queste spese ammontano complessivamente a 915 milioni di euro al 2026. Per quanto concerne il sistema scolastico, la previsione tiene conto degli oneri per il rinnovo dei contratti per il triennio 2019-2021, ai sensi della Legge di Bilancio del 2019, nonché della stima relativa all’indennità di vacanza contrattuale degli anni 2022 e 2023 (primo e secondo anno del triennio 2022-2024). Relativamente agli anni 2020-2021, la previsione riflette anche la maggiore spesa per il personale necessaria per fronteggiare l’emergenza epidemiologica legata alla diffusione del virus Covid-1925.

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23 Lo scenario Eurostat con base 2019 implica per l’Italia: i) un flusso netto di immigrati di circa 213 mila unità medie annue, con un profilo crescente fino al 2025 e decrescente successivamente; ii) un livello della speranza di vita al 2070 pari a 87 anni per gli uomini e a 90,9 anni per le donne; iii) un tasso di fecondità totale al 2070 pari a 1,52. L’Istat, recependo le rilevazioni del Censimento permanente, ha rivisto significativamente al ribasso il numero di residenti in Italia per il 2019 e per il 2020, con un impatto per lo più concentrato nella fascia di età 15-74. Inoltre, sulla base del Bilancio demografico mensile l’Istat ha recentemente aggiornato il dato della popolazione complessiva al 1 Gennaio 2022 (https://www.istat.it/it/files//2022/03/Dinamica-demografica_2021.pdf). Rispetto al livello della popolazione all’1/1/2022 stimato da Eurostat nelle previsioni demografiche con base 2019, i nuovi dati mostrano una riduzione di circa 1.193.000 soggetti. Tenendo conto di queste recenti rilevazioni, la previsione delle spese age-related in rapporto al PIL è stata effettuata a partire dalla ricostruzione per età della popolazione residente al 1 Gennaio 2022.
24 Le dinamiche strutturali delle variabili del quadro macroeconomico come desunte dalle ipotesi concordate in ambito EPC-WGA (scenario EPC-WGA baseline 2021), prevedono un tasso di variazione medio annuo della produttività reale crescente fino al 2038, dove si attesta su un valore attorno all’1,7%, per poi scendere a circa 1,5% alla fine del periodo di previsione. Il tasso di occupazione, nella fascia di età 15-64 è previsto crescere dal 59,5% del 2022 al 64,9% del 2070. L’interazione delle suddette ipotesi con le dinamiche demografiche determina un tasso di crescita del PIL reale che si attesta, nel periodo 2022-2070, attorno all’ 1,2% medio annuo
25 Così come indicato nei D.L. n. 18/2020, D.L. n. 34/2020, D.L. n. 104/2020, D.L. n. 41/2021 e L. n. 234/2021.

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Infine, la previsione della spesa per istruzione include le misure di parte corrente e in conto capitale finanziate tramite il programma NGEU per le classi di ISCED 1-8. Tali spese ammontano complessivamente a circa 22,5 miliardi di euro al 2026.
I risultati dell’esercizio di previsione
Di seguito si riporta una sintetica descrizione degli andamenti previsti delle singole componenti di spesa in rapporto al PIL e presentati nella Tavola IV.3.

TAVOLA IV.3 SPESA PER PENSIONI, SANITÀ, LONG-TERM CARE (LTC) E ISTRUZIONE (2010-2070) (1)
	2010	2015	2020	2025	2030	2035	2040	2045	2050	2055	2060	2065	2070
Spesa Totale	49,7	50,3	57,0	49,5	50,8	52,1	53,0	53,7	53,8	53,6	53,2	52,9	53,0
di cui:
- Spesa age-related	26,6	26,9	29,6	26,7	27,6	28,5	28,8	28,7	28,0	27,0	26,2	25,6	25,5
Spesa pensionistica (2) (3)	14,7	15,6	17,0	16,1	16,7	17,4	17,3	16,8	15,8	14,6	13,7	13,3	13,3
Spesa sanitaria (2) (4)	6,9	6,6	7,4	6,2	6,4	6,7	6,9	7,1	7,3	7,4	7,4	7,4	7,3
di cui LTC - sanitaria	0,7	0,7	0,8	0,7	0,7	0,7	0,8	0,9	0,9	1,0	1,0	1,0	1,0
LTC socio/assistenziale (2) (4)	1,1	1,1	1,2	1,0	1,0	1,1	1,2	1,2	1,4	1,5	1,5	1,5	1,5
Spesa per istruzione (5)	3,9	3,6	4,0	3,5	3,4	3,4	3,4	3,5	3,6	3,6	3,5	3,5	3,4
- Spesa per interessi	4,3	4,1	3,5	3,0	3,4	3,9	4,5	5,3	6,1	6,8	7,3	7,5	7,8
Entrate Totali	45,5	47,8	47,4	46,6	46,6	46,6	46,6	46,6	46,6	46,6	46,6	46,6	46,6
di cui: Redditi proprietari	0,6	0,7	1,1	0,8	0,7	0,7	0,7	0,7	0,7	0,7	0,7	0,7	0,7
IPOTESI (%)
Tasso di crescita della produttività del lavoro	2,6	0,1	1,4	0,2	0,6	1,3	1,7	1,7	1,7	1,7	1,6	1,6	1,5
Tasso di crescita del PIL reale	1,7	0,8	—9,0	1,5	0,4	0,7	1,0	1,3	1,5	1,5	1,5	1,4	1,3
Tasso di partecipazione maschile (20-64)	72,4	73,7	72,9	76,1	76,0	76,5	76,9	76,9	76,4	75,8	75,8	76,1	76,4
Tasso di partecipazione femminile (20-64)	50,8	54,1	54,1	59,7	60,9	61,9	62,6	62,7	62,4	62,3	62,3	62,4	62,6
Tasso di partecipazione totale (20-64)	61,6	63,8	63,5	68,0	68,6	69,3	69,9	70,0	69,6	69,3	69,3	69,5	69,8
Tasso di disoccupazione	8,5	12,0	9,3	7,9	8,1	7,9	7,7	7,2	6,7	6,6	6,6	6,5	6,5
Popolazione con 65+/totale popolazione	20,4	21,9	23,2	24,8	27,2	29,8	32,2	33,5	33,7	33,6	33,2	33,0	33,1
Indice di dipendenza degli anziani 65 e oltre / [20-64]	31,1	34,0	36,4	39,3	44,2	50,6	57,0	60,9	61,8	61,1	60,0	59,3	59,8
(1) Per il quadriennio 2022-2025, sono state adottate ipotesi di crescita in linea con le indicazioni del quadro macroeconomico tendenziale sottostante al DEF 2022. Per il periodo successivo si adotta lo scenario che EPC-WGA ha predisposto per le previsioni di spesa age-related del round 2021.
(2) Fino al 2021, la spesa per prestazioni sociali è riferita ai dati di Contabilità Nazionale. Per il periodo 2022-2025, i valori di previsione sono in linea con quelli sottostanti alla previsione del quadro di finanza pubblica.
(3) La legge di Bilancio n. 234/2021 ha soppresso il “Fondo per la revisione del sistema pensionistico anticipato e per incentivare l’assunzione di lavoratori giovani” istituito dalla legge n. 145/2018 al comma 256. Le risorse originariamente allocate su tale fondo sono servite a finanziare, fino al 2023, le disposizioni in ambito previdenziale del D.L. n. 4/2019 mediante il sostanziale azzeramento della relativa autorizzazione di spesa. Per gli anni seguenti l’eliminazione del fondo predetto cancella le autorizzazioni di spesa che ammontavano a: 1,8 mld nel 2024; 2,8 mld nel 2025; 3,8 mld dal 2026 al 2031 e 3,9 mld dal 2032 in poi.
(4) A partire dal 2015, il dato della spesa sanitaria tiene conto della revisione delle serie storiche dei conti nazionali, basate sul SEC 2010. Tale revisione è awenuta in coordinamento con Eurostat e con gran parte dei paesi UE. Relativamente al periodo 2022-2025, la previsione sconta: gli oneri legati al rinnovo del trattamento economico del personale dipendente e convenzionato con il SSN per il triennio 2019-2021, le spese per l’attuazione del Piano Nazionale di Ripresa e Resilienza (PNRR) che ammontano a quasi 3.500 milioni (‘Missione 6: Salute’), gli impegni pianificati per rafforzare la performance del SSN, anche in termini di tempestività di risposta rispetto alle emergenze sanitarie. A partire dal 2026, la previsione è effettuata con la metodologia del reference scenario.
(5) L’aggregato comprende i livelli di istruzione ISCED 1-8 secondo la classificazione OECD (ISCED 2011 leve!). Non comprende la spesa per istruzione degli adulti (formazione permanente) e la scuola dell’infanzia (pre-primaty). L’aggregato di spesa è costruito sui dati di fonte UNESCO/OECD/EUROSTAT (UOE). La previsione recepisce i dati UOE aggiornati all’anno finanziario 2018. Relativamente al periodo 2022-2025, la previsione riflette la maggiore spesa per il personale, necessaria per fronteggiare l’emergenza epidemiologica legata alla diffusione del virus COVID 19 (D.L. n. 18/2020, D.L. n. 34/2020, D.L. n. 104/2020, D.L. n. 137/2020, L. n. 178/2020, D.L n. 30/2021, D.L. n. 41./2021, D.L. n. 105/2021 e L. 234/2021). La previsione della spesa per istruzione in rapporto al PIL include le misure di parte corrente e in conto capitale finanziate tramite il programma NextGenerationEU per le classi di ISCED 1-8. Tali spese ammontano complessivamente a circa 22,5 miliardi di euro al 2026.

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Spesa pensionistica. A partire dal 2013, in presenza di un andamento di crescita economica più favorevole e del graduale innalzamento dei requisiti minimi di accesso al pensionamento, il rapporto fra spesa pensionistica e PIL decresce per circa un quinquennio fino a raggiungere il 15,2 per cento del PIL nel 2018. Negli anni 2019-2022, il rapporto tra spesa pensionistica e PIL raggiunge un picco in corrispondenza del 2020. Ciò è causato dalla forte contrazione del PIL nella fase più acuta dell’emergenza sanitaria causata dalla pandemia e dall’applicazione delle misure nel D.L. n. 4/2019 convertito con L. n. 26/2019 (c.d. Quota 100). Tra il 2023 e il 2025, le previsioni scontano gli effetti della significativa maggiore indicizzazione delle prestazioni. La spesa pensionistica torna dunque a salire e si attesta su valori pari a circa il 16,1 per cento del PIL. Nel decennio seguente, la crescita del rapporto tra spesa per pensioni e PIL accelera raggiungendo un picco del 17,4 per cento nel 2036. Rimane su valori simili fino al 2040 per poi scendere raggiungendo il 15,8 nel 2050. Nella fase finale del periodo di previsione del documento, il rapporto spesa per pensioni su PIL si riduce rapidamente attestandosi al 13,7 per cento nel 2060 e al 13,3 per cento, nel 2070. Per un’illustrazione dettagliata degli andamenti si rimanda al Focus “Le tendenze di medio-lungo periodo del sistema pensionistico italiano”.
Sanità26. Dopo una fase iniziale di riduzione per effetto delle misure di contenimento della dinamica della spesa, la previsione del rapporto fra spesa sanitaria e PIL presenta un profilo crescente a partire dal 2025 e si attesta attorno all’7,4 per cento nel 2060 e al 7,3 per cento nel 2070.
Componenti socio-assistenziali della spesa pubblica per Long Term Care27 (LTC). Dopo una fase iniziale di sostanziale stabilità, la componente socio-assistenziale della spesa per LTC presenta un profilo crescente in termini di PIL, che si protrae per l’intero periodo di previsione, attestandosi all’1,5 per cento nel 2070.
Scuola28. Partendo da un livello pari al 3,4 per cento del PIL nel 2026, l’indice di spesa presenta un andamento stabile nei primi anni e lievemente decrescente fra

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26 Secondo l’approccio consolidato, la previsione è stata effettuata sulla base della metodologia del reference scenario la quale recepisce, oltre agli effetti derivanti dall’invecchiamento demografico, anche gli effetti indotti da ulteriori fattori esplicativi in grado di incidere significativamente sulla dinamica della spesa sanitaria. Riguardo a questi ultimi, il reference scenario prevede, per la componente acute della spesa sanitaria: i) l’applicazione “parziale” della metodologia del dynamic equilibrium, secondo cui gli incrementi di speranza di vita si traducono in anni vissuti in buona salute in misura pari al 50 per cento (anziché 100 per cento come nel caso dell’applicazione “integrale”); ii) la dinamica del costo unitario (unit cost) “agganciata” al PIL pro capite; iii) l’elasticità del costo unitario rispetto al PIL pro capite superiore all’unità (si riduce linearmente nel periodo di previsione passando dall’1,1 iniziale ad 1 nel 2070); per la componente LTC della spesa sanitaria: i) l’applicazione “parziale” della metodologia del dynamic equilibrium, come per la componente acute della spesa sanitaria; ii) la dinamica del costo unitario “agganciata” alla produttività; iii) l’elasticità del costo unitario alla produttività superiore all’unità (si riduce linearmente nel periodo di previsione passando dall’1,1 iniziale ad 1 nel 2070). La metodologia del reference scenario è applicata a partire da 2026. Per il periodo precedente, i valori sono coerenti con la previsione della spesa sanitaria sottostante il quadro di finanza pubblica a legislazione vigente del DEF 2022.
27 La componente socio-assistenziale della spesa pubblica per LTC è composta per circa 4/5 dalle indennità di accompagnamento e per circa 1/5 dalle prestazioni socio-assistenziali erogate a livello locale. Riguardo a quest’ultima componente, la previsione del rapporto spesa/PIL è stata effettuata in accordo con le ipotesi sottostanti il reference scenario, così come definito nel punto precedente per la componente sanitaria della spesa per LTC. Relativamente alle indennità di accompagnamento (cash benefits), in considerazione della specificità della prestazione, costituita da importi monetari erogati a favore del beneficiario e non dall’acquisto di beni e servizi, l’importo delle prestazioni è stato strutturalmente “agganciato” alla dinamica del PIL pro capite. In linea con le indicazioni metodologiche concordate in ambito EPC-WGA per la predisposizione del round di previsioni 2021, l’elasticità del costo unitario rispetto al PIL pro capite passa da 1,1 ad 1 nell’intero periodo di previsione.
28 La previsione della spesa per istruzione in rapporto al PIL è coerente con l’aggregato di spesa definito in ambito EPC-WGA. Nel periodo 2021-2026 recepisce i maggiori oneri connessi con il finanziamento dei progetti legati

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il 2030 e il 2040. Tale riduzione è dovuta al calo degli studenti indotto dalle dinamiche demografiche previste. Tuttavia, tra il 2040 e il 2055, la dinamica di spesa evidenzia un leggero aumento di circa 0,2 punti percentuali di PIL, che si riassorbe successivamente. Al 2070 la spesa in rapporto al PIL converge verso un valore pari al 3,4 per cento.
Nel complesso, lo scenario di lungo termine riassunto nella Tavola IV.3 si caratterizza per livelli di indebitamento netto della PA in rapporto al PIL elevati e crescenti nel tempo, mentre le entrate sono ipotizzate costanti in rapporto al PIL. Ciò darebbe luogo ad un forte aumento del debito e della spesa per interessi della PA. L’esercizio evidenzia pertanto l’esigenza di promuovere una crescita della produttività, dell’occupazione e della popolazione superiore a quanto ipotizzato nella proiezione e/o di innalzare il rapporto fra entrate e PIL - tutti aspetti che sono analizzati nel paragrafo successivo.

FOCUS	Le tendenze di medio-lungo periodo del sistema pensionistico italiano

La valutazione sulla sostenibilità di lungo periodo delle finanze pubbliche italiane richiede la formazione di previsioni sugli andamenti della spesa connessa all’invecchiamento della popolazione e, in particolare, della spesa per pensioni in rapporto al PIL. Nell’ambito dell’attuale Programma di Stabilità, in linea con il Codice di Condotta Europeo[29], le previsioni per il medio e lungo periodo della spesa per pensioni in rapporto al PIL sono elaborate assumendo, a partire dall’ultimo anno di previsione di questo Documento, la convergenza nel medio/lungo termine verso i principali parametri sottostanti allo scenario macroeconomico e demografico di riferimento del Rapporto sull’Invecchiamento 2021 (Ageing Report 2021). Come noto, tali ipotesi, aggiornate su base triennale per supportare in modo coordinato i processi del semestre europeo, vengono concordate dalla Commissione Europea e dal Working Group on Ageing (WGA) del Comitato di Politica Economica (EPC - Economic Policy Committee) del Consiglio Europeo[30].

L’incertezza dovuta alla crisi epidemiologica da Covid-19 continua a perdurare, nonostante i progressi relativi alla copertura vaccinale conseguiti finora, e viene ulteriormente alimentata dalle forti tensioni geo-politiche derivanti dal conflitto in Ucraina. In questo contesto, le previsioni di medio e lungo periodo sono state messe a punto, in linea con un’impostazione consolidata recepita anche dall’Ageing Report 2021, presupponendo che tali eventi abbiano un impatto di breve periodo e temporaneo e non modifichino i parametri strutturali di lungo termine sottostanti agli scenari macroeconomici e demografici di riferimento[31].

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al NextGenerationEU pari, complessivamente, a 22,5 miliardi al 2026. Tali spese vengono progressivamente riassorbite nei successivi 10 anni.
29 Si veda il Codice di Condotta per la redazione dei Programmi di Stabilità disponibile su: https://ec.europa.eu/economy finance/economic governance/sgp/pdf/coc/code of conduct en.pdf.
30 Gli scenari macroeconomici e demografici di medio-lungo periodo definiti ai fini della predisposizione delle previsioni delle spese pubbliche age-related EPC-WGA del 2021 sono stati pubblicati in European Commission (2020), The 2021 Ageing Report: Underlying Assumptions and Projection Methodologies, European Economy, Institutional Paper n. 142 (si veda: https://ec.europa.eu/info/publications/2021-ageing-report-underlying-assumptions-and-projection-methodologies_en), mentre le previsioni di spesa sono pubblicate a giugno 2021 in European Commission (2021), The 2021 Ageing Report: Economic and Budgetary Projections for the EU Member States (2019-2070), European Economy, Institutional Paper 148 (si veda https://ec.europa.eu/info/publications/2021-ageing-report-economic-and-budgetary-projections-eu-member-states-2019-2070_en).
31 In linea con esercizi simili previsti in ambito europeo per l’Ageing Report del 2021, valutazioni ulteriori sulle tendenze di medio e lungo periodo del sistema pensionistico e socio-sanitario italiano sono state condotte costruendo scenari macroeconomici avversi, alternativi rispetto a quello di riferimento che tengono conto del

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In base a tali premesse, le tendenze di medio-lungo periodo del sistema pensionistico italiano sono state elaborate recependo le previsioni della popolazione Eurostat con base 2O19[32]. Tuttavia, la previsione della spesa pensionistica in rapporto al PIL è stata effettuata a partire da una ricostruzione preliminare della popolazione residente per classi di età al primo Gennaio 2022, mentre i parametri demografici sottostanti allo scenario Eurostat 2019 non sono stati modificati[33]. Per contro, le previsioni di medio e lungo periodo della spesa per pensioni risultanti dall’applicazione dello scenario nazionale, descritte in un apposito focus della Sezione II del DEF, si basano sul quadro demografico con base 2020, recentemente rilasciato da ll’Istat[34].

Per quanto concerne le ipotesi macroeconomiche, le simulazioni recepiscono, per il periodo 2021-2025, i nuovi dati di contabilità nazionale e il quadro macroeconomico tendenziale di questo Documento, mentre, come già evidenziato sopra, a partire dal 2025, viene imposta la convergenza ai parametri di lungo periodo dell’Ageing Report 2021. Sulla base di tali ipotesi, nel corso del periodo 2O22-2O7O il tasso di crescita del PIL reale si attesta attorno all’1,2 per cento medio annuo[35].

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perdurare degli effetti dell’epidemia da Covid-19. Tali scenari ipotizzano che la durata e l’intensità dell’epidemia producano effetti macroeconomici che si propagano, rispettivamente, nel medio e nel lungo periodo, senza assegnare, tuttavia, a nessuno di essi una maggiore o minore probabilità di realizzazione. Per maggiori dettagli si può fare riferimento alle simulazioni del Rapporto RGS n. 22 del 2021 su Le tendenze di medio lungo periodo del sistema pensionistico e socio-sanitario - Nota di Aggiornamento (http://www.rgs.mef.gov.it/VERSIONE-I /attivita_istituzionali I monitoraggio /spesa_pensionistica / ).
32 In ogni caso si tiene anche conto dei recenti dati Istat secondo i quali il numero di residenti in Italia manifesta un processo di significativa riduzione attestandosi al 1 gennaio 2022 su un livello di 58,9 milioni di soggetti, con un decremento, rispetto alla previsione Eurostat per il 2022 di circa 1,2 milioni di unità. Si veda al riguardo il Report Istat sulla dinamica demografica 2021 che aggiorna i livelli della popolazione residente in Italia al 1 gennaio 2022 (https:1 /www.istat.it/it/files/ /2022 /03/ Dinamica-demografica 2021.pdf). A questo proposito, occorre rilevare come l’Istat, recependo le rilevazioni del Censimento permanente, abbia rivisto significativamente al ribasso il numero di residenti in Italia anche per il 2019 e per il 2020, con un impatto per lo più concentrato nella fascia di età 15-74. In questo contesto, gli effetti negativi prodotti dall’epidemia Covid-19 hanno in parte contribuito ad amplificare la tendenza ormai consolidata al declino di popolazione che è comunque in atto dal 2015.
33 Le ipotesi demografiche Eurostat, con base 2019 prevedono per l’Italia: i) un flusso netto di immigrati di circa 213 mila unità medie annue, con un profilo fortemente crescente fino al 2025 e linearmente decrescente successivamente; ii) un livello della speranza di vita al 2070 pari a 87 anni per gli uomini e a 90,9 anni per le donne; iii) un tasso di fecondità totale al 2070 pari a 1,52. L’aggiornamento delle previsioni demografiche Eurostat è previsto per marzo 2023.
34 L’Istat ha pubblicato a novembre 2021 le previsioni demografiche con base 2020 che rivedono significativamente al ribasso la popolazione italiana attesa per i prossimi 50 anni con una riduzione rispetto allo scenario Eurostat 2019 di circa 5,4 milioni di soggetti al 2070 (si veda ISTAT ‘Previsioni della popolazione residente e delle famiglie’ https://www.istat.it/it/files//2021/11/REPORT-PREVISIONI-DEMOGRAFICHE.pdf). Circa gli effetti macroeconomici e sulla spesa connessa all’invecchiamento delle prospettive demografiche aggiornate si fa rinvio alla citata Nota di Aggiornamento del Rapporto RGS del 2021 n. 22 del dicembre 2021. Nel Rapporto RGS si mostra estensivamente che, a parità delle altre ipotesi macroeconomiche della NADEF 2021, l’introduzione delle nuove ipotesi demografiche Istat con base 2020 produrrebbe una riduzione del livello di PIL reale del 7,8 per cento al 2070 principalmente a causa del minor numero di occupati. Complessivamente, il totale delle spese connesse all’invecchiamento in rapporto al PIL si incrementerebbe nel periodo 2022-2070, in media, di 0,4 punti di PIL rispetto alle previsioni della NADEF 2021. La maggiore spesa complessiva genererebbe cumulativamente nel periodo 2022-2070 maggior debito pubblico per circa 23 punti di PIL.
35 Ai fini delle previsioni di medio-lungo periodo, è stato ipotizzato che le differenze occupazionali evidenziate nel 2025, nel confronto fra lo scenario dell’Ageing Report 2021 e lo scenario macroeconomico tendenziale del DEF 2022, vengano progressivamente azzerate. In particolare, gli occupati sono stati riallineati ai livelli del cohort simulation model (CSM) nell’arco di un quindicennio. Conseguentemente, nel medio-lungo periodo, il tasso di occupazione aumenta di 2,5 punti percentuali, nella fascia di età 15-64 anni, rispetto al valore del 2025. Per quanto riguarda la dinamica della produttività, le ipotesi di crescita dello scenario EPC-WGA baseline sono state sostanzialmente confermate a partire dal 2038. Complessivamente, nel periodo 2022-2070, la produttività per occupato, risultante sulla base delle ipotesi di scenario, è prevista crescere, in media, dell’1,4 per cento con un profilo che nei primi 15 anni risulta essere in aumento e che successivamente si stabilizza intorno all’1,7 per cento a partire dal 2038 per poi convergere all’1,5 per cento nel 2070. Come già evidenziato, tali ipotesi si basano sul presupposto che gli effetti derivanti dall’emergenza sanitaria abbiano un impatto di breve periodo e temporaneo.

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Le previsioni della spesa per pensioni in rapporto al PIL sono elaborate a legislazione vigente e, pertanto, scontano le misure adottate con la Legge di Bilancio 2O22[36]. In linea con quanto previsto dal DL 4 del 2O19[37], il canale di pensionamento anticipato denominato Quota 100 (previsto in via sperimentale a favore dei lavoratori che nel triennio 2019-2021 avessero maturato congiuntamente un’età anagrafica di almeno 62 anni e un’anzianità contributiva di almeno 38 anni38) non è stato rinnovato. Tuttavia, le previsioni risentono ancora degli effetti di questa misura poiché per i lavoratori che hanno maturato i requisiti per l’adesione a Quota 100 rispettivamente nell’ultimo trimestre 2021, per il settore privato, e nell’ultimo semestre 2021, per il settore pubblico, l’accesso al pensionamento è consentito solo a partire dal 1° gennaio 2022. Inoltre, i soggetti eleggibili che hanno maturato i requisiti nel triennio 2019-2021, ma che hanno scelto di non aderire immediatamente a Quota 100, conservano anche negli anni successivi il diritto al pensionamento con il più favorevole regime.

A questi effetti si sommano quelli derivanti dalla possibilità di accedere al pensionamento anticipato per i soggetti che maturano i requisiti di 64 anni di età e 38 anni di contributi nel 2022 (Quota 102), prevista dalla Legge di Bilancio 2022. Tali effetti sono, peraltro, più contenuti rispetto a quelli di Quota 100, in ragione dei più elevati requisiti e della limitata durata temporale di questa misura e del fatto che, negli anni passati, le coorti interessate abbiano già goduto dell’accesso anticipato al pensionamento proprio grazie a Quota 100.

Al di là degli effetti finanziari, quantunque significativi, dovuti a interventi di natura temporanea, nell’ambito del sistema pensionistico italiano rimane confermata l’estensione, a partire dal 2012, del regime contributivo a tutti i lavoratori, compresi quindi quelli che, sulla base della precedente legislazione avrebbero percepito una pensione calcolata secondo il regime retributivo[39].

i) il pensionamento di vecchiaia, cui si accede con almeno 20 anni di contributi sociali versati e un requisito di età predefinito dalla legge che, per il biennio 2021-2022 e per il biennio 2023-2024 è pari a 67 anni[40];

ii) il pensionamento anticipato, consentito indipendentemente dall’età e dalla data di prima assunzione, con un periodo di contribuzione lavorativa elevato, pari a 42 anni e 10 mesi per

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36 In materia pensionistica le disposizioni contenute nella Legge n. 234/2021 prevedono la proroga di “Opzione donna” vale a dire della misura che consente l’accesso al pensionamento anticipato, con ricalcolo contributivo del trattamento pensionistico per le donne che nel 2021 maturano 35 anni di contributi e 58 anni di età, se lavoratrici dipendenti, e 59 anni di età, se lavoratrici autonome. Per entrambe le categorie, dal momento della maturazione dei requisiti, è previsto un regime di decorrenze (finestra mobile) che è pari a 12 mesi per le lavoratrici dipendenti e a 18 mesi per le lavoratrici autonome. La Legge n. 234/2021 ha inoltre previsto l’estensione del pensionamento anticipato per i soggetti che maturano i requisiti di 64 anni di età e 38 anni di contributi nel 2022 (Quota 102) con il relativo regime delle decorrenze pari a 3 mesi per i lavoratori del settore privato e a 6 mesi per i dipendenti pubblici. Infine, la legge di Bilancio n. 234/2021 ha soppresso il “Fondo per la revisione del sistema pensionistico anticipato e per incentivare l’assunzione di lavoratori giovani” istituito dalla legge n. 145/2018 al comma 256. Le risorse originariamente allocate su tale fondo sono servite a finanziare, fino al 2023, le disposizioni in ambito previdenziale del D.L. n. 4/2019 mediante il sostanziale azzeramento della relativa autorizzazione di spesa. Per gli anni seguenti, l’eliminazione del fondo predetto cancella le autorizzazioni di spesa che ammontavano a: 1,8 miliardi di euro nel 2024, 2,8 miliardi nel 2025, 3,8 miliardi dal 2026 al 2031 e 3,9 miliardi di euro dal 2032 in poi.
37 Decreto Legge n. 4/2019 convertito con Legge n. 26/2019.
38 La norma stabilisce che, dal momento della maturazione dei requisiti validi per il pensionamento con Quota 100, è previsto un regime di decorrenza (finestra mobile) che è pari a 3 mesi per i lavoratori del settore privato e a 6 mesi per i lavoratori del settore pubblico.
39 Ossia coloro che avevano più di 18 anni di contributi lavorativi al 31/12/1995.
40 In aggiunta, per i lavoratori assunti dopo il 1 gennaio 1996, per i quali la pensione è interamente calcolata con il sistema contributivo, l’accesso al pensionamento di vecchiaia è soggetto anche al conseguimento di un importo minimo di pensione pari a 1,5 volte l’assegno sociale del 2012 rivalutato in base all’andamento del PIL.

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gli uomini e a 41 anni e 10 mesi per le donne[41]. Limitatamente ai lavoratori assunti dopo il 1 gennaio 1996, e a condizione di aver maturato un importo del trattamento pensionistico sufficientemente elevato[42], è data la possibilità di accedere al pensionamento anticipato fino a tre anni prima del requisito di età per il pensionamento di vecchiaia, avendo maturato come minimo almeno 20 anni di contributi.

A partire dal 2013, tutti i requisiti di età (inclusi quelli per l’accesso all’assegno sociale) e quello contributivo per l’accesso al pensionamento anticipato sono indicizzati, con cadenza triennale, alle variazioni della speranza di vita misurata dall’Istat. Dal 2019, tali adeguamenti avvengono ogni due anni, in base ad una procedura interamente di natura amministrativa che garantisce la certezza delle date prefissate per le future revisioni. Con medesima periodicità ed analogo procedimento è previsto, inoltre, l’adeguamento dei coefficienti di trasformazione in funzione delle probabilità di soprawivenza[43].

L’andamento registrato negli anni 2OO7-2O21 e la previsione della spesa pensionistica in rapporto al PIL basata sulle ipotesi dello scenario EPC-WGA è riportata nella figura sottostante.

Dopo la crescita del triennio 2008-2010, imputabile esclusivamente alla fase acuta della recessione, il rapporto fra spesa pensionistica e PIL continua a salire a causa dell’ulteriore fase di contrazione economica degli anni successivi. A partire dal 2015, in presenza di un andamento del ciclo economico più favorevole e della graduale prosecuzione del processo di innalzamento dei requisiti minimi di accesso al pensionamento, il rapporto fra spesa pensionistica e PIL si riduce attestandosi al 15,2 per cento nel 2018.

A partire dal 2018, il rapporto tra spesa pensionistica e PIL si muove lungo un trend di crescita, che si protrae per circa un ventennio.

Negli anni dal 2019 al 2022, il rapporto tra spesa pensionistica e PIL registra un significativo aumento, fino a raggiungere il 17 per cento nel 2020, cui segue un rimbalzo nei due anni seguenti, alla fine dei quali tale rapporto è previsto tornare ad attestarsi su un livello pari al 15,7 per cento. Il dato risulta comunque superiore di oltre mezzo punto percentuale rispetto al 2018. L’aumento dell’incidenza della spesa in rapporto al prodotto rispetto al 2018 è spiegato sia dalla contrazione del PIL conseguente all’emergenza sanitaria sia dal maggior ricorso al pensionamento anticipato. Le misure introdotte dal D.L. n. 4/2019, favorendo una più rapida uscita dal mercato del lavoro, hanno infatti comportato un aumento del numero di pensioni in rapporto al numero di occupati.

Le previsioni per gli anni 2023-2025 scontano effetti derivanti dall’indicizzazione delle prestazioni significativamente più elevati rispetto a quelli considerati nella NADEF 2021, imputabili al notevole incremento del tasso di inflazione registrato già a partire dalla fine del 2021. Nel 2025, la spesa in rapporto al PIL è prevista attestarsi su valori pari a circa il 16,1 per cento, tenuto conto che il profilo del deflatore del PIL risulta inferiore a quello del tasso di inflazione.

Nel decennio seguente, la crescita del rapporto tra spesa per pensioni e PIL accelera fino a raggiungere il picco del 17,4 per cento del 2036. Il rapporto tra spesa pensionistica e PIL

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41 Il requisito dell’anzianità contributiva necessario a perfezionare il pensionamento anticipato indipendentemente dall’età e dalla data di assunzione tornerà ad essere adeguato agli incrementi della speranza di vita a partire dal 2027, in quanto il DL 4 del 2019 ha previsto, per questo canale, la disapplicazione di tali adeguamenti per il periodo 2019-2026.
42 Per tali lavoratori, per i quali la pensione è interamente calcolata con il sistema contributivo, l’accesso al pensionamento anticipato è soggetto anche al conseguimento di un importo minimo di pensione pari a 2,8 volte l’assegno sociale del 2012 rivalutato in base all’andamento del PIL.
43 A questo riguardo, occorre ricordare che, con Decreto Ministeriale del 27 Ottobre 2021 pubblicato in GU il 10 novembre 2021, è stato adottato l’adeguamento dei requisiti di accesso al pensionamento con decorrenza 2023, avente, al pari di quello del 2021, incremento nullo. Inoltre, con decreto direttoriale del 1 giugno 2020, pubblicato in GU n.147 dell’Il giugno 2020, è stato deliberato, con decorrenza 2021, anche l’adeguamento dei coefficienti di trasformazione.

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mostra quindi una sostanziale stabilità nel successivo quinquennio. Nel periodo in analisi, l’andamento del rapporto tra spesa pensionistica e PIL è ascrivibile principalmente all’aumento del numero di pensioni rispetto al numero degli occupati dovuto all’ingresso in quiescenza delle generazioni del baby boom che viene solo in parte compensato dall’innalzamento dei requisiti minimi di accesso al pensionamento e dall’effetto di contenimento degli importi pensionistici esercitato dalla graduale applicazione del sistema di calcolo contributivo sull’intera vita lavorativa.

FIGURA R1: SPESA PUBBLICA PER PENSIONI IN PERCENTUALE DEL PIL

Note: Lo scenario EPC-WGA Baseline recepisce, nel breve periodo, le previsioni del quadro tendenziale del Programma di Stabilità 2022.
Fonte: Modello di Previsione di Lungo Periodo della Ragioneria Generale dello Stato.

Dopo il 2040, il rapporto tra spesa pensionistica e PIL è previsto decrescere progressivamente, portandosi dapprima al 13,7 per cento nel 2060 e fino a convergere al 13,3 per cento nel 2070. La rapida riduzione del rapporto fra spesa pensionistica e PIL nella fase finale del periodo di previsione è determinata dall’applicazione generalizzata del calcolo contributivo che si accompagna alla stabilizzazione, e successiva inversione di tendenza, del rapporto fra numero di pensioni e numero di occupati. Tale andamento si spiega sia con la progressiva uscita delle generazioni del baby boom sia con l’adeguamento automatico dei requisiti minimi di pensionamento in funzione della speranza di vita.

La figura sottostante presenta la previsione della spesa pensionistica in rapporto al PIL a legislazione vigente ponendola a confronto con quella che si sarebbe avuta sulla base dei regimi antecedenti ai principali interventi di riforma. Rispetto alla legislazione immediatamente precedente, gli interventi successivi e, in particolare, le misure contenute nella Legge di Bilancio 2022 (Legge n. 234/2021) insieme a quelle contenute nel DL 4 del 2019 incluse nello scenario a normativa vigente producono, nel periodo 2019-2035, un incremento di incidenza della spesa pensionistica in rapporto al PIL pari, in media, a circa 0,2 punti annui, con profilo progressivamente decrescente a partire dai primi anni di previsione, ove è più concentrata la maggiore incidenza della spesa in rapporto al PIL. Cumulativamente, la minore incidenza della spesa in rapporto al PIL derivante dal complessivo processo di riforma awiato nel 2004 ammonta a circa 60 punti percentuali di PIL al 2060.

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FIGURA R2: SPESA PUBBLICA PER PENSIONI IN RAPPORTO AL PIL SOTTO DIFFERENTI IPOTESI NORMATIVE

21
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18
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12
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2006
2009
2012
2015
2018
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2024
2027
2030
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Normativa antecedente alla L 243/2004
Normativa antecedente al DL 78/2010
Normativa antecedente al DL98/2011
Normativa antecedente al DL 201/2011
Normativa antecedente alla L 232/2016
Normativa antecedente al DL 4/2019
Normativa vigente

Note: Lo scenario EPC-WGA Baseline recepisce, nel breve periodo, le previsioni del quadro tendenziale del Programma di Stabilità 2022.
Fonte: Modello di Previsione di Lungo Periodo della Ragioneria Generale dello Stato.

La dinamica del debito nel lungo periodo e gli indicatori di sostenibilità fiscale
Gli scenari relativi alla dinamica del debito nel lungo periodo presentati in questa sezione incorporano le proiezioni di spesa legate all’invecchiamento della popolazione modulate in base all’andamento demografico e presentate nel precedente paragrafo. Nel modello di proiezione la crescita economica è allineata al PIL potenziale; per quanto riguarda lo scenario di riferimento A, il saldo primario in rapporto al PIL è mantenuto pari al valore previsto per il 2026 dello scenario programmatico con l’eccezione della componente corrispondente alle spese legate all’invecchiamento della popolazione e, per le entrate, alla variazione dei redditi proprietari. Le spese per interessi sul debito vengono calcolate sulla base della metodologia utilizzata dalla Commissione Europea nella sua analisi di DSA44, che tiene conto degli interessi di mercato nel breve e medio periodo sulle emissioni del debito a lungo e a breve, per poi convergere a valori di lungo periodo. Le proiezioni del rapporto debito/PIL coincidono fino al 2033 con quelle prodotte dallo scenario A nella sezione di sostenibilità di medio periodo. In questa sezione lo scenario di riferimento principale, sempre denominato scenario A, si estende fino al 2070.
Come mostrato in Figura IV.4, le proiezioni di lungo periodo disegnano una dinamica da principio decrescente, e poi nuovamente crescente nel periodo finale di simulazione.
E’ necessario rimarcare che la dinamica del debito pubblico nel lungo periodo è molto sensibile al valore del saldo primario in rapporto al PIL di partenza utilizzato

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44 Si rimanda all’Annex A6.2. Projecting the implicit interest rate on government debt, della pubblicazione European Commission, Debt Sustainability Monitor 2020, Institutional Paper 143, February 2021.

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nella simulazione. Un valore migliore può dare luogo a delle dinamiche molto diverse, come mostrato a fini illustrativi dal secondo scenario qui considerato.

FIGURA IV.4: RAPPORTO DEBITO/PIL NELLO SCENARIO DI RIFERIMENTO

Fonte: Elaborazioni MEF.

Il paragrafo dedicato all’analisi di sostenibilità di medio periodo mostrava un profilo del rapporto debito/PIL ottenuto in un contesto in cui il saldo di bilancio convergeva gradualmente verso il pareggio in termini strutturali (simulazione B). Nel prolungare la simulazione oltre l’orizzonte di medio periodo (dal 2034), si ipotizza che, poiché nel lungo periodo il rapporto debito/PIL diminuisce in maniera significativa, il nuovo obiettivo di medio termine (OMT) sia ricalcolato, convergendo a -1 per cento del PIL, e il saldo primario si muova di conseguenza. Come atteso, l’andamento del rapporto debito/PIL risulta marcatamente diverso e tendente a ridursi rapidamente45. Naturalmente, l’altra dimensione rilevante nelle proiezioni di lungo periodo riguarda il comportamento relativo (o scostamento) tra il tasso di crescita nominale del PIL e il tasso d’interesse implicito pagato sul debito pubblico; quest’aspetto è affrontato tramite una simulazione alternativa all’interno dell’analisi di sensitività46.

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45 In realtà raggiungere il saldo di bilancio in pareggio nel medio periodo comporterebbe, non effettuando ulteriori interventi sul saldo primario, raggiungere un livello di debito negativo a fine periodo di simulazione; la soglia del 60 per cento risultava raggiunta nel 2056 e il debito diventava negativo nel 2069. Nel caso della simulazione B qui mostrata, considerando che il livello dell’Obiettivo di Medio Termine è generalmente ricalcolato e rivisto quando la dinamica del debito migliora, si è proweduto a peggiorare il saldo primario a partire dal 2040 in modo da arrivare in 10 anni ad un deficit del 1 per cento del PIL, la soglia più favorevole consentita dalle regole del Patto di Stabilità e Crescita.
46 Lo scenario di riferimento, nel corso del tempo, presenta questi valori:
	2011-2020	2021-2030	2031-2040	2041-2050	2051-2060	2061-2070
Crescita nominale	-0,12	3,8	2,7	3,3	3,5	3,4
Tasso d’interesse implicito	3,2	2,3	2,7	3,2	3,7	3,8

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Lo scenario di riferimento (qui scenario A) è normalmente utilizzato per calcolare gli indicatori di sostenibilità di medio e lungo periodo (5147 e 52) utilizzati dalla Commissione Europea nella sua analisi sul debito degli Stati Membri. I due indicatori mirano a stimare l’aggiustamento fiscale necessario a conseguire la sostenibilità del debito tenendo anche conto dell’impatto delle maggiori spese all’invecchiamento della popolazione. Non essendo ancora disponibile l’aggiornamento annuale dei valori della Commissione, si evidenziano brevemente gli andamenti dei due indicatori rispetto a valori stimati nel DEF 2021. Nell’interpretare l’indicatore occorre ricordare che il suo valore dipende in modo critico dai valori iniziali del saldo primario strutturale e dello stock di debito pubblico, nonché dalla dinamica della parte della spesa collegata all’andamento demografico.
Il valore dell’indicatore 51 stimato sul saldo programmatico di riferimento del 2025 evidenzia un aggiustamento fiscale necessario pari a 8,1 p.p. di PIL, lievemente inferiore agli 8,6 p.p. stimati nel DEF 2021. Tale aggiustamento, se mantenuto costante dal 2030 in poi permetterebbe di raggiungere il target del rapporto debito/PIL al 60 per cento nel 2040. L’indicatore 52 sarebbe invece pari a 0,8 p.p. di PIL, inferiore alla soglia di 2 p.p. di PIL definita dalla Commissione sopra la quale un Paese è considerato ad alto rischio di insolvenza dalla Commissione. Essendo dunque l’indicatore 52 una misura della solvibilità di un paese, l’Italia si conferma in grado di far fronte ai suoi impegni debitori.
L’analisi di sensitività sulla dinamica del debito nel lungo periodo
Data la forte incertezza che caratterizza le previsioni di lungo periodo, nel paragrafo seguente si procede a valutare la robustezza della proiezione del rapporto debito/PIL dello scenario di riferimento illustrato nella precedente sezione. In particolare, vengono costruiti alcuni scenari di sensitività che misurano la risposta del rapporto debito/PIL a shock di natura demografica e macroeconomica seguendo l’approccio usualmente utilizzato dalla Commissione Europea all’interno degli Ageing Reports48. Gli scenari sono anche utili a mostrare quanto proiezioni di lungo periodo siano sensibili e rispondano intensamente a variazioni del quadro di riferimento e di singole ipotesi sottostanti.
Sensitività rispetto alle variabili demografiche
L’invecchiamento della popolazione e i flussi migratori sono tra gli aspetti più critici che l’Italia dovrà affrontare nel corso dei prossimi decenni. Assume

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47 L’indicatore di medio periodo 51 misura l’aggiustamento del saldo primario strutturale da conseguire in termini cumulati nei cinque anni seguenti all’ultimo anno di previsione tale da garantire il raggiungimento di un livello di debito/PIL pari al 60 per cento nei quindici anni successivi. L’indicatore 52 segnala l’aggiustamento fiscale in termini di saldo primario strutturale che, se realizzato e mantenuto dall’ultimo anno di previsione in poi consentirebbe di conservare l’equilibrio intertemporale di bilancio su un orizzonte infinito. Per maggiori dettagli si rimanda al rapporto: European Commission, Debt Sustainability Monitor 2020, Institutional Papers 143. Febbraio 2021, disponibile su: https://ec.europa.eu/info/sites/info/files/economy-finance/ip143_en.pdf
48 European Commission (2021), The 2021 Ageing Report: Economic and Budgetary Projections for the EU Member States (2019-2070), European Economy, Institutional Paper 148 (si veda https: I /ec.europa.eulinfo/ pu blications /2021 -agei ng-report-economic-and-budgetary-projections-eu- mem ber-states-2019-2070_en ).

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particolare importanza valutare distintamente l’impatto delle principali determinanti dell’evoluzione demografica quali: i) il graduale aumento della speranza di vita alla nascita, di circa 2 anni nel 2070; ii) la progressiva riduzione del tasso di fertilità del 20 per cento a partire dal 2020; e iiia) e iiib) riduzione/aumento del flusso netto di immigrati rispetto all’ipotesi base.
Nella Figura IV.5 è riportata l’evoluzione del debito nel lungo periodo a seguito dell’alterazione delle ipotesi sulle variabili demografiche di fertilità e longevità. Lo scenario i) non modifica di molto le previsioni del debito pubblico su PIL dato l’incremento graduale del parametro e la reattività della spesa pensionistica ad esso; tuttavia si osserva che un aumento della speranza di vita, generando un incremento della popolazione, porta ad un miglioramento del rapporto debito/PIL rispetto al baseline. Per contro, ipotizzando una progressiva riduzione del tasso di fertilità (scenario ii) si osserva un marcato incremento del rapporto debito/PIL nel lungo periodo.

FIGURA IV.5: SENSITIVITA’ DEL DEBITO PUBBLICO A UN AUMENTO DELLA SPERANZA DI VITA E UNA RIDUZIONE DEL TASSO DI FERTILITÀ (in percentuale del PIL)

Fonte: Elaborazioni MEF.

L’esercizio di sensitività proposto nella Figura IV.6 mostra i risultati relativi ai due scenari alternativi e simmetrici iiia/iiib. Si osserva un impatto particolarmente rilevante esercitato della variazione dei flussi migratori, ciò in quanto la struttura demografica degli immigranti che entrano in Italia, agisce in modo significativo sulla popolazione residente in età lavorativa. Si determinano un aumento o una riduzione dell’offerta di lavoro che impattano sulla crescita stimata del prodotto interno lordo. Il rapporto debito/PIL nei due scenari alternativi a fine periodo arriva a variare rispetto allo scenario di riferimento di circa 30 p.p..

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FIGURA IV.6: SENSITIVITA’ DEL DEBITO PUBBLICO A UN AUMENTO/RIDUZIONE DEL FLUSSO NETTO DI IMMIGRATI (in percentuale del PIL)

Fonte: Elaborazioni MEF.
Sensitività rispetto alle variabili macroeconomiche e finanziarie
L’analisi di sensitività sulle variabili macroeconomiche mira a testare la robustezza delle proiezioni del rapporto debito/PIL rispetto ad ipotesi alternative sulle dinamiche più o meno favorevoli della produttività o su scenari alternativi per il mercato del lavoro, ad esempio diversi valori del tasso di occupazione.
Un tipico esercizio di simulazione prevede ipotesi alternative circa la crescita della produttività totale dei Fattori (Tota( Factor Productivity - TFP): più bassa o più alta rispetto allo scenario di riferimento, come riportato in Figura IV.7.

FIGURA IV.7: SENSITIVITA’ DEL DEBITO PUBBLICO AD UNA VARIAZIONE DELLA PRODUTTIVITA’ TOTALE DEI FATTORI (in percentuale del PIL)

Fonte: Elaborazioni MEF.

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In questo caso si assume che il tasso di crescita della TFP arrivi ad un livello diverso rispetto a quello assunto nello scenario centrale di riferimento di AWG, che è pari al 1 per cento; le ipotesi alternative contemplano valori rispettivamente pari allo 0,8 e 1,2 per cento. Come risultato il tasso di crescita medio annuo del prodotto interno lordo si riduce o aumenta rispettivamente dello 0,22 e 0,28 per cento.
L’impatto della policy sulla sostenibilità del debito
Le simulazioni di sensibilità mettono in evidenza, in particolare, elementi di rischio che possono incidere in modo sfavorevole sulla sostenibilità del debito nel lungo periodo ma, allo stesso tempo, sono utili ad individuare gli ambiti di intervento su cui l’azione di policy potrebbe incidere. In questa sezione si mostrano alcuni esempi degli effetti favorevoli che le politiche intraprese possono avere sul rapporto tra debito e prodotto interno lordo nel lungo periodo.
Le riforme strutturali
Il primo esercizio a cui si vuole fare riferimento riguarda l’impatto delle riforme strutturali contenute nel PNRR e parte dai risultati relativi alla sostenibilità del debito nel medio periodo. In questa sede la simulazione C, che incorpora gli effetti delle riforme sul PIL stimati tramite il modello QUEST, è opportunatamente prolungata fino al 2070, ultimo anno di simulazione. L’incremento rispetto alla simulazione di base A è pari all’effetto complessivo delle riforme sul prodotto interno lordo stimato nel lungo periodo, e pari a 13,4 p.p. di PIL nel 2070. La simulazione mostra che le riforme avranno un impatto significativo sulla sostenibilità - il rapporto debito/PIL a fine periodo si riduce di circa 37 p.p. - anche non tenendo conto degli effetti sul gettito della maggior crescita, come chiarito nel paragrafo relativo all’esercizio di medio periodo.

FIGURA IV.8: IMPATTO DELLA MAGGIOR CRESCITA LEGATA ALLE RIFORME (in percentuale del PIL)

Fonte: Elaborazioni MEF.

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La lotta all’evasione
Lo scenario programmatico in cui si collocano gli orientamenti di politica fiscale per il prossimo triennio è caratterizzato in misura prioritaria dall’attuazione del PNRR. In particolare, la Missione 1 - Componente 1 del PNRR, nell’Asse 5 concernente le “Misure di bilancio strutturali - fiscalità e spesa pubblica”, include una serie di riforme che, sul versante delle entrate, sono volte a migliorare la struttura di prelievo, incentivare la tax compliance e contrastare l’evasione fiscale al fine di ridurre i costi per l’adempimento a carico del contribuente e aumentare il gettito del bilancio pubblico, contribuendo a migliorare la sostenibilità delle finanze pubbliche.
Nel quadro di questa strategia complessiva, la Riforma 1.12, “Riforma dell’Amministrazione Fiscale”, correlata all’Asse 5, prevede che saranno adottate diverse misure per incoraggiare l’adempimento degli obblighi fiscali (tax compliance) e migliorare l’efficacia degli audit e dei controlli mirati49; inoltre, per attuare queste riforme e aumentare la capacità operativa dell’Amministrazione finanziaria, sarà potenziato l’organico dell’Agenzia delle Entrate.
In virtù di ciò, tra gli obiettivi quantitativi sottoposti a monitoraggio per tutta la fase di attuazione del PNRR, nell’ambito delle misure correlate alla “Riforma dell’Amministrazione fiscale”, è stata inclusa la “Riduzione del tax gap”. Il valore obiettivo dell’indicatore prevede che la “propensione all’evasione” calcolato per tutte le imposte, escluse le imposte immobiliari e le accise, si riduca nel 2024 rispetto al 2019 del 15 per cento del valore di riferimento nel 2019 (Missione 1, Componente 1 del PNRR, M1C1-121). A riprova della capacità dell’amministrazione fiscale di aumentare la compliance fiscale, tale indicatore è già stato interessato da una flessione molto significativa nei due anni precedenti il 2019 (passando dal 21,2 al 18,5 per cento). L’obiettivo quantitativo prevede che la propensione all’evasione - anche in ragione delle misure prese - dovrà ridursi ulteriormente almeno al 15,8 per cento entro il 2024, con un obiettivo intermedio per il 2023. In altri termini, le riforme previste nell’ambito del PNRR dovranno essere in grado di ridurre l’evasione fiscale per un ammontare pari a circa 12 miliardi di euro, 0,67 per cento del PIL, nel 2024 rispetto al 2019.
La simulazione di lungo periodo proposta contempla un miglioramento permanente rispetto al valore di base del saldo di bilancio di pari importo per illustrare il potenziali effetti sul debito di lungo periodo. È evidente che la simulazione ha uno scopo illustrativo e che non necessariamente il miglioramento deve tradursi in un aumento permanente del gettito; è possibile, ad esempio, che il maggiore gettito venga utilizzato per ridurre l’imposizione di natura distorsiva con effetti benefici di lungo periodo, in questo caso, sulla crescita; il risultato finale si tradurrebbe, comunque, in un abbassamento del rapporto debito/PIL.

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49 Tra le misure previste si evidenziano: i) la creazione della banca dati e dell’infrastruttura informatica dedicata per il rilascio della dichiarazione precompilata IVA; ii) il miglioramento della qualità della banca dati per le comunicazioni per l’adempimento spontaneo (cosiddette “lettere di compliance”), anche al fine di ridurre l’incidenza di falsi positivi, aumentando gradualmente il numero di comunicazioni inviate ai contribuenti; iii) la riforma dell’attuale legislazione per garantire sanzioni amministrative effettive contro gli esercenti privati che rifiutino il pagamento elettronico; iv) il completamento del processo di pseudonimizzazione e analisi dei big data funzionati a rendere più efficaci l’analisi del rischio e le selezioni dei contribuenti da sottoporre a controllo. Per una descrizione sintetica della riforma fiscale in atto si rimanda al Cap III del PNR, Par. “Un sistema fiscale più equo ed efficace” e ai riferimenti ivi contenuti.

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FIGURA IV.9: IMPATTO DELLA MAGGIORE TAX COMPLIANCE (in percentuale del PIL)

Fonte: Elaborazioni MEF.
La spesa pensionistica
L’ultimo insieme di simulazioni trasla, in termini di diversi andamenti del rapporto debito/PIL, l’impatto delle riforme pensionistiche che si sono succedute e commentate nel Focus “Le tendenze di medio-lungo periodo del sistema pensionistico italiano”. È evidente che tutti gli interventi adottati nel tempo, culminati nelle riforme del 2011, con il passaggio finale al sistema contributivo, hanno contribuito a rafforzare significativamente la sostenibilità del debito pubblico.

FIGURA IV.10: IMPATTO DELLE RIFORME PENSIONISTICHE (in percentuale del PIL)

Fonte: Elaborazioni MEF.

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V.	AZIONI INTRAPRESE E LINEE DI TENDENZA
V.1	LA MANOVRA DI FINANZA PUBBLICA 2022
La manovra di finanza pubblica 20221 è orientata a sostenere la ripresa economica nella fase di uscita dall’emergenza pandemica e prevede interventi con un orizzonte di medio e lungo termine che integrano le risorse previste con il Piano Nazionale di Ripresa e Resilienza (PNRR), tramite il potenziamento degli investimenti pubblici e privati. A queste misure si aggiungono quelle per la riduzione della pressione fiscale per le famiglie e le imprese, quelle per la tutela dell’occupazione, per il sociale e per il finanziamento della sanità, dell’istruzione, dell’università e della ricerca. Nel complesso, la manovra comporta un aumento dell’indebitamento netto di circa 23,2 miliardi nel 2022, 29,6 miliardi nel 2023, 25,6 miliardi nel 2024 e 30,6 miliardi nel 2025. Tra gli ulteriori provvedimenti adottati alla fine del 2021 rientra il D.Lgs. n. 230/2021, istitutivo dell’Assegno unico e universale per i figli a carico. (Tavola V.1).

TAVOLA V.1 - EFFETTI DELLA MANOVRA DI FINANZA PUBBLICA 2022 E DEL D. Lgs. n. 230/2021 SULL’INDEBITAMENTO NETTO DELLA PA (valori In milioni; al lordo degli oneri riflessi)
	2O21	2O22	2O23	2O24	2O25
Legge di bilancio 2O22 (L. n. 234/2O21)	1	—23.241	—29.613	—25.619	—30.597
D.L. 146/2O21 (convertito dalla L. n. 215/2O21)	298	18	29	55	24
TOTALE MANOVRA	299	—23.223	—29.584	—25.564	—30.573
Variazione netta entrate	282	—15.245	—12.451	—15.423	—17.046
Variazione netta spese	—17	7.978	17.134	10.141	13.527
-spese correnti	944	3.397	8.405	6.574	4.695
-spese conto capitale	—961	4.581	8.729	3.567	8.832
D.Lgs 23O/2O21	O	4	8	8	8
Variazione netta entrate	0	3.704	6.408	6.138	6.059
Variazione netta spese	0	3.700	6.400	6.130	6.051
INDEBITAMENTO NETTO	299	—23.219	—29.577	—25.556	—30.565
In % del PIL	0,02	—1,23	—1,50	—1,25	—1,45
FABBISOGNO	299	—17.035	—29.113	—28.392	—33.254
In % del PIL	0,02	—0,90	—1,48	—1,39	—1,58
SALDO NETTO DA FINANZIARE	93	—45.414	—52.419	—39.901	—43.143
In % del PIL	0,01	—2,41	—2,67	—1,96	—2,05
Nota: Eventuali imprecisioni derivano da arrotondamenti.

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1 La manovra si compone degli effetti finanziari della legge di bilancio per il 2022 (legge 30 dicembre 2021, n. 234) e degli effetti del D.L. 21 ottobre 2021, n. 146 (recante “Misure urgenti in materia economica e fiscale, a tutela del lavoro e per esigenze indifferibili”) convertito dalla legge 17 dicembre 2021, n. 215. Si ricorda, inoltre, che la legge di bilancio (cfr. articolo 1, commi 656-657) ha recepito le disposizioni previste dal D.L. 10 dicembre 2021, n. 209 (recante “Misure urgenti finanziarie e fiscali”) che comportano effetti finanziari nel 2021.

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In media nel periodo 2022-2025, circa il 55 per cento degli interventi espansivi riguarda misure sul versante delle entrate. L’aumento netto delle spese pesa per il restante 45 per cento, di cui poco più della metà è relativo a spese in conto capitale2.
Il differente effetto sui saldi dipende dalla natura degli interventi e dai diversi criteri di contabilizzazione delle operazioni sul bilancio dello Stato, sul fabbisogno e sul conto consolidato della PA.

FIGURA V.1 - EFFETTI NETTI DELLA MANOVRA DI FINANZA PUBBLICA 2022 PER PRINCIPALI SETTORI DI INTERVENTO SULL’INDEBITAMENTO NETTO DELLA PA (valori in milioni)

Riduzione della pressione fiscale
Misure per le imprese
Misure per il contenimento dei prezzi del settore elettrico e del gas naturale
Lavoro e previdenza
Misure per gli investimenti
Politiche sociali, famiglia, giovani e pari opportunità
Misure per Regioni ed Enti locali
Sanità
Scuola, università e ricerca
Misure per il pubblico impiego
Altro
2022
2023
2024
2025
-10.000
-5.000
0
5.000
10.000
15.000

Nota: Il segno (+) indica un peggioramento dell’indebitamento netto, il segno (-) indica un miglioramento dell’indebitamento netto.
Riduzione della pressione fiscale
Tra gli interventi previsti a riduzione della pressione fiscale, è disposta la revisione dell’IRPEF tramite la rimodulazione delle aliquote e dei corrispondenti scaglioni e la riorganizzazione della disciplina sulle detrazioni per reddito da lavoro dipendente e assimilati, da lavoro autonomo e da pensioni. Nello specifico, le aliquote IRPEF passano da cinque a quattro, restando inalterati i livelli di quella minima (23 per cento) e di quella massima (43 per cento la cui soglia di applicazione si riduce da 75.000 euro a 50.000). È ridotta di due punti l’aliquota relativa al secondo scaglione (dal 27 per cento a 25 per cento) e di tre punti quella del terzo scaglione (dal 38 per cento al 35 per cento), il cui limite superiore scende da 55.000 a 50.000 euro. Viene eliminata l’aliquota del 41 per cento. Le detrazioni d’imposta

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2 Per un maggior dettaglio sugli effetti finanziari sull’indebitamento netto della manovra di finanza pubblica 2022 si veda la Tavola Al in Appendice, mentre per ulteriori elementi informativi sui contenuti e sugli effetti della manovra sui saldi di finanza pubblica si rinvia alla Nota tecnico-illustrativa alla legge di bilancio per il 2022 disponibile al seguente indirizzo: https://www.rgs.mef.gov.it/ Documenti/VERSIONE-I/Attivit--i/Contabilit e finanza_pubblica/PRdEF/2022/NotaTecnico-Illustrativa lb-2022 2024.pdf

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per le principali tipologie di contribuenti sono modificate aumentandone l’importo e ampliandone la platea di riferimento. I redditi fino a 15.000 euro continuano a percepire il trattamento integrativo (cd. bonus IRPEF da 100 euro), mentre quelli da 15.000 a 28.000 euro lo ricevono in base all’ammontare delle detrazioni spettanti. A partire da questa soglia il trattamento integrativo viene incorporato nella detrazione dell’imposta che si riduce progressivamente a zero in corrispondenza di un livello di reddito pari a 50.000 euro.
A decorrere dal 2022 è abrogata l’IRAP per le persone fisiche che esercitano attività commerciali, arti e professioni.
Sono state comunque introdotte disposizioni per compensare la riduzione del gettito della compartecipazione IRPEF delle Autonomie speciali per gli anni 2022-2024 e per ristorare le Regioni e le Province autonome delle minori entrate derivanti dalla riforma IRAP a decorrere dall’esercizio 2022.
Per il solo anno 2022 si stabilisce a beneficio dei lavoratori dipendenti, con esclusione dei rapporti di lavoro domestico, l’esonero a determinate condizioni di 0,8 punti percentuali sulla quota dei contributi previdenziali per l’invalidità, la vecchiaia e i superstiti a carico del lavoratore.
È differita inoltre al 1° gennaio 2023 la decorrenza delle imposte sul consumo dei manufatti in plastica ad uso singolo (cd. plastic tax) e sul consumo delle bevande edulcorate confezionate (cd. sugar tax).
Sono adottate, altresì, specifiche disposizioni che, recependo anche gli orientamenti della sentenza della Corte costituzionale n. 120 del 2021, pongono a carico dello Stato gli aggi sulle attività di riscossione fiscale.
Misure per le imprese
A sostegno delle imprese viene incrementato il fondo di garanzia per le PMI e sono previste nuove risorse per gli operatori del settore agricolo.
Sono finanziati gli interventi per il sostegno alla transizione industriale del sistema produttivo nazionale alle politiche europee in materia di lotta ai cambiamenti climatici ed è rafforzato il sostegno all’internazionalizzazione delle imprese italiane.
Investimenti
Per il rilancio degli investimenti privati, sono prorogati i crediti di imposta per l’acquisizione di beni strumentali e in ricerca e sviluppo “Transizione 4.0” e vengono rifinanziati sia la misura agevolativa “nuova Sabatini” che i contratti di sviluppo diretti al sostegno di programmi di investimento produttivi strategici ed innovativi di grandi dimensioni. La legge di bilancio ha previsto una rimodulazione delle aliquote di agevolazione ed esteso la durata delle detrazioni fiscali per le spese relative agli interventi di efficientamento energetico, di ristrutturazione edilizia e per l’acquisto di mobili ed elettrodomestici in fase di ristrutturazione e per le spese relative al recupero o restauro delle facciate degli edifici e alla sistemazione a verde. Sono reperite nuove risorse per gli interventi di supporto alle attività svolte dai soggetti italiani coinvolti nella realizzazione degli importanti progetti di comune interesse europeo.

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Una parte rilevante della manovra ha riguardato le misure dirette al potenziamento degli investimenti pubblici (oltre 112 miliardi di stanziamenti aggiuntivi nel periodo 2022-2036 compreso l’adeguamento del fondo per l’attuazione del Next Generation EU). Si tratta in gran parte di interventi di medio lungo termine, la cui portata finanziaria potrà essere apprezzata appieno in un arco temporale che va oltre il triennio di programmazione. È incrementato il fondo per lo sviluppo e la coesione e sono autorizzate risorse per il contratto di programma RFI 2022-2026 e per quello Anas 2021-2025. Altre misure sono dirette a promuovere la sostenibilità della mobilità urbana, il trasporto ferroviario ad alta velocità e la messa in sicurezza di strade, ponti, viadotti e scuole. Sono previste, inoltre, risorse per lo svolgimento del Giubileo 2025 e per la ricostruzione delle aree colpite dal sisma in Centro Italia tramite l’erogazione di finanziamenti agevolati di durata venticinquennale per la ricostruzione privata.
Misure per il contenimento dei prezzi del settore elettrico e del gas naturale
In continuità con analoghi interventi già intrapresi nel corso dell’anno 2021, per il primo trimestre 2022, al fine di contenere gli aumenti dei prezzi nel settore elettrico e del gas naturale sono state previste risorse per l’annullamento delle aliquote relative agli oneri generali di sistema applicate alle utenze domestiche e alle utenze non domestiche in bassa tensione, per altri usi, con potenza disponibile fino a 16,5 kW, la riduzione degli oneri per le restanti utenze elettriche non domestiche e l’abbattimento delle aliquote relative agli oneri generali di sistema per il settore del gas. Per il primo trimestre 2022 è inoltre stabilita la riduzione dell’Iva al 5 per cento per il gas naturale per tutte le utenze e vengono rideterminate le agevolazioni relative alle tariffe elettriche e le compensazioni per la fornitura di gas naturale riconosciute ai clienti domestici economicamente svantaggiati e a quelli in gravi condizioni di salute (vedi anche infra).
Lavoro e previdenza
In materia di lavoro si è proceduto al riordino della normativa sugli ammortizzatori sociali prevedendo l’ampliamento delle tutele di integrazione salariale e incrementi nelle prestazioni sia di integrazione salariale sia di tutela dalla disoccupazione. Inoltre, sono riconosciuti esoneri contributivi per lavoratori provenienti da imprese in crisi e mirati al sostegno al reddito nel processo di uscita dalla fase emergenziale. Viene incrementato il fondo sociale per l’occupazione e la formazione e sono prorogati alcuni trattamenti di integrazione salariale connessi all’emergenza epidemiologica e quelli per i lavoratori di Alitalia in amministrazione straordinaria.
In ambito previdenziale viene introdotta, per i soggetti che maturano i requisiti nell’anno 2022, la possibilità di accesso al pensionamento anticipato con un minimo di 64 anni di età e 38 anni di anzianità contributiva (cd. “Quota 102”). Sono prorogati per l’anno 2022 i regimi del trattamento pensionistico anticipato cd opzione donna e dell’ape sociale con estensione ad altre categorie professionali. Sono previste, inoltre, risorse per favorire, su base convenzionale, l’uscita anticipata dei lavoratori dipendenti di piccole e medie imprese in crisi, che abbiano raggiunto un’età anagrafica di almeno 62 anni.

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Politiche sociali, famiglia, giovani e pari opportunità
In questo settore rilevano, in particolare, le disposizioni che prevedono la messa a regime dal 1° marzo 2022 dell’assegno unico e universale3. L’assegno è definito unico poiché è finalizzato alla semplificazione ed al potenziamento degli interventi già esistenti diretti a sostenere la genitorialità e la natalità, ed universale in quanto viene garantito in misura minima a tutte le famiglie con figli a carico. L’entità dell’assegno è determinata sulla base delle caratteristiche e della condizione economica del nucleo familiare mediante l’indicatore della situazione economica equivalente (ISEE). L’assegno è modulato in modo progressivo: si va da un massimo di 175 euro per ciascun figlio minore con ISEE fino a 15mila euro, a un minimo di 50 euro per ciascun figlio minore in assenza di ISEE o con ISEE pari o superiore a 40mila euro. Nel caso di figli maggiorenni con età inferiore a 21 anni gli importi base sono sostanzialmente dimezzati e sono previste maggiorazioni nel caso di figli con disabilità, di nuclei numerosi e per l’eventuale perdita economica subita dal nucleo familiare rispetto alle prestazioni che si sarebbero percepite prima della riforma.
Tra gli altri interventi, viene aumentato il finanziamento per il reddito di cittadinanza per circa 1 miliardo annuo dal 2022; è stabilizzato il congedo di paternità a 10 giorni; sono rifinanziati il fondo di garanzia per la prima casa e la card diciottenni.
Infine, si prevedono risorse sia per favorire l’inclusione dei soggetti con disabilità e il sostegno ai non autosufficienti, ivi incluso l’incremento del fondo di solidarietà comunale per il potenziamento del trasporto scolastico di studenti disabili, sia per il conseguimento della parità di genere e per il contrasto alla violenza sulle donne.
Misure per Regioni ed Enti locali
A beneficio degli Enti territoriali si dispone la riduzione del concorso alla finanza pubblica delle Regioni a statuto speciale e delle Province autonome di Trento e Bolzano; l’assegnazione di risorse per il risanamento dei Comuni che presentano deficit strutturali imputabili a caratteristiche socio-economiche o di quelli con meno di 5.000 abitanti che si trovino in difficoltà economiche; l’attribuzione di contributi ai Comuni sedi di Città metropolitane con disavanzo pro-capite superiore a 700 euro. È consentita, inoltre, la rinegoziazione dei termini finanziari delle anticipazioni di liquidità concesse nel corso degli anni alle Regioni e agli Enti locali per il pagamento dei debiti commerciali4. A questi interventi si aggiungono il rifinanziamento del trasporto pubblico locale, i contributi per

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3 Il D.L. 21 ottobre 2021, n. 146 convertito con modificazioni dalla legge 17 dicembre 2021, n. 215, all’art. 17, c. 1, ha incrementato a decorrere dal 2022 di 6 miliardi annui il Fondo assegno universale e servizi alla famiglia, riducendo contestualmente per lo stesso importo il Fondo per la riforma del sistema fiscale, istituito con l’art. 1, c. 2 della legge n. 178/2020. Queste somme sono indirizzate alla messa a regime, dell’assegno unico e universale, la cui disciplina è stata poi definita con il D. Lgs. 21 dicembre 2021, n. 230 che ha previsto per tale finalità ulteriori risorse reperite attraverso la soppressione delle detrazioni per figli a carico fino all’età di ventuno anni e il superamento di previgenti strumenti di sostegno alle famiglie e alla natalità. Complessivamente per l’assegno unico universale è prevista una maggiore spesa pari ad oltre 6 miliardi a regime dal 2023.
4 Ai sensi del D.L. 8 aprile 2013, n. 35 convertito dalla legge 6 giugno 2013, n. 64 e successive modifiche e integrazioni.

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l’esercizio delle funzioni fondamentali delle Province e Città metropolitane, le risorse per la salvaguardia e la valorizzazione della montagna, per il sostegno dei Comuni totalmente e parzialmente montani delle Regioni e delle Province autonome e per lo sviluppo dei servizi sociali per le Regioni Sicilia e Sardegna.
Sanità
In ambito sanitario viene incrementato il livello di finanziamento del fabbisogno sanitario nazionale e sono previste risorse per l’acquisto di vaccini anti Sars-cov2 e di farmaci per la cura dei pazienti affetti da Covid-19 e di farmaci innovativi. È finanziata, inoltre, la formazione specialistica dei medici, aumentando il numero dei posti a disposizione per le varie specializzazioni sino a circa 12.000.
Misure per il pubblico impiego
Nel settore del pubblico impiego sono previste risorse per l’attuazione dei nuovi ordinamenti professionali stabiliti dalla contrattazione 2019-2021, per i trattamenti accessori del personale e per la formazione dei dipendenti della pubblica amministrazione. Viene istituito, inoltre, un apposito fondo per le assunzioni di personale a tempo indeterminato da parte delle amministrazioni dello Stato, degli enti pubblici non economici nazionali e delle agenzie. Altre risorse sono dirette alla valorizzazione della professionalità dei docenti e dei dirigenti scolastici.
Scuola, università e ricerca
In ambito scolastico sono prorogati fino al termine delle lezioni dell’anno 2021/2022 gli incarichi temporanei di personale docente e tecnico amministrativo con contratto a tempo determinato. Inoltre, sono incrementate le risorse, nell’ambito del Fondo di solidarietà comunale, per il potenziamento dell’offerta degli asili nido e dei servizi educativi per l’infanzia.
A favore dell’università e della ricerca sono previsti: l’incremento del fondo di finanziamento ordinario delle Università, di quello per il finanziamento ordinario degli enti di ricerca, il rifinanziamento del fondo italiano per la scienza e l’istituzione del fondo per le scienze applicate, destinato a promuovere la competitività del sistema produttivo nazionale, attraverso la valorizzazione della ricerca industriale e dello sviluppo.

FOCUS	Contrasto all’evasione fiscale

Nel corso del 2021 sono stati riscossi complessivamente dall’Agenzia delle Entrate 13,8 miliardi di euro dall’attività di promozione della compliance e dall’attività di controllo, di cui 8,1 miliardi di euro derivano dai versamenti diretti su atti emessi dall’Agenzia, circa 1,7 miliardi di euro sono il risultato dell’attività di promozione della compliance e 4 miliardi di euro rappresentano le somme recuperate a seguito di riscossione coattiva.

I risultati del 2021, in analogia con quelli del 2020, sono stati condizionati dagli effetti dell’emergenza sanitaria Covid-19 e degli interventi normativi adottati nel corso dell’anno dal legislatore per sostenere le attività economiche (vedi Figura R.1).

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FIGURA R.1: RISULTATI DELLA LOTTA ALL’EVASIONE: ENTRATE TRIBUTARIE ERARIALI E NON ERARIALI (in milioni di euro)

Fonte: Agenzia delle Entrate.

Le stime dell’evasione fiscale e contributive, pubblicate nella “Relazione sull’Economia Non Osservata e sull’Evasione Fiscale e Contributiva – Aggiornamenti per gli anni 2014-2019”5, mostrano una dinamica di netto miglioramento della tax compliance e confermano l’efficacia delle azioni di contrasto all’evasione fiscale adottate negli anni più recenti.

Per il periodo 2014-2019, il valore medio del tax gap complessivo si attesta a circa 105,2 miliardi di euro, di cui 93,5 miliardi si riferiscono alle entrate tributarie e 11,6 miliardi alle entrate contributive sottratte al bilancio pubblico, e segnalano una riduzione complessiva in termini assoluti di circa 10 miliardi, ovvero di oltre il 9 per cento.

Nel 2019, ultimo anno preso a riferimento per la stima, l’evasione tributaria e contributiva si è ridotta di 3,1 miliardi di euro (-3 per cento rispetto al 2018). A questo risultato ha contribuito in misura significativa la riduzione dell’evasione tributaria per 3,5 miliardi (-3,9 per cento rispetto al 2018), mentre l’evasione contributiva ha mostrato un aumento di circa 429 milioni (+3,5 per cento rispetto al 2018). Tra le principali voci di imposta si è registrata una contrazione assai marcata dell’evasione IVA (pari a circa 4 miliardi di euro) che è passata da circa 31,8 miliardi di euro nel 2018 a quasi 27,8 miliardi di euro nel 2019.

Lo stesso trend positivo risulta confermato dalla propensione al gap delle entrate tributarie, ovvero dal tax gap in percentuale dell’imposta che si potrebbe teoricamente riscuotere nel caso di perfetto adempimento da parte dei contribuenti6. Nel periodo 2014-2019 la propensione al gap diminuisce dal 22,1 per cento al 18,4 per cento (-3,7 punti percentuali), con un miglioramento significativo nel corso dell’ultimo biennio (si è registrata infatti una riduzione di 1,6 punti percentuali nel 2018 rispetto al 2017 e di ulteriori 0,9 punti percentuali nel 2019 rispetto al 2018). In linea con gli andamenti in termini assoluti, l’andamento della propensione è strettamente legato alla riduzione della propensione al gap IVA, pari a quasi 7 punti percentuali nel periodo considerato, di cui 6,2 punti percentuali nell’ultimo biennio d’imposta (riduzione di 2,9 punti percentuali nel 2019 e 3,3 punti percentuali nel 2018).

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5 Vedi https://www.mef.g0V.it/documenti-allegati/2021/Aggiornamento-anni-2014-2019-Relazione-sullEconomia-non-osservata-e-sullevasione-fiscale-e-contributiva.pdf.
6 L’andamento del tax gap in termini relativi - e non assoluti - è un indicatore particolarmente utile in quanto consente di valutare in modo più accurato il trend della propensione a evadere da parte dei contribuenti.

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In Italia, l’evasione dell’IVA resta comunque elevata nel confronto europeo (nel 2019, l’Italia risultava al quinto posto tra i paesi a più alta evasione IVA, dopo Lituania, Malta, Grecia e Romania7), anche se le politiche antievasione hanno contribuito a recuperi signi-ficativi delle entrate evase a partire dal biennio 2018-19.

In prospettiva, gli obiettivi di riduzione del tax gap dovranno essere ancora più am-biziosi. Si ricorda che tra gli obiettivi quantitativi sottoposti a monitoraggio per tutta la fase di attuazione del PNRR, nell’ambito delle misure correlate alla “Riforma dell’Ammini-strazione fiscale”, è stata inclusa la “Riduzione del tax gap”. Il valore obiettivo dell’indica-tore prevede che la “propensione all’evasione” calcolato per tutte le imposte, escluse le im-poste immobiliari e le accise, si riduca nel 2024 rispetto al 2019 del 15 per cento del valo-re di riferimento nel 2019 (Missione 1, Componente 1 del PNRR, M1C1-121). È previsto uno step intermedio (M1C1-116) che assicurerà che la medesima “propensione all’evasione” sia inferiore nel 2023 rispetto al 2019 del 5 per cento del valore di riferimento del 2019.

L’indicatore di riferimento per gli obiettivi previsti nell’ambito del PNRR è già stato interessato da una flessione molto significativa negli ultimi due anni, pari al 12,7 per cen-to (owero 2,7 punti percentuali calcolati sul valore di 21,2 per cento). In particolare, la riduzione è stata pari all’8 per cento nel 2018 rispetto al 2O17 (owero 1,7 punti percentuali su 21,2 per cento) e pari al 5,1 per cento nel 2019 rispetto al 2018 (owero un punto per-centuale su 19,5 per cento). Più precisamente, l’obiettivo quantitativo di riferimento per il PNRR prevede che la propensione al gap dovrà ridursi almeno al 15,8 per cento entro il 2024, ovvero di ulteriori 2,7 punti percentuali su un valore di riferimento del 18,5 per cen-to (M1C1-121), e almeno al 17,6 per cento entro il 2023, che implica una riduzione di cir-ca 0,9 punti percentuali (M1C1-116).

Sotto il profilo del miglioramento della compliance e dell’equità del prelievo, la ri-duzione del tax gap dovrà continuare a contribuire a realizzare il principio costituzionale secondo cui tutti debbono concorrere alle spese pubbliche in ragione della loro capacità contributiva. Per stabilire una stretta connessione tra i risultati derivanti dal miglioramen-to della tax compliance e la restituzione ai cittadini delle entrate recuperate, il Governo ha di recente introdotto un nuovo Fondo per la riduzione della pressione fiscale alimentato con le maggiori entrate permanenti derivanti dal contrasto all’evasione.

L’articolo 1, comma 3, della Legge di Bilancio 2021-2023 ha introdotto un nuovo meccanismo di alimentazione del Fondo per la riduzione della pressione fiscale (d’ora in avanti “Fondo”) cui sono destinati i proventi delle maggiori entrate legate al miglioramen-to dell’adempimento spontaneo (tax compliance) che - nel rispetto degli obiettivi di finan-za pubblica - potranno essere restituite, in tutto o in parte, ai contribuenti sotto forma di riduzione del prelievo[8].

Per determinare le risorse da destinare al Fondo, si considerano ogni anno le maggiori en-trate derivanti dal miglioramento dell’adempimento spontaneo che sono indicate, con rife-rimento al terzo anno precedente alla predisposizione della Legge di Bilancio, nella

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7 European Commission, Directorate-Generai for Taxation and Customs Union, VAT gap in the EU: report 2021, Publications Office, 2021, https: I /data.europa. eu I doi / 10.2778/ 30877.
8 Si ricorda che le risorse che venivano destinate al precedente “Fondo per la riduzione della pressione fiscale” erano quantificate esclusivamente sulla base delle entrate erariali derivanti da attività di accertamento e controllo (ruoli), degli interessi e delle sanzioni. In altri termini, si teneva conto dell’attività di contrasto all’evasione fiscale finalizzata al recupero del gettito evaso, come i ruoli, ma non di quella orientata al miglioramento dell’adempimento spontaneo da parte dei contribuenti, la cd. tax compliance: la prima componente di fatto rappresenta l’evasione cumulata nel passato; la seconda componente è strettamente connessa all’evasione che si è determinata in quel periodo d’imposta e costituisce l’unica autentica base di riferimento per introdurre meccanismi incentivanti di riduzione della pressione fiscale. A differenza del previgente meccanismo, il nuovo Fondo viene alimentato con le sole entrate generate dal miglioramento dell’adempimento spontaneo dei contribuenti (tax compliance) e potrà essere destinato al finanziamento di interventi di riduzione della pressione fiscale, con l’obiettivo di creare un collegamento diretto tra il recupero di entrate derivante dal contrasto all’evasione e la diminuzione del carico fiscale sui contribuenti “onesti”.

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“Relazione sull’economia non osservata e sull’evasione fiscale e contributiva”. La va-lutazione per l’anno 2021 doveva pertanto fare riferimento alla variazione della tax com-pliance riferita all’anno d’imposta 2018. Tale valutazione è stata illustrata nel “Rapporto sui risultati conseguiti in materia di misure di contrasto all’evasione fiscale e contributiva - Anno 2021” (d’ora in avanti “Rapporto evasione”), pubblicato contestualmente alla Nota di aggiornamento del Documento di economia e finanza 2O21[9]. In aggiunta, la norma vigente prevede due condizioni necessarie per determinare le risorse da destinare al Fondo. La prima condizione si riferisce alla definizione delle maggiori entrate “permanenti”[10]; la se-conda condizione concerne il rispetto degli obiettivi programmatici di finanza pubblica[11].

In sede di predisposizione della Nota di aggiornamento del Documento di economia e finanza e del Rapporto evasione, il Governo ha confermato di ridurre la pressione fiscale, utilizzando prioritariamente le risorse derivanti dal contrasto all’evasione nell’ambito della sessione di bilancio. Al finanziamento dell’intervento di revisione dell’Irpef inserito nella Legge di Bilancio per il triennio 2022-2024 sono state destinate le maggiori risorse deri-vanti, in primo luogo, dalla riduzione dell’evasione fiscale, quantificate in sede di predispo-sizione della Nota di aggiornamento del DEF, in 4.357 milioni di euro[12].

Lo scenario programmatico in cui si collocano gli orientamenti di politica fiscale per il prossimo triennio sarà caratterizzato in misura prioritaria dall’attuazione del PNRR. In particolare, la Missione 1 Componente 1 del PNRR, nell’Asse 5 concernente le “Misure di bilancio strutturali - fiscalità e spesa pubblica”, include una serie di riforme che, sul ver-sante delle entrate, sono volte a migliorare la struttura di prelievo, incentivare la tax compliance e contrastare l’evasione fiscale al fine di ridurre i costi per l’adempimento a carico del contribuente e aumentare il gettito del bilancio pubblico, contribuendo a miglio-rare la sostenibilità delle finanze pubbliche.

Nel quadro di questa strategia complessiva, la Riforma 1.12, “Riforma dell’Ammini-strazione Fiscale”, correlata all’Asse 5, prevede che saranno adottate diverse misure per incoraggiare l’adempimento degli obblighi fiscali (tax compliance) e migliorare l’efficacia degli audit e dei controlli mirati, tra cui:

•	la creazione della banca dati e dell’infrastruttura informatica dedicata per il rilascio della dichiarazione precompilata IVA;
•
il miglioramento della qualità della banca dati per le comunicazioni per l’a-dempimento spontaneo (cosiddette “lettere di compliance”), anche al fine di ridurre l’inci-denza di falsi positivi, aumentando gradualmente il numero di comunicazioni inviate ai contri¬buenti;

•	la riforma dell’attuale legislazione per garantire sanzioni amministrative effettive contro gli esercenti privati che rifiutino il pagamento elettronico;

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9 https://www.dt.mef.gov.it/export/sites/sitodt/modules/documenti_it/analisi_progammazione/
document_i_programmatici/nadef_2021/Rapporto_evasione_fiscale_e_contributiva.pdf.
10 In particolare, tale condizione prevede, principalmente, che le maggiori entrate sono considerate permanenti se per i tre anni successivi a quello oggetto di quantificazione, la somma algebrica della stima della variazione delle entrate derivanti in ciascun anno dal miglioramento dell’adempimento spontaneo risulti non negativa. Tale condizione implica, di fatto, che il miglioramento della tax compliance registrato nel 2018 non sia stato successivamente annullato da un peggioramento della tax compliance nel triennio successivo 2019-2021.
11 Tale condizione prevede che, nel rispetto degli obiettivi programmatici di finanza pubblica, la Nota di aggiornamento del Documento di economia e finanza indichi la quota delle maggiori entrate permanenti rispetto alle previsioni tendenziali formulate per il Documento di economia e finanza, derivanti dal miglioramento dell’adempimento spontaneo da destinare al Fondo. Vi sono, quindi, due ulteriori passaggi: i) la verifica dell’ammontare delle maggiori entrate rispetto alle previsioni formulate per il Documento di economia e finanza; ii) l’indicazione della quota delle maggiori entrate permanenti da destinare al Fondo per la riduzione della pressione fiscale.
12 A queste si sono aggiunte le risorse già stanziate per la riforma fiscale dal Governo precedente (2 miliardi nel 2022 e 1 miliardo a regime) e ulteriori risorse definite dal Governo attuale. Complessivamente, le risorse da attribuite al Fondo per la riduzione della pressione fiscale sono state stabilite in 6 miliardi per il 2022 e 7 miliardi per il 2023 e 2024.

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•	il completamento del processo di pseudonimizzazione e analisi dei big data funzionali a rendere più efficaci l’analisi del rischio e le selezioni dei contribuenti da sotto-porre a controllo.

Per attuare queste riforme e aumentare la capacità operativa dell’Amministrazione finanziaria, sarà potenziato l’organico dell’Agenzia delle entrate con 4.113 unità di perso-nale, in linea con il suo “Piano della performance 2021-2023”.

Inoltre, per ridurre la propensione all’evasione, il Governo awierà un riesame delle possibili azioni per ridurre l’evasione fiscale nella forma dell’omessa fatturazione nei settori più esposti e adotterà prowedimenti sulla base dei suoi esiti. Per raggiungere questi obiet-tivi e nell’ambito della Riforma 1.12, nel PNRR sono infatti esplicitamente previsti due Traguardi:

i)
il Traguardo M1C1-101, con scadenza entro il quarto trimestre del 2021, pre-vede la pubblicazione di una “Relazione per orientare le azioni del Governo volte a ridurre l’evasione fiscale dovuta alla omessa fatturazione, in particolare nei settori più esposti all’evasione fiscale, anche attraverso incentivi mirati per i consumatori”;

ii)
il Traguardo M1C1-103, punto v), con scadenza entro il secondo trimestre del 2022, prevede l’entrata in vigore di atti di diritto primario e derivato che attuano azioni complementari efficaci basate sul riesame di eventuali misure per ridurre l’evasione fiscale dovuta alla omessa fatturazione.

La Relazione di cui al punto i) - pubblicata il 31 dicembre 2021 - ha individuato al-cune possibili misure per ridurre l’evasione da omessa fatturazione13, generata dai casi in cui venditore e acquirente si accordano per evadere e i comportamenti collusivi e fraudo-lenti non risultano tracciabili. L’evasione IVA “con consenso” deriva principalmente da fe-nomeni di omessa fatturazione che nei casi più estremi può determinare l’assenza comple-ta di adempimenti tributari (cd. “evasori totali” o soggetti privi di partita IVA). L’omessa fatturazione è dovuta, infatti, a un consenso tra operatori nella transazione economica, ovvero tra fornitori e acquirenti di beni e prestazioni di servizi. Va, a proposito, ricordato che, sotto il profilo del monitoraggio, ad oggi non esistono stime ufficiali della disaggrega-zione tra gap IVA con consenso, e quindi da omessa fatturazione, e gap IVA senza consen-so, e quindi da omessa dichiarazione in presenza di fatturazione. Per colmare questa lacu-na informativa, la Commissione incaricata di redigere la Relazione evasione ha posto, tra le sue priorità, quella di fornire una scomposizione del gap IVA nel 2022, anche attraverso un’attività di collaborazione tra l’Agenzia delle entrate, l’ISTAT e il Dipartimento delle finanze.

In relazione agli obiettivi di miglioramento della compliance, occorre evidenziare che l’attuale contesto normativo e organizzativo dell’Amministrazione finanziaria non con-sente ancora di utilizzare massivamente le informazioni relative alle transazioni effettuate per orientare l’attività di controllo, o per motivare una sorta di “accertamento automatico” nei confronti del venditore finale che omette di fatturare o di dichiarare la vendita pagata elettronicamente. Pertanto, l’aspetto prioritario nel contrasto all’evasione da omessa fattu-razione è l’analisi del rischio, che, tramite l’utilizzo efficiente e massivo delle informazioni e delle tecnologie disponibili, potrebbe consentire di ridurre il livello di asimmetria infor-mativa in cui si trova ad operare l’Amministrazione finanziaria.

In termini operativi, vi sono oggi forti potenzialità nell’analisi del rischio, compreso quello di omessa fatturazione, che derivano sia dallo sfruttamento massivo del rilevante patrimo-nio informativo di cui l’Amministrazione dispone e di cui potrebbe disporre in prospettiva, a seguito di evoluzioni normative ed organizzative, sia dal potenziamento delle infrastrut-ture tecnologiche funzionale a rendere possibile l’applicazione di tecniche di intelligenza

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13 MEF, “Relazione per orientare le azioni di Governo volte a ridurre l’evasione fiscale derivante da omessa fatturazione”, 20 dicembre 2021,
https://italiadomani.gov.it/it/strumenti/documenti.html?orderby=%40jcr%3Acontent%2Fjcr%3Atitle&sort=asc&resultsOffset=50.

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artificiale. Lo sfruttamento e l’utilizzo massivo delle informazioni e lo sviluppo di attività di compliance risk management diventano quindi parte integrante di una strategia di contrasto dell’omessa fatturazione, come delle altre tipologie di evasione.

Sul piano degli assetti organizzativi, queste innovazioni possono essere declinate at-traverso la valorizzazione del personale dell’Amministrazione finanziaria che consentirà di affiancare al personale specializzato in diritto tributario anche esperti in discipline stati-stiche, econometriche, informatiche e data scientists.

Sul piano degli assetti operativi e infrastrutturali, invece, il miglioramento della qualità dei controlli effettuati dall’Amministrazione si baserà sul potenziamento delle tec-niche innovative di analisi dei dati, valutazione del rischio di non compliance e monitorag-gio dei comportamenti di soggetti a elevata pericolosità fiscale, anche grazie all’utilizzo di software specialistici che consentono l’applicazione di metodologie quali il machine learning, il text mining, la network analysis. Tali attività si baseranno sullo sfruttamento delle potenzialità derivanti dall’utilizzo di informazioni provenienti da enti esterni, di quelle di natura finanziaria contenute nell’Archivio dei rapporti finanziari, nonché dei dati derivanti dall’introduzione generalizzata della fatturazione elettronica e dalla trasmissione dei corri-spettivi che consentiranno di migliorare le analisi e i controlli incrociati tra le diverse ope-razioni dichiarate dai contribuenti e di monitorare i pagamenti IVA.

Strettamente connesso al pieno sviluppo della digitalizzazione, sarà anche l’ottimizzazione e l’ampliamento dei canali messi a disposizione dall’Amministrazione finanziaria, attraver-so strumenti che offrano ai contribuenti/utenti una chiara definizione dei propri obblighi fiscali, anche con l’obiettivo di promuovere una maggiore trasparenza dei rapporti con il fisco. In questo senso, la progressiva estensione del metodo della dichiarazione precompila-ta anche agli adempimenti IVA costituirà un obiettivo strategico per il prossimo triennio, funzionale a consentire che tutte le informazioni contenute nelle banche dati della Pubblica Amministrazione utili ai fini dell’assolvimento dei propri obblighi fiscali siano progressiva-mente messe a disposizione dei contribuenti.

FOCUS	Aiuto Pubblico allo Sviluppo (APS)

Nel 2020 l’APS italiano (calcolato sulla base delle erogazioni notificate da 63 enti) è ammontato a 3,7 miliardi, pari allo 0,22 per cento del Reddito Nazionale Lordo (RNL), percentuale equivalente a quella raggiunta nel 2019. La flessione rispetto al 2018, quando il rapporto era dello 0,25, è ancora una volta imputabile in larga misura al notevole de-cremento delle spese destinate all’accoglienza temporanea in Italia dei rifugiati e dei ri-chiedenti asilo.

Tenuto conto di tali dati, il Governo conferma l’auspicio di un allineamento dell’Ita-lia agli standard internazionali in materia di APS, impegnandosi in un percorso di awici-namento all’obiettivo dello 0,7 per cento del RNL fissato nel 2015 dall’Agenda 2030 per lo Sviluppo Sostenibile.

Al riguardo, si ribadisce l’esigenza di assicurare, con una prospettiva pluriennale, graduali incrementi degli stanziamenti assegnati alle amministrazioni dello Stato per in-terventi di cooperazione allo sviluppo, in linea con quanto previsto dall’art. 30 della Legge n. 125 del 2014, con particolare riferimento alle risorse allocate al Ministero degli Affari Esteri e della Cooperazione Internazionale (MAECI) per attività di cooperazione allo svilup-po.

Al contempo, si riafferma la necessità di promuovere un maggiore coordinamento delle po-litiche pubbliche nel settore della cooperazione internazionale, con l’obiettivo di migliorare la qualità e la coerenza dell’azione dell’Italia in tema di APS valorizzando, in particolare, gli strumenti previsti dalla Legge n. 125/2014.

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V.2	I PRINCIPALI PROVVEDIMENTI ADOTTATI NEL 2022
Nei primi mesi del 2022 sono stati adottati provvedimenti14 finalizzati a contenere gli aumenti dei prezzi nel settore elettrico, del gas e dei carburanti, a sostenere gli operatori economici nel fronteggiare gli effetti della quarta ondata della pandemia da Covid-19 e a intraprendere misure d’urgenza per la crisi in Ucraina (si veda Tavola V.2).
In continuità con analoghi interventi previsti lo scorso anno e con la recente legge di bilancio, per contenere gli aumenti dei prezzi energetici si prevede l’annullamento, per il secondo trimestre dell’anno in corso, delle aliquote relative agli oneri generali di sistema applicate alle utenze elettriche domestiche e non domestiche in bassa tensione e l’annullamento per il primo semestre di quelle applicate alle utenze con potenza disponibile pari o superiore a 16,5 kW anche connesse in media e alta/altissima tensione o per usi di illuminazione pubblica o di ricarica di veicoli elettrici in luoghi accessibili al pubblico. Si attribuiscono contributi straordinari, sotto forma di crediti d’imposta, alle imprese a parziale compensazione dei maggiori oneri effettivamente sostenuti per l’acquisto della componente energetica nel primo e nel secondo trimestre 2022 e per l’acquisto di gas naturale consumato nel secondo trimestre dell’anno 2022.
Per i consumi di gas è prorogata per il secondo trimestre 2022 la riduzione al 5 per cento dell’IVA sulle somministrazioni per combustione per usi civili e industriali e la diminuzione delle aliquote degli oneri generali di sistema.
Per gli utenti domestici economicamente svantaggiati o che versano in gravi condizioni di salute vengono rideterminate anche per il secondo trimestre le agevolazioni relative alle tariffe elettriche e le compensazioni per la fornitura di gas naturale, prevedendo anche l’ampliamento della platea dei potenziali beneficiari per il periodo 1° aprile - 31 dicembre 2022.
Al fine del contenimento dei prezzi dei carburanti sono ridotte le aliquote di accisa su benzina e gasolio per un periodo di trenta giorni. Vengono, inoltre, intraprese una serie di misure a favore del settore dell’autotrasporto, tra le quali vi è l’istituzione di un fondo le cui risorse sono finalizzate a mitigare gli effetti economici derivanti dagli aumenti eccezionali dei prezzi dei carburanti, e a beneficio delle imprese esercenti attività agricola e della pesca attraverso il riconoscimento di un contributo, sotto forma di credito d’imposta, per l’acquisto di carburanti nel primo trimestre del 2022”.
Nell’ambito delle misure strutturali in materia energetica e di politica industriale sono disposti interventi a favore del settore automotive finalizzati

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14 Si tratta del D.L. 27 gennaio 2022, n. 4 (recante “Misure urgenti in materia di sostegno alle imprese e agli operatori economici, di lavoro, salute e servizi territoriali, connesse all’emergenza da COVID-19, nonché per il contenimento degli effetti degli aumenti dei prezzi nel settore elettrico”) convertito con modificazioni dalla legge 28 marzo 2022, n. 25, del D.L. 25 febbraio 2022, n. 14 (recante “Disposizioni urgenti sulla crisi in Ucraina”), del D.L. 28 febbraio 2022, n. 16 (recante “Ulteriori misure urgenti per la crisi in Ucraina”), del D.L. 1° marzo 2022, n. 17 (recante “Misure urgenti per il contenimento dei costi dell’energia elettrica e del gas naturale, per lo sviluppo delle energie rinnovabili e per il rilancio delle politiche industriali”) e del D.L. 21 marzo 2022, n. 21 (recante “Misure urgenti per contrastare gli effetti economici e umanitari della crisi Ucraina”).
15 A queste misure si aggiungono anche quelle previste con i decreti del Ministro dell’economia e delle finanze di concerto con il Ministro della transizione ecologica di marzo e aprile 2022 con i quali è stata disposta la temporanea riduzione delle accise sulla benzina e sugli olii da gas o gasolio e sul GPL usati come carburanti per un importo complessivo di 637,3 milioni di euro nel 2022.

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all’insediamento, alla riconversione e riqualificazione verso forme produttive innovative e sostenibili nonché per il riconoscimento di incentivi all’acquisto di veicoli non inquinanti e per favorire il recupero e il riciclaggio dei materiali.
Si finanziano la ricerca e lo sviluppo della tecnologia dei microprocessori e l’investimento in nuove applicazioni industriali di tecnologie innovative, anche tramite la riconversione di siti industriali esistenti e l’insediamento di nuovi stabilimenti nel territorio nazionale. Viene previsto un contributo alle imprese sotto forma di credito d’imposta per favorire investimenti volti ad ottenere una migliore efficienza energetica ed a promuovere la produzione di energia da fonti rinnovabili nelle regioni del Sud. È istituito un fondo per la promozione dei biocarburanti sostenibili utilizzati in purezza anche attraverso la riconversione delle raffinerie tradizionali ricadenti all’interno di siti di bonifica di interesse nazionale (SIN).
Con riguardo alle misure a sostegno della liquidità delle imprese viene incrementato il fondo di garanzia per le PMI.
Per quanto concerne gli interventi adottati per contrastare le ricadute economiche della pandemia si dispone l’estensione del credito d’imposta volto a contenere gli effetti negativi sulle rimanenze finali di magazzino anche agli operatori che svolgono attività di commercio al dettaglio nel settore dei prodotti tessili, della moda, del calzaturiero e della pelletteria e si prevede la concessione di ulteriori aiuti in forma di contributo a fondo perduto a favore delle imprese che svolgono in via prevalente attività di commercio al dettaglio, identificate da specifici codici ATECO, o che operano nei settori del wedding, dell’intrattenimento e dell’ hotellerie-restaurant-catering. Per le imprese del settore turistico che hanno subito una diminuzione del fatturato viene prevista la proroga per i mesi da gennaio a marzo 2022 del credito d’imposta relativo all’ammontare del canone di locazione di immobili destinati a uso non abitativo e del canone per affitto d’azienda.
Si dispone il riconoscimento di contributi statali per le ulteriori spese sanitarie, collegate all’emergenza epidemiologica da Covid-19, rappresentate dalle Regioni e Province autonome nell’anno 2021, per il ristoro ai Comuni per la mancata riscossione dell’imposta di soggiorno, del contributo di sbarco e di quello di soggiorno e per garantire la continuità dei servizi erogati dagli Enti locali.
Oltre alle misure di sostegno economico si estende l’indennizzo, già previsto per i danni da vaccinazioni obbligatorie, anche a coloro che abbiano riportato lesioni o infermità, dalle quali sia derivata una menomazione permanente della integrità psico-fisica, a causa della vaccinazione anti Sars-CoV2 raccomandata dall’autorità sanitaria italiana e si prevedono risorse aggiuntive per l’acquisto di farmaci antivirali contro il Sars-CoV2.
In relazione al conflitto bellico in atto in Ucraina, sono state adottate misure d’urgenza finalizzate ad assicurare la partecipazione di personale militare italiano all’iniziativa della NATO per l’impiego della forza ad elevata prontezza, denominata Very High Readiness Joint Task Force (VJTF). Contestualmente sono state introdotte specifiche disposizioni per fronteggiare le eccezionali esigenze di accoglienza dei cittadini ucraini.

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TAVOLA V.2. EFFETTI NETTI DEI PRINCIPALI PROVVEDIMENTI ADOTTATI NEL 2022 SULL’INDEBITAMENTO NETTO DELLA PA (valori al lordo degli oneri riflessi; milioni di miro) (1)
	2022	2023	2024	2025
Misure per il contenimento dei prezzi del settore elettrico, del gas naturale e dei carburanti	—10.224	87	—10	21
Annullamento aliquote relative agli oneri generali di sistema applicate alle utenze elettriche	—4.200	0	0	0
Credito di imposta a favore delle imprese a parziale compensazione degli extra costi sostenuti per l’eccezionale innalzamento dei costi dell’energia	—2.328	0	0	0
Contributo straordinario, sotto forma di credito d’imposta, a parziale compensazione dei maggiori oneri sostenuti dalle imprese per l’acquisto del gas naturale	—995	0	0	0
Interventi in favore del settore dell’autotrasporto	—601	0	0	0
Applicazione dell’aliquota IVA del 5% alle somministrazioni di gas metano per gli usi civili e industriali	—592	0	0	0
Riduzione delle aliquote di accisa sulla benzina e sul gasolio usato come carburante	—588	71	—31	0
Rafforzamento del bonus sociale elettrico e gas	—503	0	0	0
Riduzione delle aliquote relative agli oneri generali di sistema del gas	—250	0	0	0
Credito d’imposta per l’acquisto di carburanti per l’esercizio dell’attività agricola e della pesca	—140	0	0	0
Altre misure per il contenimento dei prezzi del settore elettrico, del gas naturale e dei carburanti	—26	16	20	21

Misure per le imprese	—2.567	—1.635	—1.555	—1.537
Fondo per favorire la transizione verde, la ricerca, gli investimenti nella filiera del settore automotive, l’acquisto di veicoli non inquinanti e il riciclaggio dei materiali	—700	—1.000	—1.000	—1.000
Fondo di garanzia per le PMI	—300	0	0	0
Fondo per la revisione dei prezzi dei materiali nei contratti pubblici per fronteggiare gli aumenti eccezionali dei prezzi di materiale da costruzione	—270	0	0	0
Fondo per la decarbonizzazione e per la riconversione verde delle raffinerie ricadenti nei siti di bonifica di interesse nazionale	—205	—45	—10	0
Concessione di aiuti in forma di contributo a fondo perduto a favore delle imprese che svolgono in via prevalente attività di commercio al dettaglio	—200	0	0	0
Fondo per promuovere la ricerca, lo sviluppo della tecnologia dei microprocessori e l’investimento in nuove applicazioni industriali di tecnologie innovative	—150	—500	—500	—500
Contributo sotto forma di credito d’imposta per l’efficienza energetica nelle regioni del Sud	—145	—145	0	0
Credito d’imposta in favore di imprese del settore turistico per canoni di locazione ed affitto di azienda	—129	0	0	0
Esonero contributivo a carico dei datori di lavoro nel settore del turismo, degli stabilimenti balneari, delle agenzie di viaggio e dei tour-operator	—117	46	—19	0
Estensione del credito d’imposta per contenere gli effetti negativi sulle rimanenze finali di magazzino alle imprese nel settore del commercio al dettaglio dei prodotti tessili, della moda, del calzaturiero e della pelletteria	—100	0	0	0
Fondo unico nazionale per il turismo	33	10	14	5
Altre misure per le imprese	—284	—1	—41	—42

Sanità	—1.058	—100	—100	—100
Contributi statali per le ulteriori spese sanitarie collegate all’emergenza
Covid-19 rappresentate dalle Regioni e Province autonome	—800	0	0	0
Risorse da destinare all’acquisto di farmaci antivirali contro il SARS-CoV-2	—200	0	0	0
Indennizzo per danni vaccino anti Sars- CoV2	—50	—100	—100	—100
Altre misure per la sanità	—8	0	0	0

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TAVOLA V.2 (SEGUE) - EFFETTI NETTI DEI PRINCIPALI PROVVEDIMENTI ADOTTATI NEL 2022 SULL’INDEBITAMENTO NETTO DELLA PA (valori al lordo degli oneri riflessi; milioni di euro) (1)
	2022	2023	2024	2025
Misure per Regioni ed Enti locali	-506	-3	0	0
Risorse destinate agli enti locali per garantire la continuità dei servizi erogati	-250	0	0	0
Ristoro ai Comuni a fronte delle minori entrate derivanti dalla mancata riscossione dell’imposta di soggiorno, del contributo di sbarco e del contributo di soggiorno conseguenti all’adozione delle misure di contenimento del Covid-19	-150	0	0	0
Trasporto pubblico locale e regionale	-80	0	0	0
Scorrimento graduatoria delle opere ammissibili per la rigenerazione urbana	-40	-150	-150	-285
Riduzione contributi per la messa in sicurezza del territorio e delle infrastrutture dei Comuni	40	150	150	285
Altre misure per Regioni ed Enti locali	-26	-3	0	0

Scuola	-182	0	0	0

Misure per il pubblico impiego	-10	-16	-16	-16

Difesa e sicurezza	-5	0	0	0
Partecipazione di personale militare al potenziamento di dispositivi della NATO	-134	-21	0	0
Riduzione del Fondo per il finanziamento delle missioni internazionali	146	21	0	0
Altre misure per la difesa e la sicurezza	-17	0	0	0

Lavoro	131	-1	1	0
Cassa integrazione ed altre integrazioni salariali	-168	-1	1	0
Riduzione Fondo per la tutela delle posizioni lavorative nel processo di uscita dalla fase emergenziale epidemiologica	259	0	0	0
Altre misure per il lavoro	40	0	0	0

Altro	14.517	1.709	1.702	1.647
Misure per l’accoglienza dei profughi provenienti dall’Ucraina	-410	0	0	0
Utilizzo maggiori entrate gettito IVA derivanti dall’aumento del prezzo della benzina e del gasolio usato come carburante per autotrazione	255	0	0	0
Differimento per il solo anno d’imposta 2021 della deducibilità delle svalutazioni e perdite su crediti	1.040	-459	-260	-260
Utilizzo quota parte dei proventi delle aste delle quote di emissione C02	1.605	0	0	0
Rideterminazione del costo di acquisto dei terreni e delle partecipazioni non negoziate nei mercati regolamentati per i beni posseduti al 1° gennaio 2022	1.723	237	237	-279
Minore utilizzo risorse relative a contributi a fondo perduto a favore degli operatori economici colpiti dall’emergenza epidemiologica “Covid-19” previsti da precedenti prowedimenti	1.779	0	0	0
Contributo straordinario sugli extraprofitti delle imprese operanti nei settori dell’energia elettrica, gas e petrolifero	3.980	0	0	0
Riduzione degli stanziamenti dei Ministeri	4.516	1.730	1.530	2.040
Altre misure	28	201	195	146

INDEBITAMENTO NETTO	96	41	21	15
(1) Si tratta del D.L. 27 gennaio 2022, n. 4 convertito con modificazioni dalla legge 28 marzo 2022, n. 25, del D.L. 25 febbraio 2022, n. 14, del D.L. 28 febbraio 2022, n. 16, del D.L. 1° marzo 2022, n. 17 e del D.L. 21 marzo 2022, n. 21.
Nota: Eventuali imprecisioni derivano da arrotondamenti.
Il segno (-) indica un peggioramento dell’indebitamento netto, il segno (+) indica un miglioramento dell’indebitamento netto.

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Questi provvedimenti sono finanziati principalmente attraverso un prelievo solidaristico straordinario per l’anno 2022 a carico delle imprese operanti nel settore elettrico, del gas e petrolifero, il minor utilizzo delle risorse relative a contributi a fondo perduto a favore degli operatori economici colpiti dall’emergenza epidemiologica Covid-19, la riduzione di alcuni stanziamenti dei Ministeri, la rideterminazione del costo di acquisto dei terreni e delle partecipazioni non negoziate nei mercati regolamentati per i beni posseduti al 1° gennaio 2022 e l’utilizzo di quota parte dei proventi delle aste delle quote di emissione CO2.
Da Ultimo, il Parlamento ha approvato in data 6 aprile 2022, in via definitiva, una legge recante deleghe al Governo per il sostegno e la valorizzazione della famiglia (cd. Family Act), rivolte, in particolare, al rafforzamento delle misure di sostegno all’eduzione dei figli, per la disciplina dei congedi parentali, di paternità e di maternità, per incentivare il lavoro femminile e l’armonizzazione dei tempi di vita e lavoro, per sostenere la formazione e l’autonomia finanziaria dei giovani e per promuovere le responsabilità familiari.

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VI.1	IL RAFFORZAMENTO DEL PROCESSO DI REVISIONE E VALUTAZIONE DELLA SPESA PUBBLICA
La ripresa e il rafforzamento delle pratiche dell’analisi e valutazione della spesa pubblica costituisce un elemento qualificante della strategia di Governo nell’obiettivo di conseguire un utilizzo efficiente ed efficace delle risorse pubbliche. Questa necessità diventa ancor più importante in un contesto di risorse scarse e in un percorso di progressivo miglioramento del quadro programmatico delle finanze pubbliche come quello previsto in questo documento di programmazione.
L’obiettivo è di rendere più efficaci le proposte di revisione/riprogrammazione della spesa rispetto agli obiettivi di spesa, rendere maggiormente sostenibili le dinamiche della finanza pubblica, individuare spazi fiscali per il finanziamento di nuovi interventi e riforme della tassazione, e riallineare la spesa pubblica agli obiettivi di governo. Tale obiettivo è perseguito attraverso la definizione di processi stabili e permanenti di analisi e valutazione della spesa utili al miglioramento delle decisioni di bilancio e, dunque, anche alla revisione della spesa. Il processo di cambiamento, che coinvolge il Ministero dell’economia e delle finanze ed i Ministeri, il cui orizzonte temporale non può essere di breve periodo si innesta, peraltro, nel PNRR, dove il rafforzamento dell’attuale processo di revisione e valutazione della spesa dei Ministeri, già previsto dalla normativa nazionale all’articolo 22-bis della legge 196/2009, è incluso fra le riforme abilitanti.
Nell’ambito di tale riforma sono stati dunque previsti alcuni passaggi cruciali del processo di cambiamento in corso, in primis il rafforzamento del Ministero dell’economia al fine di poter svolgere un più incisivo ruolo di coordinamento e supporto dei Ministeri nell’ambito della programmazione e gestione finanziaria, a partire dalle attività di valutazione ex-ante delle proposte, in quella di monitoraggio e nella successiva valutazione ex-post dei risultati effettivamente conseguiti. Tale rafforzamento si attua seguendo un duplice binario: maggiore capacità e migliori strumenti di coordinamento e supporto dei Ministeri, i cui effetti potranno dispiegarsi solo nel medio periodo quando i relativi processi di costruzione si saranno conclusi e completati.
Per quanto riguarda la capacità interna si prevede il potenziamento delle strutture esistenti, l’implementazione di nuove strutture e la possibilità di ricorrere a professionalità e competenze specialistiche.
In questa direzione il D.L. 6 novembre 2021, n. 1521, ha previsto l’istituzione di un Comitato scientifico, a cui partecipa il Ragioniere generale dello Stato, che lo presiede, e rappresentanti delle principali istituzioni che operano nel campo della

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1 Convertito con modificazioni dalla legge 29 dicembre 2021, n. 233. In particolare, si veda l’art. 9, c. 8-11.

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finanza pubblica. Il Comitato opera in coerenza con le linee guida stabilite dal Presidente del Consiglio dei ministri e con i conseguenti specifici indirizzi del Ministro dell’economia e delle finanze, esercita funzioni di indirizzo e programmazione delle attività di analisi e di valutazione della spesa e di supporto alla definizione della proposta del Ministro dell’economia e delle finanze per l’applicazione dell’art. 22-bis della L. n. 196/2009 e indica i criteri e le metodologie per la definizione dei processi e delle attività di revisione della spesa, nonché gli obiettivi da perseguire. Alle riunioni del Comitato potranno essere invitati rappresentanti delle pubbliche amministrazioni ed esperti esterni con professionalità inerenti alle materie trattate.
Per le attività istruttorie e di segreteria del Comitato scientifico, è istituita, presso il Ministero dell’economia e delle finanze - Dipartimento della Ragioneria generale dello Stato, una apposita Unità di missione. L’Unità svolge attività di analisi e valutazione della spesa sulla base degli indirizzi e del programma di lavoro definiti dal Comitato scientifico, di cui funge da segreteria tecnica e fornisce supporto alle strutture esistenti per le attività legate alla definizione degli obiettivi di spesa dei Ministeri e dei relativi accordi, nonché al successivo monitoraggio e all’elaborazione delle relative relazioni. Concorre, inoltre, all’attività dei nuclei di analisi e valutazione della spesa2, per i quali il decreto-legge prevede la ripresa delle attività, che costituiscono il luogo di confronto e condivisione tra il Ministero dell’economia e delle finanze e i Ministeri di spesa.
Con lo stesso provvedimento è previsto il reclutamento di nuove unità di personale da destinare in via strutturale alle attività di spending review, allo sviluppo dei processi legati al bilancio di genere e all’allineamento del bilancio ambientale. È prevista, infine, la possibilità di attivare in queste materie progetti e convenzioni con Università ed Enti di ricerca, nonché ricorrere a esperti, che possano apportare un contributo significativo di competenze e professionalità specifiche, nonché avviare un percorso virtuoso di apprendimento a favore delle strutture delle Amministrazioni coinvolte.
Sul versante del potenziamento del coordinamento e supporto ai Ministeri, il Ministero dell’economia e delle finanze ha intrapreso da tempo un percorso di rafforzamento delle competenze tramite la realizzazione di progetti ad-hoc. È attualmente in corso il secondo di questi, con il supporto della Commissione europea e dell’OCSE3. Tale percorso si caratterizza per il ruolo attribuito alla valutazione delle politiche pubbliche nella sua più ampia accezione quale prassi qualificante per le decisioni pubbliche. Esso è dunque fondamentale sia per le attività interne del Ministero dell’economia e delle finanze sia per quelle dei Ministeri di spesa anche nell’ambito del processo di bilancio e della revisione della spesa, oltre che per quello più consolidato di supporto alla formulazione e gestione delle politiche. Anche su tale versante, la riforma prevista dal PNRR

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2 Previsti dall’art. 39 della L. n. 196/2009.
3 Si tratta del progetto di studio “La valutazione delle politiche pubbliche e la spending review” i cui materiali informativi sono disponibili al seguente indirizzo:
https://www.rgs.mef.gov.it/VERSIONE-I/pubblicazioni/strumenti_e_metodi/la_valutazione_delle_politiche_pub-bliche_e_la_spending_review/, e del progetto “Policy evaluation to improve the efficiency of public spending” in corso di realizzazione a seguito di approvazione della richiesta di supporto da parte del Ministero dell’economia e delle finanze alla DG Reform nell’ambito del “Technical support instrument”. A tale proposito si veda:
https://ec.europa.eu/info/sites/default/files/approved_technical_support_requests_under_the_technical_sup-port_instrument_2021.pdf. Per un excursus più completo si vedano anche le note n.89 e n.91 del Servizio studi dipartimentale della Ragioneria generale dello Stato.

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rinforza il processo complessivo prevedendo che, entro la fine dell’anno, la Ragioneria generale dello Stato elabori una relazione sulle prassi utilizzate in alcuni Ministeri di spesa per l’elaborazione e l’attuazione dei piani di risparmio e sulla efficacia di queste, e che, a partire da tale relazione, formuli delle linee guida per il supporto delle amministrazioni centrali.
Il quadro complessivo prevede, pertanto, un’attività di analisi e valutazione della spesa stabile nel tempo, coordinata e integrata con le procedure di programmazione e di formazione del bilancio, strutturata e condivisa con i Ministeri responsabili della spesa.

VI.2	LA REGALO DELL’EQUILIBRIO DI BILANCIO PER LE AMMINISTRAZIONI LOCALI
La normativa vigente, assicurando la piena attuazione degli articoli 81 e 97 della Costituzione e in conformità con l’interpretazione della Corte costituzionale4, stabilisce l’obbligo del rispetto dei seguenti equilibri di bilancio per tutti gli enti territoriali a decorrere dal 2019 (dal 2021 per le regioni a statuto ordinario):
●	saldo non negativo tra il complesso delle entrate e delle spese finali a livello di comparto[5];
●	saldo non negativo tra il complesso delle entrate e il complesso delle spese, ivi inclusi avanzi di amministrazione, debito e Fondo pluriennale vincolato a livello di singolo ente[6].
In un’ottica di sostenibilità di medio-lungo periodo e di finalizzazione del ricorso al debito, vigono i seguenti principi generali: il ricorso all’indebitamento da parte degli enti territoriali è consentito esclusivamente per finanziare spese di investimento, nel rispetto dell’articolo 119 della Costituzione, e nei limiti previsti dalla legge dello Stato, e le operazioni di indebitamento devono essere accompagnate da piani di ammortamento di durata non superiore alla vita utile dell’investimento, nei quali sono evidenziate le obbligazioni assunte sui singoli esercizi finanziari, nonché le modalità di copertura degli oneri corrispondenti.
Per quanto attiene, poi, nello specifico, all’indebitamento degli enti territoriali, l’articolo 119 della Costituzione prevede che gli enti “possono ricorrere all’indebitamento solo per finanziare spese di investimento, con la contestuale definizione di piani di ammortamento e a condizione che per il complesso degli enti di ciascuna regione sia rispettato l’equilibrio di bilancio”. In particolare, la norma attuativa7 prevede, tra l’altro, che le operazioni di indebitamento - effettuate sulla base di apposite intese concluse in ambito regionale o sulla base dei patti di solidarietà nazionale8 - garantiscono, per l’anno di riferimento, il rispetto del saldo di bilancio9 per il complesso degli enti territoriali della regione interessata,

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4 Sentenze n. 247/2017 e n. 101/2018 in tema di utilizzo degli avanzi di amministrazione.
5 L. n. 243/2012, art. 9
6 D. Lgs. n. 118/2011 e L. n. 145/2018, art. 1, c. 821.
7 L. n. 243/2012, art. 10.
8 L. n. 243/2012, art. 10, c. 3 e 4.
9 L. n. 243/2012, art. 9, c. 1.

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compresa la medesima regione, o per il complesso degli enti territoriali dell’intero territorio nazionale10.
Ai fini della verifica ex-ante del rispetto dell’equilibrio tra entrate e spese finali, a livello di comparto, sono stati consolidati i dati di previsione riferiti agli anni 2021-2023 degli enti territoriali per regione e a livello nazionale trasmessi alla Banca dati unitaria delle amministrazioni pubbliche (BDAP) istituita presso il MEF, riscontrando, negli anni 2022-2023, il rispetto, a livello di comparto, dell’equilibrio di bilancio delle regioni e degli enti locali11.
Al fine di verificare ex-post, a livello di comparto, il rispetto del richiamato equilibrio, sono stati esaminati i dati dei rendiconti 2020 degli enti territoriali trasmessi alla BDAP riscontrando il rispetto, a livello di comparto, del saldo di bilancio12. Con particolare riferimento alla verifica ex-post, è stata condotta una analisi dei riflessi dell’emergenza epidemiologica da Covid-19 non solo sui bilanci degli enti territoriali ma anche sul conto economico della PA, attraverso i dati dei sottosettori delle amministrazioni locali.
I grafici della Figura VI.1 evidenziano, con eccezione delle province, un peggioramento dell’indebitamento netto nel 2020 sia per i comuni sia per le regioni. Il peggioramento è direttamente correlato alla contrazione nel medesimo esercizio del margine positivo del risparmio lordo, rispettivamente pari a -2.171 milioni per i comuni e -856 milioni per le regioni.

FIGURA VI.1: RISPARMIO LORDO E INDEBITAMENTO NETTO ENTI TERRITORIALI 2017-2020 (milioni dl miro)

Fonte: Elaborazioni su dati Istat.

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10 L. n. 243/2012, art. 9, c. 3 e 4.
11 L’analisi è stata svolta su tutti i bilanci di previsione 2021-2023 trasmessi, ai sensi dell’articolo 4 del decreto del Ministero dell’economia e delle finanze 12 maggio 2016, entro 30 giorni dalla loro approvazione, dagli enti territoriali (data osservazione 22 febbraio 2022). Si precisa che, alla richiamata data del 22 febbraio 2022, risultano adempienti all’invio 7.769 comuni su 7.904 comuni tenuti all’invio; 84 province su 86 province tenute all’invio; tutte le città metropolitane e le regioni e province autonome.
12 L’analisi è stata svolta su tutti i rendiconti 2020 trasmessi, ai sensi dell’articolo 4 del decreto del Ministero dell’economia e delle finanze 12 maggio 2016, entro 30 giorni dalla loro approvazione, dagli enti territoriali (data osservazione 22 febbraio 2022). Si precisa che, alla richiamata data del 22 febbraio 2022, risultano adempienti all’invio 7.786 comuni su 7.903 comuni tenuti all’invio; 84 province su 86 province tenute all’invio; tutte le città metropolitane e le regioni e province autonome.

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Il conto economico della PA per il 2020 evidenzia, inoltre, gli effetti dell'intervento dello Stato per fronteggiare l'emergenza epidemiologica da Covid-1913. In particolare, la Figura VI.2 mette in evidenza i maggiori trasferimenti dello Stato a favore degli enti territoriali14 (circa 13.599 milioni) a compensazione delle variazioni negative delle principali poste di entrata relative alla produzione per beni e servizi, destinabili e non destinabili alla vendita (-2.427 milioni), e alle imposte (-7.574 milioni), nonché alle maggiori spese sostenute dalle regioni per la sanità (+4.671 milioni).

FIGURA VI.2: VARIAZIONE ASSOLUTA 2020-2019 PRINCIPALI GRANDEZZE CONTO ECONOMICO DELLA PA - ENTI TERRITORIALI (milioni dl curo)

Fonte: Elaborazioni su dati Istat.

L'attenzione del Legislatore agli equilibri di parte corrente è stata accompagnata da ulteriori misure, oltre a quelle già previste nel PNRR, volte a rafforzare15 ulteriormente le misure previste dalle ultime Leggi di Bilancio per la ripresa degli investimenti sul territorio. In particolare, si segnala:
●	l'incremento delle risorse per la progettazione degli enti locali[16]: 150 milioni per ciascuno degli anni 2022 e 2023;
●	l'incremento delle risorse per la rigenerazione urbana[17]: 300 milioni per il 2022, finalizzati ad estendere gli interventi anche ai comuni con popolazione inferiore a 15.000 abitanti;

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13 L. n. 243/2012, art. 11 "Concorso dello Stato al finanziamento dei livelli essenziali e delle funzioni fondamentali nelle fasi awerse del ciclo o al verificarsi di eventi eccezionali". In attuazione dell'articolo, nel 2020 sono stati posti in essere diversi interventi straordinari a favore degli enti territoriali, tra cui: il finanziamento del fondo a favore degli enti locali per 5.170 milioni (D.L. n. 34/2020, art. 106, c.1. e D.L. n. 104/2020, art. 39); il finanziamento del fondo a favore delle regioni e province autonome per 4.300 milioni (D.L. n. 34/2020, art. 111, c.1).
14 I trasferimenti correnti tra amministrazioni pubbliche tengono conto anche delle variazioni della tesoreria statale.
15 L. n. 234/2021.
16 L. n. 234/2021, art. 1, c. 415.
16 L. n. 234/2021, art. 1, c. 534-542.

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●
risorse per le infrastrutture stradali sostenibili delle regioni, delle province e delle città metropolitane[18]: 3.350 milioni nel periodo 2022-2036, finalizzati a programmi straordinari di manutenzione straordinaria e adeguamento funzionale e resilienza ai cambiamenti climatici della viabilità stradale, anche con riferimento a varianti di percorso;

●	risorse per le strade comunali[19]: 200 milioni nel 2022 e 100 milioni nel 2023, finalizzati alla manutenzione straordinaria delle strade comunali, dei marciapiedi e dell'arredo urbano;
●	l'incremento delle risorse per la messa in sicurezza di ponti e viadotti[20]: 1.400 milioni nel periodo 2024-2029.
●	l'incremento delle risorse per la messa in sicurezza delle scuole di province e città metropolitane[21]: 2.805 milioni nel periodo 2024-2036.

Il rafforzamento dei contributi volti a rilanciare gli investimenti sul territorio ha mitigato l'impatto negativo derivante dalla pandemia e dalle misure di lockdown introdotte. Nel 2020, gli investimenti delle amministrazioni locali sono cresciuti dell'1,3 per cento su base annua, e sono rimasti sostanzialmente stabili sia in termini reali (a prezzi 2015), sia in rapporto al PIL. Il contributo alla crescita reale degli investimenti della PA si mantiene quindi positivo, a differenza di quanto osservato nel triennio 2016-2018. Ciò è avvenuto, nonostante gli enti territoriali abbiano dedicato le energie prioritariamente a gestire l'emergenza sanitaria sul territorio, con un rallentamento delle altre attività.
Nei prossimi anni, è ipotizzabile un ritorno a tassi di crescita degli investimenti del comparto più sostenuti grazie, in particolare, all'attuazione dei programmi di spesa previsti dal PNRR.
Nel 2020, anno interessato dalla pandemia e dalla conseguente recessione economica, il deficit e il debito delle amministrazioni locali in rapporto al PIL non hanno subito particolari disallineamenti, per effetto del sopracitato concorso dello Stato al finanziamento dei livelli essenziali e delle funzioni fondamentali, previsto nelle fasi avverse del ciclo economico dalla legge n. 243/2019.
Nel 2021, il settore istituzionale delle amministrazioni locali continua a presentare, nel suo complesso, una situazione di sostanziale pareggio di bilancio e un rapporto debito/PIL contenuto. Il debito consolidato delle amministrazioni locali è aumentato in valore assoluto di 2,6 miliardi su base annua, a seguito della sostituzione di mutui erogati dal Ministero dell'Economia e delle Finanze con nuovi prestiti concessi da intermediari finanziari. Il debito in percentuale di PIL scende, tuttavia, al 4,9 per cento dal 5,1 per cento del 2020, per effetto della crescita economica.

___
18 L. n. 234/2021, art. 1, c. 405-406.
19 L. n. 234/2021, art. 1, c. 407-414.
20 L. n. 234/2021, art. 1, c. 531-532.
21 L. n. 234/2021, art. 1, c. 533.

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FIGURA VI.3: CONTRIBUTI ALLA CRESCITA DEGLI INVESTIMENTI FISSI LORDI DELLA PA (dati a prezzi 2015), INDEBITAMENTO NETTO E DEBITO DELLE AMMINISTRAZIONI LOCA-LI (In percentuale sul PIL)

Fonte: Elaborazioni su dati Istat e Banca d’Italia.

VI.3	IL PATTO PER LA SALUTE E I TETTI ALLA SPESA FARMACEUTICA
La spesa delle regioni per la sanità è soggetta alla disciplina contenuta nel Patto per la Salute, un'intesa avente un orizzonte temporale triennale, negoziata tra Stato, regioni e Province Autonome di Trento e Bolzano. Dal 2000 attraverso tali intese, i soggetti istituzionali coinvolti concordano l'ammontare delle risorse da destinare al finanziamento del Servizio Sanitario Nazionale (SSN) al fine di garantire le risorse necessarie alla programmazione di medio periodo, fissando gli strumenti di governance del settore e le modalità di verifica degli stessi.
A fronte del finanziamento statale al SSN, si richiede alle regioni di assicurare l'equilibrio nel settore sanitario, tramite l'integrale copertura di eventuali disavanzi. In caso di deviainglezione dall'equilibrio sono previste misure correttive automatiche, quali l'aumento dell'imposta addizionale regionale sul reddito delle persone fisiche e dell' IRAP. Strumento essenziale della governance è l'obbligo di presentare un Piano di rientro se il settore sanitario regionale presenta un deficit superiore ad una certa soglia fissata per legge ovvero se, pur in presenza di un deficit inferiore alla suddetta soglia, la regione non dispone di mezzi di copertura, oppure se la regione presenta rilevanti carenze nella qualità delle cure22. All'interno del Piano sono programmate le misure da mettere in atto al fine di ripristinare la posizione di pareggio di bilancio su un orizzonte temporale di tre anni e la definizione degli strumenti di monitoraggio e verifica della sua attuazione. La normativa prevede, infine, il commissariamento della funzione sanitaria, qualora il

___
22 La soglia, L a fissata al 5 per cento, è data dal rapporto tra il deficit nominale regionale e l'importo totale delle risorse assegnate dallo Stato per il finanziamento del servizio sanitario regionale.

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Piano di rientro non sia redatto in modo adeguato o non sia attuato nei tempi e nei modi previsti.
Nell'ultimo Patto per la Salute, stipulato il 18 dicembre 2019, sono stati affrontati aspetti relativi all'organizzazione e alla regolamentazione del SSN, con particolare riferimento alle politiche di assunzione del personale e al miglioramento dell'erogazione dei livelli essenziali di assistenza. Il livello del finanziamento del SSN, già stabilito dalla Legge di Bilancio 2019, è stato confermato rispettivamente in 114.474, 116.474 e 117.974 milioni per il triennio 2019-2021.
Per gli anni 2020 e 2021, il livello di finanziamento è stato successivamente incrementato in misura rilevante dai provvedimenti adottati nel 202023 per fronteggiare l'emergenza sanitaria derivante dalla diffusione del virus Sars-Cov2. La Legge di Bilancio per il 202224 ha stabilito il nuovo livello del finanziamento del SSN per il periodo 2022-2024 rispettivamente in 124.061, 126.061 e 128.061 milioni. Inoltre, la stessa legge ha disposto un ulteriore incremento al fine di aumentare il numero di contratti di formazione specialistica dei medici, rispettivamente per 194, 319 e 347 milioni nel triennio25.
A partire dal 2017, una quota del livello di finanziamento del fabbisogno sanitario nazionale standard, pari a 1 miliardo, è vincolata alla spesa per l'acquisto di farmaci innovativi. La Legge di Bilancio per il 2022 ha incrementato il Fondo26 di 100 milioni per il 2022, 200 milioni per il 2023 e 300 milioni a decorrere dal 202427.
Riguardo i vincoli sulla spesa farmaceutica, la Legge di Bilancio 202228 incrementa il tetto della spesa farmaceutica per acquisti diretti, fissato al livello del 7,85 per cento del livello del finanziamento del SSN nel 2021, all'8 per cento nel 2022, 8,15 per cento nel 2023 e 8,30 per cento a decorrere dal 2024. Viceversa, il tetto della spesa farmaceutica convenzionata29 resta fissato nella misura del 7 per cento. Le disposizioni prevedono inoltre che, fermo restando il valore complessivo dei tetti, le due percentuali possano essere modificate annualmente in sede di predisposizione del disegno di legge di bilancio su proposta del Ministero della Salute, d'intesa con il Ministero dell'Economia e delle Finanze, sentita l'Agenzia italiana del farmaco (AIFA)30.
In caso di sforamento dei tetti è tuttora vigente il meccanismo automatico di correzione (c.d. payback). Se viene superato il tetto della spesa farmaceutica convenzionata, la parte eccedente deve essere coperta dalla catena degli operatori del settore farmaceutico (produttori, grossisti, farmacie); eventuali eccedenze di spesa rispetto al tetto della spesa farmaceutica per acquisti diretti sono addebitate per il 50 per cento alle regioni e il restante 50 per cento alle aziende farmaceutiche.

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23 Art. 18, c. 1 del D.L n. 18/2020, convertito dalla L. n. 27/2020; artt. 1, c. 11, 2, c. 10, 5, c.1, 103, c. 24, 104, c. 3-bis e 265 c. 4 del D.L. n. 34/2020, convertito dalla L. n. 77/2020; art. 29, c. 8 del D.L. 104/2020, convertito dalla L. 126/2020.
24 L. n. 234/2021, art. 1, c. 258.
25 L. n. 234/2021, art. 1, c. 260.
26 Fondo per il concorso al rimborso alle regioni per l'acquisto di medicinali innovativi.
27 L. n. 234/2021, art. 1, c. 259.
28 L. n. 234/2021, art. 1, c. 281.
29 La spesa farmaceutica convenzionata indica la spesa riferibile ai farmaci rimborsabili, al lordo delle quote di partecipazione alla spesa a carico degli assistiti, distribuiti attraverso le farmacie pubbliche e private convenzionate.
30 L. n. 234/2021, art. 1, c. 282.

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A partire dal 2019 sono state introdotte modalità semplificate per la determinazione del payback della spesa farmaceutica per acquisti diretti, che tra l'altro prevedono che l'AIFA si avvalga anche dei dati desunti dalle fatture elettroniche ai fini del monitoraggio della spesa. Il procedimento amministrativo concernente l'attribuzione alla singola azienda farmaceutica della quota di payback a proprio carico, sul quale le stesse aziende farmaceutiche hanno attivato un rilevante contenzioso a partire dal 2013, nel tempo è stato progressivamente migliorato, con particolare riferimento alla trasparenza e alla correttezza dei dati di base, tanto che le sentenze di merito relative al payback dell'anno 2019 sono risultate finora sempre favorevoli alla parte pubblica. Relativamente al periodo pregresso 2013-2018, il contenzioso è stato definitivamente chiuso anche sulla base di specifiche disposizioni normative intervenute negli anni.

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TAVOLA Al - EFFETTI NETTI DELLA MANOVRA DI FINANZA PUBBLICA SULL'INDEBITAMENTO NETTO DELLA PA (valori al lordo degli oneri riflessi; milioni di curo)
	2022	2023	2024	2025
Riduzione pressione fiscale	-8.121	-8.265	-7.929	-8.045
Modifiche al sistema di tassazione delle persone fisiche	-6.413	-7.269	-6.975	-6.975
Esonero di una quota dei contributi previdenziali a carico dei lavoratori dipendenti	-1.474	-36	0	0
Esclusione IRAP per le persone fisiche esercenti attività commerciali ed esercenti arti e professioni	-1.076	-1.210	-1.224	-1.228
Differimento plastic tax e sugar tax	-650	127	-62	-20
Eliminazione aggio riscossione su nuove operazioni	-482	-535	-655	-714
Riduzione IVA prodotti per l'igiene intima femminile dal 22% al 10%	-90	-90	-90	-90
Proroga esenzione IRPEF redditi dominicali	O	-238	97	O
Ripresa dell'attività di riscossione delle cartelle notificate nel periodo dal 1° settembre
2021 al 31 dicembre 2021 sospesa dal D.L. n. 146/2021	160	0	0	0
Fondo delega riforma fiscale e per le maggiori entrate per la fedeltà fiscale, assegno unico	2.000	1.000	1.000	1.000
Altre misure per la riduzione della pressione fiscale	-96	-16	-21	-18

Misure per le imprese	-4.938	-1.719	-773	-672
Incentivi e agevolazioni:	-4.763	-1.544	-572	-390
Fondo di garanzia per le PMI	-3.000	0	0	0
Misure in materia di politiche agricole e alimentari	-487	-343	-198	-179
Sostegno pubblico per l'ordinato svolgimento delle procedure di liquidazione coatta amministrativa di banche di ridotte dimensioni	-200	0	0	0
Fondo per il sostegno alla transizione industriale	-150	-150	-150	-150
Incentivi per le aggregazioni tra imprese	-137	-413	66	118
Fondo unico nazionale per il turismo	-115	-140	-90	-35
Potenziamento industria cinematografica e cultura	-110	-110	-110	-110
Fondo crisi di impresa	-20	-20	-20	-20
Altre misure per le imprese	-544	-368	-71	-14
Export:	-175	-175	-201	-282
Potenziamento misure per l'internazionalizzazione delle imprese e per la promozione del "Made in Italy"	-175	-175	-201	-282

Misure per il contenimento dei prezzi del settore elettrico e del gas naturale	-3.800	0	0	0
Contenimento aumento dei prezzi nel settore elettrico	-1.800	0	0	0
Contenimento aumento dei prezzi nel settore del gas naturale	-1.088	0	0	0
Rafforzamento del bonus sociale elettrico e gas	-912	0	0	0

Lavoro e previdenza	-3.209	-3.863	-3.215	-2.344
Ammortizzatori sociali:	-2.578	-2.319	-1.650	-1.328
Riordino della normativa in materia di ammortizzatori sociali	-2.992	-1.837	-1.444	-1.125
Fondo per la tutela delle posizioni lavorative nel processo di uscita dalla fase emergenziale epidemiologica	-490	0	0	0
Cassa integrazione e altre integrazioni salariali	-305	-191	0	0
Fondo sociale per occupazione e formazione	-202	-163	-163	-162
Fondo per il finanziamento di interventi di riforma in materia di ammortizzatori sociali	1.498	0	0	0
Altri ammortizzatori sociali	-87	-128	-43	-40
Previdenza	-631	-1.544	-1.566	-1.017
Trattamento di pensione anticipata - "Quota 102"	-176	-679	-543	-288
Fondo per l'uscita anticipata dei lavoratori delle imprese in crisi	-150	-200	-200	0
APE sociale	-144	-271	-241	-177
Opzione donna	-111	-317	-480	-449
Fondo per la realizzazione di interventi perequativi per il personale delle Forze armate, polizia e del Corpo nazionale WF	-20	-40	-60	-60
Altre misure per la previdenza	-30	-36	-42	-44
Nota: Eventuali imprecisioni derivano da arrotondamenti. Il segno (-) indica un peggioramento dell'indebitamento netto, il segno (+) indica un miglioramento dell'indebitamento netto.

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TAVOLA Al (SEGUE) - EFFETTI NETTI DELLA MANOVRA DI FINANZA PUBBLICA SULL'INDEBITAMENTO NETTO DELLA PA (valori al lordo degli oneri riflessi; milioni di euro)
	2022	2023	2024	2025
Misure per gli investimenti	—3.028	—5.379	—9.634	—13.676
Investimenti pubblici:	—2.615	—3.344	—3.652	—5.084
Fondo per lo sviluppo e la coesione	—750	—900	—900	—1.200
Misure per la manutenzione straordinaria e la messa in sicurezza di strade, ponti,
viadotti e scuole e per progetti di rigenerazione urbana degli Enti territoriali	—540	—450	—413	—325
Contratto di programma RFI	—450	—800	—805	—945
Rifinanziamento del credito d'imposta per interventi di ricostruzione privata nei territori
colpiti dal sisma del 2016	—150	—200	—300	—550
Celebrazioni del Giubileo della Chiesa Cattolica per il 2025	—149	—249	—302	—352
Risorse per l'attuazione di programmi e di nuovi progetti nel settore della difesa	—75	—100	—105	—450
Fondo per la tutela del patrimonio culturale	—40	—40	—40	—50
Sostenibilità della mobilità nelle grandi aree urbane	—30	—40	—50	—80
Alta velocità e alta capacità della linea ferroviaria Adriatica	—20	—40	—50	—80
Edilizia scolastica	0	0	—3	—10
Contributo per interventi di ripristino e messa in sicurezza sulla tratta autostradale
A24 e A25	0	0	—5	—45
Fondo per la strategia di mobilità sostenibile	0	—10	—15	—20
Contratto di programma ANAS	0	—50	—50	—100
Altre misure per gli investimenti pubblici	—411	—465	—615	—877
Investimenti privati:	—412	—2.036	—5.982	—8.592
Rifinanziamento "Nuova Sabatini"	—240	—240	—120	—120
Importanti Progetti di Comune Interesse Europeo (IPCEI)	—150	—150	—100	—100
Contratti di sviluppo	—35	—70	—105	—105
Transizione 4.0	0	—637	—1.744	—2.776
Agevolazioni fiscali ristrutturazioni edilizie, ecobonus, superbonus, bonus facciate,
sisma bonus	39	—908	—3.882	—5.460
Altre misure per gli investimenti privati	—27	—31	—31	—31
Politiche sociali, famiglia, giovani e pari opportunità	—2.658	—2.338	—2.251	—2.276
Politiche sociali e pari opportunità:	—1.737	—1.850	—1.817	—1.852
Reddito di cittadinanza	—1.065	—1.065	—1.064	—1.064
Misure per la non autosufficienza e per l'inclusione dei disabili, compreso il trasporto
scolastico	—305	—460	—490	—554
Misure per il contrasto della violenza sulle donne e per la parità di genere	—98	—145	—65	—65
Contributi per l'acquisto di apparecchi di ricezione televisiva	—68	0	0	0
Altre misure per le politiche sociali e le pari opportunità	—200	—180	—198	—170
Giovani:	—554	—359	—303	—302
Misure in favore dei giovani per l'acquisto della casa di abitazione	—260	0	0	0
Carta elettronica a favore dei 18enni per lo sviluppo della cultura e della conoscenza
del patrimonio culturale	—230	—230	—230	—230
Altre misure per i giovani	—64	—129	—73	—72
Famiglia:	—367	—129	—131	—122
Incremento del Fondo assegno universale e servizi alla famiglia	—6.000	—6.000	—6.000	—6.000
Fondo di garanzia per la prima casa	—242	0	0	0
Proroga ed estensione a 10 giorni del congedo per il padre lavoratore dipendente	—114	—117	—119	—122
Fondo delega riforma fiscale e per le maggiori entrate per la fedeltà fiscale, assegno unico	6.000	6.000	6.000	6.000
Altre misure per la famiglia	—11	—12	—12	0

Misure per Regioni ed Enti locali	—1.774	—2.016	—2.017	—2.079
Riduzione del concorso alla finanza pubblica delle Regioni a statuto speciale	—706	—706	—706	—706
Risanamento finanziario dei comuni con deficit strutturale imputabile a caratteristiche
socio - economiche	—350	—150	0	0
Contributo in favore dei comuni sede di capoluogo di città metropolitana con
disavanzo pro capite superiore a 700 euro	—150	—290	—290	—240
Trasporto pubblico locale	—115	—219	—306	—350
Rinegoziazione piani di ammortamento anticipazioni di liquidità a regioni ed enti locali
per pagamento debiti certi, liquidi ed esigibili	—86	—208	—178	—173
Indennità di funzione dei sindaci	—80	—120	—176	—176
Misure per il finanziamento e lo sviluppo delle funzioni fondamentali delle Province e
delle Città metropolitane	—80	—100	—130	—150
Fondo per lo sviluppo delle montagne italiane	—80	—100	—100	—150
Altre misure per Regioni ed Enti locali	—127	—123	—131	—134
Nota: Eventuali imprecisioni derivano da arrotondamenti. Il segno (-) indica un peggioramento dell'indebitamento netto, il segno (+) indica un miglioramento dell'indebitamento netto.

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TAVOLA A1 (SEGUE) - EFFETTI NETTI DELLA MANOVRA DI FINANZA PUBBLICA SULL'INDEBITAMENTO NETTO DELLA PA (valori al lordo degli oneri riflessi; milioni di euro)
	2022	2023	2024	2025
Sanità	-1.773	-3.353	-4.398	-4.398
Fondo sanitario nazionale	-1.357	-2.817	-3.740	-3.650
Aumento di 12.000 unità del numero dei contratti di formazione specialistica dei medici	-175	-287	-312	-383
Concorso statale al finanziamento dei farmaci innovativi	-100	-200	-300	-300
Edilizia sanitaria	0	0	-5	-25
Altre misure per la sanità	-142	-49	-41	-41

Scuola, università e ricerca	-770	-890	-961	-1.040
Università e ricerca	-397	-741	-881	-960
Fondo per il finanziamento ordinario delle università (FFO)	-187	-340	-426	-451
Fondo ordinario per gli enti e le istituzioni di ricerca (FOE)	-58	-58	-58	-68
Fondo italiano per le scienze applicate	-50	-150	-200	-250
Fondo italiano per la scienza	0	-50	-100	-100
Altre misure per l'università e la ricerca	-103	-143	-98	-90
Scuola	-373	-149	-79	-80
Proroga incarichi temporanei di personale scolastico con contratto a tempo determinato anno scolastico 2021/2022	-206	0	0	0
Asili nido e scuole dell'infanzia - livelli essenziali	-20	-25	-30	-50
Altre misure per la scuola	-147	-124	-49	-30

Misure per il pubblico impiego	-671	-744	-799	-814
Valorizzazione della professionalità dei docenti e dei dirigenti scolastici	-200	-208	-195	-195
Risorse per nuovi ordinamenti professionali delle amministrazioni pubbliche	-185	-185	-185	-185
Incremento risorse trattamento accessorio del personale delle amministrazioni pubbliche	-139	-139	-139	-139
Fondo per le assunzioni a tempo indeterminato nelle pubbliche amministrazioni	-52	-103	-116	-108
Risorse per la formazione digitale, ecologica e amministrativa dei dipendenti della pubblica amministrazione	-50	-50	-50	-50
Altre misure per il pubblico impiego	-45	-58	-113	-136

Altro	-1.520	-2.458	-1.575	-1.085
Fondi speciali di bilancio per il finanziamento di provvedimenti legislativi	-166	-139	-201	-223
Misure per rafforzare l'azione dell'Italia nell'ambito della cooperazione internazionale allo sviluppo	-100	-200	-250	-300
Fondo Italiano per il clima	-40	-40	-40	-40
Fondo per l’attuazione del programma nazionale di controllo dell’inquinamento atmosferico	0	-50	-100	-150
Missioni internazionali	0	-900	-200	0
Altre misure	-1.214	-1.129	-784	-372

Ulteriori fonti di finanziamento manovra	9.039	1.442	7.988	5.857
Fondo restituzione imposta sostitutiva per rivalutazione marchi	-500	0	0	0
Riprogrammazione stanziamenti di bilancio	0	-3.000	3.000	0
Soppressione Fondo per la revisione del sistema pensionistico - "Quota 100"	9	1	1.820	2.791
Proroga del termine di sospensione del sistema di tesoreria unica mista	13	41	62	80
Soppressione Agenzia nazionale ricerca	184	184	184	184
Conclusione del programma cashback	1.502	0	0	0
Riduzione stanziamenti di bilancio anticipati nel 2021	2.880	600	200	300
Modifiche alla disciplina della rivalutazione dei beni e del riallineamento dei valori fiscali	4.264	2.594	2.380	2.380
Altro	687	1.022	344	123
INDEBITAMENTO NETTO	-23.223	-29.584	-25.564	-30.573
Nota: Eventuali imprecisioni derivano da arrotondamenti. Il segno (-) indica un peggioramento dell'indebitamento netto, il segno (+) indica un miglioramento dell'indebitamento netto.

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